                           Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                              Neurogen Corporation
             (Exact name of registrant as specified in its charter)

                 Delaware                                       2834
       (State or other jurisdiction                 (Primary standard industrial
     of incorporation or organization)               classification code number)

                                   22-2845714
                                (I.R.S. employer
                             identification number)

                          35 Northeast Industrial Road
                           Branford, Connecticut 06405
                                 (203) 488-8201
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                STEPHEN R. DAVIS
                            Executive Vice President
                              Neurogen Corporation
                          35 Northeast Industrial Road
                           Branford, Connecticut 06405
                                 (203) 488-8201
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                           DONALD B. BRANT, JR., ESQ.
                       Milbank, Tweed, Hadley & McCloy LLP
                             1 Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000

     Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective.

     If the only  securities  being  registered  on this Form are being  offered pursuant to dividend or interest  reinvestment plans, please check the following
box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box. |X|

     If this form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities  Act  registration  statement  number  of the  earlier
effective registration statement for the same offering. |_|

     If this form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement
for the same offering. |_|

     If delivery of the  Prospectus is expected to be made pursuant to Rule 434,
please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE
======================================= ======================= ================================ =====================
                                             AMOUNT TO BE         PROPOSED MAXIMUM AGGREGATE
                                              REGISTERED                OFFERING PRICE                AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED        (1) (2) (3)                  (3) (4) (5)              REGISTRATION FEE
--------------------------------------- ----------------------- -------------------------------- ---------------------
Debt Securities
--------------------------------------- ----------------------- -------------------------------- ---------------------
--------------------------------------- ----------------------- -------------------------------- ---------------------
Preferred Stock, $0.025 par value per
  share
--------------------------------------- ----------------------- -------------------------------- ---------------------
--------------------------------------- ----------------------- -------------------------------- ---------------------
Common Stock, $0.025 par value per
  share
--------------------------------------- ----------------------- -------------------------------- ---------------------
--------------------------------------- ----------------------- -------------------------------- ---------------------
Warrants (6)
--------------------------------------- ----------------------- -------------------------------- ---------------------
--------------------------------------- ----------------------- -------------------------------- ---------------------
Total                                        $75,000,000                  $75,000,000                   $6,900
======================================= ======================= ================================ =====================

(1)  An indeterminate  principal amount or number of debt securities,  preferred stock,  common stock,  and/or warrants of Neurogen  Corporation as may from time to time be issued at indeterminate  prices,  including upon conversion of any such  securities  as are  convertible  or upon exercise of warrants, with an aggregate offering price not to exceed $75,000,000.

(2)  In United States dollars or the equivalent  thereof in any other  currency, composite currency or currency unit as shall result in an aggregate initial offering price for all securities of $75,000,000.

(3)  This amount  represents the principal amount of any debt securities  issued at their principal amount, the issue price of any debt securities issued at an original issue  discount,  the issue price of any preferred  stock,  the issue price of any warrants and the amount computed pursuant to Rule 457(o)
     for any common stock.

(4)  Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance  with Rule 457(o) of the rules and  regulations under the Securities Act of 1933. Rule 457(o) permits the  registration fee to be calculated on the basis of the maximum  offering  price of all of the securities listed and, therefore,  the table does not specify by each class information  as to  the  amount  to be  registered,  the  proposed  maximum offering price per unit or the proposed maximum aggregate offering price.

(5)  Exclusive of accrued interest and distributions, if any.

(6)  Warrants to purchase Debt  Securities,  Preferred  Stock or Common Stock of
     Neurogen  Corporation  may be  sold  separately  or with  Debt  Securities,
     Preferred Stock or Common Stock of Neurogen Corporation.

     THE REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE  A  FURTHER  AMENDMENT  THAT  SPECIFICALLY  STATES  THAT  THIS REGISTRATION
STATEMENT SHALL  THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE  SECURITIES  ACT OF 1933, AS AMENDED,  OR UNTIL THE  REGISTRATION  STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS  THE COMMISSION,  ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

THE  INFORMATION IN THIS  PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL  THESE  SECURITIES  UNTIL THE  REGISTRATION  STATEMENT  FILED  WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
TO  SELL  THESE  SECURITIES  AND IT IS NOT  SOLICITING  AN  OFFER  TO BUY  THESE
SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 15, 2002.

PROSPECTUS

NEUROGEN CORPORATION

                                   $75,000,000

                              NEUROGEN CORPORATION

                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

     We may  offer  and  sell  securities  from  time  to  time  in one or  more offerings.  This  prospectus  provides  you with a  general  description  of the securities we may offer.

     Each  time we  sell  securities,  we  will  provide  a  supplement  to this prospectus that contains  specific  information about the offering and the terms of the  securities.  The supplement may also add,  update or change  information contained in this prospectus.  You should carefully read this prospectus and any supplement before you invest in any of our securities.

     We may offer and sell the following securities:

o    debt  securities,  in one or  more  series,  consisting  of  notes,  bonds, debentures or other evidences of indebtedness,

o    preferred stock,

o    common stock, and

o    warrants.

     Investing  in our  securities  involves  a high  degree of risk.  See "Risk
Factors" beginning on page 2 of this prospectus.

     Our common stock is traded on the Nasdaq  National  Market under the symbol
"NRGN".  Any common stock sold  pursuant to this  prospectus  or any  prospectus supplement  will be listed  on that  exchange,  subject  to  official  notice of issuance.  The  prospectus  supplement  will state whether any other  securities offered thereby will be listed on a securities exchange.

     NEITHER THE  SECURITIES AND EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES
COMMISSION HAS APPROVED OR  DISAPPROVED  OF THESE  SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                      The date of this prospectus is , 2002

                                                 TABLE OF CONTENTS

                                                  --------------

     We have filed a  registration  statement  on Form S-3 to register  with the
Securities and Exchange Commission the securities  described in this prospectus.
This prospectus is part of that registration  statement. As allowed by the SEC's rules,  this  prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Please see "Where You Can Find More Information" on page 24.

     You should rely only on the information  contained in this  prospectus.  We have not authorized  anyone to provide you with information  different from that contained in this prospectus.  The information  contained in this prospectus and the  supplement  to this  prospectus  is accurate  only as of the dates of their respective covers,  regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of our securities.

                                   THE COMPANY

     Neurogen is a leading drug  discovery  company.  We engage in the discovery and  development  of a  broad  range  of  novel  small  molecule  compounds  for pharmaceutical uses.

     We have  diversified  our drug discovery and  development  efforts across a broad number of disease-related  biological targets and across multiple chemical series from which we pursue drug candidates for each target. We have applied our fully  integrated  drug discovery  platform to establish a portfolio of new drug programs in the areas of  neuro-psychiatric  disorders,  inflammation,  pain and metabolic  diseases.  Our  strategy  is to  advance  a mix of  proprietary  drug programs  independently  and, when  advantageous,  collaborate  with world-class
pharmaceutical   companies  to  obtain   additional   resources  and  to  access
complementary expertise.

     Throughout the pharmaceutical  industry the majority of all drug candidates fail to overcome all of the obstacles on the way to  commercialization.  Because of this high attrition  rate, we believe that the true value of a drug discovery company's  pipeline  is most  accurately  measured by the  company's  ability to rapidly  discover  multiple  generations of improved  candidates  within each of several  programs,  rather than by the promise of any single compound in any one program.  We believe  that this  ability to rapidly and  systematically  produce multiple  generations  of  incrementally  improved  drug  candidates in multiple programs  is our most  valuable  asset.  Although we are much  smaller  than the well-known  pharmaceutical companies, we have discovered ten small molecule drug candidates that we and our pharmaceutical company partners have taken into human clinical trials.  Two of these candidates from our programs for the treatment of
Alzheimer's disease and insomnia are currently being evaluated in human clinical trials by our partner in these programs,  Pfizer, Inc. We are also independently developing in human studies a third candidate from our program for the treatment of inflammatory disorders.

     We are constantly  working to gain and maintain a competitive  advantage in the process of discovering and developing new drug candidates.  As a result,  we have  generated  a  high-quality  collection,  or  library,  of over 1.3 million potential  drug  compounds  and have  created  powerful new drug  discovery  and refinement  technologies.  The prime  example of these new  technologies  is our
Accelerated  Intelligent Drug Discovery (AIDD(TM)) system. Our AIDD system is an engine for the discovery of new drug leads and the  optimization  of these leads to create drug candidates for clinical development.  This system also enables us to rapidly discover chemical leads to assess new gene-based  targets in which we are interested.  Our AIDD system is a key factor contributing to our belief that our small  molecule drug  discovery and  development  platform is among the most advanced and efficient in the industry.

     Neurogen  was  incorporated  in Delaware in  September  1987 and  commenced operations  in July 1988.  Our  executive  offices and research and  development facilities are located at 35 Northeast  Industrial Road,  Branford,  Connecticut
06405.  Our  telephone  number is (203)  488-8201.  We  maintain  a  website  at
www.neurogen.com. The contents of our website are not part of this prospectus.

                                  RISK FACTORS

     Purchasing  securities  to be  offered  under this  registration  statement involves a high degree of risk.  You should  consider  carefully  the  following risks,  together with all other information included in this prospectus,  before you decide to  purchase  such  securities.  Please keep these risks in mind when reading this prospectus,  including any forward-looking  statements appearing in this prospectus.  If any of the following risks actually  occurs,  our business, financial condition or results of operations would likely suffer materially.  As a result, the trading price of our common stock may decline,  the value of other securities  offered hereunder may decline and you could lose all or part of your investment.

There are risks related to this offering that could result in substantial losses for investors who decide to purchase securities.

Securities Market Risks

The securities we are offering, other than our common stock, do not have and may not develop an active public market, which could depress the resale price of the securities.

     The  securities we are offering,  other than our common stock,  will be new issues of securities for which there is currently no trading  market.  We cannot predict  whether an active trading market for the securities  will develop or be sustained.  If an active  trading market were to develop,  the securities  could trade at  prices  that  may be lower  than  the  initial  offering  price of the securities.

The price of our common stock or other securities offered by this prospectus may decline.

     The trading price of our common stock or other  securities  offered by this prospectus  may  decline  to  below  the  price  at  which  such  stock or other securities may be sold hereunder.

     The market prices for  securities  of  biotechnology  companies,  including ours, have historically been highly volatile. The market has, from time to time, experienced  significant price and volume fluctuations that are unrelated to the operating  performance of particular  companies.  The market price of our common stock or other  securities  may  fluctuate  significantly  due to a  variety  of factors, including:

o    the  results  of  preclinical  testing  and  clinical  trials  by us or our competitors;

o    technological innovations or new therapeutic products;

o    governmental regulation;

o    developments in patent or other proprietary rights;

o    litigation;

o    public concern as to the safety of products developed by us or others;

o    comments by securities analysts; and

o    general market conditions in our industry.

If our  stockholders  sell  substantial  amounts of our common stock, the market price of our common stock may fall.

     If our stockholders sell substantial  amounts of our common stock including shares issued upon the exercise of outstanding options and warrants,  the market price of our  common  stock  may  fall.  These  sales  also  might  make it more difficult for us to sell equity or equity-related  securities in the future at a time and price that we deem appropriate.

We do not expect to pay dividends on our common stock.

     We have never  declared or paid  dividends  on our common stock in the past and we do not expect to pay  dividends on our common  stock for the  foreseeable future.

Risks Related to Our Business

We have not yet  achieved  profitability  and  expect  to incur  losses  for the foreseeable future.

     We have been  unprofitable  in most years since our  inception  in 1987 and have  incurred a cumulative  net loss of  approximately  $79.1  million  through
June 30,  2002.  In 2001 and 2000,  we lost  $25.4  million  and $15.5  million, respectively.  These losses are primarily attributable to costs we have incurred in the discovery and development of our new drug candidates. We recognized a net loss of $11.4 million for the six months ended June 30,  2002 as compared with a net loss of $13.6 million for the same period in 2001.  The decrease in net loss is primarily  due to the  recognition  in the second  quarter of 2002 of certain non-recurring  revenues, that were offset in part by an increase in research and development and general and administrative  expenses for the first half of 2002.
Research  and  development  costs and general and  administrative  expenses  are expected  to  increase  over the next  several  years.  In  2001,  research  and development costs, net of non-cash stock compensation charges,  increased 23% to
$34.5  million from $28.0  million in 2000.  The 2000 amount  represented  a 17%
increase over the 1999 amount of $24.0  million.  As a result,  we are likely to incur significant and increasing losses over at least the next several years. We are unable to predict when, or if, we will become profitable.  If we continue to incur operating losses, we may eventually be unable to continue our operations.

Our  only  current  revenue  sources  come  from our  collaborations  and we are unlikely to derive any revenues from product sales in the foreseeable future.

     Revenues to date have come from three collaborative research agreements and one technology  transfer  agreement with Pfizer,  one collaboration with Aventis
Pharmaceuticals,  one collaboration with Schering-Plough,  one license agreement with American Home Products.  Research  funding  payments under our current drug collaboration  agreement with Aventis are currently scheduled to end by December
1, 2004.  Payments under the 1999 Pfizer technology  transfer  agreement expired upon the scheduled  conclusion of the agreement in June 2002. We have  concluded the  research  portion of our GABA and NPY  Agreements  with Pfizer and research funding to us under those  agreements has come to its scheduled  conclusion.  We have  concluded  our  collaboration  with and stopped  receiving  revenues  from
Schering-Plough.  We have  terminated  our  license  agreement  with and stopped receiving revenues from American Home Products.

     We have not  achieved  and do not expect to achieve  revenues  from product sales for several  years,  if at all.  Revenue  from  product  sales  depends on whether  we or one of  our  collaborative  partners  can  successfully  complete
product   development  of,  obtain  required   regulatory   approvals  for,  and
commercialize  our  products.  We cannot  assure  you that we will ever  achieve significant product revenues or have profitable operations.

All of our drug  candidates  are still  being  developed  and may not  result in commercial products for a number of years or at all.

     We are in the early  stage of product  development  and we do not expect to have any products resulting from our research efforts commercially available for a  number  of  years,  if at all.  To date,  we have  stopped  developing  seven compounds which had previously been in clinical development.  Currently, we have several  compounds in  preclinical  development,  one compound in Phase II human clinical trials and two compounds in Phase I human clinical  trials.  All of our compounds  currently being  developed,  whether in human clinical trials or not, will require  significant  additional  research,  development and testing before they can be  commercialized.  We cannot accurately  predict the time required or the cost involved in commercializing  any new drug. In addition,  developing new drugs is an extremely uncertain process, and unanticipated  developments such as clinical or regulatory  delays,  unexpected  side effects in test  patients,  or ineffectiveness  would slow or prevent the  development of a product.  We cannot assure you that our research or product development  efforts, or those of any of our collaborative partners either present or future, will result in a successful product.

The drug testing process is long, costly, and uncertain and most drug candidates fail to be approved.  Even if approved for use in humans, a drug may prove to be unsafe or ineffective.

     A potential drug candidate must go through extensive  preclinical  (animal)
and clinical  (human) trials to prove that the drug is safe and effective before it can be  commercialized.  This extensive testing takes several years, is quite expensive, and more often than not leads to the conclusion that a drug candidate is not  suitable  for  commercialization.  Moreover,  even if early drug testing
appears   positive,   later   testing  or  even  the   results  of  usage  after
commercialization may preclude further use of a drug. The results of preclinical tests  performed on animals are not always  accurate  predictors  of the safety, effectiveness,  or  suitability  of drugs in humans.  Similarly,  the results of initial clinical trials do not necessarily  accurately  predict the results that will be  obtained in the later  stages of clinical  trials.  The  appearance  of adverse  side  effects  or a lack of  effectiveness  in  clinical  trials  could interrupt,  delay or result in termination of clinical testing of the product in question and could ultimately prevent its approval by the United States Food and
Drug Administration (the FDA) or foreign regulatory authorities.  Either the FDA or we may suspend  clinical trials at any time if the FDA or we believe that the individuals participating in the trials are being exposed to unacceptable health risks. Even products approved by the FDA or foreign  regulatory  authorities may later  exhibit  adverse  side  effects  that  prevent  their  widespread  use or necessitate  their withdrawal from the market. As a result, we cannot assure you that our drug candidates will be safe or effective in humans, that they will not produce undesirable side effects, or that they will ever get through the testing phases to  commercialization.  With the exception of our three lead  candidates,
NGD 97-1 (our lead  candidate in our  Alzheimer's  program),  NGD 96-3 (our lead candidate  in our insomnia  program)  and NGD 2000-1 (our lead  candidate in our inflammation  program),  none of our current  compounds has received  regulatory clearance for any stage of clinical trials in humans.  We cannot assure you that we will receive  regulatory  approval for clinical trials for any other compound being developed.

We have limited  experience  in the clinical  process and we rely heavily on our
collaborative    partners   for   research   and    development    funding   and
commercialization.

     We depend on our  collaborative  partners to fund a significant  portion of our research and  development  expenses and to manufacture  and market  products resulting from our collaborations. Because we have limited experience conducting clinical trials,  we also depend on our  collaborative  partners with respect to regulatory filings relating to, and the clinical testing of, compounds developed under our collaborations. In particular, we depend on Pfizer to conduct clinical trials for compounds on which we  collaborate,  including our lead compounds NGD
97-1, and NGD 96-3. Our reliance on  collaborative  partners  exposes us to many risks, including the following:

o    That a collaborator will halt, delay, or repeat clinical trials;

o    That a collaborator will alter the amount or timing of resources  dedicated to our collaboration;

o    That a collaborator will dispute our rights under an agreement;

o    That a collaborator will attempt to independently  develop a competing drug on its own or in conjunction with a third party;

o    That existing collaboration agreements will not be extended;

o    That a collaborator  will not continue to develop a drug candidate  after a collaboration agreement has ended; and

o    That a collaborator will breach or terminate an agreement with us.

     If any of these risks were to occur, the research program in question,  and possibly our business,  would be adversely  affected.  We cannot assure you that our  existing  collaborations  will be  successful  or that we will  receive any future milestone payments.  If our existing  collaborations are not continued or are unsuccessful,  our business would be materially  adversely affected.  If our collaborative  partners do not continue the  development of our compounds  under our  collaborations,  we may not be able to do so on our own.  Under our current collaborations, each of Pfizer and Aventis control, subject to certain diligence requirements,  the  determination  of when and if to  advance  compounds  in the clinical process. In addition,  we may not be able to find suitable partners for any new collaborations we may seek to enter. Any new collaborations would likely be subject to some or all of the same risks as our existing collaborations.

A consequence of entering into collaborative  arrangements is that our potential upside is  smaller  if a  successful  product  emerges  than if we  successfully commercialized a product on our own.

     We have entered into  strategic  collaborations  with large  pharmaceutical companies to develop and commercialize new drugs. Under our collaborations  with
Pfizer, we have, with limited exceptions, granted Pfizer the exclusive worldwide license  to  manufacture,  use and sell  products  developed  under  the  Pfizer agreements.  Under our collaboration  with Aventis,  we have granted Aventis the exclusive  worldwide  license to  manufacture,  use and sell products  developed under the Aventis  agreement.  While  these  collaborations  have  allowed us to recoup our research and  development  expenses and avoid risking our own capital on these activities,  they have, in most cases,  limited our upside to receiving only royalties based on net sales levels should a successful  drug result.  Were we to  successfully  develop and  commercialize  a drug  completely  on our own, however, our potential upside would be even larger.

We periodically explore new alliances that may never materialize or may fail.

     We periodically explore a variety of possible  partnerships or alliances in an effort to gain access to additional  complimentary  resources. At the current time, we cannot  predict what form such a partnership or alliance might take. To date, our only  experience  working with other  companies has come from our drug program  collaborations  and our single AIDD technology  transfer agreement with large pharmaceutical  companies. We have no experience managing a joint venture, merger  or  acquisition.  We  cannot  assure  you that we will be able to find a suitable  partner for any such alliance on favorable  terms or at all. We cannot assure you that if we find a suitable  partner  that we will have the  financial capability  to  conclude  an  agreement.  If we do form a  partnership  or other alliance to gain access to additional  resources,  we cannot assure you that the venture will be successful or that it will achieve its intended purposes.

     There have been a significant number of recent business  combinations among large  pharmaceutical  companies  that  have  resulted  in a  reduced  number of potential future corporate collaborators. If business combinations involving our corporate  collaborators  were  to  occur,  the  effect  could  be to  diminish, terminate or cause delays in one or more our corporate collaborations.

We are not certain about how much capital we may need and we may have difficulty raising needed capital in the future on favorable terms or at all.

     We have spent and will continue to spend  substantial funds to complete the research,  development  and  clinical  testing  of our  products.  We will  need additional  funds for these  purposes,  to establish  additional  clinical-  and commercial-scale manufacturing arrangements and to provide for the marketing and distribution of our products.  We may not be able to acquire additional funds on acceptable  terms or at all. If we cannot acquire adequate funds, we may have to delay,  reduce  the  scope  of or  eliminate  one or  more  of our  research  or development  programs.  This would materially and adversely affect our business, financial condition and operations.

     We believe that our cash, cash equivalents and marketable securities,  plus future  scheduled  payments  under the  Aventis  agreement,  will be adequate to satisfy our capital needs  through at least  calendar  year 2004.  However,  our actual capital requirements will depend on many factors, including:

o    continued progress of our research and development programs;

o    our  ability to market  and  distribute  any  products  we  develop  and to establish new collaborative and licensing arrangements;

o    changes in our existing collaborative relationships;

o    progress with preclinical studies and clinical trials;

o    the time and costs involved in obtaining regulatory clearance;

o    the costs  involved in  preparing,  filing,  prosecuting,  maintaining  and enforcing patent claims; and

o    competing technological and market developments.

     We may seek to raise any necessary  additional funds through equity or debt financings,  collaborative arrangements with corporate partners or other sources which may dilute the interest our existing  stockholders have in our company. In addition, in the event that we obtain additional funds through arrangements with collaborative  partners or other sources,  these  arrangements may require us to give up rights to some of our technologies, product candidates or products under development that we would otherwise seek to develop or commercialize ourselves.

We face rapid technological change and intense competition.

     The  biopharmaceutical  industry is highly competitive and subject to rapid and  substantial  technological  change.  Developments  by others may render our products under development or our technologies  noncompetitive  or obsolete.  We may be  unable  to keep pace with  technological  developments  or other  market factors.  Technological  competition  in the  industry,  principally  from major pharmaceutical  companies, but also from biotechnology companies,  universities, governmental  entities and others  diversifying into the field is intense and is expected to increase.  Our competitors may develop products that are safer, more effective  or less  costly  than any  products  we may develop or may be able to complete their  development more quickly.  Our most advanced  clinical  programs focus on neuro-psychiatric and inflammatory disorders and based on our review of patent filings and information  from industry  sources,  we believe that most of the major  pharmaceutical  companies  have drug  programs to compete  with ours.
These   companies   include  Merck,   Eli  Lilly,   Aventis,   Glaxo-SmithKline,
Bristol-Myers,  Squibb and Pfizer  and there are  likely  others.  Many of these entities have significantly  greater research and development  capabilities than we do, as well as  substantially  more marketing,  manufacturing,  financial and managerial resources. In addition, acquisitions of, or investments in, competing
development-stage   pharmaceutical   or   biotechnology   companies   by   large
corporations   could   increase   such   competitors'   financial,    marketing,
manufacturing  and  other  resources.  If  a  competitor  were  to  develop  and successfully  commercialize  a drug similar to one we were working on before us, it would put us at a significant competitive disadvantage.

We are subject to strict  governmental  regulation.  If we cannot obtain product approvals  or if we cannot  comply with  ongoing  governmental  regulations  our business could be adversely affected.

     Our  products are subject to  extensive  regulation  and review by numerous federal,  state and local  government  agencies both in the United States and in other countries where we intend to test and market our products.  The process by which we obtain  regulatory  approval to market a product  involves  substantial cost and can take many years.  The data we obtain from  preclinical and clinical trials  may be  subject to  varying  interpretations  which can delay,  limit or prevent the approval of the relevant governmental authority. If there are delays and costs in obtaining  regulatory  approvals,  our business could be materially affected.  We cannot assure you that agencies,  such as the FDA, will not change the end points for clinical trials once they have begun, that clinical data will be  accepted  by the FDA or  similar  agencies,  or that any  approvals  will be granted on a timely basis, if at all. Even if we obtain regulatory approval of a drug, the approval may include  limitations and  restrictions on the drug's use.
In addition,  we would be subject to continual  review by the government and any subsequent  discovery  of  previously  unrecognized  problems  could  result  in restrictions being placed on either us or our products. These restrictions could include an order to withdraw a product  from the  market.  The failure to comply with  applicable  regulatory  requirements  can,  among other things,  result in fines, suspension of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

We may not be able to protect our intellectual property.

     Our success  depends,  in part, on our ability to obtain patents,  maintain trade secrets and operate without infringing on the intellectual property rights of third parties.  We file patent  applications both in the United States and in foreign  countries to protect both our  products and our  processes.  The patent position of  biotechnology  and  pharmaceutical  firms is highly  uncertain  and involves many complex legal and technical  issues. We cannot assure you that our patent  applications  will be successful  or that our current or future  patents will afford us  protection  against  our  competitors.  It is possible  that our patents will be  successfully  challenged  or that patents  issued to others may preclude us from  commercializing  our  products.  Litigation  to establish  the validity  of  patents,  to  defend  against  infringement  claims  or to  assert infringement claims against others can be lengthy and expensive.  Moreover, much of our  expertise  and  technology  cannot be patented.  We also rely heavily on trade  secrets and  confidentiality  agreements  with  collaborators,  advisors, employees,  consultants,  vendors and other service providers.  We cannot assure you that these  agreements  will not be breached or that our trade  secrets will not otherwise  become known or be independently  discovered by competitors.  Our business would be adversely  affected if our competitors  were able to learn our secrets or if we were unable to protect our intellectual property.

We are subject to uncertainties regarding health care reimbursement and reform.

     The  continuing  efforts of the  government,  insurance  companies,  health maintenance  organizations  and other payers of  healthcare  costs to contain or reduce costs of health care may affect our future  revenues  and  profitability, the future revenues and profitability of our potential customers,  suppliers and collaborative partners, and the availability of capital. For example, in certain foreign markets,  pricing or profitability  of prescription  pharmaceuticals  is subject to government  control. In the United States, both the federal and state governments  will likely  continue to focus on health care  reform,  the cost of prescription  pharmaceuticals  and reform of the Medicare and Medicaid  systems.
While  we  cannot  predict  whether  any such  proposals  will be  adopted,  the announcement or adoption of such proposals could have a material  adverse effect on our business, financial condition and results of operations.

     Our ability to market our products  successfully  will depend,  in part, on the extent to which appropriate  reimbursements for the cost of our products and related treatments are available from governmental  authorities,  private health insurers and other organizations,  such as HMOs. Significant  uncertainty exists
as  to  the  reimbursement   status  of  newly  approved  healthcare   products.
Third-party payers,  including Medicare,  are constantly  challenging the prices charged for medical products and services.  The cost  containment  measures that health care payers and  providers are  instituting  and the effect of any health care reform could materially adversely affect our ability to operate profitably.

Our business depends on the retention of key personnel.

     Our  success  to date has  depended  on the  skills of our  scientific  and management personnel.  We believe our future success will depend, in large part, on our ability to recruit and retain such  personnel  and  consultants.  We face significant  competition for such  individuals  from other  companies,  academic institutions,  government entities and other organizations. In particular, there is  currently  a  shortage  of  qualified  Ph.D.  chemists  and drug  metabolism scientists in the industry.  If we cannot  attract or retain these key personnel our business could be adversely affected.

We rely heavily upon third parties for our manufacturing requirements.

     To complete our clinical trials and to commercialize our product candidates we need access to, or  development  of,  facilities to  manufacture a sufficient supply  of our  product  candidates.  We depend  on our  collaborators  or third parties  for  the  manufacture  of  compounds  for  pre-clinical,  clinical  and commercial purposes in their FDA-approved manufacturing facilities. Our products may be in  competition  with  other  products  for  access to these  facilities.
Consequently,   our  products  may  be  subject  to   manufacturing   delays  if
collaborators  or outside  contractors give other products greater priority than our products. For this and other reasons, our collaborators or third parties may not be able to manufacture  these products in a cost-effective or timely manner.
If not  performed in a timely  manner,  the clinical  trial  development  of our product candidates or their submission for regulatory approval could be delayed, and our  ability to deliver  products  on a timely  basis  could be  impaired or precluded.  We  may  not  be  able  to  enter  into  any  necessary  third-party
manufacturing   arrangements  on  acceptable  terms,  if  at  all.  Our  current dependence upon others for the manufacture of our products may adversely  affect our future profit margin and our ability to  commercialize  products on a timely and competitive basis. We do not intend to develop or acquire facilities for the manufacture of product candidates for clinical trials or commercial  purposes in the foreseeable future.

We lack marketing and sales experience.

     We  currently  have  no  marketing,  sales  or  distribution  efforts  and, currently,  we intend to rely  primarily  on  existing  or future  collaborative
partners  for  this   expertise   if  one  of  our   products  is   successfully
commercialized.  Therefore,  to service  markets  for any areas in which we have
retained  sales  and  marketing   rights  or  in  the  event  that  any  of  our
collaborative  agreements  is  terminated,  we must  develop a sales  force with technical expertise. We have no experience in developing, training or managing a sales  force.  We will incur  substantial  additional  expenses  in  developing, training and managing  this sales force.  We may be unable to build such a sales force,  the cost of  establishing  such a sales  force may  exceed  any  product revenues,  or our direct  marketing  and sales efforts may be  unsuccessful.  In addition, we compete with many other companies that currently have extensive and well-funded marketing and sales operations.  Our marketing and sales efforts may be unable to compete successfully against such other companies.  Moreover,  even if we or one of our  partners  is able to bring a product to  market,  we cannot assure you that these products will gain acceptance among  physicians,  patients or third-party payers.

Our business exposes us to product liability claims.

     We face an inherent  risk of exposure  to product  liability  claims in the event that the use of one of our  products  is alleged to have caused an adverse effect on patients. This risk exists for products being tested in human clinical trials, as well as for products that receive regulatory  approval for commercial sale.  Manufacturers  of  pharmaceuticals  have been the subject of  significant product  liability  litigation  and we  cannot  assure  you  that we will not be threatened with or become subject to such a claim.  We maintain  limited product liability  insurance  for  compounds  we are  testing in  clinical  trials.  Our partners indemnify us, with certain exceptions, for collaborative compounds they are testing in clinical trials.  We intend to seek additional  product liability insurance coverage if and when our products are commercialized.  We can give you no  assurance,  however,  that  we will be able  to  obtain  such  insurance  at acceptable costs, if at all or that such coverage, if obtained, will be adequate to cover any claims.  If we cannot obtain  sufficient  insurance  coverage at an acceptable cost or otherwise  protect against potential product liability claims we could be prevented from commercializing our products.  If we are subject to a product liability claim or recall, our reputation, business, financial condition and results of operations could be materially adversely affected.

Our business involves hazardous materials and the risk of environmental liability.

     As with many biotechnology  companies,  in connection with our research and development activities,  we are subject to federal, state and local laws, rules, regulations and policies governing the use,  generation,  manufacture,  storage, air emission,  effluent  discharge,  handling and disposal of certain materials, biological specimens and wastes.  Although we believe that we have complied with the applicable laws,  regulations and policies in all material respects and have not  been  required  to  correct  any  noncompliance  which is  material  to our business,  we may have to incur significant  costs to comply with  environmental and health and safety  regulations in the future.  Our research and  development involves the controlled use of hazardous materials, including but not limited to certain hazardous chemicals and radioactive materials.  Although we believe that our safety  procedures for handling and disposing of such materials  comply with the standards prescribed by state and federal regulations,  we cannot completely eliminate the risk of accidental  contamination  or injury from these materials.
In the event of such an occurrence, we could be held liable for any damages that result and any such liability  could  adversely  affect our business or possibly exceed our resources.

Risks Related to Significant Stockholders

If our directors,  officers and largest stockholders chose to act together, they would be able to control our management and  operations,  potentially  acting in their best interest and not necessarily those of other stockholders.

     As of March 1, 2002, our  directors,  officers and holders of 5% or more of our outstanding  common stock and their  affiliates  beneficially  owned greater than 70% of our common stock.  Accordingly,  if they chose to act together, they collectively  would have the  ability to  determine  the  election of all of our directors  and to  determine  the outcome of most  corporate  actions  requiring stockholder approval. They might exercise this ability in a manner that advances their best interests and not necessarily those of other stockholders.

     In  particular,  as of March 1, 2002,  accounts  beneficially  owned by the
Tisch Family Interests and managed by Felix J. Baker and Julian C. Baker, two of our directors, represent in the aggregate approximately 24.9% of our outstanding common stock. In addition, Pfizer Inc., one of our collaborative partners, owned
16% and  three  institutional  investors  each  owned  10.2%,  10.0%  and  5.5%, respectively,  of our common  stock.  Except for Pfizer Inc.,  none of our major shareholders  are subject to any  standstill or other  agreement  limiting their ability to acquire additional shares of our capital stock and may in the future, through open market  purchases or otherwise,  acquire  additional  shares of our common stock.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements  under "The  Company,"  "Risk Factors" and elsewhere
included  or   incorporated   by   reference  in  this   prospectus   constitute
forward-looking  statements.  These  statements  relate to future  events or our future financial or business  performance and are identified by terminology such as "may," "might," "will," "should,"  "expect,"  "scheduled,"  "plan," "intend,"
"anticipate,"  "believe," "estimate," "potential," or "continue" or the negative of such terms or other comparable  terminology.  In evaluating these statements, you should specifically  consider various factors,  including the risks outlined under "Risk  Factors." These factors,  among others,  may cause actual events or our actual performance to differ materially from any forward-looking statements.
Although  we believe  that the  expectations  reflected  in the  forward-looking statements  are  reasonable,  we  cannot  guarantee  future  results,  levels of activity, performance or achievements.

                                 USE OF PROCEEDS

     Except as otherwise  described in the prospectus  supplement relating to an offering of  securities,  we currently  intend to use the net proceeds  from the sale of  securities  offered  pursuant  to this  prospectus  and any  prospectus supplement for research and development and general corporate  purposes.  We may also use some or all of the net  proceeds  to acquire  or invest in  businesses, products and technologies that are complementary to our own. Pending these uses, we intend to  invest  the net  proceeds  in  investment-grade,  interest-bearing securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our earnings were  insufficient to cover fixed charges in each of the years in the  five-year  period ended  December 31, 2001 and in the  six-month  period ended June 30, 2002.  "Earnings" consist of loss before income taxes,  excluding the cumulative  effect of a change in accounting  principle,  plus fixed charges and capitalized  interest  amortization  less capitalized  interest,  and "fixed charges"  consist  of  interest  and the  amortization  of debt  issuance  costs incurred and the portion of rental expense deemed by us to be  representative of the  interest  factor of  rental  payments  under  leases.  The  extent to which earnings were insufficient to cover fixed charges is as follows:

                                                Years Ended December 31,
                               ---------------------------------------------------------                                                                                               Six Months
                                                                                                  Ended
                               1997         1998         1999          2000         2001      June 30, 2002
                               ----         ----         ----          ----         ----      -------------
                                                             (in thousands)
Deficiency of earnings
    available to cover
    fixed charges......        $257        $9,458       $14,632      $15,127       $26,683        $11,345

-------------------------------------------------------------------------------------------------------------------
For the periods indicated above, we had no outstanding shares of preferred stock with  required  dividend  payments.  Therefore,  the ratios of earnings to fixed charges and preferred stock  dividends are identical to the ratios  presented in the table above.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will be issued under an indenture between us and a bank or trust  company  which  will be  identified  in a  prospectus  supplement,  as trustee.  The  indenture  provides  for the  issuance  from time to time of debt securities in an unlimited dollar amount and an unlimited number of series.

     The following  description of the terms of the debt  securities  summarizes the material terms that will apply to the debt  securities.  The  description is not complete,  and we refer you to the indenture, a copy of which is attached as an exhibit to the registration statement of which this prospectus is a part. For your  reference,  in  several  cases  below we have  noted  the  section  in the indenture that the paragraph summarizes.  Capitalized terms used in this section are defined under "Defined Terms." The referenced  sections of the indenture are incorporated by reference in the following  summary.  Prospective  purchasers of debt securities should be aware that special U.S. federal income tax, accounting and other  considerations  may be  applicable  to  instruments  such as the debt securities. The prospectus supplement or term sheet relating to an issue of debt securities will describe these considerations, if they apply.

Specific Terms of Each Series

     Each time that we issue a new  series of debt  securities,  the  prospectus supplement or term sheet relating to that new series will specify the particular amount, price and other terms of those debt securities. These terms may include:

o    the title of the debt securities;

o    any limit on the total principal amount of the debt securities;

o    the date or dates on which the  principal  of the debt  securities  will be payable or their manner of determination;

o    the interest rate or rates of the debt  securities;  the date or dates from which interest will accrue on the debt securities; and the interest payment dates and the regular  record  dates for the debt  securities;  or, in each case, their manner of determination;

o    the place or places where the  principal of and premium and interest on the debt securities will be paid;

o    the period or periods  within  which,  the price or prices at which and the terms on which any of the debt  securities may be redeemed,  in whole or in part at our option, and any remarketing arrangements;

o    the terms on which we would be required to redeem,  repay or purchase  debt securities  required by any sinking fund,  mandatory  redemption or similar provision;  and the period or periods within which,  the price or prices at which and the terms and conditions on which the debt  securities will be so redeemed, repaid or purchased in whole or in part;

o    the  denominations  in which the debt securities  will be issued,  if other than denominations of $1,000 and any whole multiple thereof;

o    the portion of the principal  amount of the debt securities that is payable on the  declaration of  acceleration  of the maturity,  if other than their principal  amount;  these debt  securities  could  include  original  issue discount,  or OID, debt  securities or indexed debt  securities,  which are each described below;

o    whether and under what  circumstances we will pay additional  amounts under any debt  securities  held by a  person  who is not a U.S.  person  for tax payments, assessments or other governmental charges and whether we have the option to redeem the debt  securities  which are affected by the additional amounts instead of paying the additional amounts;

o    the form in which we will issue the debt  securities,  whether  registered, bearer or both,  and any  restrictions  on the exchange of one form of debt securities  for  another  and on the offer,  sale and  delivery of the debt securities in either form;

o    whether the debt securities will be issuable as global securities;

o    whether the  amounts of payments of  principal  of,  premium,  if any,  and interest,  if  any,  on  the  debt  securities  are to be  determined  with reference to an index,  formula or other  method,  and if so, the manner in which such amounts will be determined;

o    if  the  debt   securities  are  issuable  in  definitive   form  upon  the
     satisfaction of certain conditions, the form and terms of such conditions;

o    any trustees, paying agents, transfer agents,  registrars,  depositories or similar agents with respect to the debt securities;

o    any additions or deletions to the terms of the debt securities with respect to the events of default or covenants governing the debt securities;

o    the foreign  currency or units of two or more foreign  currencies  in which payment of the principal of and premium and interest on any debt securities will be made, if other than U.S.  dollars,  and the holders' right, if any, to elect payment in a foreign  currency or foreign currency unit other than that in which the debt securities are payable;

o    whether and to what extent the debt securities are subject to defeasance on terms different from those described under "- Defeasance of Indenture;" and

o    any other terms of the debt securities that are not  inconsistent  with the indenture.

     (section 301)
     We may issue debt  securities as OID debt  securities.  OID debt securities bear no  interest  or bear  interest  at  below-market  rates  and are sold at a discount below their stated principal  amount.  If we issue OID debt securities, the prospectus  supplement or term sheet will contain the issue price,  the rate at which  interest  will  accrete,  and the date from which such  interest  will accrete on the OID debt securities.

     We may also issue  indexed debt  securities.  Payments of principal of, and premium and interest on, indexed debt  securities are determined  with reference to the rate of exchange  between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar  methods or formulas  specified  in the  prospectus  supplement  or term sheet.

Ranking
     We may issue  unsecured and  unsubordinated  debt securities that will rank equally with all our other  unsecured  and  unsubordinated  debt or we may issue unsecured  and  subordinated  debt  securities  that  will  rank  junior  to our unsecured  unsubordinated  debt and  equally  with all our other  unsecured  and subordinated debt. See "-Subordination"

Form and Denomination
     The  prospectus  supplement  or term sheet will describe the form which the debt securities will have, including  insertions,  omissions,  substitutions and other  variations  permitted by the  indenture  and any legends  required by any laws,  rules or  regulations.  (section  201) We will issue debt  securities  in denominations  of $1,000 and whole  multiples  thereof,  unless  the  prospectus supplement or term sheet states otherwise. (section 302)

Payment
     We will pay  principal of and premium and interest on our  registered  debt securities at the place and time described in the debt  securities.  We will pay installments  of interest on any registered debt security to the person in whose name the registered  debt security is registered at the close of business on the regular  record date for these  payments.  We will pay  principal and premium on registered  debt  securities  only against  surrender of these debt  securities.
(section  1001) If we issue  debt  securities  in bearer  form,  the  prospectus supplement or term sheet will describe where and how payment will be made.

Material Covenants
     The indenture includes the following material covenants:

Lien on assets
     We will not,  nor will we permit any  Restricted  Subsidiary  to,  issue or assume any Indebtedness secured by a Lien upon any Property we or any Restricted
Subsidiary now own or acquire in the future without equally and ratably securing the debt securities.

This restriction does not apply, however, to any of the following:

o    Liens existing on the date of the indenture;

o    Permitted Liens;

o    Liens on any  property  or asset  that  existed  at the time when we or any subsidiary acquired that property or asset;

o    Liens on fixed or capital assets acquired, constructed or improved by us or any of our  subsidiaries  that are  incurred  before or within  180 days of acquiring,  constructing  or improving the asset and that do not exceed the cost of acquiring, constructing or improving the asset;

o    Liens on the Property of our  subsidiaries  in our favor or in the favor of any wholly owned Restricted Subsidiary;

o    judgment or judicial attachment Liens for any judgment that is not an event of default under the indenture;

o    Liens securing any reimbursement,  indemnification or similar obligation or liability  incurred in the  ordinary  course of business  for any letter of credit,  letter of  guaranty,  banker's  acceptance,  bill of  exchange  or similar instrument for our trade obligations or those of our subsidiaries;

o    Liens  imposed by law that are being  contested in good faith and for which we have set  aside  adequate  reserves  or,  if not  removed,  could not be expected to have a material adverse effect on us and our subsidiaries;

o    any Lien  existing as a result of a Capital  Lease  Obligation  that is not otherwise prohibited by the indenture; and

o    the  extension,  renewal  or  replacement  of any lien  referred  to in the foregoing clauses or this clause.

     Notwithstanding the foregoing, we and any Restricted Subsidiary may create, incur or permit to exist any lien to secure  Indebtedness  in  addition to those permitted by the preceding  sentence,  and renew,  extend or replace such liens, provided that at the time of such creation,  incurrence,  renewal,  extension or replacement,  after giving  effect  thereto,  the  aggregate  amount of all such
Indebtedness  of our Company and our Restricted  Subsidiaries  and the aggregate
Attributable Debt of all Sale and Leaseback  Transactions of our Company and our
Restricted Subsidiaries at any one time outstanding together shall not exceed _%
of Consolidated Assets. (section 1007)

     Sale and leaseback transactions

     Neither  we nor any  Restricted  Subsidiary  may  enter  into  any Sale and
Leaseback Transaction, unless either:

o    we or the Restricted  Subsidiary would be entitled  pursuant to the "- Lien on  assets"  covenant  to  create  Indebtedness  secured  by a Lien  on the
     Property  in an  amount  equal  to the  Attributable  Debt of the  Sale and
     Leaseback Transaction without the debt securities being equally and ratably secured; or

o    we or the Restricted  Subsidiary applies, in the case of a sale or transfer for cash,  an amount  equal to the greater of the fair market  value or the net  proceeds  of the  Sale  and  Leaseback  and,  in the case of a sale or transfer  otherwise than for cash, an amount equal to the fair market value of the Property leased,  to the retirement,  within 180 days after the Sale and Leaseback  Transaction,  of the debt  securities or other  Indebtedness ranking on parity with the debt securities and owing to a Person other than us or  any  of  our  Affiliates  or  applies  it  to  the  construction  or improvement  of real  property or personal  property  used in the  ordinary course of business.

     These  restrictions  will  not  apply  to  transactions  between  us  and a
Restricted Subsidiary or between Restricted Subsidiaries.

(section 1008)

     Limitation on merger, consolidation and sale of assets

     We may not  consolidate  with or merge into any other entity or transfer or lease substantially all of our properties and assets to any person unless:

o    the  successor is organized  under the laws of the United States or a state thereof;

o    the successor  assumes by  supplemental  indenture the  obligations  of its predecessor (that is, all our obligations under the debt securities and the indenture); and

o    after  giving  effect to the  transaction,  there is no  default  under the indenture.

     The surviving  transferee or lessee corporation will be our successor,  and we will be  relieved  of all  obligations  under  the  debt  securities  and the indenture. (sections 801 and 802)

Defined Terms

     "Attributable Debt" means, in respect of a Sale and Leaseback  Transaction, at the time of  determination,  the lesser of (1) the fair  market  value of the property subject to such arrangement or (2) the present value (discounted at the rate per annum equal to the interest borne by the debt  securities on a weighted average basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement after excluding all amounts  required to be paid on account of maintenance  and repairs,  insurance, taxes and similar charges.

     "Capital Stock" of any Person means shares, interests,  rights to purchase, warrants,  options,  participation  or  other  equivalents  of or  interests  in
(however  designated) equity of such Person,  including any preferred stock, but excluding any debt securities convertible into such equity.

     "Capital Lease Obligations"  means indebtedness  represented by obligations under a  lease  that is  required  to be  capitalized  for  financial  reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations  determined in accordance with generally accepted accounting principles consistently applied.

     "Consolidated  Assets"  of the  Company  and  its  subsidiaries  means  the consolidated  total assets of the Company and its  subsidiaries  as reflected in the  Company's  most recent  balance sheet  preceding the date of  determination
prepared  in  accordance   with   generally   accepted   accounting   principles
consistently applied.

     "Indebtedness" means, with respect to any Person (without duplication):

          (1) any liability of such Person (A) for borrowed  money, or under any reimbursement  obligation  relating to a letter of credit, or (B) evidenced by a bond,  note,  debenture  or similar  instrument  (including a purchase money  obligation  arising  in  connection  with  the  acquisition  of  any businesses,  properties  or assets of any kind) (other than a trade payable or a current liability arising in the ordinary course of business),  or (C)
     for the payment of money relating to any Capital Lease Obligations;

          (2) any liability of others described in the preceding clause (1) that the Person has guaranteed or that is otherwise its legal liability;

          (3)  any  amendment,  supplement,   modification,  deferral,  renewal,
     extension or refunding of any liability of the types  referred to in clause
     (1) or (2) above; and

          (4) in the case of any Restricted Subsidiary, the aggregate preference in  respect of amounts  payable  on the  issued and  outstanding  shares of preferred stock of such Restricted Subsidiary in the event of any voluntary or involuntary  liquidation,  dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by the Company or any Restricted Subsidiary).

     "Lien" means any mortgage, pledge, lien, security interest, charge or other encumbrance or preferential arrangement (including any conditional sale or other title  retention  agreement  or lease in the nature  thereof  other than a title retention  agreement  in  connection  with the purchase of goods in the ordinary course of business which is outstanding for not more than 90 days).

     "Permitted Liens" means

          (1)  Liens  imposed  by law for  taxes,  fees,  assessments  or  other governmental charges or levies that are not yet due;

          (2) carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors'  or  lessors'  Liens (and  deposits  to obtain the release of such
     Liens), set-off rights and other like Liens imposed by law (or contract, to the extent that such  contractual  Liens are similar in nature and scope to
     Liens  imposed  by law),  in each case  arising in the  ordinary  course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith;

          (3) Liens  incurred  and pledges  and  deposits  made in the  ordinary course of business in connection with workers' compensation,  disability or unemployment insurance, old-age pensions, retiree health benefits and other social security laws or regulations;

          (4)  deposits  to secure the  performance  of bids,  trade  contracts, leases,  statutory obligations,  surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

          (5)  (A)  easements,  covenants,  conditions,   restrictions,  leases,
     subleases,  licenses,  rights of way, minor  irregularities in, or lack of, title and similar encumbrances affecting real property, (B) with respect to
     any  lessee's  or  licensee's   interest  in  real  or  personal  property,
     mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof, with or without the lessee's  or  licensee's  consent,  and (C)  leases,  licenses,  rights and obligations in connection with patents, copyrights, trademarks, trade names and  other  intellectual  property,  in each case  that do not  secure  the payment of borrowed  money  (other  than,  with  respect to any lessee's or licensee's interest in real or personal property,  mortgages, liens, rights and  obligations  and other  encumbrances  arising by, through or under any owner,  lessor or licensor  thereof) to the extent,  in the case of each of
     (A),  (B) and (C),  that the  Liens  referred  to  therein  do not,  in the aggregate,  materially  detract from the value of the affected  property as used by the Company or any subsidiary in the ordinary course of business or materially  interfere  with the  ordinary  conduct of the  business  of the
     Company and its subsidiaries taken as a whole.

     "Person" means any individual, firm, corporation, partnership, association, joint  venture,  tribunal,  limited  liability  company,  trust,  government  or political subdivision or agency or instrumentality  thereof, or any other entity or organization.

     "Property" means any asset, revenue or any other property, whether tangible or intangible,  real or personal,  including,  without limitation,  any right to receive income.

     "Restricted  Subsidiary"  means any subsidiary of the Company if at the end of the most recent fiscal quarter,  the total assets of such subsidiary exceed %
of consolidated total assets of the Company and its subsidiaries,  determined in accordance with generally accepted accounting principles consistently applied.

     "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or any Restricted Subsidiary sells or transfers  any Property to any Person with the  intention of taking back a lease of such Property.

     "Significant  Subsidiary" has the meaning specified,  as of the date of the indenture, in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

Registration of Transfer and Exchange

     All debt securities issued upon any registration of transfer or exchange of debt securities will be valid obligations of ours,  evidencing the same debt and entitled  to  the  same  rights  under  the  indenture  as the  debt  securities surrendered in the registration of transfer or exchange.

Registration of Transfer

     Holders of registered  debt  securities  may present their  securities  for registration  of  transfer  at the  office  of one or more  security  registrars designated and maintained by us. (section 305)

     We will not be  required  to register  the  transfer  of or  exchange  debt securities under the following conditions:

     o    We will not be required to register  the  transfer of or exchange  any debt  securities  during a period of 15 days before any  selection  of those debt securities to be redeemed.

     o    We will not be required to register  the  transfer of or exchange  any debt securities  selected for redemption,  in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

     o    We will not be required to register the  transfer of or exchange  debt securities  of any holder who has  exercised  an option to require the repurchase  of those debt  securities  prior to their stated  maturity date, except the portion not being repurchased.

(section 305)

Exchange

     At your option,  you may exchange your  registered  debt  securities of any series  (except a global  security,  as set forth below) for an equal  principal amount of other registered debt securities of the same series having  authorized denominations upon surrender to our designated agent.

     We may at any time  exchange debt  securities  issued as one or more global securities for an equal  principal  amount of debt securities of the same series in definitive  registered  form. In this case we will deliver to the holders new debt securities in definitive  registered  form in the same aggregate  principal amount as the global securities being exchanged.

     The  depositary  of the global  securities  may also  decide at any time to surrender one or more global  securities in exchange for debt  securities of the same series in definitive registered form, in which case we will deliver the new debt securities in definitive  form to the persons  specified by the depositary, in an aggregate  principal  amount equal to, and in exchange  for, each person's beneficial interest in the global securities. (section 305)

     Notwithstanding  the above,  we will not be required  to exchange  any debt securities if, as a result of the exchange, we would suffer adverse consequences under any U.S. law or regulation. (section 305)

Global Securities

     If we decide to issue  debt  securities  in the form of one or more  global securities,  then we will  register  the  global  securities  in the name of the depositary  for the global  securities or the nominee of the  depositary and the global  securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

     The prospectus supplement or term sheet will describe the specific terms of the depositary  arrangement  for debt  securities of a series that are issued in global form. None of our Company,  the trustee, any paying agent or the security registrar  will  have any  responsibility  or  liability  for any  aspect of the records  relating  to or  payments  made  on  account  of  beneficial  ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Defeasance of Indenture

     We can terminate all of our obligations under the indenture with respect to the debt  securities,  other  than the  obligation  to pay  interest  on and the principal of the debt securities and certain other obligations, at any time by:

o    depositing  money or U.S.  government  obligations  with the  trustee in an amount  sufficient  to pay  the  principal  of  and  interest  on the  debt securities to their maturity; and

o    complying with certain other conditions,  including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities will not recognize income,  gain or loss for U.S. federal income tax purposes as a result of our defeasance.

In addition,  we can terminate all of our  obligations  under the indenture with respect to the debt securities,  including the obligation to pay interest on and the principal of the debt securities, at any time by:

o    depositing  money or U.S.  government  obligations  with the  trustee in an amount  sufficient  to pay  the  principal  of  and  interest  on the  debt securities to their maturity, and

o    complying with certain other conditions,  including delivery to the trustee of an  opinion  of  counsel  stating  that  there  has been a ruling by the
     Internal Revenue Service, or a change in the federal tax law since the date of the indenture,  to the effect that holders of debt  securities  will not recognize  income,  gain or loss for U.S.  federal income tax purposes as a result of our defeasance.

(sections 402-404)

Payments of Unclaimed Moneys

     Moneys  deposited  with the trustee or any paying  agent for the payment of principal of or premium and interest on any debt security that remains unclaimed for two years  will be  repaid to us at our  request,  unless  the law  requires otherwise.  If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (section 409)

 Events of Default, Notices, and Waiver

     Events of default

     An "event of default" regarding any series of debt securities is any one of the following events:

o    default for 30 days in the payment of any interest installment when due and payable;

o    default in the  payment  of  principal  or  premium  when due at its stated
     maturity, by declaration, when called for redemption or otherwise;

o    default in the performance of any covenant in the debt securities or in the indenture by us for 60 days after notice to us by the trustee or by holders of 25% in  principal  amount of the  outstanding  debt  securities  of that series;

o    acceleration of debt securities of another series or any other indebtedness of ours or one of our  Significant  Subsidiaries  for borrowed money, in an aggregate  principal  amount  exceeding  $_ million  under the terms of the instrument  or  instruments  under  which  the  indebtedness  is  issued or secured,  if the  acceleration is not annulled within 30 days after written notice as provided in the indenture;

o    a final,  non-appealable  judgment  or order  for the  payment  of money in excess of $_________  million rendered against us or one of our Significant
     Subsidiaries  that is not paid or discharged within 60 days following entry of such judgment or order;

o    certain events of bankruptcy,  insolvency and reorganization  involving us;
     and

o    any  other  event  of  default  of that  series  that is  specified  in the prospectus supplement or term sheet.

(section 501)

     A default regarding a single series of debt securities will not necessarily constitute a default regarding any other series.

     If an event of  default  for any  series of debt  securities  occurs and is continuing (other than an event of default involving the bankruptcy,  insolvency or reorganization  of our Company),  either the trustee or the holders of 25% in principal  amount of the outstanding  debt securities of that series may declare the principal  (or, in the case of (a) OID debt  securities,  a lesser amount as provided in those OID debt securities or (b) indexed debt securities,  an amount determined  by the  terms of those  indexed  debt  securities),  of all the debt securities  of that  series,  together  with any  accrued  interest  on the debt securities,  to be immediately due and payable by notice in writing to us. If it is the  holders  of debt  securities  who give  notice  of that  declaration  of acceleration  to us,  then they must also give notice to the  trustee.  (section
502)

     If an event of default occurs that involves the  bankruptcy,  insolvency or reorganization  of our Company,  as set forth above,  then all unpaid  principal amounts  (or,  if the  debt  securities  are (a) OID debt  securities,  then the portion of the principal  amount that is specified in those OID debt  securities or (b)  indexed  debt  securities,  an amount  determined  by the terms of those indexed debt  securities)  and accrued  interest on all debt  securities of each series  will  immediately  become  due and  payable,  without  any action by the trustee or any holder of debt securities. (section 502)

     In order for  holders of debt  securities  to  initiate  proceedings  for a remedy under the indenture, 25% in principal amount must first give notice to us as provided  above,  must request that the trustee  initiate a proceeding in its own name and must offer the trustee a  reasonable  indemnity  against  costs and liabilities.  If  the  trustee  still  refuses  for  60  days  to  initiate  the proceeding,  and no  inconsistent  direction  has been  given to the  trustee by holders of a majority of the debt securities of the same series, the holders may initiate a proceeding as long as they do not adversely  affect the rights of any other holders of that series. (section 507)

     The  holders of a majority  in  principal  amount of the  outstanding  debt securities of a series may rescind a declaration of  acceleration  if all events of default,  besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (section 502)

     If we default on the payment of any  installment  of  interest  and fail to cure the default  within 30 days,  or if we default on the payment of  principal when it becomes  due,  then the trustee may require us to pay all amounts due to the trustee,  with interest on the overdue  principal or interest  payments,  in addition to the expenses of collection. (section 503)

     A judgment for money  damages by courts in the United  States,  including a money  judgment  based on an obligation  expressed in a foreign  currency,  will ordinarily be rendered  only in U.S.  dollars.  New York  statutory law provides that a court shall  render a judgment  or decree in the foreign  currency of the underlying  obligation  and that the judgment or decree shall be converted  into
U.S.  dollars  at the  exchange  rate  prevailing  on the  date of  entry of the judgment  or  decree.  The  indenture  requires  us to  pay  additional  amounts necessary to protect  holders if a court  requires a conversion  to be made on a date other than a judgment date.

Notices

     The  trustee  is  required  to give  notice to  holders of a series of debt securities of a default that remains uncured or has not been waived, and that is known to the  trustee,  within 90 days after the  default has  occurred.  In the event of a default in the  performance of any covenant in the debt securities or the  indenture  that results  under the indenture in notice to us by the trustee after 90  days,  the  trustee  shall  not give  notice  to the  holders  of debt securities  until 60 days after the giving of notice to us. The  trustee may not withhold  the notice in the case of a default in the payment of principal of and premium or interest on any of the debt securities. (section 602)

Waiver

     The  holders of a majority  in  principal  amount of the  outstanding  debt securities  of a series may waive any past default or event of default  except a default in the  payment of  principal  of or  premium  or  interest  on the debt securities  of that series or a default  relating to a provision  that cannot be amended without the consent of each affected holder. (section 513)

Subordination

     The terms of any series of  subordinated  debt securities will be set forth in a prospectus  supplement  relating to the series. Our obligations to make any payment  of the  principal  of  and  premium,  if  any,  and  interest  on,  any subordinated  debt securities will be subordinate and junior in right of payment to the prior payment in full of all of our senior debt,  whether  outstanding on the  date  of the  supplemental  indenture  relating  to the  subordinated  debt securities or thereafter incurred. (section 13.01)

Conversion

     The terms on which debt securities of any series that are convertible  into or  exchangeable  for common  stock or other  securities  will be set forth in a prospectus  supplement  relating  to the  convertible  series.  Those terms will include provisions  relating to whether conversion or exchange is mandatory,  at the option of the holder or at our option, and may include  provisions  pursuant to which the number of shares of common stock or other securities to be received by the holders of debt securities would be subject to adjustment.

Reports

     We are required to file an  officer's  certificate  with the trustee  every year  confirming  that we are complying with all conditions and covenants in the indenture. (section 1005)

     We must also file with the  trustee  copies of our annual  reports  and the information  and other  documents  that we may be  required to file with the SEC under  Section 13 or Section  15(d) of the  Securities  Exchange Act of 1934, as
amended.  These  documents  must be filed with the trustee  within 15 days after they are  required to be filed with the SEC. If we are not  required to file the information,  documents or reports under either of these Sections,  then we must file with the trustee and the SEC, in accordance  with the rules and regulations of the SEC, the  supplementary and periodic  information,  documents and reports that may be required by  Section 13  of the  Exchange  Act, in respect of a debt security  listed and  registered on a national  securities  exchange,  as may be required by the rules and regulations of the SEC.

     Within 30 days of filing the information,  documents or reports referred to above with the trustee,  we must mail to the holders of the debt  securities any summaries of the information,  documents or reports that are required to be sent to the holders by the rules and regulations of the SEC. (section 704)

Rights and Duties of the Trustee

     The  holders  of  a  majority  in  principal  amount  of  outstanding  debt securities of any series may direct the time, method and place of conducting any proceeding  for any remedy  available to the trustee or exercising  any trust or other power  conferred  on the  trustee.  The trustee may decline to follow that direction  if it would  involve the trustee in  personal  liability  or would be illegal. (section 512) During a default, the trustee is required to exercise the standard  of care and  skill  that a prudent  person  would  exercise  under the circumstances  in the  conduct  of his or her own  affairs.  (section  601)  The trustee is not  obligated  to  exercise  any of its  rights or powers  under the indenture at the request or  direction of any of the holders of debt  securities unless  those  holders  have  offered  to the  trustee  reasonable  security  or indemnity. (section 603)

     The trustee is entitled,  in the absence of bad faith on its part,  to rely on an officer's  certificate before taking action under the indenture.  (section
603)

Supplemental Indentures

     Supplemental indentures not requiring consent of holders

     Without the consent of any holders of debt  securities,  we and the trustee may supplement the indenture, among other things, to:

o    pledge property to the trustee as security for the debt securities;

o    reflect that another  entity has succeeded us and assumed our covenants and obligations under the debt securities and the indenture;

o    cure  any  ambiguity  or  inconsistency  in the  indenture  or in the  debt securities or make any other provisions necessary or desirable,  as long as the  interests  of the  holders of the debt  securities  are not  adversely affected in any material respect;

o    issue and establish the form and terms of any series of debt  securities as provided in the indenture;

o    add to our  covenants  further  covenants for the benefit of the holders of debt  securities (and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit);

o    add any  additional  event of  default  (and if the new  event  of  default applies  to fewer  than all  series of debt  securities,  stating  to which series it applies);

o    change the trustee or provide for an additional trustee;

o    provide  additional  provisions  for bearer debt  securities so long as the action  does not  adversely  affect  the  interests  of holders of any debt securities in any material respect; or

o    modify the indenture in order to continue its qualification under the Trust
     Indenture  Act of 1939 or as may be necessary  or  desirable in  accordance with amendments to that Act.

(section 901)

     Supplemental indentures requiring consents of holders

     With the consent of the holders of at least a majority in principal  amount of the series of the debt securities that would be affected by a modification of the  indenture,  the  indenture  permits us and the  trustee to  supplement  the indenture  or modify in any way the terms of the  indenture or the rights of the holders of the debt securities.  However,  without the consent of each holder of all of the debt securities affected by that modification, we and the trustee may not:

o    reduce the  principal of or premium on or change the stated final  maturity of any debt security;

o    reduce the rate of or change the time for  payment of  interest on any debt security  (or,  in the  case of OID  debt  securities,  reduce  the rate of accretion of the OID);

o    change  any  of  our  obligations  to  pay  additional  amounts  under  the indenture;

o    reduce or alter the  method  of  computation  of any  amount  payable  upon redemption,  repayment or purchase of any debt  security by us (or the time when the redemption, repayment or purchase may be made);

o    make the principal or interest on any debt  security  payable in a currency other than that stated in the debt security or change the place of payment;

o    reduce  the  amount  of  principal   due  on  an  OID  debt  security  upon
     acceleration  of maturity or  provable in  bankruptcy  or reduce the amount payable under the terms of an indexed debt security  upon  acceleration  of maturity or provable in bankruptcy;

o    impair any right of  repayment  or  purchase at the option of any holder of debt securities;

o    modify  the right of any  holder of debt  securities  to receive or sue for payment of the  principal or interest on a debt  security that would be due and payable at the maturity thereof or upon redemption; or

o    reduce the  principal  amount of the  outstanding  debt  securities  of any series  required  to  supplement  the  indenture  or to  waive  any  of its provisions.

(section 902)

     A supplemental  indenture that modifies or eliminates a provision  intended to benefit  the  holders of one  series of debt  securities  will not affect the rights under the indenture of holders of other series of debt securities.

Redemption

     The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement or term sheet for that series. Generally, we must send notice of  redemption  to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

o    the principal amount being redeemed;

o    the redemption date;

o    the redemption price;

o    the place or places of payment;

o    the CUSIP number of the debt securities being redeemed;

o    whether the redemption is pursuant to a sinking fund;

o    that  on the  redemption  date,  interest  (or,  in the  case  of OID  debt securities, original issue discount) will cease to accrue; and

o    if bearer  debt  securities  are being  redeemed,  that those  bearer  debt securities must be accompanied by all coupons maturing after the redemption date or the  amount  of the  missing  coupons  will be  deducted  from  the redemption price, or indemnity must be furnished,  and whether those bearer debt  securities may be exchanged for registered  debt securities not being redeemed.

(section 1104)

     On or before any  redemption  date, we will deposit an amount of money with the  trustee or with a paying  agent  sufficient  to pay the  redemption  price.
(section 1105)

     If less than all the debt securities are being redeemed,  the trustee shall select the debt  securities  to be redeemed  using a method it  considers  fair.
(section 1103) After the redemption  date,  holders of debt securities that were redeemed  will have no rights  with  respect to the debt  securities  except the right to receive the redemption  price and any unpaid interest to the redemption date. (section 1106)

Governing Law

     The laws of the State of New York govern the  indenture and will govern the debt securities. (section 112)

                           DESCRIPTION OF COMMON STOCK

     Our authorized common stock consists of 30 million shares, $0.025 par value per share. At July 31, 2002, there were 17,809,374 shares of common stock issued and outstanding.  The approximate number of shareholders of record of our common stock as of May 24, 2002 was 216.

     Each  share of our  common  stock is  entitled  to one vote on all  matters requiring a vote of  shareholders  and,  subject to the rights of the holders of any  outstanding  shares  of  preferred  stock,  are  entitled  to  receive  any dividends, in cash, securities or property, as our board may declare.

     In  the  event  of our  liquidation,  dissolution  or  winding  up,  either voluntary  or  involuntary,  subject  to  the  rights  of  the  holders  of  any outstanding  shares of preferred stock,  holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution.

     The common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     American  Stock Transfer & Trust  Company,  59 Maiden Lane, New York,  N.Y.
10038 is the transfer agent and registrar for our common stock. Its phone number is (212) 936-5100.

                         DESCRIPTION OF PREFERRED STOCK

     Our board of directors is authorized, without further vote or action by the holders of our common  stock,  to issue by  resolution an aggregate of 2 million shares of preferred stock.  These shares of preferred stock may be issued in one or more series as established  from time to time by our board of directors.  Our board also is  authorized  to fix the number of shares  and the  designation  or title of each series of  preferred  stock prior to the issuance of any shares of that series.  Regarding each class or series of preferred  stock, our board will fix the voting  powers  which may be full or limited,  or there may be no voting
powers.   Our  board  will  also   determine  the   preferences   and  relative,
participating, optional or other special rights and qualifications,  limitations or  restrictions,  of each  series of  preferred  stock.  Our  board is  further authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series,  but not below the number of shares of the class or series then outstanding.

     No shares of preferred stock are presently outstanding and we have no plans to issue a new series of preferred stock. It is not possible to state the effect of the  authorization  and  issuance of any series of  preferred  stock upon the rights of the holders of common  stock until our board of  directors  determines the specific  terms,  rights and  preferences  of a series of  preferred  stock.
However,  possible  effects  might include  restricting  dividends on the common stock,  diluting  the  voting  power  of  the  common  stock  or  impairing  the liquidation  rights of the common  stock  without  further  action by holders of common stock. In addition,  under some circumstances,  the issuance of preferred stock may render more difficult or tend to discourage a merger,  tender offer or proxy  contest,  the  assumption  of control by a holder of a large block of our securities or the removal of incumbent  management,  which could thereby depress the market price of our common stock.

                             DESCRIPTION OF WARRANTS

     We have  described  below  the  general  terms and  provisions  of the debt warrants and equity  warrants to which a prospectus  supplement  may relate.  We will  describe the  particular  terms of any debt  warrants and equity  warrants offered by any prospectus  supplement in the prospectus  supplement  relating to such debt warrants or equity warrants.

     We may issue  debt  warrants  and  equity  warrants,  evidenced  by warrant certificates under a warrant agreement,  independently or together with any debt securities,  preferred  stock or common stock.  The warrants may be transferable with or separate from such securities. If we offer debt warrants, the applicable prospectus  supplement  will describe the terms of the debt warrants,  including the  following:  (i) the offering  price,  if any,  including the  currency,  or currency  unit in which  such  price  will be  payable;  (ii)  the  designation, aggregate  principal  amount and terms of the offered debt securities with which the debt  warrants are issued and the number of debt  warrants  issued with each such offered debt security; (iii) if applicable,  the date on or after which the debt  warrants  and the  related  offered  debt  securities  will be  separately transferable; (iv) the designation, aggregate principal amount and terms of debt securities purchasable upon exercise of one debt warrant and the price or prices at which,  and the currency,  or currency unit in which such principal amount of debt securities may be purchased upon exercise;  (v) the date on which the right to  exercise  the debt  warrants  commences  and the date on  which  such  right expires;  (vi) any U.S. Federal income tax consequences;  (vii) whether the debt warrants represented by the warrant certificates will be issued in registered or bearer form or both;  and (viii) any other  material terms of the debt warrants.
If we offer equity warrants,  the applicable prospectus supplement will describe the terms of the equity  warrants,  including  the  following:  (i) the offering price, if any,  including the currency or currency unit in which such price will be payable;  (ii) the designation of any series of preferred  stock  purchasable upon  exercise of the equity  warrants;  (iii) the number of shares of preferred stock or common stock  purchasable upon exercise of one equity warrant,  and the price or prices at which,  and the  currency,  or  currency  unit in which  such shares  may be  purchased  upon  exercise;  (iv) the date on which  the right to exercise the equity  warrants and the date on which such right expires;  (v) any
U.S.  Federal  income  tax  consequences;   (vi)  whether  the  equity  warrants
represented  by the warrant  certificate  will be issued in registered or bearer form or both;  (vii)  whether the equity  warrants or the  underlying  preferred stock or common stock will be listed on any national  securities  exchange;  and
(viii) any other material terms of the equity warrants.  In addition, if we sell any debt warrants or equity warrants for any foreign currency or currency units,
the  restrictions,   elections,  tax  consequences,  specific  terms  and  other information  with  respect  to such issue will be  specified  in the  applicable prospectus supplement.

     Warrant certificates, if any, may be exchanged for new warrant certificates of different  denominations  and may (if in  registered  form) be presented  for registration  of transfer at the  corporate  trust office of the warrant  agent, which will be listed in the applicable prospectus  supplement,  or at such other office as may be set forth therein. Warrantholders do not have any of the rights of  holders  of debt  securities  (except  to the  extent  that the  consent  of warrantholders  may be required  for certain  modifications  of the terms of the indenture  under  which the  series of offered  debt  securities  issuable  upon exercise of the warrants to be issued) or preferred or common  stockholders  and are not  entitled  to  payments  of  principal  and  interest,  if any,  on debt securities or to dividends or other distributions made with respect to preferred stock or common stock.

     Warrants may be exercised by surrendering the warrant certificate,  if any, at the corporate trust office or other  designated  office of the warrant agent, with (i) the form of election  to  purchase  on the reverse  side of the warrant certificate,  if any, properly completed and executed,  and (ii) payment in full of the exercise  price,  as set forth in the applicable  prospectus  supplement.
Upon  exercise of  warrants,  the warrant  agent will,  as soon as  practicable, deliver the debt  securities,  preferred stock or common stock issuable upon the exercise of the warrants in  authorized  denominations  in  accordance  with the instructions of the exercise warrantholder and at the sole cost and risk of such holder.  If less than all of the warrants  evidenced by the warrant  certificate are exercised, a new warrant certificate will be issued for the remaining amount of unexercised warrants, if sufficient time exists prior to the expiration date.

                              PLAN OF DISTRIBUTION

General

     Any of the securities  offered hereby may be sold in any one or more of the following ways from time to time:

o    to or through underwriters;

o    through dealers;

o    directly to other purchasers; or

o    through agents.

     The distribution of the securities may be effected from time to time in one or more  transactions  at a fixed price or prices,  which may be changed,  or at market  prices  prevailing  at the  time of  sale,  at  prices  related  to such prevailing market prices or at negotiated prices.

     In  connection  with  the  sale of  securities,  underwriters  may  receive compensation  from us or  purchasers  of  securities  for  whom  they may act as agents,  in the form of discounts,  concessions  or  commissions.  Underwriters, dealers and agents that  participate  in the  distribution  of securities may be deemed to be  underwriters,  and any discounts or  commissions  received by them from us and any profit on the resale of  securities  by them may be deemed to be underwriting  discounts and commissions under the Securities Act. Any person who may be deemed to be an  underwriter  will be  identified,  and the  compensation received from us will be described, in the prospectus supplement.

     During and after an offering  through  underwriters,  the  underwriters may purchase and sell the  securities  in the open market.  These  transactions  may include  overallotment  and  stabilizing  transactions  and  purchases  to cover
syndicate  short  positions  created  in  connection  with  the  offering.   The
underwriters may also impose a penalty bid, whereby selling  concessions allowed to syndicate members or other  broker-dealers  for the securities sold for their account may be reclaimed by the syndicate if those securities are repurchased by the syndicate in  stabilizing  or covering  transactions.  These  activities may stabilize,  maintain or  otherwise  affect the market  price of the  securities, which may be higher  than the price  that  might  otherwise  prevail in the open market, and, if commenced, may be discontinued at any time.

     Except for our common stock, all securities,  when first issued,  will have no established  trading  market.  Any  underwriters or agents to or through whom securities  are sold by us for  public  offering  and sale may make a market  in those securities,  but the underwriters or agents will not be obligated to do so and may  discontinue  any market  making at any time without  notice.  We cannot assure you as to the liquidity of the trading market for any of our securities.

     Under agreements which we may enter into, underwriters,  dealers and agents
who   participate  in  the   distribution  of  securities  may  be  entitled  to
indemnification  by us  against  or  contribution  toward  certain  liabilities, including liabilities under the Securities Act.

Delayed Delivery Arrangement

     If  so  indicated  in  the   prospectus   supplement,   we  will  authorize
underwriters  or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date.  Institutions  with which those types of  contracts  may be made  include  commercial  and  savings  banks,  insurance companies,  pension  funds,  investment  companies,  educational  and charitable institutions and others,  but in all cases will be subject to our approval.  The obligations  of any  purchaser  under any of those  types of  contracts  will be subject to the  condition  that the purchase of the  securities  will not at the time of delivery be prohibited  under the laws of any  jurisdiction to which the
purchaser  is  subject.   The   underwriters   and  agents  will  not  have  any
responsibility in respect of the validity or performance of those contracts.

                                  LEGAL MATTERS

     The validity of the  issuance of the  securities  offered in this  offering will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP.

                                     EXPERTS

     The financial  statements  incorporated  in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2001 have been so
incorporated   in  reliance  on  the  report  of   PricewaterhouseCoopers   LLP,
independent  accountants,  given on the  authority  of said firm as  experts  in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

Available Information

     We have filed with the SEC a registration statement on Form S-3 to register the securities  offered by this  prospectus.  However,  this prospectus does not contain all of the information  contained in the registration  statement and the exhibits and schedules to the registration  statement. We strongly encourage you to carefully read the  registration  statement and the exhibits and schedules to the registration statement. We also file annual,  quarterly and special reports, proxy statements and other information with the SEC.

     You may inspect and copy these materials at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at the Woolworth  Building,  233 Broadway,  New
York, New York 10279, and 500 West Madison Street, Suite 1400, Chicago, Illinois
60661.  You may also obtain copies of these materials from the SEC at prescribed rates by writing to the SEC's Public Reference Section,  450 Fifth Street, N.W.,
Washington,  D.C.  20549.  Please  call the SEC at  1-800-SEC-0330  for  further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.  Our common stock is quoted on the Nasdaq National Market under the symbol "NRGN".  You may inspect reports and other  information  concerning us at the offices of the National  Association of
Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

Incorporation of Certain Documents by Reference

     The SEC allows us to "incorporate  by reference" the information  contained in documents that we file with them, which means that we can disclose  important information  to you  by  referring  you  to  those  documents.  The  information incorporated  by  reference  is  considered  to  be  part  of  this  prospectus.
Information in this prospectus supersedes information  incorporated by reference which  we  filed  with  the SEC  prior  to the  date of this  prospectus,  while information  that we file  later  with the SEC  will  automatically  update  and supersede this  information.  We  incorporate by reference the documents  listed below and any  future  filings we will make with the SEC under  Sections  13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1.   Our Annual Report on Form 10-K for the fiscal year ended  December 31, 2001 and the amendment  thereto filed on April 30, 2002,  including all material incorporated by reference therein; and

2.   Our Quarterly  Reports on Form 10-Q for the fiscal quarter ended  March 31,
     2002 and the fiscal quarter ended June 30,  2002, including,  in each case, all material incorporated by reference therein.

3.   Our Current Report on Form 8-K filed on January 11, 2002.

     If you  request,  by written or oral  request,  a copy of any or all of the documents incorporated by reference, we will send you the requested copies at no charge.  We will not,  however,  send you the exhibits to such documents  unless such exhibits are specifically  incorporated by reference in such documents. You should direct  requests for such copies to Leon Losapio,  Director of Finance of
Neurogen,  at 35 Northeast Industrial Road,  Branford,  Connecticut 06504, (203)
488-8201.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by Neurogen Corporation in  connection  with the sale of the  securities  being  registered.  All of the amounts shown are estimates except for the registration fee.

Securities Act registration fee.........................................................             $ 6,900
Legal fees and expenses.................................................................             100,000
Accounting fees and expenses............................................................              35,000
Printing and engraving expenses.........................................................              75,000
Transfer Agent and Registrar fees and expenses..........................................               4,000
Blue Sky fees and expenses, including legal fees........................................              15,000
Miscellaneous...........................................................................              20,000
                                                                                                    --------
         Total..........................................................................            $255,900
                                                                                                    ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The  Company  is  a  Delaware  corporation.  Section  145  of  the  General
Corporation Law of Delaware permits  indemnification of directors,  officers and employees of  corporations  organized  thereunder  under certain  conditions and subject to certain  limitations.  Article EIGHTH of the Restated  Certificate of
Incorporation of the Company provides that the Company shall, to the full extent permitted by Section 145, indemnify its directors and officers.

     The Company's  Certificate of Incorporation,  pursuant to Section 102(b)(7)
of the General Corporation Law of Delaware,  contains provisions eliminating the personal  liability of a director to the Company or its  stockholders  for money damages  for breach of  fiduciary  duty as a  director.  This  provision  in the
Restated  Certificate of Incorporation  does not eliminate the duty of care and, in  appropriate  circumstances,  equitable  remedies such as injunctive or other forms of  non-monetary  relief  will remain  available  under  Delaware  law. In addition,  each  director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving  intentional  misconduct,  for knowing violations of the law, for actions  leading to improper  personal  benefits  to the  director,  and for payment of dividends or stock repurchases or redemptions that are unlawful under
Delaware law. The provision does not affect a director's  responsibilities under any other law, such as the state or federal  securities laws or state or federal environmental laws.

     As permitted by the General Corporation Law of Delaware,  the directors and officers of the Company are covered by  insurance  against  certain  liabilities which might be incurred by them in such  capacities and in certain cases against which they cannot be indemnified by the Company.

     At  present,  there is no pending  litigation  or  proceeding  involving  a director or officer of the Company as to which  indemnification  is being sought nor is the Company aware of any threatened  litigation that may result in claims for indemnification by any officer, director, or employee of the Company.

ITEM 16. EXHIBITS

(a)      EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT

1.1      Form of Underwriting Agreement.
3.1      Restated   Certificate  of   Incorporation,   filed   June   17,   1994
         (incorporated by reference to Exhibit 4.1 to   Registration   Statement
         No. 33-81268 on Form S-8).
3.2      By-Laws,  as amended  (incorporated  by  reference  to  Exhibit  3.6 to the Company's Form 10-K for the fiscal year ended December 31, 1993).
3.3      Certificate of Designations of Preferred Stock.*
4.1      Form of Indenture.
4.2      Form of Debenture.*
4.3      Form of Warrant  Agreement  for   Common   Stock  (including   form  of
         Warrant Certificate).
4.4      Form of Warrant  Agreement for  Preferred   Stock   (including  form of
         Warrant Certificate).
4.5      Form of Warrant  Agreement for Debt   Securities   (including  form  of
         Warrant Certificate).
5.1      Opinion of Milbank, Tweed, Hadley & McCloy LLP.
12.1     Computation of Ratio of Earnings Available to Cover Fixed Charges.
23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2     Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit
         5.1).
24.1     Powers  of  Attorney of  Frank  C.   Carlucci,  John Simon,  William H.
         Koster, Stephen R. Davis,  Robert N.  Butler,   Craig Saxton,   Suzanne
         Woolsey,  Mark Novitch,  Barry  M. Bloom, Julian C. Baker, and Felix J.
         Baker.

*     To be filed by amendment or by Form 8-K.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

(1)  To file,  during  any  period in which  offers or sales are being  made,  a post-effective amendment to this registration statement:

     (i)  To  include  any  prospectus  required  by  Section  10(a)(3)  of  the
          Securities Act of 1933;

     (ii) To reflect in the  prospectus  any facts or events  arising  after the effective  date of the  registration  statement  (or the  most  recent post-effective  amendment  thereof)  which,  individually  or  in  the aggregate, represent a fundamental change in the information set forth in the  registration  statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set forth in the
          "Calculation of Registration Fee" table in the effective  registration statement.

     (iii)To  include  any  material  information  with  respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933,  each such  post-effective  amendment  shall be deemed to be a new registration  statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from  registration by means of a post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

     The  undersigned   registrant  hereby  undertakes  that,  for  purposes  of
determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the
Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering  thereof.  The undersigned  registrant  hereby  undertakes  to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security  holders that is  incorporated  by reference in the prospectus and furnished  pursuant to and meeting the  requirements  of Rule
14a-3 or Rule  14c-3  under the  Securities  Exchange  Act of 1934;  and,  where interim  financial  information  required  to  be  presented  by  Article  3  of
Regulation S-X are not set forth in the prospectus,  to deliver,  or cause to be delivered  to each person to whom the  prospectus  is sent or given,  the latest
quarterly  report  that  is  specifically   incorporated  by  reference  in  the
prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such  indemnification  is against  public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by registrant of expenses  incurred or paid  by a  director,  officer  or  controlling  person  of  registrant  in  the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been  settled  by  controlling  precedent,  submit  to a  court  of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-3 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized in the City of Branford, State of Connecticut on this the 15th day of
August 2002.

                              NEUROGEN CORPORATION

                            By:  /s/ Stephen R. Davis
                                ------------------------------------------------
                                Stephen R. Davis
                                Executive Vice President, Chief Business Officer
                                and Secretary
Date:  August 15, 2002

     Pursuant to the  requirements of the Securities  Exchange Act of 1934, this registration  statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on the dates indicated:

SIGNATURE                                     TITLE                             DATE

                     *
_________________________________             Chairman of the Board             August 15, 2002
         Frank C. Carlucci                      and Director

                     *
_________________________________             President, Chief Executive        August 15, 2002
         William H. Koster                      Officer, Vice Chairman
                                                of the Board and Director
                                                (Principal Executive
                                                Officer)
      /s/STEPHEN R. DAVIS
_________________________________             Executive Vice President,         August 15, 2002
         Stephen R. Davis                      Chief Business Officer,
                                               Secretary and Director
                                               (Principal Financial
                                               and Accounting Officer)

                     *
_________________________________             Director                          August 15, 2002
         Felix J. Baker, Ph. D.

                     *
_________________________________             Director                          August 15, 2002
         Julian C. Baker

                     *
_________________________________             Director                          August 15, 2002
         Barry M. Bloom, Ph.D

                     *
________________________________              Director                          August 15, 2002
         Robert N. Butler, M.D.

                     *
_________________________________             Director                          August 15, 2002
         Mark Novitch, M.D.

                     *
_________________________________             Director                          August 15, 2002
         Craig Saxton, M.D.

                     *
_________________________________             Director                          August 15, 2002
         John Simon

                     *
_________________________________             Director                          August 15, 2002
         Suzanne Woolsey, Ph.D.

*By: /s/ Stephen R. Davis
     --------------------
     Stephen R. Davis,
       Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT

1.1      Form of Underwriting Agreement.
3.1      Restated   Certificate  of   Incorporation,   filed   June   17,   1994
         (incorporated by reference to Exhibit 4.1 to   Registration   Statement
         No. 33-81268 on Form S-8).
3.2      By-Laws,  as amended  (incorporated  by  reference  to  Exhibit  3.6 to the Company's Form 10-K for the fiscal year ended December 31, 1993).
3.3      Certificate of Designations of Preferred Stock.*
4.1      Form of Indenture.
4.2      Form of Debenture.*
4.3      Form of Warrant  Agreement  for   Common   Stock  (including   form  of
         Warrant Certificate).
4.4      Form of Warrant  Agreement for  Preferred   Stock   (including  form of
         Warrant Certificate).
4.5      Form of Warrant  Agreement for Debt   Securities   (including  form  of
         Warrant Certificate).
5.1      Opinion of Milbank, Tweed, Hadley & McCloy LLP.
12.1     Computation of Ratio of Earnings Available to Cover Fixed Charges.
23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2     Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit
         5.1).
24.1     Powers  of  Attorney of  Frank  C.   Carlucci,  John Simon,  William H.
         Koster, Stephen R. Davis,  Robert N.  Butler,   Craig Saxton,   Suzanne
         Woolsey,  Mark Novitch,  Barry  M. Bloom, Julian C. Baker, and Felix J.
         Baker.

*    To be filed by amendment or by Form 8-K.

                                                                     EXHIBIT 1.1

                              NEUROGEN CORPORATION
                             Underwriting Agreement

                                                            , 200_
[Managing Underwriters]

Ladies and Gentlemen:

     Neurogen Corporation,  a Delaware corporation (the "Company"),  proposes to issue  [$___________in  principal amount of its_____% debt securities due, _____
(to be issued pursuant to the provisions of the Indenture dated as of _________,
the  "Indenture"),   between  the  Company  and  ___________,  as  Trustee  (the
"Trustee")]1 [_________ shares of the Company's common stock, par value $0.025]2
[_________  shares  of  the  Company's   preferred  stock,  par  value  $0.025]3
[_________  of  the  Company's   warrants  (the   "Warrants")]4   (the  "Offered
Securities") to the several  Underwriters  named in Schedule A.  The Company has
filed  with  the  Securities  and  Exchange   Commission  (the  "Commission")  a
registration  statement including a prospectus relating to up to $[  ]00,000,000 of its  debt  securities,  common  stock,  preferred  stock  and  warrants  (the
"Securities")  and will file  with,  or mail for filing  to,  the  Commission  a prospectus  supplement  specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933. The term "Registration  Statement"
means the registration  statement as amended to the date hereof. The term "Basic
Prospectus"  means the prospectus  included in the Registration  Statement.  The term  "Prospectus"  means  the Basic  Prospectus  together  with the  prospectus supplement  specifically  relating to the Offered Securities,  as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary  prospectus supplement  specifically relating to the Securities  together with the Basic  Prospectus.  As used herein,  the terms
"Registration Statement", "Basic Prospectus", and "preliminary prospectus" shall include in each case the material incorporated by reference therein.

     The term "Contract Securities" means the Offered Securities,  if any, to be purchased pursuant to the delayed delivery  contracts  substantially in the form of Schedule I hereto,  with such changes therein as the Company may approve (the
"Delayed Delivery  Contracts").  The term  "Underwriters'  Securities" means the
Offered Securities other than Contract Securities.

                                       I.

     The  Company  hereby  agrees to sell to the several  Underwriters  named in
Schedule A hereto and the  Underwriters,  upon the basis of the  representations and  warranties  herein  contained,  but subject to the  conditions  hereinafter stated,  agree to purchase  from the Company,  severally  and not  jointly,  the
Offered  Securities set forth below opposite their names in Schedule A [at, ___%
of the principal  amount (the "Public Offering Price") and accrued interest from
_______,  200_, to the date of payment and  delivery]5  [at a purchase  price of
$___ per Offered Security (the "Public Offer Price")].6

     As compensation for the services of the Underwriters in connection with the transactions contemplated by this Agreement, the Company hereby agrees to pay to the  Underwriters,  on the Closing Date (as defined below),  a commission in the amount of $______.  Such  commission  shall be paid to the  Underwriters by wire transfer of immediately  available funds to an account specified by ______.  The obligations  of the  Company  contained  in this  paragraph  shall  survive  the delivery of the Offered Securities to the Underwriters.

                                       II.

     The  Company  is  advised  by you that the  Underwriters  propose to make a public offering of their respective  portions of the Offered  Securities as soon after this  Agreement  is entered  into as in your  judgment is  advisable.  The
Company is further advised by you that the Offered  Securities are to be offered to the public  initially at the Public Offering Price [plus accrued  interest,]7 and to certain dealers at a price which represents a concession of not in excess of __% of the Public Offering Price;  that the Underwriters and such dealers may reallow a further  discount,  not in excess  of __% the  Public  Offer  Price to certain other dealers;  and that the [Public Offering Price and]8 concession and discount to dealers may be changed by the  Underwriters  with the consent of the
Company.

                                      III.

     Payment for the  Securities  shall be made by wire transfer of  immediately available  funds  to an  account  specified  by  the  Company.  Delivery  to the
Underwriters  of the Offered  Securities  in [global form and  registered in the name of the  Depository  Trust  Company or its nominee]9  [certificated  form]10 shall take place at the office of ___________,  located at ___________,  ______,
___________,  at ____ o'clock A.M.,  __________  time, on _________,  or at such other time on the same or such other date, not later than ____________, as shall be  designated  by you and the  Company.  The time and date of such  payment and delivery are herein referred to as the "Closing Date".

                                       IV.

     If the  Prospectus  provides  for sales of Offered  Securities  pursuant to
Delayed Delivery  Contracts,  the Company hereby  authorizes the Underwriters to solicit offers to purchase  Contract  Securities on the terms and subject to the conditions set forth in the Prospectus  pursuant to Delayed Delivery  Contracts.
Delayed Delivery Contracts may be entered into only with institutional investors approved by the Company of the types set forth in the Prospectus. On the Closing
Date, the Company will pay to the  Underwriters  the commission set forth in the
Underwriting  Agreement in respect of the Contract Securities.  The Underwriters will not have any  responsibility  in respect of the validity or the performance of any Delayed Delivery Contracts.

     If the Company  executes  and  delivers  Delayed  Delivery  Contracts  with institutional  investors,  the  aggregate  amount of  Offered  Securities  to be purchased by the several  Underwriters  shall be reduced by the aggregate amount of Contract  Securities;  such  reduction  shall be applied to the commitment of each Underwriter pro rata in proportion to the amount of Offered  Securities set forth opposite such Underwriter's name in the Underwriting Agreement,  except to the extent that the Underwriters  determine that such reduction shall be applied in other  proportions  and so advise the Company;  provided,  however,  that the total amount of Offered  Securities to be purchased by all Underwriters shall be the  aggregate  amount set forth above,  less the  aggregate  amount of Contract
Securities.

                                       V.

     The several  obligations of the  Underwriters  hereunder are subject to the following conditions:

     (a)  (i) No stop order  suspending the  effectiveness  of the  Registration
          Statement  shall be in effect,  and no  proceedings  for such  purpose shall be pending  before or threatened by the  Commission;  (ii) there shall not have  occurred any  downgrading  in the rating  accorded any debt  securities  of the Company by Standard & Poor's  Corporation  or
          Moody's Investors Service,  Inc., or any public announcement by either such organization of an intended or potential  downgrading;  and (iii)
          there shall have been no material  adverse change (not in the ordinary
          course  of  business)  in  the   condition  of  the  Company  and  its
          subsidiaries, taken as a whole, from that set forth in the Prospectus;
          and you shall have received, on the Closing Date, a certificate, dated the  Closing  Date and  signed by an officer  of the  Company,  to the foregoing  effect.  The officer making such  certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          (b) You shall have  received on and as of the Closing Date a favorable opinion  of  Milbank,  Tweed,  Hadley & McCloy  LLP,  counsel  for the
          Company, reasonably satisfactory to you.

          (c)  You  shall  have  received  on the  Closing  Date an  opinion  of
          ___________,  counsel for the  Underwriters,  dated the Closing  Date, reasonably satisfactory to you.

          (d) You shall have  received  on the Closing  Date a letter  dated the
          Closing  Date,  in  form  and  substance  satisfactory  to  you,  from
          PricewaterhouseCoopers LLP, independent public accountants, containing
          statements  and  information  of  the  type  ordinarily   included  in
          accountants'  "comfort  letters" to  underwriters  with respect to the financial statements and certain financial information contained in or incorporated  by  reference  in the  Registration  Statement  and  the
          Prospectus.

                                       VI.

     In further  consideration  of the  agreements  of the  Underwriters  herein contained, the Company covenants as follows:

     (a)  to  furnish  you,   without   charge,   three  signed  copies  of  the
          Registration  Statement (including exhibits and documents incorporated by  reference  therein)  and to each other  Underwriter  a copy of the
          Registration  Statement  (without  exhibits  but  including  documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the  Prospectus,  the documents incorporated  by reference  therein and any supplements and amendments thereto as you may  reasonably  request.  The terms  "supplement"  and
          "amendment"  or "amend" as used in this  Agreement  shall  include all documents filed by the Company after the date of the Basic  Prospectus pursuant to the Securities  Exchange Act of 1934,  which are deemed to be  incorporated  by reference in the  Registration  Statement and the
          Prospectus;

     (b)  before amending or  supplementing  the  Registration  Statement or the
          Prospectus  with respect to the Offered  Securities,  to furnish you a copy of each such proposed amendment or supplement;

     (c)  if, during such period after the first date of the public  offering of the  Offered  Securities  as  in  the  opinion  of  your  counsel  the
          Prospectus is required by law to be delivered in connection with sales by an  Underwriter  or dealer,  any event  shall  occur as a result of which it is necessary to amend or supplement  the  Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser,  not misleading,  or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith  to endeavor to prepare and  furnish,  at its own expense if such events  occur  within 270 days after the first date of the public offering of the Offered Securities,  and at the Underwriter's  expense thereafter,  to the  Underwriters  and to the dealers (whose names and addresses you will furnish to the Company) to which Offered Securities may have been sold by you on  behalf  of the  Underwriters  and to any other dealers upon request,  either  amendments or  supplements to the
          Prospectus so that the  statements in the  Prospectus as so amended or supplemented  will  not,  in the light of the  circumstances  when the
          Prospectus  is delivered to a purchaser,  be misleading or so that the
          Prospectus will comply with law;

     (d)  to endeavor to qualify the Offered Securities for offer and sale under the  securities or Blue Sky laws of such  jurisdictions  of the United
          States  as you  shall  reasonably  request  and to  pay  all  expenses
          (including fees and  disbursements of counsel) in connection with such
          qualification   and  in  connection  with  the  determination  of  the
          eligibility of the Offered Securities for investment under the laws of such jurisdictions as you may designate;  provided,  however, that the
          Company shall not be required to qualify as a foreign  corporation  or file a general consent to service of process in any jurisdiction; and

     (e)  to make generally  available to the Company's security holders as soon as practicable an earnings  statement  covering a twelve-month  period beginning after the date hereof, which shall satisfy the provisions of
          Section  11(a)  of the  Securities  Act of  1933  and  the  rules  and regulations of the Commission thereunder.

                                      VII.

     The Company represents and warrants to each Underwriter that:

     (a)  The  Registration  Statement  has  become  effective;  no  stop  order suspending  the  effectiveness  of the  Registration  Statement  is in effect,  and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

     (b)  (i)  Each  document,  if any,  filed or to be  filed  pursuant  to the
          Exchange  Act  and  incorporated  by  reference  in  the  Registration
          Statement and Prospectus  complied or will comply when so filed in all material  respects with the Exchange Act and the applicable  rules and regulations  of the  Commission  thereunder,  (ii)  each  part  of the
          Registration  Statement,  when such  part  became  effective,  did not
          contain,   and  each  such  part,  as  amended  or  supplemented,   if
          applicable,  will not contain any untrue  statement of a material fact or omit to state a  material  fact  required  to be stated  therein or necessary to make the  statements  therein not  misleading,  (iii) the
          Registration  Statement and the Prospectus comply,  and, as amended or supplemented, if applicable, will comply in all material respects with the  Securities Act and the  applicable  rules and  regulations of the
          Commission thereunder and (iv) the Prospectus does not contain and, as amended or  supplemented,  if applicable,  will not contain any untrue statement  of a  material  fact  or  omit to  state  a  material  fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,  except that the representations and warranties set forth in this Section VII(b) do not apply to statements or omissions in the Registration  Statement or the  Prospectus  based upon  information  relating to any  Underwriter furnished to the Company in writing by such Underwriter  expressly for use therein.

     (c)  The  Company  has been duly  incorporated,  is validly  existing  as a corporation in good standing under the laws of the jurisdiction of its incorporation,  has  the  corporate  power  and  authority  to own its property and to conduct its  business as  described in the  Prospectus and is duly qualified to transact  business and is in good standing in each  jurisdiction  in  which  the  conduct  of  its  business  or its ownership or leasing of property requires such  qualification,  except to the  extent  that  the  failure  to be so  qualified  or be in good standing  would not have a material  adverse effect on the Company and its subsidiaries, taken as a whole.

     (d)  This Agreement has been duly authorized, executed and delivered by the
          Company.

     [(e) The  Offered  Securities,  upon  issuance  and  delivery  and  payment therefor  in the manner  described  herein,  will be duly  authorized, validly issued,  fully paid and nonassessable.  The Offered Securities conform to the description  thereof in the preliminary  prospectus and the Prospectus.]11

     [(e) The Offered  Securities  have been duly  authorized and, when executed and  authenticated  in accordance with the provisions of the Indenture and delivered to and paid for by the  Underwriters  in accordance with the  terms  of  this  Agreement,  in the  case  of  the  Underwriters'
          Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts in the case of Contract  Securities, will be entitled to the  benefits of the  Indenture  and will be valid and binding  obligations of the Company,  in each case  enforceable in accordance with their terms except as (i) the  enforceability  thereof may be limited by  bankruptcy,  insolvency  or similar laws  affecting creditors'  rights generally and (ii) rights of acceleration,  if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.]12

     [(f) All of the  outstanding  shares of capital  stock of the Company  have
          been  duly  authorized  and  validly   issued,   are  fully  paid  and
          nonassessable.]13

     [(f) The Indenture has been duly  qualified  under the Trust  Indenture Act and has been duly  authorized,  executed and  delivered by the Company and is a valid and binding  agreement of the Company,  enforceable  in accordance with its terms except as (i) the enforceability thereof may be  limited  by  bankruptcy,  insolvency  or  similar  laws  affecting creditors'  rights  generally and (ii) rights of acceleration  and the availability  of  equitable  remedies  may  be  limited  by  equitable principles of general applicability.]14

     (g)  The Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and are valid and binding  agreements  of the
          Company,  enforceable in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws  affecting  creditors'  rights  generally and (ii) the availability  of  equitable  remedies  may  be  limited  by  equitable principles of general applicability.

     (h)  There has not occurred any material adverse change, or any development involving a prospective  material  adverse  change,  in the condition, financial or otherwise, or in the earnings,  business or operations of the  Company  and its  subsidiaries,  taken as a whole,  from that set forth in the  Prospectus  (exclusive of any  amendments or supplements thereto subsequent to the date of this Agreement).

     (i)  Each  preliminary   prospectus  filed  as  part  of  the  registration
          statement as originally filed or as part of any amendment thereto,  or filed pursuant to Rule 424 under the Securities Act,  complied when so filed  in all  material  respects  with  the  Securities  Act  and the applicable rules and regulations of the Commission thereunder.

                                      VIII.

     The Company agrees to indemnify and hold harmless each Underwriter and each person,  if any,  who  controls  any  Underwriter  within the  meaning of either
Section  15 of the  Securities  Act of  1933  or  Section  20 of the  Securities
Exchange Act of 1934, from and against any and all losses,  claims,  damages and liabilities  caused by any untrue  statement  or alleged  untrue  statement of a
material  fact  contained  in  the  Registration   Statement,   any  preliminary
prospectus or the  Prospectus  (if used within the period set forth in paragraph
(c) of Article VI hereof and as amended or  supplemented  if the  Company  shall have furnished any amendments or supplements thereto), or caused by any omission or alleged  omission  to state  therein a material  fact  required  to be stated
therein or  necessary  to make the  statements  therein not  misleading,  except insofar as such losses,  claims,  damages or liabilities  are caused by any such untrue  statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary  prospectus  shall not inure to the benefit of any Underwriter  from whom the person  asserting  any such  losses,  claims,  damages  or  liabilities purchased the Securities or of any person  controlling  such  Underwriter,  if a copy of the  Prospectus  (as then amended or  supplemented  if the Company shall have furnished any  amendments or supplements  thereto) was not sent or given by or on behalf of such  Underwriter to such person,  if required by law so to have been  delivered,  at or prior  to the  written  confirmation  of the sale of the
Securities to such person, and if the Prospectus (as so amended or supplemented)
would  have  cured  the  defect  giving  rise to such  loss,  claim,  damage  or liability.

     Each Underwriter  agrees,  severally and not jointly, to indemnify and hold harmless  the Company,  its  Directors,  its Officers who sign the  Registration
Statement  and any person  controlling  the  Company  to the same  extent as the foregoing  indemnity  from  the  Company  to each  Underwriter,  but  only  with reference to information  relating to such  Underwriter  furnished in writing by
such  Underwriter  expressly  for  use  in  the  Registration   Statement,   any
preliminary prospectus or the Prospectus.

     In case any proceeding shall be instituted  involving any person in respect of which  indemnity  may be  sought  pursuant  to  either  of the two  preceding paragraphs,  such person (the  "indemnified  party") shall  promptly  notify the person against whom such indemnity may be sought (the  "indemnifying  party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified  party and any others the  indemnifying  party may designate in such proceeding and shall pay the reasonable fees and  disbursements  of such counsel related to such proceeding. In any such proceeding,  any indemnified party shall have the right to retain its own counsel,  but the reasonable  fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying  party and the indemnified  party shall have mutually agreed to the retention  of such  counsel  or (ii) the named  parties  to any such  proceeding
(including any impleaded  parties) include both the  indemnifying  party and the indemnified  party and  representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood  that the  indemnifying  party shall not, in  connection  with any proceeding or related  proceedings in the same  jurisdiction,  be liable for the reasonable  fees  and  expenses  of more  than  one  separate  firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties  indemnified  pursuant to the second  preceding  paragraph and by the
Company  in the case of  parties  indemnified  pursuant  to the first  preceding paragraph.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to  indemnify  the  indemnified  party from and against any loss or liability by reason of such settlement or judgment.

     If the  indemnification  provided for in the second and third paragraphs of this Article VIII is unavailable  as a matter of law to an indemnified  party in respect of any losses,  claims, damages or liabilities referred to therein, then each  indemnifying  party under either such  paragraph,  in lieu of indemnifying such  indemnified  party  thereunder,  shall  contribute  to the amount  paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities  (i) in such  proportion as is  appropriate  to reflect the relative benefits  received  by the Company on the one hand and the  Underwriters  on the other from the offering of the Securities or (ii) if the allocation  provided by clause (i) above is not  permitted by applicable  law, in such  proportion as is appropriate to reflect not only the relative  benefits referred to in clause (i)
above  but also the  relative  fault of the  Company  on the one hand and of the
Underwriters  on the other in connection  with the statements or omissions which resulted in such losses,  claims,  damages or liabilities,  as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the  Underwriters  on the other shall be deemed to be in the same  proportion as the total net proceeds from the offering  (before  deducting expenses)  received by the Company  bear to the total  underwriting  commissions received  by the  Underwriters,  in each  case as set  forth in the table on the cover page of the  Prospectus.  The  relative  fault of the  Company  and of the
Underwriters  shall be determined  by reference to, among other things,  whether the untrue or alleged  untrue  statement  of a material  fact or the omission or alleged omission to state a material fact relates to information supplied by the
Company or by the  Underwriters  and the parties'  relative  intent,  knowledge, access to  information  and  opportunity to correct or prevent such statement or omission.

     The  Company  and the  Underwriters  agree  that it  would  not be just and equitable if  contribution  pursuant to this Article VIII were determined by pro rata allocation  (even if the  Underwriters  were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount  paid or  payable  by an  indemnified  party as a result  of the  losses, claims,  damages  and  liabilities  referred  to in  the  immediately  preceding paragraph  shall be deemed to  include,  subject  to the  limitations  set forth above, any legal or other expenses reasonably incurred by such indemnified party in  connection  with  investigating  or  defending  any such  action  or  claim.
Notwithstanding  the  provisions  of this Article VII, no  Underwriter  shall be required  to  contribute  any  amount in excess of the amount by which the total price at which the Securities  underwritten  by it and distributed to the public were  offered  to the  public  exceeds  the  amount of any  damages  which  such
Underwriter  has  otherwise  been  required  to pay by reason of such  untrue or alleged untrue  statement or omission or alleged  omission.  No person guilty of fraudulent  misrepresentation  (within  the  meaning  of  Section  11(f)  of the
Securities  Act of 1933) shall be entitled to  contribution  from any person who
was  not  guilty  of  such  fraudulent   misrepresentation.   The  Underwriters'
obligations  to  contribute  pursuant  to  this  Article  VIII  are  several  in proportion  to their  respective  underwriting  percentages  (as  defined in the
Agreement Among Underwriters) and not joint.

     The indemnity and  contribution  agreements  contained in this Article VIII and the  representations  and warranties of the Company in this Agreement  shall remain operative and in full force and effect  regardless of (i) any termination of  this  Agreement,  (ii)  any  investigation  made  by or  on  behalf  of  any
Underwriter or any person  controlling  the Company and (iii)  acceptance of and payment for the Securities.

                                       IX.

     If, on the Closing Date, any one or more of the Underwriters  shall fail or refuse to  purchase  the  Offered  Securities  which it or they  have  agreed to purchase  hereunder  on  such  date,  and  the  [aggregate  principal  amount]15
[number]16  of  Offered   Securities   which  such  defaulting   Underwriter  or
Underwriters agreed but failed or refused to purchase is not more than one-tenth of  the  aggregate  principal  amount  of  the  Offered  Securities,  the  other
Underwriters shall be obligated,  severally in the proportions which the amounts of Offered  Securities  set forth opposite their names in Schedule A hereto bear to the [aggregate principal amount]17 [number]18 of Offered Securities set forth opposite  the names of all such  non-defaulting  Underwriters,  or in such other proportions as you may specify,  to purchase the Offered  Securities  which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase;
provided that in no event shall the principal amount of Offered Securities which any  Underwriter  has agreed to  purchase  pursuant  to  Article I be  increased pursuant  to this  Article IX  by an  amount  in  excess  of  one-ninth  of such principal  amount of Offered  Securities,  without the  written  consent of such
Underwriter.

     If, on the Closing Date,  any  Underwriter  or  Underwriters  shall fail or refuse to  purchase  Offered  Securities  which it or they  agreed  to  purchase
hereunder,   and  the  [aggregate  principal  amount]19  [number]20  of  Offered
Securities  with respect to which such default  occurs is more than one-tenth of the  aggregate  principal  amount of the  Offered  Securities  and  arrangements satisfactory to you and the Company for the purchase of such Offered  Securities are not made within 36 hours after such default,  this Agreement shall terminate without  liability  on the  part  of any  non-defaulting  Underwriter  or of the
Company.  In any such case  either  you or the  Company  shall have the right to postpone the Closing Date,  but in no event for longer than seven days, in order that the required  changes,  if any, in the Prospectus or in any other documents or  arrangements  may be effected.  Any action taken under this paragraph or any such termination shall not relieve any defaulting  Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     This Agreement shall be subject to termination in your absolute discretion, by notice  given to the  Company,  if prior to the  Closing  Date (i) trading in securities  generally in the Nasdaq National Market shall have been suspended or materially  limited,  (ii) a general moratorium on commercial banking activities in New York  shall  have been  declared  by  either  Federal  or New York  State authorities  or  (iii) there  shall  have  occurred  any  material  outbreak  or escalation of hostilities or other calamity or crisis the effect of which on the financial  markets  of the  United  States  is such as to the make  it,  in your judgment, impracticable to market the Offered Securities.

     If this Agreement shall be terminated by the Underwriters,  or any of them, because of any  failure or refusal on the part of the Company to comply with the terms or to  fulfill  any of the  conditions  of this  Agreement,  or if for any reason  the  Company  shall be unable to  perform  its  obligations  under  this
Agreement,  the Company will reimburse the Underwriters or such  Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket  expenses  (including the fees and disbursements of their counsel)
reasonably incurred by them in connection with the Offered Securities.

     This  Agreement may be executed in one or more  counterparts  and it is not necessary  that  signatures of all parties appear on the same  counterpart,  but such counterparts together shall constitute but one and the same agreement.

     This  Agreement  shall be governed by and construed in accordance  with the laws of the State of New York.

                                                  Very truly yours,

                                                  NEUROGEN CORPORATION

                                                  By:___________________________

Accepted,           , 200_

By:____________________________

                                                                      SCHEDULE A

                 [Principal Amount]21 [Number]22 of Securities

         Name                                                         Securities

                                                                      Schedule I

                            DELAYED DELIVERY CONTRACT

                                                                 _________, 200_

Ladies and Gentlemen:

     The  undersigned  hereby agrees to purchase from  Neurogen  Corporation,  a
Delaware  corporation  (the  "Company"),  and the Company  agrees to sell to the undersigned the Company's securities described in Schedule A annexed hereto (the
"Securities"), offered by the Company's Prospectus dated ________________,  200_
and Prospectus  Supplement dated  _________________  200_,  receipt of copies of which are hereby  acknowledged,  at a purchase price stated in Schedule A and on the further terms and conditions set forth in this  Agreement.  The  undersigned does not contemplate selling Securities prior to making payment therefor.

     The undersigned will purchase from the Company  Securities at the price per share and in the  numbers on the  delivery  dates set forth in  Schedule A. Each such date on which  Securities  are to be  purchased  hereunder  is  hereinafter referred to as a "Delivery Date."

     Payment for the Securities  which the undersigned has agreed to purchase on each  Delivery  Date shall be made to the  Company by wire  transfer in same day funds  on the  Delivery  Date to the  account  specified  by the  Company,  upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such  denominations and registered in such names as the undersigned may designate by written or telegraphic  communication  addressed to the Company not less than five full business days prior to the Delivery Date.

     The obligation of the  undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions  that (1)
the purchase of Securities to be made by the  undersigned  shall not at the time of  delivery  be  prohibited  under  the laws of the  jurisdiction  to which the undersigned  is subject and (2) the Company shall have sold,  and delivery shall have  taken  place  to  the  underwriters  (the  "Underwriters")  named  in  the
Prospectus Supplement referred to above of, such part of the Securities as is to be  sold  to  them.  Promptly  after  completion  of sale  and  delivery  to the
Underwriters, the Company will mail or deliver to the undersigned as its address set forth below notice to such effect,  accompanied  by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     Failure  to  take  delivery  of and  make  payment  for  Securities  by any purchaser  under any other  Delayed  Delivery  Contract  shall not  relieve  the undersigned of its obligations under this agreement.

     This Agreement will inure to the benefit of and be binding upon the parties hereto and their  respective  successors,  but will not be  assignable by either party hereto without the written consent of the other.

     If this  Agreement is acceptable to the Company,  it is requested  that the
Company  sign the  form of  acceptance  below  and  mail or  deliver  one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding  agreement,  as of the date first  above  written,  between the
Company and the undersigned when such counterpart is so mailed or delivered.

     This  Agreement  shall be governed by and construed in accordance  with the internal laws of the State of New York.

                                                 Yours very truly,

                                                    By:  _______________________

                                                 Title:  _______________________

Accepted:

NEUROGEN CORPORATION

By:  _______________________

--------
1 To be inserted for offerings of debt securities.
2 To be inserted for offerings of common stock.
3 To be inserted for offerings of preferred stock.
4 To be inserted for offerings of warrants.
5 To be inserted for offerings of debt securities.
6 To be inserted for offerings of common stock, preferred stock and warrants.
7 To be inserted for offerings of debt securities.
8 To be inserted for offerings of debt securities.
9 To be inserted for offerings of debt securities.
10 To be inserted for offerings of common stock, preferred stock and warrants.
11 To be inserted for offerings of common stock and preferred stock.
12 To be inserted for offerings of debt securities.
13 To be inserted for offerings of common stock and preferred stock.
14 To be inserted for offerings of debt securities.
15 To be inserted for offerings of debt securities.
16 To be inserted for offerings of common stock, preferred stock and warrants.
17 To be inserted for offerings of debt securities.
18 To be inserted for offerings of common stock, preferred stock and warrants.
19 To be inserted for offerings of debt securities.
20 To be inserted for offerings of common stock, preferred stock and warrants.
21 To be inserted for offerings of debt securities.
22 To be inserted for offerings of common stock, preferred stock and warrants.

                                                                     EXHIBIT 4.1

                              NEUROGEN CORPORATION,

                                     Issuer

                              --------------------,

                                     Trustee

                                -----------------

                                    INDENTURE

                           Dated as of ________, 200_

                                -----------------

                                 Debt Securities

         Section 508. Unconditional Right of Holders to Receive Principal (and Premium, if any) and

EXHIBITS

         EXHIBIT A.        Form of Certificate To Be  Delivered to  Euroclear or
                           Clearstream by a  Beneficial  Owner of Securities, in
                           Order  to  Receive  a   Definitive Bearer Security in
                           Exchange  for  an  Interest  in  a  Temporary  Global
                           Security or to Exchange an Interest  in  a  Temporary
                           Global Security for an Interest in a Permanent Global
                           Security.

         EXHIBIT B.        Form of Certificate To Be Given  to  the  Appropriate
                           Trustee by Euroclear  or  Clearstream  Regarding  the
                           Exchange   of   a  Temporary  Global   Security   for
                           Definitive Securities or for a Portion of a Permanent
                           Global Security.

         EXHIBIT C.        Form of Certificate To Be  Delivered   to   Euroclear
                           or Clearstream by  a  Beneficial Owner of Securities,
                           in  Order to  Receive Payment on a  Temporary  Global
                           Security.

         EXHIBIT D.        Form of Certificate To Be  Given to  the  Appropriate
                           Trustee by Euroclear or Clearstream Regarding Payment
                           on a Temporary Global Security.

     INDENTURE  dated as of ________,  2001,  between  NEUROGEN  CORPORATION,  a corporation duly incorporated and existing under the laws of Delaware and having its  principal  executive  office in Branford,  Connecticut  06405  (hereinafter called the  "Company")  and  _____________,  a _________  organized and existing under the laws of the _________, as Trustee (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

     The Company  deems it  necessary  to issue from time to time for its lawful
purposes  securities  (hereinafter  called  the  "Securities")   evidencing  its
unsecured  indebtedness  and has duly  authorized  the execution and delivery of this Indenture to provide for the issuance from time to time of the  Securities, unlimited as to  principal  amount,  to have such titles,  to bear such rates of interest,  to mature at such time or times and to have such other  provisions as shall be fixed as hereinafter provided.

     All  things  necessary  to make this  Indenture  a valid  agreement  of the
Company,  in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Securities,  when executed by the Company and  authenticated and delivered by the Trustee hereunder and duly issued by the
Company, the valid obligations of the Company as hereinafter provided.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof,  it is mutually covenanted and agreed, for the equal and proportionate  benefit of all Holders of the  Securities or series  thereof,  as follows:

                                   ARTICLE 1

             Definitions and Other Provisions of General Application

Section 101.      Definitions.

     For all purposes of this  Indenture and all  Securities  issued  hereunder, except as otherwise expressly provided or unless the context otherwise requires:

(1)  the terms  defined in this Article  have the  meanings  assigned to them in this Article and include the plural as well as the singular;

(2)  all other terms used herein which are defined in the Trust  Indenture  Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)  all  accounting  terms  not  otherwise  defined  herein  have the  meanings
     assigned  to  them  in  accordance  with  generally   accepted   accounting
     principles  in  the  United  States,  and  the  term  "generally   accepted
     accounting   principles"  with  respect  to  any  computation  required  or permitted hereunder shall mean such accounting  principles as are generally accepted in the United States at the date or time of such computation; and

(4)  the words  "herein",  "hereof" and  "hereunder"  and other words of similar import  refer  to  this  Indenture  as a whole  and  not to any  particular
     Article, Section or other subdivision.

Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

     "Act",  when used with respect to any Holder,  has the meaning specified in
Section 104.

     "Affiliate"  means,  with  respect to any  Person,  any other  Person  that directly,  or indirectly  through one or more  intermediaries,  controls,  or is controlled by, or is under common control with, such Person. For the purposes of this definition,  "control" when used with respect to any specified Person means the power to direct the  management  and  policies of such  Person,  directly or indirectly,  whether through the ownership of voting securities,  by contract or otherwise; and the term "controlled" has meaning correlative to the foregoing.

     "Attributable Debt" means, in respect of a Sale and Lease-back Transaction, at the time of  determination,  the lesser of (x) the fair  market  value of the property subject to such arrangement or (y) the present value (discounted at the rate per annum  equal to the  interest  borne by the  Securities  on a  weighted average basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement after excluding all amounts  required to be paid on account of maintenance  and repairs,  insurance, taxes and similar charges.

     "Authenticating  Agent" means any Person  authorized  to  authenticate  and deliver  Securities  on behalf of the Trustee for the  Securities  of any series pursuant to Section 614.

     "Authorized  Newspapers" means a newspaper  customarily  published at least once a day  for at  least  five  days  in  each  calendar  week  and of  general circulation in New York City and in London and, to the extent the Securities are listed on the Luxembourg  Stock Exchange and the Luxembourg Stock Exchange shall so require, in Luxembourg or, if it shall be impracticable in the opinion of the
Trustee for the Securities of the appropriate  series to make such  publication, in another capital city in Western  Europe.  Such  publication  (which may be in different  newspapers) is expected to be made in the Eastern edition of The Wall
Street Journal, in the London edition of the Financial Times and, if applicable, in the Luxemburger Wort.

     "Bearer  Security" means any Security  established  pursuant to Section 201 which is payable to bearer.

     "Board of Directors", when used with reference to the Company, means either the board of  directors  or any duly  authorized  committee of that board or any director or directors and/or officer or officers to whom that board or committee shall have duly delegated its authority, of the Company.

     "Board  Resolution",  when used with reference to the Company,  means (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the
Company, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such  certification,  or (2) a certificate  signed by the  director or directors or officer or officers to whom the Board of Directors of the Company shall have duly  delegated its  authority, and delivered to the Trustee for the Securities of any series.

     "Business  Day" means any day,  other than a  Saturday  or Sunday,  that is neither a legal holiday nor a day on which  commercial  banks are  authorized or required by law, regulation or executive order to close in The City of New York;
provided,  however, that, with respect to Securities not denominated in Dollars, the day is also not a day on which  commercial  banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Foreign  Currency or currency unit or, if the Foreign
Currency  or  currency  unit  is  euro,  the  day is  also a day  on  which  the
Trans-European  Automated  Real-time Gross Settlement  Express Transfer (TARGET)
System is open; provided,  further, that, with respect to LIBOR Securities,  the day is also a London Business Day.

     "Capital Lease Obligations"  means indebtedness  represented by obligations under a  lease  that is  required  to be  capitalized  for  financial  reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations  determined in accordance with generally accepted accounting principles consistently applied.

     "Capital Stock" of any Person means shares, interests,  rights to purchase, warrants,  options,  participation  or  other  equivalents  of or  interests  in
(however  designated) equity of such Person,  including any preferred stock, but excluding any debt securities convertible into such equity.

     "Certificate  of  a  Firm  of  Independent  Public   Accountants"  means  a
certificate  signed by any firm of independent  public accountants of recognized standing selected by the Company.  The term "independent" when used with respect to any specified  firm of public  accountants  means such a firm which (1) is in fact  independent,  (2)  does  not have any  direct  financial  interest  or any material indirect financial interest in the Company or in any other obligor upon the Securities of any series or in any Affiliate of the Company or of such other obligor,  and (3) is not connected with the Company or such other obligor or any
Affiliate  of the Company or of such other  obligor,  as an  officer,  employee, promoter,  underwriter,  trustee, partner, director or person performing similar functions,  but such firm may be the regular  auditors  employed by the Company.
Whenever it is herein  provided that any  Certificate  of a Firm of  Independent
Public  Accountants  shall be  furnished  to the Trustee for  Securities  of any series,  such  Certificate  shall state that the signer has read this definition and that the signer is independent within the meaning hereof.

     "Code"  means  the  Internal  Revenue  Code of 1986,  as  amended,  and the regulations thereunder.

     "Clearstream" means Clearstream Banking S.A., or its successors.

     "Commission" means the Securities and Exchange Commission,  as from time to time  constituted,  created  under the Exchange Act, or if at any time after the execution of this  instrument such Commission is not existing and performing the duties  now  assigned  to it  under  the  Trust  Indenture  Act,  then  the body performing such duties on such date.

     "Common  Stock" means  common  stock,  par value  $0.025 per share,  of the
Company.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company  Request"  and  "Company  Order"  mean a written  request or order signed in the name of the Company, as the case may be by (1) the Chairman of the
Board, a Vice Chairman of the Board, the Chief Executive Officer, the President,
Executive Vice President or a Vice President and by the Treasurer,  an Assistant
Treasurer,  the  Controller,  an  Assistant  Controller,  the  Secretary  or  an
Assistant  Secretary  of the  Company,  as the  case  may be,  or (2) by any two
Persons  designated in a Company Order  previously  delivered to the Trustee for
Securities of any series by any two of the  foregoing  officers and delivered to the Trustee for Securities of any series.

     "Component Currency" has the meaning specified in Section 311(e).

     "Consolidated  Assets"  of the  Company  and  its  Subsidiaries  means  the consolidated  total assets of the Company and its  Subsidiaries  as reflected in the  Company's  most recent  balance sheet  preceding the date of  determination
prepared  in  accordance   with   generally   accepted   accounting   principles
consistently applied.

     "Conversion  Event"  means the  unavailability  of any Foreign  Currency or currency unit due to the imposition of exchange controls or other  circumstances beyond the Company's control.

     "Corporate  Trust Office" means the office of the Trustee for Securities of any series at which at any particular time its corporate trust business shall be principally  administered,  which  office  of  ___________,  at the  date of the execution of this Indenture, is located at _____________, Attn: _____________.

     "corporation"   includes   corporations,   limited   liability   companies,
associations, companies and business trusts.

     "coupon" means any interest coupon appertaining to a Bearer Security.

     "Covenant Defeasance" has the meaning specified in Section 403.

     "Currency  Determination  Agent", with respect to Securities of any series, means,  unless  otherwise  specified in the Securities of any series, a New York
Clearing House bank designated pursuant to Section 301 or Section 312.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Depositary"  means,  with respect to the Securities of any series issuable or issued in the form of a Global Security,  the Person designated as Depositary by the Company  pursuant to Section 301 until a successor  Depositary shall have become  such  pursuant  to the  applicable  provisions  of this  Indenture,  and thereafter  "Depositary"  shall  mean  or  include  each  Person  who is  then a
Depositary  hereunder,  and if at any time  there is more than one such  Person,
"Depositary"  as used with  respect to the  Securities  of any such series shall mean the Depositary with respect to the Securities of that series.

     "Determination Notice" has the meaning specified in Section 1108(b).

     "Dollars"  and the sign  "$" mean the  currency  of the  United  States  of
America as at the time of payment is legal  tender for the payment of public and private debts.

     "Election Date" has the meaning specified in Section 311(e).

     "Euroclear" means Euroclear Bank S.A./N.V., or its successors,  as operator of the Euroclear system.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, as in force at the date as of which this  Indenture was executed;  provided,  however, that in the event the  Securities  Exchange  Act of 1934 is  amended  after such date,  "Exchange Act" means, to the extent  required by any such amendment,  the
Securities Exchange Act of 1934 as so amended.

     "Exchange Date" has the meaning specified in Section 304.

     "Foreign  Currency"  means a currency  issued and actively  maintained as a country's  recognized unit of domestic exchange by the government of any country other than the  United  States and such term  shall  include  the euro.  "Global
Exchange Agent" has the meaning specified in Section 304.

     "Global Securities" means Securities in global form.

     "Government  Obligations" means securities which are (i) direct obligations of the  government  which  issued  the  currency  in which the  Securities  of a particular series are payable (except as provided in Sections 311(b) and 311(d), in which case with  respect to  Securities  for which an election  has  occurred pursuant to Section  311(b),  or a Conversion  Event has occurred as provided in
Section  311(d),  such  obligations  shall be issued in the currency or currency unit in which  such  Securities  are  payable  as a result of such  election  or
Conversion Event) or (ii) obligations of a Person controlled or supervised by or acting  as an agency or  instrumentality  of the  government  which  issued  the currency in which the Securities of such series are payable  (except as provided in Sections  311(b) and 311(d),  in which case with  respect to  Securities  for which an election has occurred pursuant to Section 311(b), or a Conversion Event has occurred as provided in Section 311(d)), such obligations shall be issued in the currency or currency unit in which such  Securities  are payable as a result of such election or Conversion  Event),  the payment of which is unconditionally guaranteed by such government,  which, in either case, are full faith and credit obligations of such government  payable in such currency and are not callable or redeemable at the option of the issuer thereof.

     "Holder",  when used with respect to any  Security,  means in the case of a
Registered  Security  the Person in whose name a Security is  registered  in the
Security Register,  and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means any bearer thereof.

     "Indebtedness" means, with respect to any Person, (without duplication):

     (1)  any  liability  of such Person (A) for  borrowed  money,  or under any reimbursement  obligation  relating  to a  letter  of  credit,  or (B)
          evidenced by a bond, note, debenture or similar instrument  (including a purchase money obligation arising in connection with the acquisition of any  businesses,  properties  or assets of any kind)  (other than a trade payable or a current liability arising in the ordinary course of business),  or (C) for the  payment of money  relating  to any Capital
          Lease Obligations;

     (2)  any liability of others described in the preceding clause (1) that the
          Person has guaranteed or that is otherwise its legal liability;

     (3)  any amendment, supplement,  modification, deferral, renewal, extension or refunding of any  liability of the types  referred to in clause (1)
          or (2) above; and

     (4)  in the case of any Restricted Subsidiary,  the aggregate preference in respect of amounts  payable  on the issued and  outstanding  shares of preferred  stock of such  Restricted  Subsidiary  in the  event of any voluntary  or  involuntary  liquidation,  dissolution  or  winding  up
          (excluding  any  such  preference   attributable  to  such  shares  of
          preferred  stock  that are  owned  by the  Company  or any  Restricted
          Subsidiary).

     "Indenture" means this instrument as originally  executed or as it may from time to time be supplemented  or amended by one or more indentures  supplemental hereto  entered  into  pursuant to the  applicable  provisions  hereof and shall
include  the  terms  of  a  particular  series  of  Securities   established  as
contemplated by Section 301.

     "Indexed Security" means any Security as to which the amount of payments of principal,  premium, if any, and/or interest,  if any, due thereon is determined with reference to the rate of exchange  between the currency or currency unit in which the Security is denominated and any other  specified  currency or currency unit, to the  relationship  between two or more currencies or currency units, to the price of one or more  specified  securities or  commodities,  to one or more securities or commodities  exchange indices or other indices or by other similar methods or formulas, all as specified in accordance with Section 301.

     "interest",  when used with respect to an OID  Security  which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date", when used with respect to any Security,  means the
Stated Maturity of an installment of interest on such Security.

     "Issue Date" means the date on which the Securities of a particular  series are originally issued under this Indenture.

     "Judgment Date" has the meaning specified in Section 516.

     "Legal Defeasance" has the meaning specified in Section 402.

     "LIBOR" means, with respect to any series of Securities, the rate specified as LIBOR for such Securities in accordance with Section 301.

     "LIBOR Currency" means the currency specified pursuant to Section 301 as to which  LIBOR will be  calculated  or, if no currency  is  specified  pursuant to
Section 301, Dollars.

     "LIBOR Security" means any Security which bears interest at a floating rate calculated with reference to LIBOR.

     "Lien" means any mortgage, pledge, lien, security interest, charge or other encumbrance or preferential arrangement (including any conditional sale or other title  retention  agreement  or lease in the nature  thereof  other than a title retention  agreement  in  connection  with the purchase of goods in the ordinary course of business which is outstanding for not more than 90 days).

     "London Business Day" means,  with respect to any LIBOR Security,  a day on which  commercial banks are open for business,  including  dealings in the LIBOR
Currency, in London.

     "Luxembourg   Stock  Exchange",   unless  specified  with  respect  to  any
particular series of Securities, means the Luxembourg Stock Exchange.

     "Market  Exchange  Rate" with  respect to any Foreign  Currency or currency unit on any date means,  unless  otherwise  specified in accordance with Section
301,  the noon buying rate in The City of New York for cable  transfers  in such
Foreign  Currency  or currency  unit as  certified  for customs  purposes by the
Federal Reserve Bank of New York for such Foreign Currency or currency unit.

     "Maturity", when used with respect to any Security, means the date on which the principal (or, if the context so requires, in the case of an OID Security, a lesser amount or, in the case of an Indexed  Security,  an amount  determined in accordance with the specified  terms of that Security) of that Security  becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of  acceleration,  call for  redemption,  request for redemption, repayment  at the  option  of  the  holder,  pursuant  to any  sinking  fund  or otherwise.

     "Notice of Default" has the meaning specified in Section 501(3).

     "Officers'  Certificate",  when used with reference to the Company, means a certificate  signed by the Chairman of the Board,  a Vice Chairman of the Board,
the Chief Executive Officer,  the President,  Executive Vice President or a Vice
President (any reference herein to a Vice President of the Company,  as the case may be, shall be deemed to include any Vice  President  of the  Company,  as the case may be,  whether  or not  designated  by a number or a word or words  added before or after the title "Vice President"),  and by the Treasurer, an Assistant
Treasurer,  the  Controller,  an  Assistant  Controller,  the  Secretary  or  an
Assistant  Secretary  of the Company,  as the case may be, and  delivered to the
Trustee for the Securities of any series.

     "Opinion of Counsel" means, for purposes of Section 1108, a written opinion of independent legal counsel of recognized  standing and, for all other purposes hereof, means a written opinion of counsel, who may be an employee of or regular counsel for the Company or may be other counsel  reasonably  satisfactory to the
Trustee for the Securities of any series.

     "OID Security" means a Security which provides for an amount (excluding any amounts  attributable  to accrued  but unpaid  interest  thereon)  less than the
principal   amount  thereof  to  be  due  and  payable  upon  a  declaration  of acceleration of the Maturity thereof pursuant to Section 502.

     "Outstanding",  when used with respect to Securities, means, as of the date of determination,  all Securities theretofore  authenticated and delivered under this Indenture, except:

     (1)  Securities theretofore cancelled by the Trustee for such Securities or delivered to such Trustee for cancellation;

     (2)  Securities or portions  thereof for whose payment or redemption  money in the necessary amount and in the required  currency or currency unit has been theretofore deposited with the Trustee for such Securities or any Paying Agent (other than the Company or any other obligor upon the
          Securities)  in  trust or set  aside  and  segregated  in trust by the
          Company or any other  obligor upon the  Securities  (if the Company or any other  obligor  upon the  Securities  shall act as its own  Paying
          Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption  has  been  duly  given  pursuant  to  this  Indenture,  or provision therefor satisfactory to such Trustee has been made; and

     (3)  Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been  authenticated  and delivered  pursuant to this Indenture,  other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustee for such  Securities  that any such Securities are held by bona fide holders in due course;

provided,  however,  that in  determining  whether the Holders of the  requisite principal  amount of  Outstanding  Securities  have given any  request,  demand, authorization,  direction,  notice, consent or waiver hereunder,  (a) Securities owned by the Company or any other  obligor upon the  Securities or any Affiliate of the Company or such other obligor shall be  disregarded  and deemed not to be
Outstanding, except that, in determining whether the Trustee for such Securities shall be  protected  in relying upon any such  request,  demand,  authorization, direction,  notice,  consent or waiver, only Securities which such Trustee knows to be so owned  shall be so  disregarded.  Securities  so owned  which have been pledged in good faith may be regarded as Outstanding if the pledgee  establishes to the  satisfaction  of such Trustee the pledgee's right so to act with respect to such  Securities and that the pledgee is not the Company or any other obligor upon the  Securities or any  Affiliate of the Company or of such other  obligor,
(b)  the  principal  amount  of an OID  Security  that  shall  be  deemed  to be
Outstanding for such purposes shall be the amount of the principal  thereof that would be due and payable as of the date of such determination upon a declaration of  acceleration  pursuant  to  Section  502 and (c) the  principal  amount of a
Security denominated in a Foreign Currency or currency unit that shall be deemed to be  outstanding  for such purposes  shall be  determined  in accordance  with
Section 115.

     "Paying  Agent"  means any  Person  authorized  by the  Company  to pay the principal of (and premium, if any) or interest, if any, on any Securities of any series on behalf of the Company.

     "Permitted Liens" means

     (1)  Liens  imposed  by  law  for  taxes,   fees,   assessments   or  other
          governmental charges or levies that are not yet due;

     (2)  carriers',  warehousemen's,  mechanics',  materialmen's,  repairmen's, vendors' or lessors' Liens (and deposits to obtain the release of such
          Liens),  set-off  rights  and  other  like  Liens  imposed  by law (or contract,  to the extent  that such  contractual  Liens are similar in nature and scope to Liens imposed by law), in each case arising in the ordinary  course of business  and  securing  obligations  that are not overdue by more than 60 days or are being contested in good faith;

     (3)  Liens incurred and pledges and deposits made in the ordinary course of business in  connection  with  workers'  compensation,  disability  or unemployment insurance,  old-age pensions, retiree health benefits and other social security laws or regulations;

     (4)  deposits  (including deposits made to satisfy statutory or other legal obligations in connection  with  sweepstakes  or similar  contests) to secure the performance of bids,  trade  contracts,  leases,  statutory obligations,  surety and  appeal  bonds,  performance  bonds and other obligations of a like nature,  in each case in the ordinary  course of business; and

     (5)  (A) easements, covenants, conditions, restrictions, leases, subleases, licenses,  rights of way, minor  irregularities  in, or lack of, title and similar encumbrances affecting real property,  (B) with respect to any  lessee's or  licensee's  interest  in real or personal  property, mortgages,  liens,  rights  and  obligations  and  other  encumbrances arising by,  through or under any owner,  lessor or licensor  thereof, with or without the lessee's or licensee's  consent,  and  (C) leases,
          licenses,   rights  and   obligations  in  connection   with  patents,
          copyrights,  trademarks,  trade names and other intellectual property, in each case that do not secure the payment of borrowed  money  (other than,  with respect to any lessee's or licensee's  interest in real or personal property,  mortgages, liens, rights and obligations and other encumbrances  arising  by,  through  or under  any  owner,  lessor  or licensor  thereof) to the extent,  in the case of each of (A), (B) and
          (C),  that the Liens  referred  to therein do not,  in the  aggregate, materially  detract from the value of the affected property as used by the Company or any  Subsidiary  in the ordinary  course of business or materially  interfere with the ordinary conduct of the business of the
          Company and its Subsidiaries taken as a whole.

     "Person" means any individual, firm, corporation, partnership, association, joint  venture,  tribunal,  limited  liability  company,  trust,  government  or political subdivision or agency or instrumentality  thereof, or any other entity or organization.

     "Place of  Payment",  when  used  with  respect  to the  Securities  of any particular  series,  means  the  place or places  where  the  principal  of (and premium,  if any) and  interest,  if any, on the  Securities  of that series are payable, as specified in or as contemplated by Section 301.

     "Predecessor  Security" of any  particular  Security  means every  previous
Security  evidencing all or a portion of the same debt as that evidenced by that particular  Security,  and,  for the purposes of this  definition,  any Security authenticated  and  delivered  under Section 306 in exchange for or in lieu of a mutilated,  destroyed,  lost  or  stolen  Security  or a  Security  to  which  a mutilated,  destroyed,  lost or  stolen  coupon  appertains  shall be  deemed to evidence the same debt as the mutilated,  lost,  destroyed or stolen Security or
the  Security  to  which  the  mutilated,   destroyed,  lost  or  stolen  coupon
appertains, as the case may be.

     "Preferred Stock" means the preferred stock, par value $0.025 per share, of the Company.

     "Principal   Financial  Center"  means,   unless  otherwise   specified  in
accordance with Section 301:

     (1)  the  capital  city of the  country  issuing  the  Foreign  Currency or currency  unit,  except  that  with  respect  to  Dollars,  Australian dollars,  Canadian  dollars,  Deutsche marks,  Dutch  guilders,  South
          African rand and Swiss francs,  the "Principal  Financial Center" will be The City of New York,  Sydney and  Melbourne,  Toronto,  Frankfurt,
          Amsterdam, Johannesburg and Zurich, respectively; or

     (2)  the capital city of the country to which the LIBOR  Currency  relates, except that with respect to Dollars, Canadian dollars, Deutsche marks,
          Dutch  guilders,  Portuguese  escudos,  South  African  rand and Swiss francs, the "Principal Financial Center" will be The City of New York,
          Toronto,  Frankfurt,   Amsterdam,  London,  Johannesburg  and  Zurich,
          respectively.

     "Property" means any asset, revenue or any other property, whether tangible or intangible,  real or personal,  including,  without limitation,  any right to receive income.

     "Redemption Date", when used with respect to any Security to be redeemed in whole or in part,  means the date fixed for such  redemption  by or  pursuant to this Indenture.

     "Redemption  Price", when used with respect to any Security to be redeemed, means, unless otherwise  specified in such Security,  an amount, in the currency or currency  unit in which such  Security is  denominated  or which is otherwise provided  for  pursuant  hereto,  equal to the  principal  amount  thereof  (and premium,  if any,  thereon)  together  with  accrued  interest,  if any,  to the
Redemption Date.

     "Registered  Security" means any Security  established  pursuant to Section
201 which is registered in the Security Register.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered  Securities of any series,  means the date, if any,  specified for that purpose as contemplated by Section 301.

     "Responsible Officer", when used with respect to the Trustee for any series
of   Securities,   means  any  trust   officer  of  such   Trustee  with  direct
responsibility  for the  administration  of this Indenture and also means,  with respect to a particular  corporate trust matter,  any other officer to whom such matter  is  referred  because  of his  knowledge  of and  familiarity  with  the particular subject.

     "Restricted  Subsidiary"  means any Subsidiary of the Company if at the end of the most recent fiscal quarter,  the total assets of such Subsidiary  exceeds
__% of consolidated total assets of the Company and its Subsidiaries, determined
in  accordance  with  generally  accepted  accounting  principles   consistently
applied.

     "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or any Restricted Subsidiary sells or transfers  any Property to any Person with the  intention of taking back a lease of such Property.

     "Securities"  has the meaning stated in the first recital of this Indenture and more particularly means any securities evidencing unsecured  indebtedness of the Company authenticated and delivered under this Indenture.

     "Security  Register" and "Security  Registrar" have the respective meanings specified in Section 305.

     "Senior  Indebtedness"  means the  principal of (and  premium,  if any) and interest,  if any  (including  interest  accruing  on or after the filing of any petition in bankruptcy or for reorganization  relating to the Company whether or not such claim for  post-petition  interest is allowed in such  proceeding),  on
Indebtedness  of the Company,  whether  incurred on or prior to the date of this
Indenture  or  thereafter  incurred,  unless,  in  the  instrument  creating  or evidencing the same or pursuant to which the same is outstanding, it is provided that such  obligations are not superior in right of payment to the  Subordinated
Securities or to other  Indebtedness  which is pari passu with, or  subordinated to, the Subordinated  Securities;  provided,  however,  that Senior Indebtedness shall not be deemed to include (i) any  Indebtedness  of the Company  which when incurred  and,  without  respect to any election  under  Section  1111(b) of the
Bankruptcy  Reform Act of 1978,  was without  recourse to the Company,  (ii) any
Indebtedness of the Company to any of its  Subsidiaries,  (iii)  Indebtedness to
any employee of the Company,  (iv) any liability for taxes,  (v) Indebtedness or other monetary  obligations to trade creditors created or assumed by the Company or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of goods,  materials or services and (vi) any Securities  that are not Subordinated Securities.

     A "series" of Securities  means all Securities  denoted as part of the same series authorized by or pursuant to a particular Board Resolution.

     "Significant  Subsidiary" has the meaning specified, as of the date hereof, in Rule 1-02 of Regulation S-X promulgated  under the Securities Act of 1933, as amended.

     "Special  Record  Date" for the  payment of any  Defaulted  Interest on the
Registered  Securities  of any series means a date fixed by the Trustee for such series pursuant to Section 307.

     "Stated  Maturity",   when  used  with  respect  to  any  Security  or  any
installment of principal thereof or interest  thereon,  means the date specified in such Security or a coupon  representing  such  installment of interest as the fixed  date on which the  principal  of such  Security  or such  installment  of principal or interest is due and payable.

     "Subsidiary"  means any company or other business  entity which the Company owns or controls  (either  directly  or through one or more other  subsidiaries)
more than 50% of the total voting power of the shares of capital  stock or other interests  (including  partnership  interests)  entitled  (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such company or other business entity.

     "Substitute Date" has the meaning specified in Section 516.

     "Subordinated Securities" has the meaning specified in Section 1301.

     "Trust  Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this
Indenture was executed,  except as provided in Section 905;  provided,  however, that in the event the Trust  Indenture  Act of 1939 is amended  after such date,
"Trust  Indenture Act" means, to the extent required by any such amendment,  the
Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its  successors and assigns as Trustee  hereunder.  If there shall be at one time more than one Trustee hereunder, "Trustee" shall mean each such Trustee and  shall  apply to each such  Trustee  only with  respect  to those  series of
Securities with respect to which it is serving as Trustee.

     "United  States"  means,   unless  otherwise   specified  with  respect  to
Securities of any series, the United States of America (including the states and the District of Columbia),  its territories,  its possessions (which include, at the date of this Indenture, Puerto Rico, the U.S. Virgin Islands, Guam, American
Samoa,  Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

     "United States Alien" has the meaning specified in Section 1010.

     "U.S.  GAAP" means generally  accepted  accounting  principles which are in effect in the United States as of the date hereof.

     "Yield to Maturity",  when used with respect to any OID Security, means the yield to maturity, if any, set forth on the face thereof.

Section 102.      Compliance Certificates and Opinions.

     Except  as  otherwise  expressly  provided  by  this  Indenture,  upon  any application  or  request  by the  Company  to the  Trustee  for  any  series  of
Securities to take any action under any provision of this Indenture, the Company shall  furnish  to such  Trustee  an  Officers'  Certificate  stating  that  all conditions  precedent,  if any,  provided for in this Indenture  relating to the proposed  action have been complied with, and an Opinion of Counsel stating that in the opinion of such  counsel such action is  authorized  or permitted by this
Indenture  and that all such  conditions  precedent,  if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is  specifically  required by any provision of this
Indenture  relating to such  particular  application  or request,  no additional certificate or opinion need be furnished.

     Every  certificate  (other than  certificates  provided pursuant to Section
1005) or opinion  with  respect  to  compliance  with a  condition  or  covenant provided for in this Indenture shall include:

     (1)  a statement that each individual  signing such  certificate or opinion has  read  such  condition  or  covenant  and the  definitions  herein relating thereto;

     (2)  a brief  statement  as to the nature and scope of the  examination  or investigation  upon which the statements or opinions contained in such certificate or opinion are based;

     (3)  a statement  that, in the opinion of each such  individual,  he or she has made such  examination or  investigation as is necessary to enable him or her to  express an  informed  opinion as to whether or not such condition or covenant has been complied with;

     (4)  a  statement  as to whether,  in the opinion of each such  individual, such condition or covenant has been complied with; and

     (5)  a statement that no Event of Default exists under this Indenture.

Section 103.      Form of Documents Delivered to Trustee.

     In any case where  several  matters  are  required to be  certified  by, or covered by an opinion of, any specified  Person,  it is not  necessary  that all such  matters  be  certified  by, or covered by the  opinion  of,  only one such
Person,  or that they be so certified or covered by only one  document,  but one such Person may certify or give an opinion  with respect to some matters and one or more other such Persons as to other matters,  and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any  certificate  or opinion of an  officer  of the  Company  may be based, insofar as it relates to legal  matters,  upon a  certificate  or opinion of, or representations  by,  counsel,  unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or  representations with  respect to matters  upon which such  officer's  certificate  or opinion is based are erroneous.

     Any such  certificate  or Opinion of  Counsel  may be based,  insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers  of the Company  stating  that the  information  with respect to such factual  matters is in the possession of the Company unless such counsel  knows,  or in the exercise of  reasonable  care should  know,  that the certificate  or opinion or  representations  with  respect to such  matters  are erroneous.

     Where  any  Person  is  required  to  make,  give  or  execute  two or more applications,  requests, consents,  certificates,  statements, opinions or other instruments  under this Indenture,  they may, but need not, be consolidated  and form one instrument.

Section 104.      Acts of Holders.

     (a) Any request, demand, authorization,  direction, notice, consent, waiver or other action  provided or permitted  by this  Indenture to be given,  made or taken by Holders may be embodied in and evidenced by one or more  instruments of substantially  similar  tenor  signed by such Holders in person or by agent duly appointed  in  writing.  If  Securities  of a  series  are  issuable  as  Bearer
Securities,  any request,  demand,  authorization,  direction,  notice, consent, waiver or other action provided by this Indenture to be given by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of  Securities of such series  voting in favor  thereof,  either in person or by proxies duly  appointed in writing,  at any meeting of Holders of  Securities of such series duly called and held in  accordance  with the  provisions of Article
Thirteen,  or a combination of such  instruments and any such record.  Except as herein  otherwise  expressly  provided,  such action shall become effective when such  instrument or  instruments  or record or both are delivered to the Trustee for the  appropriate  series of  Securities  and,  where it is hereby  expressly required,  to the Company.  Such  instrument or instruments  and any such record
(and the action  embodied  therein and evidenced  thereby) are herein  sometimes referred to as the "Act" of the Holders  signing such  instrument or instruments or so voting at any such meeting.  Proof of execution of any such  instrument or of a writing  appointing  any such  agent,  or of the holding by any Person of a
Security,  shall be sufficient for any purpose of this Indenture and (subject to
Section 601)  conclusive in favor of the Trustee for the  appropriate  series of
Securities and the Company and any agent of such Trustee or the Company, if made in the manner provided in this Section.  The record of any meeting of Holders of
Securities shall be proved in the manner provided in Section 1306.

     The  Company  may at its  discretion  set a  record  date for  purposes  of determining the identity of Holders of Registered Securities entitled to vote or consent to any  action by vote or consent  authorized  or  permitted  under this
Indenture,  but the Company shall have no obligation to do so. If not set by the
Company prior to the first solicitation of Holders of Registered Securities of a particular  series made by any Person in respect of any such action,  or, in the case of any such vote,  prior to such vote,  the record date for any such action or vote  shall  be 30 days  prior  to the  first  solicitation  of such  vote or consent.  Upon the fixing of such a record date,  those persons who were Holders of Registered Securities at such record date (or their duly designated proxies), and only those  persons,  shall be  entitled  with  respect  to such  Registered
Securities  to take such  action  by vote or  consent  or to revoke  any vote or consent  previously  given,  whether or not such persons  continue to be Holders after such record date.

     (b) The fact and date of the execution by any Person of any such instrument or  writing  or proxy  may be  proved  by the  affidavit  of a  witness  of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds,  certifying that the individual signing such  instrument  or writing or proxy  acknowledged  to him or her the execution thereof.  Where such  execution is by an officer of a corporation or association or a member of a partnership,  or an official of a public or governmental  body,
on  behalf  of  such   corporation,   association,   partnership  or  public  or
governmental  body or by a fiduciary,  such  certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The fact and date of the execution by any Person of any such instrument or writing,  or the  authority  of the Person  executing  the same,  may also be proved in any other  manner  which the  Trustee  for the  appropriate  series of
Securities deems sufficient.

     (d) The principal  amount and serial numbers of Registered  Securities held by any Person, and the date of holding the same, shall be proved by the Security
Register.

     (e) The principal  amount and serial numbers of Bearer  Securities  held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust
company,   bank,  banker  or  other  depositary,   wherever  situated,  if  such
certificate   shall  be  deemed  by  the  Trustee  for  such  Securities  to  be satisfactory,  showing  that at the date  therein  mentioned  such Person had on deposit with such depositary,  or exhibited to it, the Bearer Securities therein described;  or such facts may be proved by the  certificate  or affidavit of the
Person  holding  such Bearer  Securities,  if such  certificate  or affidavit is deemed by such Trustee to be  satisfactory.  The Trustee for such Securities and the Company  may assume that such  ownership  of any Bearer  Security  continues until (1)  another  certificate  or  affidavit  bearing a later  date  issued in respect of the same Bearer  Security is  produced,  (2) such Bearer  Security is produced  to such  Trustee by some other  Person,  (3) such  Bearer  Security is surrendered in exchange for a Registered  Security,  or (4) such Bearer Security is no longer  Outstanding.  The  principal  amount and serial  numbers of Bearer
Securities  held by any Person,  and the date of holding  the same,  may also be proved in any other manner which the Company and the Trustee for such Securities deem sufficient.

     (f)  Subject to Section  115,  in  determining  whether  the Holders of the requisite  principal  amount of Outstanding  Securities  have given any request,
demand,   authorization,   direction,  notice,  consent  or  waiver  under  this
Indenture, the principal amount of an OID Security that may be counted in making such  determination and that shall be deemed to be Outstanding for such purposes shall be equal to the  amount of the  principal  thereof  that  would be due and payable upon a declaration of acceleration of the Maturity  thereof  pursuant to
Section  502 at the  time the  taking  of such  action  by the  Holders  of such requisite principal amount is evidenced to the Trustee for such Securities.

     (g) Any request, demand, authorization,  direction, notice, consent, waiver or other action by the Holder of any Security  shall bind every future Holder of the same Security and the Holder of every Security issued upon the  registration of  transfer  thereof or in exchange  therefor or in lieu  thereof in respect of anything  done,  omitted  or  suffered  to be  done  by  the  Trustee  for  such
Securities,  the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 105.      Notices, Etc., to Trustee and the Company.

     Any request, demand,  authorization,  direction, notice, consent, waiver or
Act of Holders or other documents  provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1)  the Trustee for a series of Securities by any Holder or by the Company shall be  sufficient  for  every  purpose  hereunder  if made,  given, furnished or filed in writing to or with such Trustee at its Corporate
          Trust   Office,   __________________,   or  if   sent   by   facsimile
          transmission,  to a facsimile  number provided by the Trustee,  with a copy mailed,  first class postage prepaid to the Trustee  addressed to it as provided above, or

     (2)  the Company by such Trustee or by any Holder shall be  sufficient  for every purpose hereunder (except as provided in paragraphs (3), (4) and
          (5) of Section 501) if  furnished  in writing and mailed,  first class postage  prepaid,  addressed  in the case of the  Company to it at the address of its principal  office  specified in the first  paragraph of this  instrument  or at any  other  address  previously  furnished  in writing  to such  Trustee  by the  Company,  or if  sent by  facsimile transmission,  to a  facsimile  number  provided to the Trustee by the
          Company,  with a copy  mailed,  first class  postage  prepaid,  to the
          Company addressed to it as provided above.

Section 106.      Notice to Holders; Waiver.

     Where this Indenture  provides for notice to Holders of any event, (1) such notice shall be sufficiently given (unless otherwise herein expressly  provided)
to Holders of  Registered  Securities  if in writing  and  mailed,  first  class postage  prepaid,  to each Holder  affected by such event,  at his address as it appears  in the  Security  Register,  not later than the  latest  date,  and not earlier than the earliest date,  prescribed  for the giving of such notice;  and
(2) such notice shall be sufficiently  given (unless  otherwise herein expressly provided)  to  Holders  of Bearer  Securities  who have  filed  their  names and addresses  with the Trustee for such purpose within the previous two years if in writing and  mailed,  first class  postage  prepaid,  to each such Holder at his address  as so filed not later  than the latest  date and not  earlier  than the earliest date prescribed for the giving of such notice,  or to all other Holders of Bearer  Securities if published in an Authorized  Newspaper on a Business Day at least twice,  the first such  publication to be not earlier than the earliest date,  and the second  such  publication  to be not later than the latest  date, prescribed herein for the giving of such notice.

     In any case where notice to Holders of  Registered  Securities  is given by mail,  neither the failure to mail such notice,  nor any defect in any notice so mailed,  to any  particular  Holder of a  Registered  Security  shall affect the sufficiency  of  such  notice  with  respect  to  other  Holders  of  Registered
Securities  or the  sufficiency  of any notice to  Holders of Bearer  Securities given as provided  herein.  Any notice  mailed in the manner  prescribed by this
Indenture  shall be deemed to have been  given  whether or not  received  by any particular  Holder.  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to
Holders of Registered  Securities by mail,  then such  notification  as shall be made with the approval (not to be unreasonably withheld) of the Trustee for such
Securities  shall  constitute  a  sufficient   notification  for  every  purpose
hereunder.

     In  case  by  reason  of the  suspension  of any  Authorized  Newspaper  or
Authorized  Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer  Securities as provided  above,  then such  notification  to  Holders of Bearer  Securities  as shall be made with the approval (not to be  unreasonably  withheld) of the Trustee for such  Securities shall constitute  sufficient notice to such Holders for every purpose hereunder.
Neither  the  failure  to give  notice  by  publication  to  Holders  of  Bearer
Securities as provided above,  nor any defect in any notice so published,  shall affect the sufficiency of any notice to Holders of Registered  Securities  given as provided herein.

     Where this Indenture provides for notice in any manner,  such notice may be waived in writing by the Person  entitled to receive such notice,  either before or after the event,  and such waiver  shall be the  equivalent  of such  notice.
Waivers  of  notice  by  Holders  shall  be  filed  with  the  Trustee  for such
Securities,  but such filing shall not be a condition  precedent to the validity of any action taken in reliance upon such waiver.

Section 107.      Conflict with Trust Indenture Act.

     If any provision  hereof limits,  qualifies or conflicts with any provision of the Trust Indenture Act or with another provision hereof which is required or deemed to be included in this  Indenture by any of the  provisions  of the Trust
Indenture Act, such required provision or the requirement of the Trust Indenture
Act shall control.

Section 108.      Effect of Headings and Table of Contents.

     The Article and Section  headings  herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.      Successors and Assigns.

     All  covenants and  agreements in this  Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.      Separability Clause.

     In case any  provision in this  Indenture or in the  Securities  or coupons
shall  be  invalid,  illegal  or  unenforceable,   the  validity,  legality  and
enforceability  of the remaining  provisions shall not in any way be affected or impaired thereby.

Section 111.      Benefits of Indenture.

     Nothing  in  this  Indenture  or  in  the  Securities  or  in  any  coupons appertaining thereto, expressed or implied, shall give to any Person, other than the  parties  hereto,  any  Paying  Agent,  any  Security  Registrar  and  their successors  hereunder and the Holders of  Securities or coupons,  any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.      Governing Law.

     This  Indenture  and the  Securities  shall be governed by and construed in accordance  with the laws of the State of New York without  regard to principles of conflicts of law.

Section 113.      Non-Business Day.

     Unless  otherwise  stated with respect to Securities of any series,  in any case where any Interest  Payment Date,  Redemption  Date or Stated Maturity of a
Security of any  particular  series  shall not be a Business Day at any Place of
Payment with respect to Securities  of that series,  then  (notwithstanding  any other  provision of this Indenture or of the  Securities or coupons)  payment of principal of (and premium,  if any) and  interest,  if any, with respect to such
Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the
Stated Maturity,  provided that no interest shall accrue for the period from and after such Interest  Payment Date,  Redemption Date or Stated  Maturity,  as the
case may be.

Section 114.     Immunity of Incorporators, Stockholders, Officers and Directors.

     No recourse  shall be had for the payment of the principal of (and premium, if any),  or the interest,  if any, on any Security or coupon of any series,  or for any claim based thereon,  or upon any  obligation,  covenant or agreement of this Indenture, against any incorporator,  stockholder,  officer or director, as such, past,  present or future, of the Company or of any successor  corporation, either directly or indirectly through the Company or any successor  corporation, whether  by  virtue  of  any  constitution,  statute  or  rule  of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and  understood  that this  Indenture and all the Securities and coupons of each series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any  incorporator,  stockholder,  officer or director,  past,  present  or  future,  of  the  Company  or  of  any  successor corporation,  either directly or indirectly through the Company or any successor corporation,  because of the incurring of the indebtedness  hereby authorized or under or by reason of any of the obligations,  covenants or agreements contained in this Indenture or in any of the Securities or coupons of any series, or to be implied  herefrom or therefrom;  and that all such personal  liability is hereby
expressly   released  and  waived  as  a  condition  of,  and  as  part  of  the consideration  for,  the  execution  of this  Indenture  and the issuance of the
Securities and coupons of each series.

Section 115.      Certain Matters Relating to Currencies.

     Subject to Section 311, each  reference to any currency or currency unit in any Security,  or in the Board  Resolution or  supplemental  indenture  relating thereto,  shall mean only the referenced  currency or currency unit and no other currency or currency unit.

     The Trustee shall segregate moneys,  funds and accounts held by the Trustee in one currency or currency unit from any moneys,  funds or accounts held in any other currencies or currency units,  notwithstanding  any provision herein which would otherwise permit the Trustee to commingle such amounts.

     Whenever  any  action or Act is to be taken  hereunder  by the  Holders  of
Securities denominated in a Foreign Currency or currency unit, then for purposes of  determining  the principal  amount of Securities  held by such Holders,  the aggregate  principal amount of the Securities  denominated in a Foreign Currency or  currency  unit shall be deemed to be that  amount of  Dollars  that could be obtained  for such  principal  amount on the  basis of a spot  rate of  exchange specified  to the Trustee for such series in an Officers'  Certificate  for such
Foreign Currency or currency unit into Dollars as of the date the taking of such action or Act by the Holders of the requisite  percentage in principal amount of the Securities is evidenced to such Trustee.

Section 116.      Language of Notices, Etc.

     Any request, demand,  authorization,  direction,  notice, consent or waiver required or permitted under this Indenture shall be in the English language, and any  published  notice may also be in an  official  language  of the  country of publication.

                                   ARTICLE 2

                                 Security Forms

Section 201.      Forms of Securities.

     The  Registered  Securities,   if  any,  of  each  series  and  the  Bearer
Securities,  if any, of each series and related coupons shall be in such form or forms (including  global form) as shall be established by or pursuant to a Board
Resolution  of the  Company,  in each  case with  such  appropriate  insertions, omissions,  substitutions  and other  variations as are required or permitted by this Indenture or any indenture  supplemental  hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law,  with any rule or  regulation made pursuant thereto,  with any rules of any securities  exchange or Depositary therefor,  automated quotation system or clearing agency or to conform to usage, as may,  consistently  herewith,  be determined by the officers  executing  such
Securities  or coupons,  as evidenced by their  execution of such  Securities or coupons.  If  temporary  Securities  of any series are issued in global  form as permitted by Section 304, the form thereof shall be  established  as provided in the preceding sentence.

     Unless   otherwise   specified  as  contemplated  by  Section  301,  Bearer
Securities shall have interest coupons attached.

     The  definitive   Securities  and  coupons,   if  any,  shall  be  printed,
lithographed  or engraved or produced by any  combination  of these methods on a steel engraved border or steel engraved  borders or may be produced in any other manner,  all as determined by the officers executing such Securities or coupons, as evidenced by their execution thereof.

     Any form of Security  approved by or pursuant to a Board Resolution must be reasonably acceptable as to form to the Trustee, such acceptance to be evidenced by the  Trustee's  authentication  of  Securities  in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to the Company.

Section 202.      Form of Trustee's Certificate of Authentication.

     The  Certificate  of   Authentication   on  all  Securities   shall  be  in
substantially the following form:

     "This is one of the Securities of the series  designated  therein described in the within-mentioned Indenture.

                                          ---------------------,
                                          as Trustee

                                          By  _________________________
                                                    Authorized Officer"

Section 203.      Securities in Global Form.

     If any Security of a series is issuable in global form,  such  Security may provide that it shall represent the aggregate  amount of Outstanding  Securities from time to time  endorsed  thereon  and may also  provide  that the  aggregate amount of Outstanding  Securities  represented  thereby may from time to time be reduced to reflect  exchanges.  Any  endorsement of a Security in global form to reflect the amount,  or any increase or decrease in the amount,  of  Outstanding
Securities  represented  thereby shall be made by the Trustee and in such manner as shall be specified in such  Security.  Any  instructions  by the Company with respect to a Security in global form,  after its initial  issuance,  shall be in writing but need not comply with Section 102.

     Global  Securities may be issued in either registered or bearer form and in either temporary or permanent form.

                                   ARTICLE 3

                                 The Securities

Section 301.      Title; Payment and Terms.

     The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited.  The Securities may be issued up to the aggregate  principal  amount of Securities from time to time authorized by or pursuant to Board Resolutions of the Company.

     The Securities may be issued in one or more series,  each of which shall be issued pursuant to Board Resolutions of the Company.  There shall be established in one or more Board Resolutions or pursuant to one or more Board Resolutions of the Company  and,  subject to Section 303,  set forth in, or  determined  in the manner provided in, an Officer's  Certificate of the Company,  or established in one or more supplemental  indentures hereto, prior to the issuance of Securities of any series all or any of the following,  as applicable  (each of which, if so provided,  may be  determined  from time to time by the Company  with respect to unissued  Securities  of that  series  and set forth in the  Securities  of that series when issued from time to time):

     (1) the title of the Securities of that series (which shall distinguish the
Securities of that series from all other series of Securities);

     (2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for
Securities  authenticated  and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section
304, 305, 306, 906 or 1107);

     (3) whether  Securities  of that  series are to be  issuable as  Registered
Securities,  Bearer  Securities or both and any  restrictions on the exchange of one form of  Securities  for another and on the offer,  sale and delivery of the
Securities in either form;

     (4) the date or dates  (or  manner  of  determining  the same) on which the principal of the Securities of that series is payable (which,  if so provided in such Board  Resolutions,  may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time);

     (5) the rate or rates (or the manner of  calculation  thereof) at which the
Securities of that series shall bear  interest (if any),  the date or dates from which such  interest  shall  accrue,  the Interest  Payment  Dates on which such interest  shall be payable (or manner of  determining  the same) and the Regular
Record  Date  for the  interest  payable  on any  Registered  Securities  on any
Interest  Payment  Date and the  extent to which,  or the  manner in which,  any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 307;

     (6) the place or places where,  subject to the provisions of  Section 1002, the  principal of (and premium,  if any) and interest,  if any, on Securities of that series shall be payable,  any  Registered  Securities of that series may be surrendered for  registration of transfer,  any Securities of that series may be surrendered  for  exchange,  and  notices  and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served;

     (7) the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining  the same),  the currency or currency unit in which, and the terms and conditions upon which Securities of that series may be redeemed,  in whole or in part, at the option of the Company, and any remarketing arrangements with respect to the Securities of that series;

     (8) the  obligation,  if any, of the  Company to redeem,  repay or purchase
Securities of that series  pursuant to any sinking fund or analogous  provisions or at the option of a Holder thereof, and the period or periods within which (or manner of  determining  the  same),  the price or prices at which (or  manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which, Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     (9) if the  currency  in  which  the  Securities  of that  series  shall be issuable is Dollars,  the  denominations  in which any Registered  Securities of that series shall be  issuable,  if other than  denominations  of $1,000 and any integral multiple thereof,  and the denominations in which any Bearer Securities of that series shall be issuable, if other than the denomination of $5,000;

     (10) if  other  than the  principal  amount  thereof,  the  portion  of the principal  amount of  Securities  of that series  which shall be payable  upon a declaration of acceleration of the Maturity thereof pursuant to Section 502;

     (11) any Events of Default and covenants of the Company with respect to the
Securities  of that  series,  whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

     (12) if a Person  other than  ______________  is to act as Trustee  for the
Securities of that series,  the name and location of the Corporate  Trust Office of such Trustee;

     (13) if other than Dollars,  the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series shall be made or in which the  Securities of that series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of Section 311;

     (14) if the principal of (and premium, if any) and interest, if any, on the
Securities of that series are to be payable, at the election of the Company or a
Holder  thereof,  in a currency or  currency  unit other than that in which such
Securities  are  denominated  or  stated  to  be  payable,  in  accordance  with provisions  in addition to or in lieu of, or in accordance  with the  provisions of,  Section 311, the period or periods  within  which  (including  the Election
Date),  and the terms and conditions upon which,  such election may be made, and the time and manner of  determining  the  exchange  rate between the currency or currency unit in which such  Securities are  denominated or stated to be payable and the currency or currency unit in which such Securities are to be so payable;

     (15) if the principal of (and premium, if any) or interest,  if any, or the securities of that series are to be payable, at the election of the Company or a
Holder  thereof,  in securities or other  property,  the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined,  and the terms and conditions upon which, such election may be made;

     (16) the designation of the original Currency Determination Agent, if any;

     (17) if the  Securities of such series are issuable as Indexed  Securities, the manner in which the amount of payments of  principal,  premium,  if any, and interest, if any, on that series shall be determined;

     (18) if the Securities of that series do not bear interest,  the applicable dates for purposes of Section 701;

     (19) if  other  than as set  forth  in  Article  Four,  provisions  for the satisfaction  and discharge of this  Indenture with respect to the Securities of that series;

     (20) the date as of which any  Bearer  Securities  of that  series  and any
Global  Security  representing  Outstanding  Securities  of that series shall be dated if other than the date of original  issuance of the first Security of that series to be issued;

     (21) the  application,  if any, of Section 1010 to the  Securities  of that series;

     (22)  whether the  Securities  of the series shall be issued in whole or in part in the form of a Global  Security  or  Securities  and,  in such case,  the
Depositary  and Global  Exchange  Agent,  if any,  for such  Global  Security or
Securities,  whether such global form shall be  permanent  or temporary  and, if applicable, the Exchange Date;

     (23) if Securities  of the series are to be issuable  initially in the form of a temporary  Global  Security,  the  circumstances  under which the temporary
Global  Security  can be exchanged  for  definitive  Securities  and whether the definitive Securities will be Registered Securities and/or Bearer Securities and will be in global  form and  whether  interest in respect of any portion of such
Global  Security  payable in respect of an  Interest  Payment  Date prior to the
Exchange  Date  shall be paid to any  clearing  organization  with  respect to a portion of such Global  Security  held for its account  and, in such event,  the terms and conditions  (including any certification  requirements) upon which any such interest  payment received by a clearing  organization  will be credited to the Persons  entitled to interest payable on such Interest Payment Date if other than as provided in this Article Three;

     (24) to the extent not  established  pursuant  to  subsection  (23) of this paragraph,  any  limitations  on the rights of the Holders of the  Securities of
such  series  to  transfer  or  exchange  such   Securities  or  to  obtain  the
registration or transfer  thereof,  and if a service charge will be made for the registration of transfer or exchange of securities of such series, the amount or terms thereof;

     (25) the extent and manner,  if any,  to which  payment on or in respect of
Securities  of that series will be  subordinated  to the prior  payment of other liabilities and obligations of the Company;

     (26) the forms of the Securities of that series; and

     (27) any other terms of that series (which terms shall not be  inconsistent with the provisions of this Indenture).

     All Securities of any particular series and the coupons appertaining to any
Bearer  Securities of such series shall be substantially  identical except as to denomination,  rate of  interest,  Stated  Maturity  and  the  date  from  which interest,  if any,  shall accrue,  and except as may otherwise be provided in or pursuant to such Board  Resolutions and set forth in such Officer's  Certificate relating  thereto or  provided  in or  pursuant  to any  supplemental  indenture hereto.  The terms of such Securities,  as set forth above, may be determined by the Company from time to time if so provided in or  established  pursuant to the authority  granted in Board  Resolutions.  All Securities of any one series need not be issued at the same time, and unless otherwise  provided,  a series may be reopened,  without  the  consent of the  Holders,  for  increases  in  aggregate principal  amount of such  series of  Securities  and  issuances  of  additional
Securities  of such series or for the  establishment  of  additional  terms with respect to the Securities of such series. No additional Securities may be issued if an Event of Default under the  Indenture has occurred and is continuing  with respect to the Securities.

     Prior to the  delivery  of a Security of any series in any such form to the
Trustee for the Securities of such series for authentication,  the Company shall deliver to such Trustee the following:

     (1) The Board  Resolutions of the Company by or pursuant to which such form of Security has been approved and, if applicable,  the supplemental indenture by or pursuant to which such form of Security has been approved;

     (2) An Officers' Certificate of the Company dated the date such Certificate is delivered to such Trustee stating that all conditions  precedent provided for in this Indenture  relating to the  authentication and delivery of Securities in such forms have been complied with; and

     (3) An Opinion of Counsel  stating that  Securities in such form,  together with any  coupons  appertaining  thereto,  when  (a)  completed  by  appropriate insertions  and  executed  and  delivered  by the  Company to such  Trustee  for
authentication  in  accordance  with  this  Indenture,   (b)  authenticated  and
delivered  by  such  Trustee  in  accordance  with  this  Indenture  within  the authorization as to aggregate  principal amount established from time to time by the Board of Directors of the Company,  and (c) sold in the manner  specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the
Company,  subject  to the  effects  of  applicable  bankruptcy,  reorganization, fraudulent conveyance,  moratorium,  insolvency and other similar laws generally affecting  creditors'  rights,  to general equitable  principles,  to an implied covenant of good faith and fair dealing and to such other qualifications as such counsel shall  conclude do not  materially  affect the rights of Holders of such
Securities.

Section 302.      Denominations and Currencies.

     Unless  otherwise  provided  with  respect to any series of  Securities  as contemplated  by Section 301,  any  Registered  Securities  of a series shall be issuable in denominations of $1,000 and any integral multiple  thereof,  and any
Bearer  Securities of a series shall be issuable in the  denomination of $5,000, or the  equivalent  amounts  thereof in the case of  Registered  Securities  and
Bearer Securities denominated in a Foreign Currency or currency unit.

Section 303.      Execution, Authentication, Delivery and Dating.

     The Securities  and any related  coupons shall be executed on behalf of the
Company by its  Chairman  of the Board,  a Vice  Chairman  of the Board,  or its
President, Chief Executive Officer or one of its Vice Presidents. The Securities
shall be so executed under the corporate seal of the Company  reproduced thereon and attested to by its  Secretary or any one of its Assistant  Secretaries.  The
signature of any of these officers on the Securities may be manual or facsimile.

     Securities  and  coupons  bearing  the manual or  facsimile  signatures  of individuals  who were at any time the proper  officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the  execution and delivery of this
Indenture,  the Company may deliver  Securities of any series  together with any coupons  appertaining  thereto,  executed  by the Company to the Trustee for the
Securities of such series for authentication,  together with a Company Order for the  authentication  and  delivery  of such  Securities,  and such  Trustee,  in
accordance  with  the  Company  Order,   shall  authenticate  and  deliver  such
Securities;  provided, however, that, during the "restricted period" (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no
Bearer  Security  shall be mailed or otherwise  delivered to any location in the
United States;  and provided,  further,  that a Bearer Security may be delivered outside the United States in connection  with its original  issuance only if the
Person  entitled to receive  such Bearer  Security  shall have  furnished to the
Trustee for the  Securities  of such series a certificate  substantially  in the form  set  forth  in  Exhibit  A to this  Indenture.  If any  Security  shall be represented by a permanent Global  Security,  then, for purposes of this Section and Section  304, the notation of a  beneficial  owner's  interest  therein upon original  issuance of such Security or upon exchange of a portion of a temporary
Global  Security shall be deemed to be delivery in connection  with the original issuance of such beneficial  owner's interest in such permanent Global Security.
Except as permitted by Section 306 or 307, the Trustee for the  Securities  of a
series  shall not  authenticate  and  deliver  any  Bearer  Security  unless all appurtenant  coupons for  interest  then matured  other than matured  coupons in default  have been  detached and  cancelled.  If all the  Securities  of any one series are not to be issued at one time and if a Board  Resolution  relating  to such  Securities  shall so permit,  such Company Order may set forth  procedures acceptable  to the  Trustee  for the  issuance  of such  Securities,  including, without  limitation,  procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue.

     Notwithstanding  any contrary  provision  herein,  if all  Securities  of a series are not to be originally issued at one time, it shall not be necessary to deliver  the Board  Resolution,  Officers'  Certificate  and  Opinion of Counsel
otherwise  required  pursuant to Sections 102 and 301 at or prior to the time of authentication  of each Security of such series if such  documents are delivered at or prior to the  authentication  upon original issuance of the first Security of such series to be issued.

     Each  Registered  Security  shall be dated the date of its  authentication, and,  unless  otherwise  specified as  contemplated  by Section 301, each Bearer
Security  shall  be  dated  as of the date of  original  issuance  of the  first
Security of such series to be issued.

     No Security or coupon appertaining thereto shall be entitled to any benefit under this  Indenture  or be valid or  obligatory  for any purpose  unless there appears on such Security a certificate of  authentication  substantially  in the form provided for herein  manually  executed by the Trustee for such Security or on its behalf  pursuant to Section 614, and such  certificate  upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     In case any Securities shall have been authenticated, but not delivered, by the Trustee or the  Authenticating  Agent for such  series  then in office,  any successor  by  merger,  conversion  or  consolidation  to such  Trustee,  or any
successor   Authenticating   Agent,   as  the  case  may  be,   may  adopt  such
authentication  and deliver the Securities so authenticated with the same effect as if such  successor  Trustee  or  successor  Authenticating  Agent had  itself authenticated such Securities.

     Each Depositary designated pursuant to Section 301 for a Global Security in registered  form must, at the time of its  designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Section 304.      Temporary Securities and Exchange of Securities.

     Pending the preparation of definitive  Securities of any particular series, the Company may execute,  and upon Company Order the Trustee for the  Securities of such series  shall  authenticate  and  deliver,  in the manner  specified  in
Section 303, temporary Securities which are printed, lithographed,  typewritten, photocopied  or otherwise  produced,  in any  denomination,  with like terms and conditions as the definitive Securities of like series in lieu of which they are issued in  registered  form or, if  authorized,  in bearer form with one or more coupons or without  coupons,  and with such appropriate  insertions,  omissions, substitutions and other variations as the officers executing such Securities may determine,  as  evidenced  by  their  execution  of such  Securities.  Any  such temporary Securities may be in global form, representing such of the Outstanding
Securities of such series as shall be specified therein.

     Except in the case of temporary  Securities  in global form (which shall be exchanged only in accordance  with the provisions of the following  paragraphs), if temporary  Securities of any particular  series are issued,  the Company will cause definitive  Securities of that series to be prepared without  unreasonable delay.  After the  preparation  of such  definitive  Securities,  the  temporary
Securities of such series shall be exchangeable  for such definitive  Securities and of a like Stated  Maturity and with like terms and provisions upon surrender of the  temporary  Securities  of such series,  together  with all unmatured and matured coupons in default,  if any, at the office or agency of the Company in a
Place of Payment for that series,  without charge to the Holder.  Upon surrender for  cancellation  of any one or more  temporary  Securities  of any  particular series,  the Company  shall  execute  and (in  accordance  with a Company  Order delivered at or prior to the authentication of the first definitive  Security of such  series)  the  Trustee  for the  Securities  of such  series or the  Global
Exchange  Agent  shall  authenticate  and  deliver in  exchange  therefor a like principal  amount of definitive  Securities of authorized  denominations  of the same series and of a like Stated  Maturity  and with like terms and  provisions;
provided,  however,  unless  otherwise  specified  pursuant  to Section  301, no definitive  Bearer  Security  shall be  delivered  in  exchange  for a temporary
Registered Security;  and provided,  further,  that a definitive Bearer Security shall  be  delivered  in  exchange  for a  temporary  Bearer  Security  only  in compliance  with the  conditions  set forth in Section 303.  Until  exchanged as hereinabove  provided,  the  temporary  Securities  of any  series  shall in all respects be entitled to the same  benefits  under this  Indenture as  definitive
Securities of the same series and with like terms and  conditions,  except as to payment of interest, if any, authenticated and delivered hereunder.

     Any temporary  Global  Security and any permanent  Global  Security  shall, unless  otherwise  provided  therein,  be delivered  to a Depositary  designated pursuant to Section 301.

     Without  unnecessary  delay  but in any  event  not  later  than  the  date specified in or determined  pursuant to the terms of any such  temporary  Global
Security (the  "Exchange  Date"),  the  Securities  represented by any temporary
Global  Security  of a series  of  Securities  issuable  in  bearer  form may be exchanged for definitive Securities (subject to the second succeeding paragraph)
or  Securities to be  represented  thereafter  by one or more  permanent  Global
Securities,  without  interest  coupons.  On or after  the  Exchange  Date  such temporary  Global Security shall be surrendered by the Depositary to the Trustee for such  Security,  as the  Company's  agent  for such  purpose,  or the  agent appointed  by the Company  pursuant to Section 301 to effect the exchange of the temporary  Global  Security for  definitive  Securities  (the  "Global  Exchange
Agent"), and following such surrender, such Trustee or the Global Exchange Agent
(as  authorized by the Trustee as an  Authenticating  Agent  pursuant to Section
614) shall (1) endorse the temporary Global Security to reflect the reduction of its principal  amount by an equal aggregate  principal  amount of such Security,
(2) endorse the applicable  permanent  Global  Security,  if any, to reflect the initial amount, or an increase in the amount of Securities  represented thereby,
(3) manually  authenticate  such definitive  Securities or such permanent Global
Security,  as the  case  may be,  (4)  subject  to  Section  303,  deliver  such definitive Securities to the Holder thereof or, as the case may be, deliver such permanent Global Security to the Depositary to be held outside the United States for the  accounts of Euroclear  and  Clearstream,  for credit to the  respective accounts  at  Euroclear  and  Clearstream,  designated  by or on  behalf  of the beneficial  owners of such  Securities  (or to such other  accounts  as they may direct) and (5) redeliver  such  temporary  Global  Security to the  Depositary, unless such  temporary  Global  Security shall have been cancelled in accordance with Section 309 hereof; provided,  however, that, unless otherwise specified in such temporary Global Security,  upon such presentation by the Depositary,  such temporary  Global  Security  shall be  accompanied  by a  certificate  dated the
Exchange Date or a subsequent  date and signed by Euroclear as to the portion of such  temporary  Global  Security  held for its account then to be exchanged for definitive  Securities or one or more permanent Global  Securities,  as the case may be, and a  certificate  dated the  Exchange  Date or a  subsequent  date and signed by Clearstream,  as to the portion of such temporary Global Security held for its account then to be exchanged  for  definitive  Securities or one or more permanent Global Securities,  as the case may be, each substantially in the form set forth in Exhibit B to this Indenture.  Each certificate substantially in the form of Exhibit B hereto of Euroclear or Clearstream,  as the case may be, shall be based on  certificates  of the  account  holders  listed  in the  records  of
Euroclear or  Clearstream,  as the case may be, as being  entitled to all or any portion of the  applicable  temporary  Global  Security.  An  account  holder of
Euroclear or Clearstream, as the case may be, desiring to effect the exchange of interest in a temporary Global Security for an interest in definitive Securities or  one  or  more  permanent  Global  Securities  shall  instruct  Euroclear  or
Clearstream,  as the case may be, to  request  such  exchange  on its behalf and shall  deliver to Euroclear or  Clearstream,  as the case may be, a  certificate substantially  in the form of Exhibit A hereto and dated no earlier than 15 days prior to the Exchange  Date.  Until so exchanged,  temporary  Global  Securities shall in all respects be entitled to the same benefits  under this  Indenture as definitive  Securities  and  permanent  Global  Securities  of the  same  series authenticated  and  delivered  hereunder,  except  as  provided  in  the  fourth succeeding paragraph.

     The delivery to the Trustee for the Securities of the appropriate series or the  Global  Exchange  Agent by  Euroclear  or  Clearstream  of any  certificate substantially  in the form of Exhibit B hereto may be relied upon by the Company and such Trustee or the Global  Exchange  Agent as  conclusive  evidence  that a corresponding  certificate  or  certificates  has  or  have  been  delivered  to
Euroclear or to  Clearstream,  as the case may be, pursuant to the terms of this
Indenture.

     On or prior to the Exchange  Date, the Company shall deliver to the Trustee for the  Securities  of the  appropriate  series or the  Global  Exchange  Agent definitive  Securities  in aggregate  principal  amount  equal to the  principal amount of such temporary Global Security, executed by the Company in the case of the Securities. At any time, on or after the Exchange Date, upon 30 days' notice to the  Trustee  for the  Securities  of the  appropriate  series or the  Global
Exchange  Agent by Euroclear or  Clearstream,  as the case may be, acting at the request of or on behalf of the  beneficial  owner,  a Security  represented by a temporary Global Security or a permanent  Global  Security,  as the case may be, may be  exchanged,  in  whole  or from  time to time  in  part,  for  definitive
Securities  without  charge and such Trustee or the Global  Exchange Agent shall authenticate and deliver,  in exchange for each portion of such temporary Global
Security or such permanent Global Security,  an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and with like terms and  provisions as the portion of such temporary  Global  Security or such permanent Global Security to be exchanged,  which, unless the Securities of the  series  are  not  issuable  both as  Bearer  Securities  and as  Registered
Securities,  as  contemplated  by  Section  301,  shall be in the form of Bearer
Securities or Registered  Securities,  or any combination  thereof,  as shall be specified by the beneficial owner thereof;  provided,  however,  that definitive
Bearer  Securities shall be delivered in exchange for a portion of the temporary
Global  Security or the permanent  Global  Security only in compliance  with the requirements of the second preceding paragraph. On or prior to the thirtieth day following receipt by the Trustee for the Securities of the appropriate series or the Global Exchange Agent of such notice with respect to a Security, or, if such day is not a Business  Day, the next  succeeding  Business  Day,  the  temporary
Global Security or the permanent Global  Security,  as the case may be, shall be surrendered by the Depositary to such Trustee,  as the Company's  agent for such purpose,  or the Global Exchange Agent to be exchanged in whole, or from time to time in part, for definitive Securities without charge following such surrender, upon the  request  of  Euroclear  or  Clearstream,  as the case may be, and such
Trustee or the Global Exchange Agent shall (1) endorse the applicable  temporary
Global Security or the permanent Global Security to reflect the reduction of its principal  amount by the aggregate  principal  amount of such  Security,  (2) in accordance  with  procedures  acceptable  to the Trustee cause the terms of such
Security  and  coupons,  if any,  to be entered on a  definitive  Security,  (3)
manually  authenticate such definitive  Security and (4) if a Bearer Security is to be delivered,  deliver such definitive  Security outside the United States to
Euroclear or Clearstream, as the case may be, for or on behalf of the beneficial owner thereof, in exchange for a portion of such permanent Global Security.

     Unless  otherwise  specified in such temporary Global Security or permanent
Global  Security,  any  such  exchange  shall  be  made  free of  charge  to the beneficial  owners  of  such  temporary  Global  Security  or  permanent  Global
Security,  except that a Person  receiving  definitive  Securities must bear the cost of insurance,  postage,  transportation and the like in the event that such
Person does not take  delivery of such  definitive  Securities  in person at the offices of Euroclear or Clearstream.  Definitive Securities in bearer form to be delivered  in  exchange  for any  portion of a  temporary  Global  Security or a permanent Global Security shall be delivered only outside the United States.

     Until  exchanged in full as  hereinabove  provided,  any  temporary  Global
Security or permanent  Global  Security shall in all respects be entitled to the same benefits under this  Indenture as definitive  Securities of the same series and with like terms and  conditions,  except as to payment of interest,  if any,
authenticated   and  delivered   hereunder.   Unless   otherwise   specified  as
contemplated by Section 301,  interest payable on such temporary Global Security on an Interest  Payment Date for  Securities  of such series shall be payable to
Euroclear  and  Clearstream  on such  Interest  Payment  Date upon  delivery  by
Euroclear and  Clearstream to the Trustee for the Securities of the  appropriate series or the Global  Exchange  Agent in the case of payment  of  interest  on a temporary  Global  Security with respect to an Interest  Payment Date  occurring prior  to  the  applicable  Exchange  Date  of  a  certificate  or  certificates substantially  in the form set forth in Exhibit C to this Indenture,  for credit without  further  interest  on or  after  such  Interest  Payment  Date  to  the respective  accounts of the Persons who are the beneficial owners of such Global
Security on such  Interest  Payment Date and who have, in the case of payment of interest on a temporary Global Security with respect to an Interest Payment Date occurring prior to the applicable  Exchange Date, each delivered to Euroclear or
Clearstream,  as the case may be, a  certificate  substantially  in the form set forth in Exhibit D to this Indenture.

     Any definitive  Bearer Security  authenticated and delivered by the Trustee for the  Securities of the  appropriate  series or the Global  Exchange Agent in exchange  for a portion of a temporary  Global  Security  or a permanent  Global
Security shall not bear a coupon for any interest which shall  theretofore  have been duly paid by such Trustee to Euroclear or  Clearstream or by the Company to
such Trustee in accordance with the provisions of this Section 304.

     With respect to Exhibits A, B, C and D to this Indenture,  the Company may, in its discretion and if required or desirable under applicable law,  substitute one or more  other  forms of such  exhibits  for such  exhibits,  eliminate  the requirement  that any or all  certificates be provided,  or change the time that any certificate may be required,  provided that such substitute form or forms or
notice  of  elimination  or  change  of  such  certification   requirement  have
theretofore  been delivered to the Trustee with a Company  Request and such form or forms, elimination or change is reasonably acceptable to the Trustee.

Section 305.      Registration, Registration of Transfer and Exchange.

     The Company  shall cause to be kept at the  Corporate  Trust  Office of the
Trustee for the Securities of each series a register (the register maintained in such office being herein  sometimes  referred to as the "Security  Register") in which, subject to such reasonable  regulations as it may prescribe,  the Company shall provide for the registration of Registered  Securities and of transfers of
Registered  Securities.  The Trustee for the Securities of each series is hereby
initially  appointed  "Security   Registrar"  for  the  purpose  of  registering
Registered  Securities and transfers of Registered  Securities of such series as herein provided.

     Upon surrender for  registration of transfer of any Registered  Security of any  particular  series at the  office or  agency of the  Company  in a Place of
Payment for that  series,  the Company  shall  execute,  and the Trustee for the
Securities  of each series shall  authenticate  and deliver,  in the name of the designated  transferee or transferees,  one or more new Registered Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate principal amount and with like terms and conditions.

     Except  as set  forth  below,  at the  option  of  the  Holder,  Registered
Securities  of any  particular  series  may be  exchanged  for other  Registered
Securities of any authorized denominations, and of a like Stated Maturity and of a like series and aggregate  principal amount and with like terms and conditions upon  surrender of the  Registered  Securities to be exchanged at such office or agency.  Whenever any Securities are so  surrendered  for exchange,  the Company shall  execute,  and the  Trustee for such  Securities  shall  authenticate  and deliver,  the  Securities  which the Holder  making the  exchange is entitled to receive.  Except as  otherwise  specified  pursuant to Section  301,  Registered
Securities may not be exchanged for Bearer Securities.

     Notwithstanding  any other provision of this Section or Section 304, unless and  until it is  exchanged  in whole or in part for  Registered  Securities  in definitive  form,  a  Global  Security  representing  all  or a  portion  of the
Registered  Securities of a series may not be  transferred  except as a whole by the Depositary  for such series to a nominee of such  Depositary or by a nominee of such  Depositary to such  Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

     At the  option  of the  Holder,  Bearer  Securities  of any  series  may be exchanged  for  Registered  Securities  of the  same  series  of any  authorized denominations  and of a like aggregate  principal amount and with like terms and provisions upon surrender of the Bearer Securities to be exchanged at any office or  agency  of the  Company  in a Place of  Payment  for that  series,  with all unmatured  coupons and all matured coupons in default thereto  appertaining.  If the Holder of a Bearer  Security is unable to produce any such unmatured  coupon or coupons  or  matured  coupon or coupons  in  default,  such  exchange  may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company (or to the Trustee for the Security in case of matured coupons in default)  in an  amount  equal to the face  amount  of such  missing  coupon  or coupons, or the surrender of such missing coupon or coupons may be waived by the
Company  and such  Trustee  if there  is  furnished  to them  such  security  or indemnity  as they  may  require  to save  each of  them  and any  Paying  Agent harmless.  If  thereafter  the Holder of such  Security  shall  surrender to any
Paying  Agent any such missing  coupon in respect of which such a payment  shall have been made,  such  Holder  shall be  entitled  to receive the amount of such payment; provided,  however, that, except as otherwise provided in Section 1002, interest  represented  by coupons  shall be payable only upon  presentation  and surrender  of those  coupons at an office or agency of the Company in a Place of
Payment for that series located outside the United States.  Notwithstanding  the foregoing,  in case a Bearer  Security of any series is  surrendered at any such office or agency in exchange  for a  Registered  Security of the same series and with like terms and  conditions  after the close of  business  at such office or agency on or after  (i) any  Regular  Record  Date and  before  the  opening  of business at such office or agency on the relevant Interest Payment Date, or (ii)
any  Special  Record  Date and before the  opening of business at such office or agency on the related  proposed  date for payment of  Defaulted  Interest,  such
Bearer  Security  shall be  surrendered  without  the  coupon  relating  to such
Interest  Payment Date or proposed date for payment,  as the case may be (or, if such coupon is so surrendered  with such Bearer  Security,  such coupon shall be returned to the person so  surrendering  the Bearer  Security),  and interest or
Defaulted  Interest,  as the case may be,  will not be payable on such  Interest
Payment Date or proposed date for payment, as the case may be, in respect of the
Registered  Security  issued in exchange for such Bearer  Security,  but will be payable  only to the  Holder  of such  coupon  when due in  accordance  with the provisions of this Indenture.

     Whenever any Securities are so surrendered for exchange,  the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the
Securities which the Holder making the exchange is entitled to receive.

     If at any time the Depositary for Securities of a series in registered form notifies the Company  that it is  unwilling or unable to continue as  Depositary for the  Securities  of such  series  or if at any time the  Depositary  for the
Securities  of such series  shall no longer be eligible  under  Section 303, the
Company shall appoint a successor  Depositary with respect to the Securities for such series. If (i) a successor  Depositary for the Securities of such series is not  appointed  by the Company  within 90 days after the Company  receives  such notice or becomes aware of such ineligibility,  (ii) the Company delivers to the
Trustee for Securities of such series in registered form a Company Order stating that the Securities of such series shall be  exchangeable,  or (iii) an Event of
Default under Section 501 hereof has occurred and is continuing  with respect to the Securities of such series,  the Company's  election  pursuant to Section 301 shall no longer be effective  with respect to the Securities for such series and the Company will execute,  and the Trustee,  upon receipt of a Company Order for the  authentication and delivery of definitive  Securities of such series,  will authenticate  and deliver  Securities  of such series in  definitive  form in an aggregate  principal amount equal to the principal amount of the Global Security or Securities  representing  such series in exchange for such Global Security or
Securities.

     The Company may at any time and in its sole  discretion  determine that the
Registered  Securities  of any series  issued in the form of one or more  Global
Securities shall no longer be represented by such Global Security or Securities.
In such event the Company  will  execute,  and the  Trustee,  upon  receipt of a
Company  Order for the  authentication  and  delivery of  definitive  Registered
Securities of such series, will authenticate and deliver,  Registered Securities of such series in definitive form and in an aggregate  principal amount equal to the  principal  amount of the Global  Security or Securities  representing  such series in exchange for such Global Security or Securities.

     If  specified  by the Company  pursuant  to Section  301 with  respect to a series of Securities  in  registered  form,  the  Depositary  for such series of
Securities  may  surrender a Global  Security for such series of  Securities  in exchange  in whole or in part for  Securities  of such  series of like tenor and terms and in definitive  form on such terms as are acceptable to the Company and such  Depositary.  Thereupon  the Company shall  execute,  and the Trustee shall authenticate and deliver,  without service charge,  (i) to each Person specified by such  Depositary a new  Security or  Securities  of the same series,  of like tenor and terms and of any authorized  denomination  as requested by such Person in  aggregate  principal  amount  equal to and in  exchange  for  such  Person's beneficial  interest in the Global  Security;  and (ii) to such Depositary a new
Global  Security  of like  tenor and terms  and in a  denomination  equal to the difference,  if any,  between the  principal  amount of the  surrendered  Global
Security and the aggregate  principal amount of Securities  delivered to Holders thereof.

     Upon the exchange of a Global  Security for Securities in definitive  form, such Global  Security shall be cancelled by the Trustee.  Registered  Securities issued in  exchange  for a Global  Security  pursuant to this  Section  shall be registered in such names and in such authorized  denominations as the Depositary for such Global Security,  pursuant to instructions  from its direct or indirect participants  or otherwise,  shall instruct the Trustee in writing.  The Trustee shall  deliver  such  Registered  Security  to the  persons in whose  names such
Securities are so registered.

     All  Securities  issued  upon any  registration  of transfer or exchange of
Securities  shall be the valid  obligations of the Company,  evidencing the same debt, and entitled to the same benefits under this Indenture,  as the Securities surrendered upon such registration of transfer or exchange.

     Every Security  presented or surrendered  for  registration  of transfer or exchange  shall (if so required by the Company or the Trustee for such Security)
be duly endorsed,  or be accompanied by a written instrument of transfer in form satisfactory  to the Company  and the  Security  Registrar  for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No  service  charge  shall be made to the Holder  for any  registration  of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental  charge that may be imposed in connection with any  registration  of transfer or exchange of Securities,  other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange  Securities of any series  during a period  beginning at the opening of business  15 days  before the day of the  mailing of a notice of  redemption  of
Securities of that series selected for redemption  under Section 1104 and ending at the close of business on (A) if Securities of the series are issuable only as
Registered  Securities,  the  day  of the  mailing  of the  relevant  notice  of redemption  and  (B)  if  Securities  of  the  series  are  issuable  as  Bearer
Securities,  the  day  of  the  first  publication  of the  relevant  notice  of redemption  or, if  Securities  of the series are also  issuable  as  Registered
Securities and there is no  publication,  the mailing of the relevant  notice of redemption,  or (ii) to register  the  transfer of or  exchange  any  Registered
Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security  being redeemed in part, or (iii) to exchange any Bearer
Security so selected for  redemption  except that such a Bearer  Security may be exchanged  for a  Registered  Security of that series and like tenor;  provided, however,  that such Registered Security shall be simultaneously  surrendered for redemption.

     Furthermore,  notwithstanding  any other provision of this Section 305, the
Company will not be required to exchange any  Securities  if, as a result of the exchange,  the Company would suffer adverse consequences under any United States law or regulation.

Section 306.      Mutilated, Destroyed, Lost and Stolen Securities and Coupons.

     If (i)  any  mutilated  Security  or a  Security  with a  mutilated  coupon appertaining  thereto is  surrendered  to the Trustee  for such  Security or the
Company and the Trustee for a Security receive evidence to their satisfaction of the  destruction,  loss or theft of any  Security  or coupon  and (ii)  there is delivered to the Company and such  Trustee such  security or indemnity as may be required by them to save each of them and any agent of either of them  harmless, then, in the absence of notice to the Company or such Trustee that such Security or coupon has been acquired by a protected purchaser (as defined in Article 8 of the Uniform  Commercial  Code),  the Company  shall execute and upon its request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen  Security or in exchange for such mutilated  Security,  or in exchange for the  Security  to  which a  mutilated,  destroyed,  lost  or  stolen  coupon appertains  (with all  appurtenant  coupons not  mutilated,  destroyed,  lost or stolen) a new Security of the same series and in a like principal  amount and of a like Stated Maturity and with like terms and conditions,  and bearing a number not contemporaneously  outstanding with coupons corresponding to the coupons, if any,  appertaining to such mutilated,  destroyed,  lost or stolen Security or to the  Security  to  which  such  mutilated,  destroyed,  lost  or  stolen  coupon appertains.

     In case any such  mutilated,  destroyed,  lost or stolen Security or coupon has become or is about to become due and payable,  the Company in its discretion may,  instead of issuing a new Security,  pay such  Security or coupon  (without surrender  thereof except in the case of a mutilated  Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee for such
Security  such  security or indemnity as may be required by them to save each of them harmless, and in case of destruction,  loss or theft, evidence satisfactory to the Company and such Trustee and any agent of any of them of the destruction, loss or theft of such Security and the  ownership  thereof;  provided,  however, that the  principal of (and  premium,  if any) and  interest,  if any, on Bearer
Securities shall,  except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and,  unless  otherwise specified as  contemplated  by Section  301,  any interest on Bearer  Securities
shall  be  payable  only  upon   presentation   and  surrender  of  the  coupons
appertaining thereto.

     Upon the issuance of any new Security  under this Section,  the Company may require the payment of a sum  sufficient to cover any tax or other  governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee for such Security) connected therewith.

     Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security,  or in exchange for a Security to which a mutilated, destroyed,  lost or  stolen  coupon  appertains  shall  constitute  an  original additional  contractual  obligation of the Company whether or not the destroyed, lost or stolen  Security  and its  coupons,  if any, or the  destroyed,  lost or stolen  coupon  shall be at any time  enforceable  by anyone,  and each such new
Security shall be at any time enforceable by anyone,  and each such new Security
shall  be  entitled  to  all  the  benefits  of  this   Indenture   equally  and
proportionately  with any and all other  Securities of the same series and their coupons, if any, duly issued hereunder.

     The  provisions of this Section are  exclusive  and shall  preclude (to the extent lawful) all other rights and remedies with respect to the  replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 307.      Payment of Interest; Interest Rights Preserved.

     Interest on any  Registered  Security  which is payable,  and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more
Predecessor  Securities)  is  registered at the close of business on the Regular
Record Date for such interest payment.

     Unless  otherwise  provided  with respect to the  Securities of any series, payment of interest may be made at the Corporate  Trust Office or, at the option of the Company (i) in the case of  Registered  Securities,  may be made by check mailed to the  address of the Person  entitled  thereto  as such  address  shall appear in the Security Register, or (ii) in the case of Bearer Securities,  upon presentation and surrender of the appropriate coupon appertaining  thereto or by transfer to an account  maintained by the payee with a bank located  outside the
United States. Notwithstanding the foregoing, a Holder of $__________ or more in aggregate  principal  amount of  Securities  of any series in  definitive  form, whether  having  identical or different  terms and  provisions,  having the same
Interest  Payment  Dates  will,  at the option of the  Company,  be  entitled to receive  interest  payments,  other  than  at  Maturity,  by  wire  transfer  of immediately  available funds if appropriate wire transfer instructions have been received in writing by the Trustee  for the  Securities  of such series at least
15 days prior to the applicable  Interest  Payment Date.  Any wire  instructions received by the Trustee for the Securities of such series shall remain in effect until revoked by the Holder in writing.

     Unless  otherwise  provided or contemplated by Section 301, every permanent
Global  Security  will provide that  interest,  if any,  payable on any Interest
Payment Date will be paid to each of Euroclear and  Clearstream  with respect to that  portion of such  permanent  Global  Security  held for its  account by the
Depositary.  Each of Euroclear and Clearstream will in such circumstances credit the interest  received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

     Any interest on any Registered  Security of any particular  series which is payable,  but is not  punctually  paid or duly  provided  for,  on any  Interest
Payment Date (herein called  "Defaulted  Interest")  shall forthwith cease to be payable to the registered  Holder on the relevant  Regular Record Date by virtue of having  been such  Holder;  and such  Defaulted  Interest  may be paid by the
Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose  names the  Registered  Securities  of that series (or their  respective  Predecessor  Securities)  are registered at the close of business  on a  Special  Record  Date  for the  payment  of such  Defaulted
     Interest,  which shall be fixed in the following manner.  The Company shall notify the Trustee for the Registered  Securities of such series in writing of the amount of Defaulted  Interest proposed to be paid on each Registered
     Security of that series and the date of the  proposed  payment,  and at the same time the Company shall deposit with such Trustee an amount of money in the currency or currency  unit in which the  Securities  of such series are payable  (except as  otherwise  specified  pursuant  to Section 301 for the
     Securities  of such series and except as  provided  in Sections  311(b) and
     311(d)),  equal to the aggregate  amount  proposed to be paid in respect of such Defaulted  Interest or shall make  arrangements  satisfactory  to such
     Trustee for such deposit  prior to the date of the proposed  payment,  such money when  deposited  to be held in trust for the  benefit of the  Persons entitled to such Defaulted  Interest as in this clause provided.  Thereupon such  Trustee  shall  fix a Special  Record  Date for the  payment  of such
     Defaulted  Interest  which shall not be more than 15 days and not less than
     10 days prior to the date of the proposed payment and not less than 10 days after the receipt by such  Trustee of the notice of the  proposed  payment.
     Such Trustee shall promptly  notify the Company of such Special Record Date and, in the name and at the expense of the  Company,  shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor  to be mailed,  first-class  postage  prepaid,  to each  Holder of
     Registered  Securities  of that  series at his address as it appears in the
     Security  Register not less than 10 days prior to such Special Record Date.
     Such Trustee may, in its discretion,  in the name and at the expense of the
     Company,  cause  a  similar  notice  to be  published  at  least  once in a newspaper  published in the English language,  customarily on each Business
     Day and of general  circulation in New York, New York, but such publication shall not be a condition  precedent  to the  establishment  of such Special
     Record Date. Notice of the proposed payment of such Defaulted  Interest and the Special  Record Date  therefor  having been mailed as  aforesaid,  such
     Defaulted  Interest  shall  be paid  to the  Persons  in  whose  names  the
     Registered  Securities  of that  series  (or their  respective  Predecessor
     Securities)  are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2)  The  Company  may  make  payment  of any  Defaulted  Interest  on
     Registered  Securities of any particular  series in any other lawful manner not inconsistent with the requirements of any securities  exchange on which the  Registered  Securities  may be listed,  and upon such notice as may be required by such exchange,  if, after notice is given by the Company to the
     Trustee for the Securities of such series of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by such Trustee.

     Subject to the  foregoing  provisions of this Section and Section 305, each
Security  delivered under this Indenture upon  registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.      Persons Deemed Owners.

     Prior to due  presentment  of a  Registered  Security for  registration  of transfer,  the  Company,  the  Trustee  for such  Security  and any agent of the
Company or such Trustee may treat the Person in whose name any such  Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and  premium,  if any) and (subject to Section 307)  interest,  if any, on such Security and for all other purposes whatsoever, whether or not such
Security be overdue,  and none of the Company,  such Trustee or any agent of the
Company or such Trustee shall be affected by notice to the contrary.

     Title to any Bearer  Security and any coupons  appertaining  thereto  shall pass by delivery.  The Company,  the Trustee for such  Security and any agent of the Company or such Trustee may treat the bearer of any Bearer  Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and none of the Company,  such Trustee or any agent of the Company or such Trustee  shall be affected by notice to the contrary.

     None  of the  Company,  the  Trustee,  any  Paying  Agent  or the  Security
Registrar  will  have any  responsibility  or  liability  for any  aspect of the records  relating  to or  payments  made  on  account  of  beneficial  ownership interests of a Global Security or for maintaining,  supervising or reviewing any records relating to such beneficial ownership interests.

Section 309.      Cancellation.

     All   Securities   and  coupons   surrendered   for  payment,   redemption,
registration  of transfer or  exchange,  or  delivered  in  satisfaction  of any sinking fund payment, shall, if surrendered to any Person other than the Trustee for such Securities, be delivered to such Trustee and, in the case of Registered
Securities and matured  coupons,  shall be promptly  cancelled by it. All Bearer
Securities and unmatured coupons so delivered to the Trustee for such Securities shall be cancelled by such  Trustee.  The Company may at any time deliver to the
Trustee for Securities of a series for  cancellation  any Securities  previously authenticated and delivered hereunder which the Company may have acquired in any manner  whatsoever,  and all Securities so delivered shall be promptly cancelled by such Trustee.  Notwithstanding  any other  provision of this Indenture to the contrary,  in the case of a series,  all the  Securities  of which are not to be originally  issued at one time, a Security of such series shall not be deemed to have  been  Outstanding  at any  time  hereunder  if and  to  the  extent  that, subsequent  to  the  authentication  and  delivery  thereof,  such  Security  is delivered to the Trustee for such  Security for  cancellation  by the Company or any agent  thereof  upon the failure of the original  purchaser  thereof to make payment therefor against delivery thereof, and any Security so delivered to such
Trustee shall be promptly  cancelled by it. No Securities shall be authenticated in lieu of or in  exchange  for any  Securities  cancelled  as  provided in this
Section,  except  as  expressly  permitted  by  this  Indenture.  All  cancelled
Securities and coupons held by the Trustee for such Securities shall be disposed of by such Trustee in accordance  with its standard  procedures and upon receipt of a Company Order, a certificate of disposition  evidencing such disposition of
Securities and coupons shall be provided to the Company by such Trustee.  In the case of any temporary Global Security,  which shall be disposed of if the entire aggregate  principal  amount  of the  Securities  represented  thereby  has been exchanged,  the  certificate  of disposition  shall state that all  certificates required pursuant to Section 304 hereof,  substantially in the form of Exhibit B hereto  (or in the  form of any  substitute  exhibit  as  provided  in the  last paragraph of Section  304), to be given by Euroclear or  Clearstream,  have been duly presented to the Trustee for such  Securities by Euroclear or  Clearstream, as the case may be. Permanent  Global  Securities shall not be disposed of until exchanged in full for definitive  Securities or until payment thereon is made in full.

Section 310.      Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for Securities of any  particular  series,  interest,  if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.      Currency and Manner of Payments in Respect of Securities.

     Unless  otherwise  specified in accordance with Section 301 with respect to any series of Securities, the following provisions shall apply:

     (a) Except as provided in paragraphs  (b) and (d) below,  the principal of, premium,  if any,  and interest on  Securities  of any series  denominated  in a
Foreign  Currency  or  currency  unit will be payable by the  Company in Dollars based on the equivalent of that Foreign Currency or currency unit converted into
Dollars in the manner described in paragraph (c) below.

     (b) It may be provided  pursuant to Section 301 with respect to  Registered
Securities of any series denominated in a Foreign Currency or currency unit that
Holders  shall have the  option,  subject  to  paragraph  (d) below,  to receive payments of principal  of,  premium,  if any,  and  interest on such  Registered
Securities  in such  Foreign  Currency or  currency  unit by  delivering  to the
Trustee (or to any duly appointed Paying Agent) for the Registered Securities of that series a written election, to be in form and substance satisfactory to such
Trustee (or to any such Paying  Agent),  not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such  payments in such Foreign  Currency or currency  unit, such election will remain in effect for such Holder until changed by such Holder by  written  notice  to the  Trustee  (or to any  such  Paying  Agent)  for  the
Registered  Securities of that series;  provided,  however, that any such change must be made  not  later  than  the  close  of  business  on the  Election  Date immediately  preceding  the next payment date to be effective for the payment to be made on such payment  date;  and  provided,  further,  that no such change or election  may be made with  respect  to  payments  to be made on any  Registered
Security of such series with respect to which an Event of Default has  occurred, the Company has  exercised any  defeasance,  satisfaction  or discharge  options pursuant to Article Four or notice of  redemption  has been given by the Company pursuant to Article Eleven. If any Holder makes any such election, such election will not be effective as to any  transferee  of such Holder and such  transferee shall be paid in Dollars unless such  transferee  makes an election as specified above;  provided,  however,  that such election, if in effect while funds are on deposit with respect to the Registered Securities of such series as described in
Section 404 or Section 405,  will be effective on any  transferee of such Holder
unless  otherwise   specified  pursuant  to  Section  301  for  such  Registered
Securities.  Any  Holder  of any such  Registered  Security  who  shall not have delivered  any such  election to the Trustee  (or to any duly  appointed  Paying
Agent)  for the  Registered  Securities  of such  series  prior to the  close of business  on the  applicable  Election  Date will be paid the  amount due on the applicable payment date in Dollars.

     (c) With respect to any Registered  Securities of any series denominated in a Foreign  Currency  or  currency  unit and  payable in  Dollars,  the amount of
Dollars so payable will be determined by the Currency  Determination Agent based on the  highest  indicative  quotation  in The City of New York  selected by the
Currency Determination Agent at approximately 11:00 A.M., New York City time, on the second  Business Day preceding the applicable  payment date.  Such selection shall be made from  among the  quotations  appearing  on the bank  composite  or multi-contributor  pages of the Reuters Monitor Foreign  Exchange Service or, if
not available,  the Telerate Monitor Foreign Exchange Service, for three (or two if three are not  available)  major banks in New York City.  The first three (or two) such banks selected by the Currency  Determination Agent which are offering quotes on the Reuters  Foreign  Exchange  Service,  as the case may be, shall be used.  If such  quotations  are  unavailable  from either such foreign  exchange service,  such  selection  shall be made  from the  quotations  received  by the
Currency  Determination  Agent  from  no more  than  three  nor  less  than  two recognized  foreign  exchange  dealers in The City of New York  selected  by the
Currency  Determination  Agent and  approved by the Company (one of which may be the Currency  Determination  Agent) for the purchase by the quoting dealer,  for settlement on such payment date, of the aggregate amount of the Foreign Currency or  currency  unit  payable on such  payment  date in respect of all  Registered
Securities  denominated in such Foreign  Currency or currency unit and for which the applicable dealer commits to execute a contract.  If fewer than two such bid quotations  are  available  at 11:00  a.m.,  New York City  time,  on the second
Business Day preceding the applicable  payment date,  such payment will be based on the  Market  Exchange  Rate  as of the  second  Business  Day  preceding  the applicable  payment date. If the Market  Exchange Rate for such date is not then available,  payments shall be made in the Foreign Currency or currency unit. All currency  exchange  costs  associated  with any  payment  in Dollars on any such
Registered  Securities  will be borne by the Holder  thereof by deductions  from such payment.

     (d) If a  Conversion  Event  occurs with  respect to a Foreign  Currency or currency unit in which  Registered  Securities  of any series are payable,  then with respect to each date for the payment of principal of, premium,  if any, and interest on the Registered  Securities of that series  occurring  after the last date on which such Foreign  Currency or currency unit was used,  the Company may make such payment in Dollars. The Dollar amount to be paid by the Company to the
Trustee for the Registered  Securities of such series and by such Trustee or any
Paying Agent for the Registered Securities of such series to the Holders of such
Registered  Securities  with respect to such payment date shall be determined by the Currency  Determination Agent on the basis of the Market Exchange Rate as of the second Business Day preceding the applicable payment date or, if such Market
Exchange Rate is not then available, on the basis of the most recently available
Market Exchange Rate, or as otherwise  established  pursuant to Section 301 with respect to such Notes.  Any payment in respect of such Registered  Security made under such  circumstances  in Dollars  will not  constitute  an Event of Default hereunder.

     (e) For  purposes  of this  Indenture  the  following  terms shall have the following meanings:

          A "Component  Currency"  shall mean any currency  which is a component currency of any currency unit.

          "Election  Date"  shall mean,  for the  Registered  Securities  of any series, the date specified pursuant to Section 301(14).

     (f) Notwithstanding any other provisions of this Section 311, the following shall apply:  (i) if the official unit of any  Component  Currency is altered by way of  combination  or  subdivision,  the number of units of that currency as a component shall be divided or multiplied in the same proportion,  (ii) if two or more Component  Currencies are consolidated into a single currency,  the amounts of those  currencies as components shall be replaced by an amount in such single currency  equal  to the  sum  of  the  amounts  of  the  consolidated  Component
Currencies expressed in such a single currency,  (iii) if any Component Currency is divided into two or more  currencies,  the amount of that original  Component
Currency  as a  component  shall be  replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former Component  Currency  immediately  before such division and (iv) in the event of an official  redenomination  of any  currency  (including,  without limitation, a currency unit), the obligations of the Company to make payments in or with  reference to such currency on the  Registered  Securities of any series shall, in all cases, be deemed immediately  following such  redenomination to be
obligations   to  make  payments  in  or  with   reference  to  that  amount  of
redenominated  currency  representing  the amount of such  currency  immediately before such redenomination.

     (g) All determinations referred to in this Section 311 made by the Currency
Determination Agent shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably  binding upon the
Holders of the applicable  Securities.  The Currency  Determination  Agent shall promptly give written notice to the Trustee for the Securities of such series of any such  decision or  determination.  The  Currency  Determination  Agent shall
promptly   give  written   notice  to  the  Trustee  of  any  such  decision  or
determination.  The Currency Determination Agent shall have no liability for any determinations referred to in this Section 311 made by it.

     (h) The Trustee for the  Securities  of a particular  series shall be fully justified  and protected in relying and acting upon  information  received by it from the Company and the Currency Determination Agent with respect to any of the matters addressed in or contemplated by this Section 311 and shall not otherwise have any duty or obligation to determine such information independently.

Section 312.      Appointment and Resignation of Currency Determination Agent.

     (a) If and so long as the Securities of any series (i) are denominated in a currency  unit or a  currency  other  than  Dollars  or (ii) may be payable in a currency  unit or a currency  other than  Dollars,  or so long as it is required under any other  provision of this  Indenture,  then the Company shall  maintain with respect to each such series of  Securities,  or as so required,  a Currency
Determination Agent. The Company shall cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified  pursuant to Section 301 for the purpose of determining the applicable rate of  exchange  and for the  purpose of  converting  the issued  currency  or currency  unit into the  applicable  payment  currency or currency  unit for the payment of principal  (and premium,  if any) and interest,  if any,  pursuant to
Section 311.

     (b) No resignation of the Currency  Determination  Agent and no appointment of a successor  Currency  Determination  Agent  pursuant to this  Section  shall become  effective until the acceptance of appointment by the successor  Currency
Determination  Agent as  evidenced  by a  written  instrument  delivered  to the
Company and the Trustee of the appropriate  series of Securities  accepting such appointment executed by the successor Currency Determination Agent.

     (c) If the Currency  Determination Agent shall resign, be removed or become incapable of acting,  or if a vacancy  shall occur in the office of the Currency
Determination Agent for any cause, with respect to the Securities of one or more series, the Company,  by a Board Resolution,  shall promptly appoint a successor
Currency  Determination Agent or Currency  Determination  Agents with respect to the  Securities  of that or those  series  (it  being  understood  that any such successor  Currency  Determination  Agent may be  appointed  with respect to the
Securities of one or more or all of such series and that at any time there shall only be one Currency  Determination  Agent with respect to the Securities of any particular series).

                                   ARTICLE 4

                           Satisfaction and Discharge

Section 401.      Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company  may, at the option of its Board of  Directors  evidenced  by a
Board  Resolution  set forth in an  Officers'  Certificate,  at any  time,  with respect to the Securities of any series, elect to have either Section 402 or 403 be applied to all of the  Outstanding  Securities of that series upon compliance with the conditions set forth below in this Article Four.

Section 402.      Legal Defeasance and Discharge.

     Upon the Company's  exercise under Section 401 of the option  applicable to this Section 402, the Company shall be deemed to have been  discharged  from its obligations with respect to all Outstanding  Securities of the particular series on the date the  conditions set forth below are satisfied  (hereinafter,  "Legal
Defeasance").  For this purpose,  such Legal  Defeasance  means that the Company shall be deemed to have paid and discharged all the obligations  relating to the
Outstanding  Securities  of that series and the  Securities of that series shall thereafter be deemed to be  "outstanding"  only for the purposes of Section 406,
Section 408 and the other Sections of this  Indenture  referred to below in this
Section  402,  and to have  satisfied  all of its other  obligations  under such
Securities and this Indenture and cured all then existing Events of Default (and the  Trustee,  on demand of and at the  expense of the  Company,  shall  execute proper instruments acknowledging the same), except for the following which shall survive until otherwise  terminated or discharged  hereunder:  (a) the rights of
Holders of outstanding  Securities of the particular series and coupons, if any, of such series to receive  payments in respect of the principal of, premium,  if any, and interest,  if any, on such  Securities when such payments are due or on the Redemption Date solely out of the trust created  pursuant to this Indenture;
(b) the Company's obligations with respect to such Securities concerning issuing temporary  Securities of that series,  or, where relevant,  registration of such
Securities,  mutilated,  destroyed, lost or stolen Securities of that series and the  maintenance  of an office  or agency  for  payment  and money for  Security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee for the Securities of that series, and the Company's  obligations in connection therewith; and (d) this Article Four and the obligations set forth in
Section 406 hereof.

     Subject to compliance  with this Article Four, the Company may exercise its option under Section 402  notwithstanding the prior exercise of its option under
Section 403 with respect to the Securities of a particular series.

Section 403.      Covenant Defeasance.

     Upon the Company's  exercise under Section 401 of the option  applicable to this Section 403, the Company shall be released from any  obligations  under the covenants  contained in Sections  704, 801, 1007 and 1008 hereof with respect to the  Outstanding  Securities of the particular  series on and after the date the conditions set forth below are satisfied  (hereinafter,  "Covenant Defeasance"), and the Securities of that series shall  thereafter be deemed not  "Outstanding"
for the purposes of any  direction,  waiver,  consent or  declaration  or act of
Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed  "Outstanding" for all other purposes  hereunder
(it being  understood that such Securities  shall not be deemed  outstanding for accounting  purposes).  For this purpose,  such Covenant  Defeasance means that, with respect to the Outstanding  Securities of that series, the Company may omit to comply with and shall have no liability in respect of any term,  condition or limitation set forth in any such covenant,  whether  directly or indirectly,  by reason of any  reference  elsewhere  herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not  constitute a default or Event of
Default under subsection 501(3) but, except as specified above, the remainder of this Indenture and the Securities of that series shall be unaffected thereby.

Section 404.      Conditions to Legal or Covenant Defeasance.

     The following  shall be the conditions to the application of either Section
402 or Section 403 to the outstanding Securities of a particular series:

          (a) the Company must irrevocably  deposit,  or cause to be irrevocably deposited,  with the Trustee for the  Securities of that series,  in trust, for the benefit of the Holders of the  Securities  of that series,  cash in the currency or currency  unit in which the  Securities  of that series are payable  (except as  otherwise  specified  pursuant  to Section 301 for the
     Securities  of that series and except as  provided  in Sections  311(b) and
     311(d), in which case the deposit to be made with respect to Securities for which an election has occurred  pursuant to Section 311(b), or a Conversion
     Event has  occurred  as provided  in Section  311(d),  shall be made in the currency  or  currency  unit in which the  Securities  of that  series  are payable  as a result of such  election  or  Conversion  Event),  Government
     Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of an internationally  recognized firm of independent public accountants,  to pay the principal of,  premium,  if any, and interest,  if any,  due on the  outstanding  Securities  of that  series and any  related coupons at the Stated  Maturity,  or on the applicable  Redemption Date, as the case may be, with respect to the outstanding  Securities of that series and any related coupons;

          (b) in the case of Legal Defeasance,  the Company shall have delivered to the Trustee for the  Securities  of that series an Opinion of Counsel in the United States  reasonably  acceptable to such Trustee  confirming that, subject to  customary  assumptions  and  exclusions,  (1) the  Company  has received  from, or there has been published by, the U.S.  Internal  Revenue
     Service a ruling or (2)  since the Issue  Date,  there has been a change in the  applicable  U.S.  federal income tax law, in either case to the effect that,  and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions,  the Holders of the  Outstanding  Securities of that series will not  recognize  income, gain or loss for U.S. federal income tax purposes as a result of such Legal
     Defeasance  and will be  subject  to U.S.  federal  income  tax on the same amounts,  in the same  manner  and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the  case  of  Covenant  Defeasance,  the  Company  shall  have delivered  to the Trustee for the  Securities  of that series an Opinion of
     Counsel  in  the  United  States  reasonably  acceptable  to  such  Trustee confirming  that,  subject to customary  assumptions  and  exclusions,  the
     Holders of the  Outstanding  Securities  of that series will not  recognize income,  gain or loss for U.S.  federal  income tax purposes as a result of such  Covenant  Defeasance  and  will be  subject  to such  tax on the same amounts,  in the same  manner  and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Event of  Default  or event  which with the giving of notice or the lapse of time,  or both,  would become an Event of Default with respect to the  Securities  of that series shall have occurred and be continuing on the date of such deposit and no Event of Default  under  Section  501(5) or
     Section 501(6) shall have occurred and be continuing on the 123rd day after such date;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach  or  violation  of, or  constitute  a  default  under  any  material agreement  or  instrument  to which the  Company is a party or by which the
     Company is bound;

          (f) the Company shall have delivered to the Trustee for the Securities of that series an  Officers'  Certificate  and an Opinion of Counsel in the
     United  States,  subject to  customary  assumptions  and  exclusions,  each stating that all conditions precedent provided for or relating to the Legal
     Defeasance  or the  Covenant  Defeasance,  as the  case may be,  have  been complied with.

Section 405.      Satisfaction and Discharge of Indenture.

     This Indenture will be discharged and will cease to be of further effect as to all Securities of any particular  series issued hereunder when either (i) all
Securities  of that  series  theretofore  authenticated  and  delivered  and all coupons, if any, appertaining thereto (except (A) coupons appertaining to Bearer
Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in
Section 305, (B) lost, stolen or destroyed  Securities or coupons of such series which  have been  replaced  or paid as  provided  in  Section  306,  (C) coupons appertaining to Securities called for redemption and maturing after the relevant
Redemption Date, whose surrender is not required as provided in Section 1106 and
(D)  Securities  and  coupons  of  such  series  for  whose  payment  money  has theretofore  been  deposited  in trust and  thereafter  repaid to the Company or discharged  from such trust,  as provided in the last paragraph of Section 1003)
have been  delivered  to the  Trustee  for the  Securities  of that  series  for cancellation  or  (ii)  (A)  all  Securities  of that  series  and  any  coupons appertaining  thereto not theretofore  delivered to the Trustee for cancellation are due and  payable  by their  terms  within  one year or have  become  due and payable by reason of the making of a notice of  redemption  and the  Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of cash in any  combination  of currency or currency  unit in which the Securities of such series are payable  (except as otherwise  specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 311(b) or a
Conversion  Event has occurred as provided in Section  311(d),  shall be made in the currency or currency unit in which such  Securities  are payable as a result of such election or Conversion Event) sufficient to pay and discharge the entire indebtedness  on such  Securities and coupons not  theretofore  delivered to the
Trustee  for the  Securities  of that  series for  cancellation  for  principal, premium, if any, and accrued and unpaid interest, if any, to the Stated Maturity or  Redemption  Date, as the case may be; (B) no Event of Default or event which with the giving of notice or the lapse of time,  or both,  would become an Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default under Section  501(5) or Section  501(6) shall have occurred and be continuing on the 123rd day after such date; (C) the Company has paid, or caused to be paid,  all sums  payable  by it under this  Indenture;  and (D) the
Company has delivered irrevocable instructions to the Trustee for the Securities of that series  under this  Indenture  to apply the  deposited  money toward the payment of such  Securities and coupons at the Stated Maturity or the Redemption
Date,  as the case may be. In  addition,  the Company  must deliver an Officers'
Certificate  and an Opinion of Counsel to the Trustee for the Securities of that series stating that all conditions  precedent to satisfaction and discharge have been satisfied.

Section 406.      Survival of Certain Obligations.

     Notwithstanding the satisfaction and discharge of this Indenture and of the
Securities of a particular series referred to in Sections 401, 402, 404, or 405, the respective  obligations of the Company and the Trustee for the Securities of
a particular  series under Sections 303, 304, 305, 307, 309, 407, 408, 409, 410, and 508,  Article Six, and Sections 701, 702, 1002,  1003, 1004 and 1006,  shall survive with respect to Securities  of that series until the  Securities of that series are no longer outstanding,  and thereafter the obligations of the Company and the Trustee for the  Securities of a particular  series with respect to that series under Sections 407, 408, 409, and 410 shall survive. Nothing contained in this Article Four shall abrogate any of the obligations or duties of the Trustee of any series of Securities under this Indenture.

     Notwithstanding  the  satisfaction  of the conditions set forth in Sections
404 or 405 with  respect to all the  Securities  of any  series  not  payable in
Dollars,  upon the  happening  of any  Conversion  Event  the  Company  shall be obligated  to make the  payments in Dollars  required  by Section  311(d) to the extent that the  Trustee is unable to convert  any Foreign  Currency or currency unit or currency unit in its possession pursuant to Sections 404 or 405 into the
Dollar equivalent of such Foreign Currency or currency unit, as the case may be.
If,  after the deposits  referred to in Sections 404 or 405 have been made,  (x)
the Holder of a Security is  entitled  to, and does,  elect  pursuant to Section
311(b) to  receive  payment in a currency  or  currency  unit other than that in which the deposit  pursuant to Sections 404 or 405 was made, or (y) a Conversion
Event  occurs  as  contemplated  in  Section  311(d),   then  the   indebtedness
represented  by such Security  shall be fully  discharged to the extent that the deposit made with respect to such Security  shall be converted into the currency or currency unit in which such Security is payable.  The Trustee shall return to the Company any  non-converted  funds or securities in its possession after such payments have been made.

Section 407.      Acknowledgment of Discharge by Trustee.

     Subject to Section 410, after (i) the conditions of Section 404 or 405 have been satisfied with respect to the Securities of a particular  series,  (ii) the
Company has paid or caused to be paid all other sums  payable  hereunder  by the
Company and (iii) the Company has delivered to the Trustee for the Securities of that series an  Officers'  Certificate  and an Opinion of Counsel,  each stating that all  conditions  precedent  referred to in clause (i) above relating to the satisfaction  and  discharge of this  Indenture  have been  complied  with,  the
Trustee for the Securities of that series upon written request shall acknowledge in  writing  the  discharge  of all  of the  Company's  obligations  under  this
Indenture except for those surviving obligations specified in this Article Four.

Section 408.      Application of Trust Moneys.

     All money and  Government  Obligations  deposited  with the Trustee for the
Securities of a particular  series  pursuant to Section 404 or 405 in respect of the  Securities  of that  series  shall be held in trust and  applied  by it, in accordance  with the provisions of such  Securities and this  Indenture,  to the payment,  either  directly  or  through  any  Paying  Agent as the  Trustee  may determine,  to the Holders of the Securities and all related coupons of all sums due and to become due thereon for principal,  premium, if any, and interest,  if any, but such money need not be segregated from other funds except to the extent required by law.

     The Company  shall pay and  indemnify  the Trustee for the  Securities of a particular  series  against any tax, fee or other charge  imposed on or assessed against the Government Obligations deposited pursuant to Section 404 or 405 with respect to the Securities of that series or the principal and interest  received in respect  thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities of that series.

Section 409.      Repayment to the Company; Unclaimed Money.

     The Trustee and any Paying Agent for a series of Securities  shall promptly pay or  return  to the  Company  upon  Company  Order  any  cash  or  Government
Obligations  held by them at any time that are not  required  for the payment of the principal of, premium,  if any, and interest,  if any, on the Securities and all related  coupons for  Securities of that series for which cash or Government
Obligations have been deposited pursuant to Section 404 or 405.

     Any money deposited with the Trustee or any Paying Agent for the Securities of any  series,  or then held by the  Company,  in trust for the  payment of the principal of (and premium, if any) and interest,  if any, on any Security of any particular  series and all related  coupons  appertaining  thereto and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of  applicable  escheat,  or abandoned or unclaimed  property law, be paid to the Company on Company Request or (if then held by the Company) shall be discharged  from such  trusts;  and the Holder of such  Security and all related coupons shall,  thereafter,  as an unsecured general creditor,  look only to the
Company for payment  thereof,  and all  liability of such Trustee or such Paying
Agent with  respect to such trust  money,  and all  liability  of the Company as trustee thereof, shall thereupon cease; provided,  however, that such Trustee or such Paying  Agent,  before being  required to make any such  repayment may give written notice to the Holder of such Security in the manner set forth in Section
106, that such money remains unclaimed and that, after a date specified therein, which  shall  not be less than 30 days  from the date of such  publication,  any unclaimed balance of such money then remaining will,  unless otherwise  required by  mandatory  provisions  of  applicable  escheat,  or  abandoned  or unclaimed property law, be repaid to the Company, as the case may be.

Section 410.      Reinstatement.

     If the  Trustee  or Paying  Agent for a series of  Securities  is unable to apply any cash or Government  Obligations,  as  applicable,  in accordance  with
Section 402,  403, 404 or 405 by reason of any legal  proceeding or by reason of any  order  or  judgment  of any  court  or  governmental  authority  enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this  Indenture  and the  Securities  of that series  shall be revived and reinstated  as though no deposit had occurred  pursuant to Section 402, 403, 404 or 405  until  such time as the  Trustee  or  Paying  Agent  for that  series is permitted to apply all such cash or Government  Obligations  in accordance  with
Section 402, 403, 404 or 405;  provided,  however,  that if the Company has made any  payment  of  principal,  premium,  if any,  and  interest,  if any,  on any
Securities  and  any  related  coupons  because  of  the  reinstatement  of  its obligations,  the Company  shall be  subrogated  to the rights of the Holders of such  Securities  and such  coupons to  receive  such  payment  from the cash or
Government Obligations, as applicable, held by such Trustee or Paying Agent.

                                   ARTICLE 5

                                    Remedies

Section 501.      Events of Default.

     "Event of Default"  wherever  used herein  with  respect to any  particular series of Securities means any one of the following events and such other events as may be  established  with  respect  to  the  Securities  of  such  series  as contemplated  by Section 301  (whatever the reason for such Event of Default and whether it shall be voluntary or  involuntary or be effected by operation of law or pursuant to any judgment,  decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the  payment of any  installment  of interest  upon any
     Security  of that  series and any  related  coupon  when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the  principal  of, or premium,  if any, on, any  Security of that series at its  Maturity or default in the deposit of any sinking fund payment when and as due by the terms of any Security of that series; or

          (3)  default in the  performance  of, or breach of,  any  covenant  or warranty of the Company in respect of any Security of that series contained in this Indenture or in such Securities  (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) or in the applicable Board Resolutions under which such series is issued as  contemplated  by Section 301 and  continuance  of such  default or breach for a period of 60 days after there has been given, by  registered  or  certified  mail,  to the Company by the Trustee for the
     Securities of such series or to the Company and such Trustee by the Holders of at least 25% in principal  amount of the Outstanding  Securities of that series a written notice  specifying such default or breach and requiring it to be  remedied  and  stating  that such  notice is a "Notice  of  Default"
     hereunder; or

          (4)  acceleration  of maturity of Securities of another  series or any other  indebtedness  for  borrowed  money  of  the  Company  or  any of its
     Significant  Subsidiaries,  in  an  aggregate  principal  amount  exceeding
     $_______, under the terms of the instrument or instruments under which such indebtedness  is issued or secured,  if such  acceleration  is not annulled within 30 days after written notice is provided of such acceleration to the
     Company; or

          (5) the Company shall commence any case or proceeding  seeking to have an order for relief  entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization,  liquidation, dissolution, winding-up,  arrangement,  composition or  readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution,  arrangement,  composition,  readjustment  of  debt  or  other similar  act or  law  of any  jurisdiction,  domestic  or  foreign,  now or hereafter existing; or the Company shall apply for a receiver, custodian or trustee  (other than any trustee  appointed as a mortgagee or secured party in connection with the issuance of  indebtedness  for borrowed money of the
     Company) of it or for all or a  substantial  part of its  property;  or the
     Company shall make a general  assignment  for the benefit of creditors;  or the Company shall take any corporate  action in  furtherance  of any of the foregoing; or

          (6) an involuntary case or other proceeding shall be commenced against the  Company  with  respect  to it  or  its  debts  under  any  bankruptcy, insolvency  or other  similar law now or  hereafter  in effect  seeking the appointment  of a  trustee,  receiver,  liquidator,  custodian  or  similar official of the Company or any substantial part of either's  property;  and such  case or other  proceeding  (A)  results  in the entry of an order for relief or a similar order against  either the Company or (B) shall continue unstayed and in effect for a period of 60 consecutive days; or

          (7) a final non-appealable  judgment or order for the payment of money in  excess  of  $________  rendered  against  the  Company  or  any  of its
     Significant  Subsidiaries  has not been paid or  discharged  within 60 days following entry of such judgment or order; or

          (8) any other Event of Default  provided in the  Security or the Board
     Resolution with respect to Securities of that series.

Section 502.      Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to any particular  series of Securities and any related coupons occurs and is continuing (other than an Event of Default described in Section  501(5) or 501(6)),  then and in every such case either the
Trustee for the Securities of such series or the Holders of not less than 25% in aggregate  principal  amount of the  Outstanding  Securities  of that series may declare the entire principal amount (or, in the case of (i) OID Securities, such lesser amount as may be provided for in the terms of that series or (ii) Indexed
Securities,  the amount  determined  in accordance  with the specified  terms of those  Securities) of all the  Securities of that series,  to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders),  and upon any such  declaration of  acceleration  such principal or such lesser amount,  as the case may be, together with accrued  interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment,  demand,  protest  or notice of any kind,  all of which are  hereby expressly waived.

     If any Event of Default  specified in Section  501(5) or 501(6) occurs with respect  to  the  Company,  all of  the  unpaid  principal  amount  (or,  if the
Securities of any series then  outstanding are (i) OID  Securities,  such lesser amount  as may be  provided  for in the  terms of that  series  or  (ii) Indexed
Securities,  the amount  determined  in accordance  with the specified  terms of those  Securities)  and accrued  interest on all  Securities of each series then outstanding  shall ipso facto become and be immediately  due and payable without any declaration or other act by the Trustee or any Holder.

     At any time  after such a  declaration  of  acceleration  has been made and before a judgment  or decree for  payment of the money due has been  obtained by the Trustee for the  Securities  of any series as  hereinafter  in this  Article provided,  the  Holders of a majority  in  principal  amount of the  Outstanding
Securities  of that series,  by written  notice to the Company and such Trustee, may rescind and annul such declaration and its consequences if:

          (1) the  Company  has  paid  or  deposited  with  such  Trustee  a sum sufficient to pay in the currency or currency unit in which the  Securities of such  series are  payable  (except as  otherwise  specified  pursuant to
     Section  301 for the  Securities  of such  series and except as provided in
     Sections 311(b) and 311(d)).

          (A)  all overdue  interest,  if any, on all  Securities of that series and any related coupons;

          (B)  the principal of (and premium, if any, on) any Securities of that series which have become due otherwise  than by such  declaration of acceleration and interest thereon from the date such principal became  due at a rate per  annum  equal to the rate  borne by the
               Securities of such series (or, in the case of (i) OID Securities, the Securities' Yield to Maturity or (ii) Indexed Securities, the
               rate  determined in accordance  with the specified terms of those
               Securities),  to the extent  that the  payment  of such  interest shall be legally enforceable;

          (C)  to the extent that payment of such  interest is lawful,  interest upon overdue interest at a rate per annum equal to the rate borne by the  Securities  of such  series  (or,  in the case of (i) OID
               Securities,  the  Securities'  Yield to Maturity or  (ii) Indexed
               Securities,  the rate determined in accordance with the specified terms of those Securities); and

          (D)  all sums  paid or  advanced  by such  Trustee  hereunder  and the reasonable compensation,  expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607;

     and

          (2) all  Events of Default  with  respect  to the  Securities  of such series,  other than the  nonpayment  of the principal of Securities of that series which has become due solely by such acceleration, have been cured or waived as provided  in Section  513. No such  rescission  shall  affect any subsequent default or impair any right consequent thereon.

Section 503.      Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if:

     (1) default is made in the payment of any interest upon any Security of any series and any related  coupons when such  interest  becomes due and payable and such default continues for a period of 30 days; or

     (2) default is made in the payment of the principal of (or premium, if any,
on) any Security of any series at its Maturity;

the Company will,  upon written demand of the Trustee for the Securities of such series,  pay to it,  for the  benefit  of the  Holders  of such  Securities  and coupons,  the whole amount then due and payable on such  Securities  and coupons for principal (and premium if any) and interest,  if any, with interest upon the overdue principal (and premium,  if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at a rate per annum equal to the rate borne by such  Securities (or, in the case of  (i) OID  Securities,  the  Securities'  Yield to  Maturity  or  (ii) Indexed
Securities,  the rate determined in accordance with the specified terms of those
Securities);  and,  in  addition  thereto,  such  further  amount  as  shall  be sufficient  to cover  the  costs  and  expenses  of  collection,  including  the reasonable compensation,  expenses,  disbursements and advances of such Trustee, its agents and counsel and all other  amounts due to such Trustee  under Section
607.

     If the Company fails to pay such amounts  forthwith upon such demand,  such
Trustee,  in its own name and as trustee of an express  trust,  may  institute a judicial  proceeding  against the Company for the  collection of the sums so due and unpaid,  and may prosecute such proceeding to judgment or final decree,  and may  enforce  the  same  against  the  Company  or any  other  obligor  upon the
Securities  and  collect  the  moneys  adjudged  or decreed to be payable in the manner  provided by law out of the property of the Company or any other  obligor upon the Securities, wherever situated.

     If an Event of Default with respect to Securities of any particular  series occurs and is  continuing,  the Trustee for the Securities of such series may in its  discretion  proceed to protect and enforce its rights and the rights of the
Holders of Securities of that series by such appropriate judicial proceedings as such Trustee  shall deem most  effectual to protect and enforce any such rights, whether  for the  specific  enforcement  of any  covenant or  agreement  in this
Indenture or in aid of the exercise of any power granted  herein,  or to enforce any other proper remedy.

Section 504.      Trustee May File Proofs of Claim.

     In case  of the  pendency  of any  receivership,  insolvency,  liquidation,
bankruptcy,  reorganization,   arrangement,  adjustment,  composition  or  other
judicial  proceeding  relating  to the  Company  or any other  obligor  upon the
Securities of any series or the property of the Company or of such other obligor or their creditors,  the Trustee for the Securities of such series (irrespective of whether  the  principal  (or,  if the  Securities  of such series are (i) OID
Securities  or  (ii) Indexed  Securities,  such amount as may be due and payable with respect to such  Securities  pursuant to a declaration  in accordance  with
Section  502) of any  Security of such  series  shall then be due and payable as therein  expressed or by  declaration or otherwise and  irrespective  of whether such  Trustee  shall  have made any  demand on the  Company  for the  payment of overdue principal or interest) shall be entitled and empowered,  by intervention in such proceeding or otherwise

          (i) to file and prove a claim for the whole amount of  principal  (or, if the  Securities of such series are (i) OID  Securities  or  (ii) Indexed
     Securities,  such  amount as may be due and  payable  with  respect to such
     Securities  pursuant to a declaration in accordance  with Section 502) (and premium,  if any) and interest,  if any, owing and unpaid in respect of the
     Securities  of such series and any  related  coupons and to file such other papers or  documents  as may be necessary or advisable in order to have the
     claims  of  such   Trustee   (including   any  claim  for  the   reasonable
     compensation,  expenses,  disbursements  and advances of such Trustee,  its agents and counsel and all other  amounts due to such Trustee under Section
     607) and of the  Holders of the  Securities  of such series and any related coupons allowed in such judicial proceeding;

          (ii) to collect and receive  any moneys or other  property  payable or deliverable on any such claims and to distribute the same; and

          (iii) unless prohibited by law or applicable  regulations,  to vote on behalf of the Holders of the Securities of such series in any election of a trustee in bankruptcy or other person performing similar functions;

and any custodian,  receiver,  assignee, trustee,  liquidator,  sequestrator (or other similar official) in any such judicial  proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to such Trustee, and in the event that such  Trustee  shall  consent  to the making of such  payments directly to the Holders of  Securities  and coupons,  to pay to such Trustee any amount due to it for the reasonable  compensation,  expenses,  disbursements and advances of such Trustee, its agents and counsel, and any other amounts due such
Trustee under Section 607.

     Nothing herein  contained  shall be deemed to authorize the Trustee for the
Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of  reorganization,  arrangement, adjustment or composition  affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee for the Securities or coupons of any  series  to vote in  respect  of the  claim  of any  Holder  in any  such proceeding,  except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

Section 505.  Trustee May Enforce Claims Without  Possession  of  Securities  or
              Coupons.

     All rights of action and claims under this  Indenture or the  Securities or coupons of any series may be  prosecuted  and  enforced  by the  Trustee for the
Securities  of any series  without the  possession  of any of the  Securities or coupons of such  series or the  production  thereof in any  proceeding  relating thereto, and any such proceeding  instituted by such Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after  provision  for the  payment  of the  reasonable  compensation,  expenses, disbursements and advances of such Trustee, its agents and counsel and all other amounts due to such Trustee under Section 607, be for the ratable benefit of the
Holders of the  Securities  and  coupons of such series in respect of which such judgment has been recovered.

Section 506.      Application of Money Collected.

     Any  money  collected  by the  Trustee  for the  Securities  of any  series pursuant  to this  Article  with  respect to the  Securities  or coupons of such series shall be applied in the  following  order,  at the date or dates fixed by such  Trustee  and,  in case of the  distribution  of such  money on  account of principal (or premium,  if any) or interest,  if any, upon  presentation  of the
Securities  or  coupons  of such  series,  or both,  as the case may be, and the notation  thereon  of the  payment  if only  partially  paid and upon  surrender thereof if fully paid:

          First:  To the payment of all amounts due such Trustee  under  Section
     607;

          Second:  To the  payment of the  amounts  then due and unpaid upon the
     Securities  and coupons of such series for  principal of (and  premium,  if any) and  interest,  if any, on such  Securities in respect of which or for the  benefit  of which  such  money has been  collected,  ratably,  without preference  or  priority  of any kind,  according  to the  amounts  due and payable on such Securities and coupons for principal (and premium,  if any)
     and interest, if any, respectively; and

          Third:  The  balance,  if any,  to the  Company  or any  other  Person lawfully entitled thereto.

Section 507.      Limitation on Suits.

     No Holder of any Security of any particular  series or any related  coupons shall have any right to institute any  proceeding,  judicial or otherwise,  with respect to this Indenture,  or for the appointment of a receiver or trustee,  or for any other remedy hereunder, unless:

          (1) an Event  of  Default  with  respect  to that  series  shall  have occurred  and be  continuing  and such Holder shall have  previously  given written  notice to the  Trustee for the  Securities  of such series of such default and the continuance thereof;

          (2) the  Holders  of not less  than  25% in  principal  amount  of the
     Outstanding  Securities  of that series shall have made written  request to the Trustee for the  Securities of such series to institute  proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders  have  offered to such  Trustee  reasonable indemnity  against the costs,  expenses and  liabilities  to be incurred in compliance with such request;

          (4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to such Trustee  during such 60-day  period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being  understood  and intended  that no one or more Holders of Securities of that  series  shall  have any right in any manner  whatever  by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other  Holders of  Securities  of that series,  or to obtain or to seek to obtain  priority  or  preference  over any other of such  Holders  or to enforce any right under this Indenture, except in the manner herein provided and for the equal and  ratable  benefit  of all the  Holders of  Securities  of that series.

Section 508.      Unconditional Right  of  Holders  to  Receive  Principal  (and
                  Premium, if any) and Interest, if any.

          Notwithstanding  any other provision in this Indenture,  the Holder of any  Security  or  coupon  shall  have the  right,  which is  absolute  and unconditional, to receive payment of the principal of (and premium, if any)
     and  (subject to Section  307)  interest,  if any, on such  Security on the respective Stated  Maturities  expressed in such Security or coupon (or, in the case of redemption,  on the Redemption  Date) and to institute suit for the  enforcement of any such payment,  and such right shall not be impaired without the consent of such Holder.

Section 509.      Restoration of Rights and Remedies.

     If the Trustee for the Securities of any series or any Holder of a Security or coupon has  instituted  any  proceeding  to enforce any right or remedy under this Indenture and such  proceeding has been  discontinued  or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case the Company,  such Trustee and the Holders of  Securities or coupons shall,  subject to any determination in such proceeding,  be restored severally and respectively to their former positions  hereunder,  and thereafter all rights and  remedies of such  Trustee  and such  Holders  shall  continue as though no such proceeding had been instituted.

Section 510.      Rights and Remedies Cumulative.

     Except as otherwise  provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section  306,  no right or remedy  herein  conferred  upon or reserved to the
Trustee  for the  Securities  of any series or to the Holders of  Securities  or coupons is intended  to be  exclusive  of any other  right or remedy,  and every right and remedy shall,  to the extent  permitted by law, be  cumulative  and in addition to every other right and remedy  given  hereunder  or now or  hereafter existing at law or in equity or  otherwise.  The  assertion or employment of any right or remedy  hereunder,  or  otherwise,  shall not  prevent  the  concurrent assertion or employment of any other appropriate right or remedy.

Section 511.      Delay or Omission Not Waiver.

     No delay or omission of the Trustee for the  Securities of any series or of any  Holder  of any  Security  of such  series to  exercise  any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall  impair any such right or remedy or  constitute a waiver of any such Event of Default or an  acquiescence  therein.  Every  right and remedy  given by this
Article or by law to such Trustee for the Securities or coupons of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

Section 512.      Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities of any  particular  series  shall have the right to direct the time,  method and place of conducting any  proceeding for any remedy  available to the Trustee for the  Securities of such series with respect to the  Securities of that series or exercising  any trust or power  conferred  on such  Trustee with respect to such
Securities, provided that:

          (1) such  direction  shall not be in conflict  with any rule of law or with  this  Indenture  and  could  not  involve  the  Trustee  in  personal liability; and

          (2) such  Trustee  may take any  other  action  deemed  proper by such
     Trustee which is not inconsistent with such direction.

Section 513.      Waiver of Past Defaults.

     Subject  to  Section  502,  the  Holders  of not less  than a  majority  in aggregate  principal  amount of the  Outstanding  Securities  of any  particular series  and  any  related  coupons  may on  behalf  of the  Holders  of all  the
Securities of that series waive any past default  hereunder with respect to that series and its consequences, except:

          (1) a default in the payment of the principal of (or premium,  if any)
     or interest, if any, on any Security of that series; or

          (2) a default  with  respect to a covenant or  provision  hereof which under Article Nine cannot be modified or amended without the consent of the
     Holder of each Outstanding Security of that series affected.

     Upon any such waiver,  such default shall cease to exist,  and any Event of
Default arising  therefrom shall be deemed to have been cured, for every purpose of this  Indenture;  but no such waiver shall extend to any  subsequent or other default or impair any right consequent thereon.

Section 514.      Undertaking for Costs.

     All parties to this  Indenture  agree,  and each Holder of any  Security or coupon by his acceptance thereof shall be deemed to have agreed,  that any court may in its discretion  require,  in any suit for the enforcement of any right or remedy  under  this  Indenture  or in any  suit  against  the  Trustee  for  the
Securities  or coupons  of any  series for any action  taken or omitted by it as
Trustee,  the filing by any party litigant in such suit of an undertaking to pay the  costs of such  suit,  and that  such  court  may in its  discretion  assess reasonable  costs,  including  reasonable  attorneys'  fees,  against  any party litigant  in such  suit,  having  due regard to the merits and good faith of the claims or  defenses  made by such party  litigant;  but the  provisions  of this
Section shall not apply to any suit instituted by the Trustee for the Securities of any  series,  to any suit  instituted  by any  Holder,  or group of  Holders, holding in the aggregate  more than 10% in principal  amount of the  Outstanding
Securities of any particular  series or to any suit  instituted by any Holder of any Security or coupon for the  enforcement  of the payment of the  principal of
(or premium, if any) or interest,  if any, on any Security of such series or the payment of any coupon on or after the respective Stated Maturities  expressed in such  Security  or  coupon  (or,  in the case of  redemption,  on or  after  the
Redemption Date).

Section 515.      Waiver of Stay or Extension Laws.

     The Company  covenants  (to the extent that it may  lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage  of, any stay or extension  law wherever  enacted, now or at any time  hereafter  in force,  which may affect the  covenants or the performance  of this  Indenture;  and the  Company  (to the  extent  that it may lawfully do so) hereby  expressly  waives all benefit or  advantage  of any such law, and covenants that it will not hinder, delay or impede the execution of any power  herein  granted to the  Trustee  for any series of  Securities,  but will suffer and permit  the  execution  of every such power as though no such law had been enacted.

Section 516.      Judgment Currency.

     If, for the purpose of  obtaining  a judgment in any court with  respect to any  obligation  of the Company  hereunder  or under any Security or any related coupon, it shall become necessary to convert into any other currency or currency unit any amount in the  currency or currency  unit due  hereunder  or under such
Security  or  coupon,  then  such  conversion  shall  be  made  by the  Currency
Determination  Agent at the  Market  Exchange  Rate as in  effect on the date of entry of the judgment (the "Judgment  Date").  If pursuant to any such judgment, conversion  shall  be made on a date  (the  "Substitute  Date")  other  than the
Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market  Exchange Rate as in effect on the
Substitute Date, the Company agrees to pay such additional  amounts,  if any, as may be  necessary  to ensure that the amount paid is equal to the amount in such other  currency or currency unit which,  when  converted at the Market  Exchange
Rate as in effect on the  Judgment  Date,  is the amount due  hereunder or under such Security or coupon.  Any amount due from the Company under this Section 516 shall be due as a separate  debt and is not to be affected by or merged into any judgment  being  obtained for any other sums due  hereunder or in respect of any
Security or coupon. In no event,  however,  shall the Company be required to pay more in the currency or currency  unit due  hereunder or under such  Security or coupon at the Market  Exchange  Rate as in effect on the Judgment  Date than the amount of  currency or currency  unit stated to be due  hereunder  or under such
Security or coupon so that in any event the Company's  obligations  hereunder or under such Security or coupon will be  effectively  maintained as obligations in such  currency or currency  unit,  and the Company shall be entitled to withhold
(or be  reimbursed  for,  as the case may be) any excess of the amount  actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

                                    ARTICLE 6

                                   The Trustee

Section 601.      Certain Duties and Responsibilities.

     (a) Except  during the  continuance  of an Event of Default with respect to the Securities of any series for which the Trustee is serving as such,

          (1) such  Trustee  undertakes  to  perform  such  duties and only such duties as are  specifically  set forth in this  Indenture,  and no  implied covenants or  obligations  shall be read into this  Indenture  against such
     Trustee; and

          (2) in the  absence  of  bad  faith  on its  part,  such  Trustee  may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein,  upon certificates or opinions furnished to such Trustee and conforming to the  requirements of this Indenture;  but in the case of any  such  certificates  or  opinions  which by any  provisions hereof are  specifically  required to be  furnished to such  Trustee,  such
     Trustee  shall be under a duty to examine the same to determine  whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default with respect to a series of Securities  has occurred and is continuing,  the Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this  Indenture,  and use the same degree of care and skill in their  exercise,  as a prudent person would exercise  or use under the  circumstances  in the conduct of such  person's  own affairs.

     (c) No  provision  of this  Indenture  shall be  construed  to relieve  the
Trustee  for  Securities  of any series  from  liability  for its own  negligent action, its own negligent failure to act, or its own willful misconduct,  except that:

          (1) this  Subsection  shall not be  construed  to limit the  effect of
     Subsection (a) of this Section;

          (2) such Trustee shall not be liable for any error of judgment made in good faith by a  Responsible  Officer,  unless it shall be proved  that the
     Trustee was negligent in ascertaining the pertinent facts;

          (3) such Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance  with the direction  of  the  Holders  of a  majority  in  principal  amount  of  the
     Outstanding Securities of any particular series,  determined as provided in
     Section  512,  relating  to the time,  method and place of  conducting  any proceeding  for any remedy  available to such Trustee,  or  exercising  any trust or power  conferred  upon such  Trustee,  under this  Indenture  with respect to the Securities of that series; and

          (4) no provision of this  Indenture  shall require the Trustee for any series of Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the  exercise of any of its rights or powers,  if it shall have  reasonable grounds for believing  that  repayment of such funds or adequate  indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein  expressly so provided,  every provision of this
Indenture  relating to the conduct or  affecting  the  liability of or affording protection to the Trustee for any series of  Securities  shall be subject to the provisions of this Section.

Section 602.      Notice of Defaults.

     Within 90 days after the  occurrence of any default  hereunder with respect to Securities of any particular  series,  the Trustee for the Securities of such series shall give to Holders of  Securities  of that  series,  in the manner set forth in Section 106, notice of such default known to such Trustee,  unless such default shall have been cured or waived; provided,  however, that, except in the case of a default in the payment of the  principal  of (or  premium,  if any) or interest,  if any,  on any  Security  of that  series,  or in the deposit of any sinking fund payment with  respect to  Securities  of that series,  such Trustee shall be  protected  in  withholding  such notice if and so long as the board of directors,  the  executive  committee or a trust  committee of directors  and/or
Responsible  Officers  of  such  Trustee  in  good  faith  determines  that  the withholding  of such notice is in the interest of the Holders of  Securities  of that series and related coupons; and provided,  further, that in the case of any default of the character  specified in Section 501(3) with respect to Securities of that series no such  notice to Holders  shall be given until at least 60 days after  the  occurrence  thereof.  For the  purpose  of this  Section,  the  term
"default"  means  any event  which is, or after  notice or lapse of time or both would become, an Event of Default with respect to Securities of that series.

Section 603.      Certain Rights of Trustee.

     Except as otherwise provided in Section 601:

     (a) the Trustee for any series of Security  may rely and shall be protected in acting or  refraining  from  acting  upon any  resolution,  certificate,
     statement,   instrument,   opinion,  report,  notice,  request,  direction,
     consent,  order, bond,  debenture,  note, other evidence of indebtedness or other  paper or  document  believed  by it to be  genuine  and to have been signed or presented by the proper party or parties;

     (b) any request or  direction  of the  Company  mentioned  herein  shall be sufficiently  evidenced  by a  Company  Request  or  Company  Order and any
     resolution  of the Board of  Directors  of the Company may be  sufficiently evidenced by a Board Resolution;

     (c) whenever in the  administration  of this  Indenture  such Trustee shall deem it desirable that a matter be proved or  established  prior to taking, suffering or omitting any action  hereunder,  such  Trustee  (unless  other evidence  be herein  specifically  prescribed)  may,  in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) such Trustee may consult  with  counsel and the written  advice of such counsel or any Opinion of Counsel shall be full and complete  authorization and  protection in respect of any action  taken,  suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series  pursuant to this  Indenture for which it is acting as Trustee,  unless such  Holders  shall have offered to such Trustee reasonable  security or indemnity against the costs,  expenses and  liabilities  which  might be incurred  by it in  compliance  with such request or direction;

     (f) such  Trustee  shall  not be bound to make any  investigation  into the
     facts  or  matters  stated  in  any  resolution,   certificate,  statement,
     instrument,  opinion, report, notice, request,  direction,  consent, order, bond,  debenture,  note,  other evidence of  indebtedness or other paper or document,  but such  Trustee,  in its  discretion,  may make  such  further inquiry or investigation into such facts or matters at it may see fit, and,
     if  such  Trustee  shall   determine  to  make  such  further   inquiry  or
     investigation,  it shall be  entitled  to examine  the books,  records  and premises of the Company, personally or by agent or attorney;

     (g) such  Trustee  may  execute  any of the trusts or powers  hereunder  or perform any duties  hereunder  either  directly or by or through  agents or attorneys and such Trustee shall not be  responsible  for any misconduct or negligence on the part of any agent or attorney  appointed with due care by it hereunder; and

     (h) the Trustee shall not be charged with knowledge of any default or Event of default with respect to the Securities of any series unless either (1) a
     Responsible  Officer of the  Trustee  shall have actual  knowledge  of such default or Event of Default or (2) written  notice of such default or Event of Default  shall have been given to the  Trustee by the  Company or by any
     Holder of the Securities of any series.

Section 604.      Not Responsible for Recitals or Issuance of Securities.

     The recitals  contained herein and in the Securities,  except the Trustee's certificates of authentication  thereof and in any coupons shall be taken as the statements  of the Company,  as the case may be, and neither the Trustee for any series of Securities,  nor any  Authenticating  Agent assumes any responsibility for  their  correctness.  The  Trustee  for any  series of  Securities  makes no representations  as to the validity or  sufficiency  of this Indenture or of the
Securities  of any series or  coupons.  Neither  the  Trustee  for any series of
Securities  nor any  Authenticating  Agent shall be  accountable  for the use or application by the Company of Securities or the proceeds thereof.

Section 605.      May Hold Securities.

     The Trustee for any series of Securities,  any Authenticating Agent, Paying
Agent, Security Registrar or any other agent of the Company, or such Trustee, in its  individual  or any other  capacity,  may  become  the owner or  pledgee  of
Securities  and,  subject to Sections 608 and 613, may  otherwise  deal with the
Company  with  the same  rights  it  would  have if it were  not  such  Trustee,
Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.      Money Held in Trust.

     Money held by the Trustee for any series of Securities  in trust  hereunder need not be  segregated  from other funds  except as provided in Section 115 and except to the extent  required by law. The Trustee for any series of  Securities shall be under no liability  for interest on any money  received by it hereunder except as otherwise agreed with the Company, as the case may be.

Section 607.      Compensation and Reimbursement.

     The Company agrees:

     (1) to pay to the  Trustee for any series of  Securities  from time to time reasonable  compensation  in Dollars for all  services  rendered by it hereunder
(which  compensation  shall not be limited by any  provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse the Trustee for any series of  Securities  in Dollars  upon its request  for all  reasonable expenses,  disbursements  and  advances  incurred  or made by  such  Trustee  in accordance  with any  provision  of this  Indenture  (including  the  reasonable compensation  and the expenses  and  disbursements  of its agents and  counsel), except any such expense,  disbursement  or advance as may be attributable to its negligence or bad faith; and

     (3) to  indemnify  such  Trustee and its agents in Dollars for, and to hold
them  harmless  against,   any  loss,  liability  or  expense  incurred  without
negligence or bad faith on their part,  arising out of or in connection with the acceptance or administration of this trust,  including the costs and expenses of defending  themselves  against any claim or  liability  in  connection  with the exercise or performance of any of their powers or duties hereunder.  As security for the  performance of the  obligations of the Company under this Section,  the
Trustee for any series of Securities  shall have a lien prior to the  Securities upon all property  and funds held or  collected by such Trustee as such,  except funds held in trust for the payment of  principal  of (and  premium,  if any) or interest, if any, on particular Securities.

     Whenever the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6),  the expenses
(including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

     The provisions of this Section 607 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

Section 608.      Disqualification; Conflicting Interests.

     The Trustee for the  Securities  of any series  issued  hereunder  shall be subject to the  provisions of Section  310(b) of the Trust  Indenture Act during the period of time required  thereby.  Nothing  herein shall prevent the Trustee from filing with the Commission the  application  referred to in the penultimate paragraph of Section 310(b) of the Trust  Indenture Act. In determining  whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust
Indenture  Act with  respect to the  Securities  of any  series,  there shall be excluded for purposes of the  conflicting  interest  provisions  of such Section
310(b) the Securities of every other series issued under this Indenture.

Section 609.      Corporate Trustee Required;  Different  Trustees for Different
                  Series; Eligibility.

     There shall at all times be a Trustee hereunder which shall be

          (i) a corporation  organized and doing  business under the laws of the
     United States of America,  any state thereof,  or the District of Columbia, authorized under such laws to exercise  corporate trust powers, and subject to supervision or examination by Federal or State authority, or

          (ii) a corporation or other Person  organized and doing business under the  laws of a  foreign  government  that is  permitted  to act as  Trustee pursuant  to  a  rule,  regulation,  or  other  order  of  the  Commission, authorized under such laws to exercise  corporate trust powers, and subject to supervision or examination by authority of such foreign  government or a political  subdivision thereof  substantially  equivalent to supervision or examination applicable to United States institutional trustee,

     having a combined  capital  and  surplus of at least  $50,000,000.  If such corporation  publishes reports of condition at least annually,  pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section,  the combined capital and surplus of such corporation  shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  Neither the
     Company nor any Person directly or indirectly  controlling,  controlled by, or under the common  control of the Company  shall serve as Trustee for the
     Securities.  If at any time the  Trustee  shall  cease  to be  eligible  in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

Section 610.      Resignation and Removal; Appointment of Successor.

     (a) No  resignation  or removal of the  Trustee for the  Securities  of any series and no appointment of a successor  Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     (b) The  Trustee  for the  Securities  of any series may resign at any time with respect to the  Securities of such series by giving  written notice thereof to the Company, specifying the day upon which the resignation is to take effect.
If the instrument of acceptance by a successor  Trustee  required by Section 611 shall not have been  delivered to the Trustee for the  Securities of such series within 30 days after the giving of such  notice of  resignation,  the  resigning
Trustee may petition any court of competent  jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (c) The Trustee for the Securities of any series may be removed at any time with  respect  to the  Securities  of such  series  by Act of the  Holders  of a majority in  principal  amount of the  Outstanding  Securities  of such  series, delivered to such Trustee and to the Company.

     (d) If at any time:

          (1) the Trustee for the  Securities of any series shall fail to comply with  Section  310(b) of the Trust  Indenture  Act  pursuant to Section 608 hereof  with  respect to any series of  Securities  after  written  request therefor by the Company or by any Holder who has been a bona fide Holder of a Security  of such series for at least six  months,  unless the  Trustee's duty to resign  is stayed in  accordance  with the  provisions  of  Section
     310(b) of the Trust Indenture Act, or

          (2) such  Trustee  shall  cease to be eligible  under  Section 609 and shall fail to resign after  written  request  therefor by the Company or by any such Holder, or

          (3) such Trustee shall become incapable of acting or shall be adjudged a bankrupt or  insolvent  or a receiver of such  Trustee or of its property shall be  appointed or any public  officer  shall take charge or control of
     such   Trustee  or  of  its   property   or  affairs  for  the  purpose  of
     rehabilitation, conservation or liquidation,

     then, in any such case,  (i) the Company by a Board  Resolution  may remove such Trustee or (ii) subject to Section 514, any Holder who has been a bona fide  Holder of a Security  of such  series for at least six months may, on behalf of himself and all others similarly situated,  petition any court of competent  jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

     (e) If the  Trustee  for the  Securities  of any series  shall  resign,  be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the  Securities  of any series for any cause,  the Company,  by a
Board Resolution, shall promptly appoint a successor Trustee with respect to the
Securities of such series and shall comply with the applicable  requirements  of
Section  611.  If,   within  one  year  after  such   resignation,   removal  or
incapability,  or the  occurrence  of such  vacancy,  a successor  Trustee  with respect  to the  Securities  of such  series  shall be  appointed  by Act of the
Holders of a majority in principal amount of the Outstanding  Securities of such series delivered to the Company and the retiring Trustee,  the successor Trustee so  appointed  shall,  forthwith  upon its  acceptance  of such  appointment  in accordance with the applicable requirements of Section 611, become the successor
Trustee for the  Securities of such series and  supersede the successor  Trustee appointed by the Company.  If no successor  Trustee for the  Securities  of such series shall have been so appointed by the Company or the Holders and shall have accepted  appointment in the manner required by Section 611, and if such Trustee is still  incapable  of acting,  any Holder who has been a bona fide Holder of a
Security  of such  series for at least six months  may, on behalf of himself and all others similarly situated,  petition any court of competent jurisdiction for the  appointment  of a successor  Trustee with respect to the Securities of such series.

     (f) The Company shall give notice of each  resignation  and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor  Trustee with respect to the  Securities of any series in the manner and to the extent provided in Section 106. Each notice shall include the name of the  successor  Trustee  with respect to the  Securities  of that series and the address of its Corporate Trust Office.

Section 611.      Acceptance of Appointment by Successor.

     (a) Every such successor  Trustee  appointed  hereunder with respect to the
Securities of any series shall execute,  acknowledge  and deliver to the Company and to the  retiring  Trustee an  instrument  accepting  such  appointment,  and thereupon  the  resignation  or removal of the  retiring  Trustee  shall  become
effective  and  such  successor   Trustee  without  any  further  act,  deed  or
conveyance,  shall become vested with all the rights,  powers, trusts and duties of the  retiring  Trustee;  but, on the request of the Company or the  successor
Trustee,  such retiring Trustee shall, upon payment of its charges,  execute and deliver an instrument  transferring  to such  successor  Trustee all the rights, powers and trusts of the retiring  Trustee and shall duly  assign,  transfer and deliver to such  successor  Trustee all property and money held by such retiring
Trustee hereunder.

     (b) In  case of the  appointment  hereunder  of a  successor  Trustee  with respect to the Securities of one or more (but not all) series, the Company,  the retiring  Trustee and each  successor  Trustee with respect to the Securities of one or more series shall  execute and deliver an indenture  supplemental  hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain  such  provisions  as shall be  necessary  or  desirable to transfer and confirm to, and to vest in,  each  successor  Trustee  all the  rights,  powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates,  (2)
if the retiring  Trustee is not retiring with respect to all  Securities,  shall contain  such  provisions  as shall be deemed  necessary or desirable to confirm that all the rights,  powers,  trusts and duties of the  retiring  Trustee  with respect  to the  Securities  of that or those  series as to which  the  retiring
Trustee is not retiring shall continue to be vested in the retiring  Trustee and
(3) shall add to or change any of the  provisions of this  Indenture as shall be necessary  to  provide  for or  facilitate  the  administration  of  the  trusts hereunder by more than one Trustee,  it being  understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder  administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent  provided  therein and each such successor  Trustee,  without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring  Trustee with  respect to the  Securities  of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor  Trustee,  such  retiring  Trustee shall duly  assign,  transfer and deliver to such  successor  Trustee all property and money held by such retiring Trustee  hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor  Trustee,  the Company shall execute any and all instruments  for more fully and certainly  vesting in and confirming to such  successor  Trustee all such  rights,  powers and trusts  referred to in
Subsections (a) or (b) of this Section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article.

Section 612.      Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee for the Securities of any series may be merged or converted or with which it may be consolidated,  or any corporation resulting  from any merger,  conversion or  consolidation  to which such Trustee shall be a party, or any corporation  succeeding to all or substantially  all of the corporate  trust  business of such  Trustee,  shall be the successor of such
Trustee  hereunder,  provided such corporation shall be otherwise  qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the  parties  hereto.  In case any  Securities shall  have  been  authenticated,  but  not  delivered,  by the  Trustee  or the
Authenticating  Agent for such series then in office,  any  successor by merger, conversion or consolidation  to such  authenticating  Trustee or  Authenticating
Agent,  as the case may be,  may  adopt  such  authentication  and  deliver  the
Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.

Section 613.      Preferential Collection of Claims Against Company.

     The  Trustee  is  subject to  Section  311(a) of the Trust  Indenture  Act, excluding  any  creditor  relationship  listed  in  Section  311(b) of the Trust
Indenture  Act. A Trustee who has resigned or been  removed  shall be subject to
Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 614.      Authenticating Agents.

     From time to time the Trustee for the Securities of any series may, subject to its sole discretion,  appoint one or more Authenticating  Agents with respect to the Securities of such series, which may include the Company or any Affiliate of the  Company,  with power to act on the  Trustee's  behalf and subject to its discretion  in the  authentication  and delivery of Securities of such series in connection  with  transfers  and exchanges  under  Sections 304, 305 and 1107 as fully to all intents and purposes as though such  Authenticating  Agent had been expressly  authorized by those  Sections of this Indenture to  authenticate  and deliver  Securities  of such  series.  For all purposes of this  Indenture,  the authentication  and delivery of Securities  of such series by an  Authenticating
Agent  for such  Securities  pursuant  to this  Section  shall be  deemed  to be authentication  and  delivery  of  such  Securities  "by  the  Trustee"  for the
Securities of such series. Any such Authenticating Agent shall at all times be a corporation  organized and doing business under the laws of the United States or of any State,  authorized  under such laws to exercise  corporate  trust powers, having a combined  capital  and surplus of at least  $50,000,000  and subject to supervision or examination by Federal or State authority. If such Authenticating
Agent  publishes  reports of condition at least annually  pursuant to law or the requirements of such supervising or examining  authority,  then for the purposes of this Section the combined  capital and surplus of such  corporation  shall be deemed to be its  combined  capital  and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series  of  Securities  shall  cease  to be  eligible  in  accordance  with  the provisions of this Section,  such Authenticating  Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any  corporation  into  which  any  Authenticating  Agent  may be merged or converted or with which it may be  consolidated,  or any  corporation  resulting from any merger,  consolidation or conversion to which any Authenticating  Agent shall be a party, or any corporation  succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder,  if such  successor  corporation  is  otherwise  eligible  under this
Section,  without the execution or filing of any paper or any further act on the part of the  parties  hereto  or the  Authenticating  Agent  or  such  successor corporation.

     Any  Authenticating  Agent for any series of  Securities  may resign at any time by giving  written notice of resignation to the Trustee for such series and to the  Company.  The  Trustee  for any  series  of  Securities  may at any time terminate the agency of any  Authenticating  Agent by giving  written  notice of termination  to such  Authenticating  Agent and to the Company in the manner set forth in Section 105. Upon receiving such a notice of resignation or upon such a termination,  or in case at any time any Authenticating  Agent for any series of
Securities  shall cease to be eligible under this Section,  the Trustee for such series may appoint a successor  Authenticating  Agent, shall give written notice of such  appointment  to the  Company  and  shall  give  written  notice of such appointment  to all Holders of Securities of such series in the manner set forth in Section 106. Any  successor  Authenticating  Agent,  upon  acceptance  of its appointment  hereunder,  shall  become  vested with all the  rights,  powers and duties of its predecessor hereunder,  with like effect as if originally named as an Authenticating  Agent. No successor  Authenticating  Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to any Authenticating  Agent for such series from time to time reasonable compensation for its services.

     If an appointment  with respect to one or more series of Securities is made pursuant  to this  Section,  the  Securities  of such  series may have  endorsed thereon,  in addition  to the  Trustee's  certification  of  authentication,  an alternate certificate of authentication in the following form:

     "This is one of the Securities of the series  designated  therein described in the within-mentioned Indenture.

_________________, as Trustee

By __________________________
    As Authenticating Agent

By __________________________
       Authorized Officer

                                   ARTICLE 7

              Holders' Lists and Reports by Trustee and the Company

Section 701.      Company to Furnish Trustee Names and Addresses of Holders.

     With  respect to each  particular  series of  Securities,  the Company will furnish or cause to be  furnished  to the  Trustee  for the  Securities  of such series,

     (a)  semiannually,  not more than 15 days after each  Regular  Record  Date relating to that series (or, if there is no Regular Record Date relating to that series,  on June 30 and December  31), a list,  in such form as such Trustee may reasonably require,  containing all the information in the possession or control of the  Company or any of its Paying  Agents  other than such  Trustee as to the names and addresses of the Holders of that series as of such dates,

     (b) on semi-annual dates on each year to be determined  pursuant to Section
301 if the  Securities  of such series do not bear  interest,  a list of similar form and content, and

     (c) at such other times as such  Trustee may request in writing,  within 30 days after the  receipt by the  Company of any such  request,  a list of similar form and  content as of a date not more than 15 days prior to the time such list is furnished,

excluding from any such list names and addresses received by such Trustee in its capacity as Security Registrar for the Securities of such series, if so acting.

Section 702.      Preservation of Information; Communications to Holders.

     (a) The Trustee for each series of Securities shall preserve, in as current a form as is reasonably  practicable,  the names and addresses of Holders of the
Securities of such series  contained in the most recent lists  furnished to such
Trustee as provided in Section 701 and the names and addresses of Holders of the
Securities  of such series  received by such Trustee in its capacity as Security
Registrar  for such  series,  if so  acting.  The  Trustee  for each  series  of
Securities may destroy any list relating to such series of Securities  furnished to it as  provided in Section  701 upon  receipt of a new list  relating to such series so furnished.

     (b) If  three  or more  Holders  of  Securities  of any  particular  series
(hereinafter  referred to as  "applicants")  apply in writing to the Trustee for the Securities of any such series,  and furnish to such Trustee reasonable proof that each such  applicant has owned a Security of that series for a period of at least six months  preceding the date of such  application,  and such application states  that  the  applicants  desire  to  communicate  with  other  Holders  of
Securities  of that series with respect to their rights under this  Indenture or under the  Securities of that series and is accompanied by a copy of the form of proxy or other  communication  which such applicants  propose to transmit,  then such  Trustee  shall,  within  five  Business  Days  after the  receipt  of such application, at its election, either

          (i) afford such applicants access to the information  preserved at the time by such Trustee in accordance with Section 702(a), or

          (ii) inform such applicants as to the approximate number of Holders of
     Securities  of  that  series  whose  names  and  addresses  appear  in  the information  preserved  at the  time by such  Trustee  in  accordance  with
     Section 702(a),  and as to the approximate  cost of mailing to such Holders the  form of  proxy  or  other  communication,  if any,  specified  in such application.

     If any such  Trustee  shall elect not to afford such  applicants  access to that  information,  such  Trustee  shall,  upon  the  written  request  of  such applicants,  mail to each Holder of  Securities  of that  series  whose name and address  appears in the  information  preserved  at the time by such  Trustee in accordance  with  Section  702(a),  a  copy  of  the  form  of  proxy  or  other communication  which is specified in such request,  with  reasonable  promptness after a tender to such Trustee of the  material to be mailed and of payment,  or provision for the payment, of the reasonable expenses of mailing,  unless within five days after such tender, such Trustee shall mail to such applicants and file with the  Commission,  together  with a copy of the  material  to be  mailed,  a written  statement  to the effect  that,  in the opinion of such  Trustee,  such mailing would be contrary to the best  interests of the Holders of Securities of that series or would be in violation of applicable  law. Such written  statement shall specify the basis of such opinion.  If the Commission,  after  opportunity for a hearing upon the objections  specified in the written  statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order  sustaining  one or more of such  objections,  the  Commission shall find, after notice and opportunity for hearing, that all the objections so sustained  have been met and shall  enter an order so  declaring,  such  Trustee shall  mail  copies  of  such  material  to all  such  Holders  with  reasonable promptness  after  the  entry of such  order  and the  renewal  of such  tender;
otherwise  such  Trustee  shall be  relieved of any  obligation  or duty to such applicants respecting their application.

     (c) Every Holder of Securities of each series or coupons,  by receiving and holding the same,  agrees with the Company and the Trustee for the Securities of such series that neither the Company nor such  Trustee,  nor any agent of either of them  shall be held  accountable  by  reason  of the  disclosure  of any such information  as to the names and  addresses of the Holders of the  Securities of such series in  accordance  with Section  702(b),  regardless of the source from which such  information  was  derived,  and that the  Trustee  shall not be held accountable  by reason of mailing any material  pursuant to a request made under
Section 702(b).

Section 703.      Reports by Trustee.

     (a)  Within  60  days  after  May 15  of each  year,  the  Trustee  for the
Securities  of each series shall mail to each Holder of the  Securities  of such series  entitled to receive reports  pursuant to Section 704(3),  a brief report dated as of such date that complies with Section  313(a) of the Trust  Indenture
Act.  The  Trustee  for the  Securities  of each  series  shall also comply with
Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act.

     (b) At the time that the Trustee for the  Securities  of each series  mails such a report to the Holders of  Securities  of such  series,  each such Trustee shall  file a copy of that  report  with  the  Commission  and with  each  stock exchange on which the  Securities  of that series are listed.  The Company shall provide notice to the appropriate  Trustee when the Securities of any series are listed on any stock exchange.

Section 704.      Reports by Company.

     The Company will:

     (1) file with the Trustee for the Securities of such series, within 15 days after the Company is required  to file the same with the  Commission,  copies of the annual  reports  and of the  information,  documents  and other  reports (or copies of such portions of any of the foregoing as the  Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange
Act;  or, if the  Company is not  required  to file  information,  documents  or reports pursuant to either of said Sections, then it will file with such Trustee and the Commission,  in accordance  with rules and  regulations  prescribed from time  to  time  by the  Commission,  such  of  the  supplementary  and  periodic information,  documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities  exchange  as may be  prescribed  from time to time in such rules and regulations;

     (2)  file  with the  Trustee  for the  Securities  of such  series  and the
Commission,  in accordance  with rules and  regulations  prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the  conditions  and covenants of this
Indenture  as may be required  from time to time by such rules and  regulations;
and

     (3)  transmit  by mail to all  Holders of  Securities  of each  series,  as provided in Section  703(a),  within 30 days after the filing  thereof  with the
Trustee for the Securities of such series,  such  summaries of any  information, documents and reports required to be filed by the Company pursuant to paragraphs
(1) and  (2) of  this  Section  as may be  required  by  rules  and  regulations prescribed from time to time by the Commission.

                                   ARTICLE 8

                  Consolidation, Merger, Conveyance or Transfer

Section 801.      Company May Consolidate, Etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other  corporation or convey or transfer its properties and assets  substantially as an entirety to any Person unless:

          (1) the  corporation  formed by such  consolidation  or into which the
     Company is merged or the Person which  acquires by  conveyance  or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of  America,  any State  thereof or the  District  of  Columbia,  and shall expressly  assume,  by  an  indenture  supplemental  hereto,  executed  and
     delivered  to  the  Trustee  for  each  series  of   Securities,   in  form
     satisfactory  to each such  Trustee,  the due and  punctual  payment of the principal of (and premium,  if any) and interest,  if any,  (including  all additional  amounts,  if any,  payable pursuant to Sections 516 or 1010) on all the  Securities  and any related  coupons and the  performance of every covenant of this  Indenture  on the part of the Company to be  performed or observed;

          (2) immediately after giving effect to such  transaction,  no Event of
     Default with respect to any series of Securities, and no event which, after notice or lapse of time,  or both,  would  become an Event of Default  with respect to any series of Securities, shall have happened and be continuing;

          (3) the  Company  has  delivered  to the  Trustee  for each  series of
     Securities an Officers'  Certificate and an Opinion of Counsel each stating
     that  such   consolidation,   merger,   conveyance  or  transfer  and  such
     supplemental  indenture  comply with this  Article and that all  conditions precedent  herein  provided  for  relating  to such  transaction  have been complied with.

Section 802.      Successor Corporation Substituted.

     Upon any  consolidation  by the Company  with or merger by the Company into any other  corporation,  or any  conveyance  or transfer of the  properties  and assets of the Company  substantially  as an entirety in accordance  with Section
801, the successor  corporation  formed by such  consolidation or into which the
Company is merged or to which such  conveyance or transfer is made shall succeed to, and be  substituted  for,  and may  exercise  every  right and power of, the
Company  under  this  Indenture  with  the  same  effect  as if  such  successor corporation  had been named as the Company herein and thereafter the predecessor corporation  shall be  relieved  of all  obligations  and  covenants  under this
Indenture,  the Securities and any related coupons and, in the event of any such consolidation,  merger,  conveyance or transfer,  the Company as the predecessor corporation may thereupon or at any time  thereafter be dissolved,  wound up, or liquidated.

                                   ARTICLE 9

                             Supplemental Indentures

Section 901.      Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders of Securities  or coupons,  the Company, when authorized by a Board Resolution, and the Trustee for the Securities of any
or all  series,  at any time and from time to time,  may enter  into one or more indentures supplemental hereto, in form satisfactory to such Trustee, for any of the following purposes:

          (1) to evidence the succession of another  corporation to the Company, and the  assumption  by any such  successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the  covenants  of the  Company,  for the benefit of the
     Holders  of all or any  particular  series of  Securities  and any  related coupons (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series),  or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default with respect to any or all series of Securities  (and,  if any such Event of Default  applies to fewer than all series of  Securities,  stating each series to which such Event of
     Default applies); or

          (4) to add to or to change any of the  provisions of this Indenture to provide that Bearer  Securities  may be  registrable  as to  principal,  to change or eliminate any  restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered  Securities,  to permit Bearer Securities to be  issued  in  exchange  for  Bearer  Securities  of  other  authorized denominations,  to provide for the issuance of uncertificated Securities of any series in addition to or in place of any certificated Securities and to make all appropriate changes for such purposes; provided, however, that any such action  shall not  adversely  affect the  interests  of the Holders of
     Securities of any series or any related coupons in any material respect; or

          (5) to change or eliminate any of the  provisions  of this  Indenture, provided,  however,  that any  such  change  or  elimination  shall  become effective only when there is no Security  Outstanding of any series created prior to the execution of such supplemental  indenture which is entitled to the benefit of such provision; or

          (6)  to  evidence  and  provide  for  the  acceptance  of  appointment hereunder of a Trustee other than ________________, as Trustee for a series of  Securities  and to add to or  change  any  of the  provisions  of  this
     Indenture  as  shall  be  necessary  to  provide  for  or  facilitate   the
     administration  of the trusts hereunder by more than one Trustee,  pursuant to the requirements of Section 609; or

          (7)  to  evidence  and  provide  for  the  acceptance  of  appointment hereunder by a successor  Trustee with respect to the  Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate  the  administration  of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

          (8) to add to the  conditions,  limitations  and  restrictions  on the authorized  amount,  form, terms or purposes of issue,  authentication  and delivery of Securities, as herein set forth, other conditions,  limitations and restrictions thereafter to be observed; or

          (9) to  supplement  any of the  provisions  of this  Indenture to such extent as shall be necessary to permit or  facilitate  the  defeasance  and discharge of any series of  Securities  pursuant to Section 401;  provided, however,  that any such action shall not adversely  affect the interests of the Holders of  Securities  of such  series and any related  coupons or any other series of Securities in any material respect; or

          (10) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the
     Trust Indenture Act; or

          (11) to  issue  and  establish  the form and  terms of any  series  of
     Securities; or

          (12) to cure any  ambiguity,  to correct or  supplement  any provision herein  which may be  inconsistent  with any  other  provision  herein,  to convey,  transfer,  assign,  mortgage or pledge any property to or with the
     Trustee for the Securities of any series or to surrender any right or power herein  conferred upon the Company,  or to make any other  provisions  with respect to matters or questions arising under this Indenture, provided such action  shall  not  adversely  affect  the  interests  of  the  Holders  of
     Securities of any particular series in any material respect.

Section 902.      Supplemental Indentures With Consent of Holders.

     The Company, when authorized by a Board Resolution, and the Trustee for the
Securities  of any or all  series  may enter  into an  indenture  or  indentures supplemental  hereto for the purpose of adding any  provisions to or changing in any  manner  or  eliminating  any of the  provisions  of  this  Indenture  or of modifying  in any manner the rights of the  Holders of such  Securities  and any related coupons under this  Indenture,  but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding  Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities  of each such series  delivered to the Company and the Trustee for Securities of each such series; provided,  however, that no such supplemental  indenture  shall,  without  the  consent  of the  Holder  of  each
Outstanding Security affected thereby:

     (1) change the Stated  Maturity of the principal of, or any  installment of principal of or  interest,  if any, on, any  Security,  or reduce the  principal amount thereof or the rate of interest  thereon,  if any (or, in the case of OID
Securities,  reduce the rate of accretion of original  issue  discount),  or any premium  payable upon the  redemption  thereof,  or change any obligation of the
Company  to  pay  additional   amounts  pursuant  to  Section  1010  (except  as
contemplated  by Section  801(1) and permitted by Section  901(1)) or reduce the amount of the  principal of an OID Security that would be due and payable upon a declaration of acceleration of the Maturity thereof,  or provable in bankruptcy, or, in the case of Indexed  Securities,  reduce the amount payable in accordance with  the  terms of those  Securities  upon a  declaration  of  acceleration  of
Maturity thereof, or provable in bankruptcy,  pursuant to Section 502, or change the Place of Payment,  or the currency or currency unit in which any Security or the principal or interest  thereon is payable,  or impair the right to institute suit for the  enforcement  of any such  payment on or after the Stated  Maturity thereof (or, in the case of  redemption,  on or after the Redemption  Date);  or impair  any  right of  Holders  of  Securities  hereunder  to repay or  purchase
Securities at their option;  or reduce or alter the method of computation of any amount payable upon  redemption,  repayment or purchase of any Securities by the
Issuer (or the time when such redemption, repayment or purchase may be made); or

          (2) reduce  the  percentage  in  principal  amount of the  Outstanding
     Securities  of any  particular  series,  the  consent  of whose  Holders is required  for any such  supplemental  indenture,  or the  consent  of whose
     Holders is required for any waiver (of compliance  with certain  provisions of this  Indenture or certain  defaults  hereunder and their  consequences)
     provided for in this Indenture; or

          (3) modify any of the  provisions  of this  Section or Section  513 or
     1010,  except to increase  any such  percentage  or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this  clause  shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the  references  to "the
     Trustee" and  concomitant  changes in this Section and Section 1010, or the deletion of this proviso,  in accordance with the  requirements of Sections
     609, 61l(b), 901(6) and 901(7).

     A supplemental  indenture which changes or eliminates any covenant or other provision of this  Indenture  which has expressly  been included  solely for the benefit of one or more  particular  series of Securities,  or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other  provision,  shall be  deemed  not to  affect  the  rights  under  this
Indenture of the Holders of Securities of any other series.

     It shall not be  necessary  for any Act of Holders  under  this  Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.      Execution of Supplemental Indentures.

     In  executing,   or  accepting  the  additional   trusts  created  by,  any
supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this  Indenture,  the Trustee for any series of Securities shall be entitled to receive,  in addition to the documents  required by Section
102, and (subject to Section 601) shall be fully  protected in relying  upon, an
Opinion of Counsel stating that the execution of such supplemental  indenture is authorized  or  permitted  by this  Indenture.  The  Trustee  for any  series of
Securities may, but shall not be obligated to, enter into any such  supplemental indenture  which  affects  such  Trustee's  own rights,  liabilities,  duties or immunities under this Indenture or otherwise.

Section 904.      Effect of Supplemental Indentures.

     Upon the execution of any supplemental  indenture under this Article,  this
Indenture  shall be  modified  in  accordance  therewith  and such  supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities  theretofore or thereafter  authenticated and delivered  hereunder and of any coupons appertaining thereto shall be bound thereby.

Section 905.      Conformity With Trust Indenture Act.

     Every  supplemental  indenture  executed  pursuant  to this  Article  shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906.      Reference in Securities to Supplemental Indentures.

     Securities of any particular  series  authenticated and delivered after the execution of any supplemental  indenture pursuant to this Article may, and shall if required by the Trustee for the Securities of such series, bear a notation in form approved by such Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine,  new Securities of any series and any related coupons so modified as to conform, in the opinion of the Trustee for the Securities of such series and the Board of Directors of the Company,  to any such supplemental indenture may be prepared and executed by the Company and such
Securities  may be  authenticated  and delivered by such Trustee in exchange for
Outstanding Securities of such series and any related coupons.

                                   ARTICLE 10

                                    Covenants

Section 1001.   Payment of Principal (and Premium, if any) and Interest, if any.

     The  Company  agrees,   for  the  benefit  of  each  particular  series  of
Securities,  that it will duly and  punctually  pay in the  currency or currency unit in which the  Securities  of such series are payable  (except as  otherwise specified  pursuant to Section 301 for the  Securities of such series and except as provided in Sections  311(b) and 311(d)) the principal of,  premium,  if any, and interest,  if any, on that series of Securities in accordance with the terms of the  Securities  of such series,  any coupons  appertaining  thereto and this
Indenture.  Unless  otherwise  specified  as  contemplated  by Section  301 with respect to any series of Securities, any interest due on Bearer Securities on or before  Maturity  shall be payable only upon  presentation  and surrender of the several coupons for such interest  installments as are evidenced thereby as they severally  mature.  The  interest,  if any,  due in respect of any  temporary or permanent  Global  Security,  together with any  additional  amounts  payable in respect thereof, as provided in the terms and conditions of such Security, shall be  payable,  subject to the  conditions  set forth in Section  1010,  only upon presentation of such Security to the Trustee thereof for notation thereon of the payment of such interest.

Section 1002.     Maintenance of Office or Agency.

     If Securities of a series are issuable  only as Registered  Securities  the
Company  will  maintain  in each Place of Payment  for that  series an office or agency  where  Securities  of that series may be presented  or  surrendered  for payment,  an office or agency where Securities of that series may be surrendered for  registration  of transfer or exchange  and where  notices and demands to or upon  the  Company  with  respect  to the  Securities  of that  series  and this
Indenture  may be  served.  If  Securities  of a series are  issuable  as Bearer
Securities,  the Company will maintain (A) an office or agency (which may be the same  office or  agency)  in a Place of  Payment  for that  series in the United
States  where any  Registered  Securities  of that  series may be  presented  or surrendered for payment,  where any Registered  Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered  for  exchange,  where notices and demands to or upon the Company in respect of the  Securities  of that series and this  Indenture may be served and where Bearer  Securities of that series and related  coupons may be presented or surrendered  for  payment  in  the  circumstances  described  in  the  following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto,  in a Place of Payment  for that  series  which is located  outside the
United States,  an office or agency where  Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the  Securities  of that  series are listed on the Stock  Exchange  or any other stock exchange  located  outside the United States and such stock exchange shall so require,  the Company will maintain a Paying Agent for the Securities of that series in  Luxembourg  or any other  required  city  located  outside the United
States,  as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment  for that  series  located  outside  the United  States an office  or  agency  where  any  Registered  Securities  of  that  series  may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this  Indenture may be served.  The
Company will give prompt  written  notice to the Trustee for the  Securities  of that series of the location,  and any change in the location, of any such office or agency.  If at any time the Company  shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee for the  Securities  of that series with the address  thereof,  such presentations  (to the extent permitted by law), and surrenders of Securities of that  series may be made and  notices  and  demands may be made or served at the
Corporate  Trust Office of such Trustee,  except that Bearer  Securities of that series and the related  coupons may be presented and  surrendered for payment at the offices specified in the Security,  and the Company hereby appoints the same as its agent to receive such presentations, surrenders, notices and demands.

     No payment of principal,  premium,  if any, or interest,  if any, on Bearer
Securities  shall be made at any  office or agency of the  Company in the United
States or by check mailed to any address in the United  States or by transfer to an account  maintained  with a bank located in the United States.  Payments will not be made in respect of Bearer  Securities  or  coupons  appertaining  thereto pursuant to presentation to the Company,  or its designated Paying Agents within the United States.  Notwithstanding the foregoing,  payment of principal of (and premium,  if any) and interest,  if any, on any Bearer Security  denominated and payable in Dollars will be made at the office of the  Company's  Paying Agent in the United  States,  if, and only if,  payment in Dollars of the full  amount of such  principal,  premium  or  interest,  as the case may be, at all  offices or agencies outside the United States maintained for that purpose by the Company in accordance  with this Indenture is illegal or effectively  precluded by exchange controls or other  similar  restrictions  and the Company has  delivered  to the
Trustee an Opinion of Counsel to that effect.

     The Company may also from time to time  designate one or more other offices or agencies (in or outside the Place of Payment)  where the Securities of one or more  series may be  presented  or  surrendered  for any or all of the  purposes specified  above  in this  Section  and may  from  time  to  time  rescind  such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose.  The Company will give prompt written notice to the Trustee for the  Securities of each series so affected of any such designation  or rescission  and of any change in the location of any such office or agency.

     If and so long as the  Securities  of any series (i) are  denominated  in a currency  other than  Dollars  or (ii) may be  payable in a currency  other than
Dollars,  or so  long  as it is  required  under  any  other  provision  of  the
Indenture,  then the Company will  maintain  with respect to each such series of
Securities, or as so required, a Currency Determination Agent.

Section 1003.     Money for Securities Payments To Be Held in Trust.

     If the Company  shall at any time act as its own Paying  Agent with respect to any particular  series of Securities and any related coupons,  it will, on or before each due date of the principal of, premium, if any, or interest,  if any, on any of the  Securities  of that series,  segregate  and hold in trust for the benefit of the Persons  entitled  thereto a sum in the currency or currency unit in which  the  Securities  of such  series  are  payable  (except  as  otherwise specified  pursuant to Section 301 for the  Securities of such series and except as provided in Sections  311(b) and  311(d))  sufficient  to pay the  principal, premium, if any, and interest,  if any, so becoming due until such sums shall be paid to such  Persons or  otherwise  disposed  of as herein  provided,  and will promptly  notify the Trustee for the  Securities of such series of its action or failure so to act.

     Whenever  the  Company  shall  have  one or  more  Paying  Agents  for  any particular series of Securities and any related coupons,  it will, prior to each due date of the principal of, premium, if any, or interest,  if any, on any such
Securities,  deposit with a Paying Agent for the Securities of such series a sum in  immediately  available  funds (in the currency or currency unit described in the preceding paragraph)  sufficient to pay the principal,  premium, if any, and interest,  if any, so becoming due, such sum to be held in trust for the benefit of the Persons  entitled  thereto,  and (unless such Paying Agent is the Trustee for the Securities of such series) the Company will promptly notify such Trustee of its action or failure so to act.

     The  Company  will cause each  Paying  Agent for any  particular  series of
Securities  other than the Trustee for the  Securities of such series to execute and deliver to such Trustee an instrument in which such Paying Agent shall agree with such Trustee,  subject to the provisions of this Section,  that such Paying
Agent will:

          (1) hold all sums  held by it for the  payment  of the  principal  of, premium, if any, or interest, if any, on Securities of that series in trust for the benefit of the Persons  entitled  thereto  until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give such  Trustee  notice of any  default by the  Company (or any other  obligor  upon  the  Securities)  in the  making  of any  payment  of principal (or premium, if any) and interest,  if any, on Securities of that series; and

          (3) at any time during the continuation of any such default,  upon the written request of such Trustee,  forthwith pay to such Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the  satisfaction and  discharge of this  Indenture or for any other  purpose,  pay, or by Company
Order direct any Paying Agent to pay, to the Trustee for the  Securities  of any
series all sums held in trust by the Company or such Paying Agent,  such sums to be held by such  Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying  Agent;  and, upon such payment by any Paying
Agent to such  Trustee,  such Paying  Agent  shall be released  from all further liability with respect to such money.

     The Issuer initially  authorizes the Trustee to act as Paying Agent for the
Securities on its behalf and as agent of the Issuer where notices and demands to or upon the  Company in  respect of the  Securities  and this  Indenture  may be served.  The Issuer may at any time and from time to time  authorize one or more
Persons to act as Paying  Agent or as such agent in  addition  to or in place of the  Trustee  with  respect  to any  series  of  Securities  issued  under  this
Indenture.

Section 1004.     Payment of Taxes and Other Claims.

          The Company will pay or  discharge or cause to be paid or  discharged, before the same shall become  delinquent,  (1) all taxes,  assessments  and governmental  charges  levied or imposed upon the Company or any Subsidiary or upon the income,  profits or property of the Company or any  Subsidiary, and (2) all lawful  claims for labor,  materials  and  supplies  which,  if unpaid,  might by law become a lien upon its property;  provided,  however, that the Company  shall not be required to pay or  discharge or cause to be paid or discharged any such tax, assessment,  charge or claim whose amount, applicability  or validity is being  contested in good faith by appropriate proceedings.

Section 1005.     Statements as to Compliance.

     The Company  will  deliver to the  Trustee  for each series of  Securities, within 120 days after the end of each fiscal year, a written statement signed by the  principal  executive  officer,  principal  financial  officer or  principal accounting officer of the Company stating that:

          (1) a review of the  activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

          (2) to the best of his knowledge, based on such review, the Company is in compliance with all conditions and covenants under this Indenture.

     For purposes of this Section,  such compliance shall be determined  without regard to any  period of grace or  requirement  of notice  provided  under  this
Indenture.

Section 1006.     Corporate Existence.

          Subject to Article Eight,  the Company will do or cause to be done all things  necessary  to  preserve  and  keep in full  force  and  effect  its
     corporate  existence,   rights  (charter  and  statutory)  and  franchises;
     provided,  however,  that the Company shall not be required to preserve any right or franchise if the Board of Directors of the Company shall determine that the preservation  thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1007.     Lien on Assets1

     The Company  will not,  nor will it permit any  Restricted  Subsidiary  to, issue or assume any Indebtedness  secured by a Lien upon any Property (now owned or hereinafter  acquired) of the Company or any Restricted Subsidiary without in any such case effectively providing concurrently with the issuance or assumption of any such  Indebtedness  that the  Securities  (together  with, if the Company shall so  determine,  any other  Indebtedness  of the Company or any  Restricted
Subsidiary  ranking  equally with the  Securities  then  existing or  thereafter created)  shall be secured  equally  and  ratably  with such  Indebtedness.  The restrictions set forth in the immediately  preceding sentence will not, however, apply if the aggregate amount of Indebtedness  and Attributable  Debt in respect of any Sale and Leaseback  Transaction  issued or assumed by the Company and the
Restricted  Subsidiaries  and so  secured  by  Liens,  together  with all  other
Indebtedness of the Company and the Restricted Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to such restrictions, but not including Indebtedness permitted to be secured under clauses (1) through
(11) of the immediately following paragraph,  does not at the time exceed __% of
Consolidated Assets.

     The  restrictions  set forth above shall not apply to Indebtedness  secured by:

     (1) Liens existing on the date of the Indenture;

     (2) Permitted Liens;

     (3) any Lien existing on any Property prior to the  acquisition  thereof by the Company or any  Subsidiary  or  existing on any  Property of any person that becomes a Subsidiary after the date hereof prior to the time such person becomes a Subsidiary;  provided that such Lien is not created in  contemplation of or in connection with such acquisition or such person becoming a Subsidiary;

     (4) any Lien on fixed or capital assets  acquired,  constructed or improved by the Company or any  Subsidiary,  and  extensions,  renewals and  replacements thereof that do not increase the outstanding  principal amount thereof as of the date  such Lien is  granted;  provided  that (i) such Lien and the  Indebtedness secured thereby are incurred prior to or within 180 days after such  acquisition or the completion of such  construction  or improvement,  (ii) the  Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such  fixed or  capital  assets and (iii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary;

     (5) any Lien on the Property of any  Subsidiary  of the Company in favor of the  Company or any wholly  owned  Subsidiary  (other  than a Lien in favor of a non-Restricted Subsidiary);

     (6) any judgment or judicial  attachment  Lien with respect to any judgment that does not constitute an Event of Default;

     (7)  any  Lien  securing  any  reimbursement,  indemnification  or  similar obligation  or  liability  incurred  in  the  ordinary  course  of  business  in connection with any letter of credit,  letter of guaranty,  banker's acceptance, bill of exchange or similar  instrument  to backstop  trade  obligations  of the
Company or a Subsidiary;

     (8) any Lien  imposed by law where (i) the  validity  or amount  thereof is being contested in good faith by appropriate  proceedings and the Company or any
Subsidiary has set aside on its books adequate  reserves with respect thereto in accordance with generally accepted accounting  principles or (ii) the failure to remove  such Lien  could not  reasonably  be  expected  to result in a  material adverse effect on the Company and its Subsidiaries taken as a whole;

     (9) any Lien deemed to exist by virtue of any Capital Lease  Obligation not otherwise prohibited hereunder; and

     (10) any  extension,  renewal or  replacement  (or  successive  extensions, renewals  or  replacements)  in whole or in part of any Lien  referred to in the foregoing  clauses (1) through (10);  provided,  however,  that such new Lien is limited to the Property which was subject to the prior Lien  immediately  before such  extension,  renewal  or  replacement,  and  provided,  further,  that  the principal amount of Indebtedness  secured by the prior Lien  immediately  before such extension, renewal or replacement is not increased.

     In case the covenant set forth in the first sentence of the first paragraph of this Section 1007 would be breached if an appropriate  Lien were not created, the Company  will send a written  notice to the  Trustee,  which notice will set forth relevant information on such situation.

Section 1008.     Sale and Leaseback Transactions

     Neither the Company nor any  Restricted  Subsidiary may enter into any Sale and Lease-Back  Transaction with respect to any Property,  unless either (1) the
Company or such Restricted Subsidiary would be entitled pursuant to "Limitations on Liens"  above to incur  Indebtedness  secured by a Lien on such  Property  at least  equal in  amount to the  Attributable  Debt in  respect  of such Sale and
Lease-back  Transaction  without equally and ratably  securing the Securities or
(2) the  Company  or such  Restricted  Subsidiary  shall  apply  or  cause to be applied,  in the case of a sale or  transfer  for cash,  an amount  equal to the greater of the fair market value or the net proceeds thereof and, in the case of a sale or transfer  otherwise  than for cash, an amount equal to the fair market value of the Property so leased,  to the  retirement  (other than any  mandatory retirement),  within  180  days  after  the  effective  date  of such  Sale  and
Lease-back  Transaction,  of the Securities or other Indebtedness of the Company ranking on a parity  with the  Securities  and owing to a Person  other than the
Company or any Affiliate of the Company or to the construction or improvement of real  property or personal  property  used in the  ordinary  course of business.
These  restrictions  will not apply to  transactions  between  the Company and a
Restricted Subsidiary or between Restricted Subsidiaries.

Section 1009.     Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 to 1008,  inclusive,  if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities affected by the omission shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive  compliance with such covenant or condition,  but no such waiver shall extend to or affect such  covenant or condition  except to the extent so expressly waived,  and, until such waiver shall become effective,  the obligations  of the Company and the duties of the Trustee for the  Securities of each series with respect to any such covenant or condition  shall remain in full force and effect.

Section 1010.     Payment of Additional Amounts.

     If specified  pursuant to Section 301, the  provisions of this Section 1010 shall be applicable to Securities of any series.

     The Company  will,  subject to the  exceptions  and  limitations  set forth below,  pay to the Holder of any Security or coupon who is a United States Alien such  additional  amounts as may be  necessary so that every net payment on such
Security or coupon,  after deduction or withholding by the Company or any of its
Paying  Agents for or on account of any  present or future  tax,  assessment  or other  governmental  charge  imposed  upon or as a result of such payment by the
United  States (or any  political  subdivision  or taxing  authority  thereof or therein),  will not be less than the amount provided in such Security or in such coupon to be then due and payable.  However, the Company will not be required to make any payment of additional amounts for or on account of:

     (a) any tax,  assessment or other  governmental  charge that would not have been so imposed but for (i) the  existence  of any present or former  connection between such Holder (or between a  fiduciary,  settler or  beneficiary  of, or a person holding a power over, such Holder,  if such Holder is an estate or trust, or a member or  shareholder  of such Holder,  if such Holder is a partnership or corporation) and the United States, including,  without limitation,  such Holder
(or such  fiduciary,  settler,  beneficiary,  person holding a power,  member or shareholder)  being or having been a citizen,  resident or treated as a resident thereof or being or having been engaged in trade or business or present  therein or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, foreign personal holding company,  controlled  foreign  corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates  earnings to avoid United States federal income tax;

     (b) any tax,  assessment or other governmental  charge which would not have been so  imposed  but for the  presentation  by the Holder of such  Security  or coupon  for  payment  on a date more than 10 days  after the date on which  such payment  became  due and  payable or the date on which  payment  thereof is duly provided for, whichever occurs later;

     (c) any estate,  inheritance,  gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

     (d) any  tax,  assessment  or  other  governmental  charge  required  to be withheld  by any Paying  Agent from any  payment in respect of any  Security  or coupon,  if such payment can be made without  such  withholding  by at least one other Paying Agent;

     (e) any tax,  assessment  or other  governmental  charge  which is  payable otherwise  than by  withholding  from  payments  in respect of such  Security or coupon;

     (f) any tax, assessment or other governmental charge imposed on a Holder of a Security or coupon that actually or constructively  owns 10 percent or more of the total combined voting power of all classes of stock of the Company  entitled to vote  within  the  meaning  of  Section  871(h)(3)  of the  Code or that is a controlled foreign corporation related to the Company through stock ownership;

     (g) any tax, assessment or other governmental charge imposed as a result of the failure to comply with applicable certification,  information, documentation or other reporting requirements concerning the nationality,  residence, identity or  connection  with the United  States of the Holder or  beneficial  owner of a
Security or coupon,  if such  compliance is required by statute or by regulation of the United States,  as a  precondition  to relief or exemption from such tax, assessment or other governmental charge;

     (h) any tax,  assessment or other governmental  charge imposed with respect to payments on any Registered Security by reason of the failure of the Holder to fulfill the statement requirement of Sections 871(h) or 881(c) of the Code; or

     (i) any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor will  additional  amounts be paid with  respect  to any  payment on any such
Security or coupon to a Holder who is a fiduciary or  partnership  or other than the sole  beneficial  owner of such payment to the extent such payment  would be required by the laws of the United States (or any political subdivision thereof)
to be included in the income for federal income tax purposes of a beneficiary or settler with  respect to such  fiduciary  or a member of such  partnership  or a beneficial  owner who would not have been entitled to payment of the  additional amounts had beneficiary,  settler, member or beneficial owner been the Holder of such Security or coupon.

     The  term  "United  States  Alien"  means  any  corporation,   partnership,
individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual,  a nonresident  fiduciary of a foreign estate or trust,  or a foreign  partnership  one or more of the members of which is, as to the United States, a foreign  corporation,  a nonresident  alien individual or a nonresident fiduciary of a foreign estate or trust.

     Whenever in this Indenture there is mentioned,  in any context, the payment of the principal of (and premium, if any) and interest,  if any, on any Security or payment  with  respect to any coupon of any  series,  such  mention  shall be deemed to include mention of the payment of additional  amounts  provided for in the terms of such  Securities  and this  Section  to the  extent  that,  in such context,  additional  amounts are,  were or would be payable in respect  thereof pursuant to the provisions of this Section and express mention of the payment of additional  amounts  (if  applicable)  in any  provisions  hereof  shall  not be construed as excluding  additional amounts in those provisions hereof where such express mention is not made.

     If the Securities of a series provide for the payment of additional amounts as contemplated by Section 301(20), at least 10 days prior to the first Interest
Payment Date with respect to that series of Securities  (or if the Securities of that series will not bear interest  prior to maturity,  the first day on which a payment of  principal  and any  premium is made),  and at least 10 days prior to each date of payment of principal (and premium, if any) and interest, if any, if there has been any change  with  respect to the  matters  set forth in the below mentioned Officers'  Certificate,  the Company will furnish the Trustee for that series of Securities and the Company's  principal Paying Agent or Paying Agents, if other than such  Trustee,  with an  Officers'  Certificate  instructing  such
Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) and interest,  if any, on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are  United  States  Aliens  without  withholding  for or on account of any tax, assessment or other  governmental  charge  referred to above or described in the
Securities of that series. If any such withholding shall be required,  then such
Officers'  Certificate  shall specify by country the amount, if any, required to be withheld on such  payments to such Holders of  Securities  or coupons and the
Company  will pay to the Trustee for such  series of  Securities  or such Paying
Agent  such  additional  amounts  as  may be  required  pursuant  to  the  terms applicable  to such series.  The Company  covenants to indemnify the Trustee for such series of  Securities  and any Paying Agent for, and to hold them  harmless against,  any loss,  liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted  by any of them  in  reliance  on any  Officers'  Certificate  furnished pursuant to this Section 1010.

                                   ARTICLE 11

                            Redemption of Securities

Section 1101.     Applicability of This Article.

     Redemption of  Securities of any series  (whether by operation of a sinking fund or  otherwise)  as  permitted  or required  by any form of Security  issued pursuant  to this  Indenture  shall  be made in  accordance  with  such  form of
Security and this Article; provided,  however, that if any provision of any such form of  Security  shall  conflict  with  any  provision  of this  Article,  the provision of such form of Security shall govern.

Section 1102.     Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the  Company of less than all of the  Securities  of any  particular series,  the Company shall,  at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee for the  Securities of such series)  notify such Trustee by Company  Request of such
Redemption  Date and of the principal  amount of Securities of that series to be redeemed and shall  deliver to such Trustee  such  documentation  and records as shall enable such Trustee to select the  Securities  to be redeemed  pursuant to
Section 1103. In the case of any redemption of Securities of any series prior to the expiration of any  restriction on such  redemption  provided in the terms of such  Securities or elsewhere in this  Indenture,  the Company shall furnish the
Trustee for Securities of such series with an Officers'  Certificate  evidencing compliance with such restriction.

Section 1103.     Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities are to be redeemed,  the Company may select the series to be redeemed, and if less than all the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the  Redemption  Date by the Trustee for the Securities of such series,  from the  Outstanding  Securities of that series not previously called for redemption,  by such method as such Trustee shall deem fair and  appropriate  and which may provide for the selection for redemption of portions (equal to the minimum  authorized  denomination  for Securities of that series,  or any integral multiple thereof) of the principal amount of Securities of that series of a denomination larger than the minimum authorized denomination for  Securities  of that  series  pursuant  to Section  302 in the  currency  or currency unit in which the Securities of such series are denominated.

     The Trustee for the  Securities of any series to be redeemed shall promptly notify the  Company in writing of the  Securities  of such series  selected  for redemption and, in the case of any Securities  selected for partial  redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture,  unless the context otherwise requires, all  provisions  relating to the redemption of Securities  shall relate,  in the case of any Security  redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104.     Notice of Redemption.

     Notice of redemption  shall be given in the manner  provided in Section 106 not later than the  thirtieth day and not earlier than the sixtieth day prior to the Redemption Date, to each Holder of Securities to be redeemed.

     All notices of redemption shall state:

     (1) the Redemption Date,

     (2) the Redemption Price,

     (3) if less than all Outstanding  Securities of a particular  series are to be redeemed,  the identification  (and, in the case of partial  redemption,  the respective  principal  amounts) of the  particular  Securities  to be  redeemed, including the CUSIP number of such Securities,

     (4) that on the Redemption  Date the  Redemption  Price will become due and payable upon each such Security or portion thereof,  and that interest  thereon, if any (or in the case of OID Securities,  original issue discount), shall cease to accrue on and after said date,

     (5) the place or places  where  such  Securities,  together  in the case of
Bearer Securities with all coupons appertaining  thereto, if any, maturing after the Redemption Date are to be surrendered for payment of the Redemption Price,

(6)      that the redemption is for a sinking fund, if such is the case,

     (7) that, unless otherwise  specified in such notice,  Bearer Securities of any series,  if any,  surrendered  for  redemption  must be  accompanied  by all coupons  maturing  subsequent to the date fixed for  redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price or security or indemnity  satisfactory to the Company,  the Trustee for such series and any Paying Agent is furnished, and

     (8)  if  Bearer  Securities  of  any  series  are to be  redeemed  and  any
Registered Securities of such series are not to be redeemed,  and if such Bearer
Securities may be exchanged for Registered  Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise,  the last date, as determined by the Company, on which such exchanges may be made.

     Notice of  redemption  of  Securities to be redeemed at the election of the
Company  shall be given by the  Company  or, at the  Company's  request,  by the
Trustee for such Securities in the name and at the expense of the Company.

     Section 1105. Deposit of Redemption Price.

     At or prior to 10 a.m.,  New York City time, on any  Redemption  Date,  the
Company shall deposit with the Trustee for the Securities to be redeemed or with a Paying  Agent for such  Securities  (or,  if the  Company is acting as its own
Paying  Agent for such  Securities,  segregate  and hold in trust as provided in
Section  1003) an amount of money in the currency or currency  unit in which the
Securities of such series are payable (except as otherwise specified pursuant to
Section 301 for the Securities of such Series and except as provided in Sections
311(b) and 311(d))  sufficient to pay the principal  amount of (and premium,  if any,  thereon),  and (except if the Redemption Date shall be an Interest Payment
Date) any accrued  interest on, all the  Securities  which are to be redeemed on that date.

Section 1106.     Securities Payable on Redemption Date.

     Notice of redemption  having been given as aforesaid,  the Securities so to be  redeemed  shall,  on the  Redemption  Date,  become  due and  payable at the
Redemption Price therein specified in the currency or currency unit in which the
Securities of such series are payable (except as otherwise  provided pursuant to
Section 301 for the Securities of such series and except as provided in Sections
311(b)  and  311(d))  and from and after such date  (unless  the  Company  shall default in the payment of the Redemption  Price) such Securities  shall cease to bear  interest  and the coupons  for such  interest  appertaining  to any Bearer
Securities  so to be redeemed,  except to the extent  provided  below,  shall be void.  Upon  surrender of such Security for  redemption in accordance  with said notice together with all coupons,  if any,  appertaining  thereto maturing after the Redemption  Date, such Security or specified  portions thereof shall be paid by the Company at the Redemption Price; provided,  however, that installments of interest  on  Bearer  Securities  whose  Stated  Maturity  is on or prior to the
Redemption Date shall be payable only at an office or agency located outside the
United  States  (except  as  otherwise  provided  in Section  1002) and,  unless otherwise  specified as contemplated by Section 301, only upon  presentation and surrender  of coupons for such  interest,  and  provided,  further,  that unless otherwise specified as contemplated by Section 301,  installments of interest on
Registered  Securities  whose Stated  Maturity is on or prior to the  Redemption
Date  shall  be  payable  to the  Holders  of  such  Securities,  or one or more
Predecessor  Securities,  registered  as such at the  close of  business  on the relevant  Record Dates  according to their terms and the  provisions  of Section
307.

     If any Bearer Security  surrendered for redemption shall not be accompanied by all coupons  appertaining  thereto  maturing after the Redemption  Date, such
Security may be paid after  deducting from the Redemption  Price an amount equal to the face amount of all such missing  coupons or the surrender of such missing coupon or  coupons  may be waived by the  Company if there is  furnished  to the
Company,  the Trustee for such  Security and any Paying  Agent such  security or indemnity as they may require to save the  Company,  such Trustee and any Paying
Agent  harmless.  If thereafter the Holder of such Security  shall  surrender to such Trustee or any Paying  Agent any such missing  coupon in respect of which a deduction shall have been made from the Redemption  Price,  such Holder shall be entitled to receive the amount so deducted;  provided,  however,  that  interest represented  by  coupons  shall be payable  only at an office or agency  located outside the United  States  (except as otherwise  provided in Section 1002) and,
unless   otherwise   specified  as   contemplated  by  Section  301,  only  upon
presentation and surrender of those coupons.

     If any Security  called for redemption  shall not be so paid upon surrender thereof for redemption,  the principal  thereof (and premium,  if any,  thereon)
shall,  until paid,  bear interest from the Redemption  Date at a rate per annum equal to the rate borne by the Security (or, in the case of (i) OID  Securities, the Security's Yield to Maturity or (ii) Indexed Securities, the rate determined in accordance with the specified terms of those Securities).

Section 1107.     Securities Redeemed in Part.

     Any  Registered  Security  which is to be  redeemed  only in part  shall be surrendered  at the Place of Payment  (with,  if the  Company or the Trustee for such  Security so  requires,  due  endorsement  by, or a written  instrument  of transfer in form  satisfactory  to the Company,  and the Security  Registrar for
such  Security  duly  executed  by, the  Holder  thereof  or his  attorney  duly authorized  in writing),  and the Company  shall  execute and such Trustee shall authenticate  and deliver to the Holder of such Security without service charge, a new Registered  Security or  Securities,  of any  authorized  denomination  as requested  by such  Holder,  of the same  series  and  having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered.

Section 1108.      Tax Redemption; Special Tax Redemption.

     (a) Unless otherwise  specified pursuant to Section 301,  Securities of any series may be redeemed  at the option of the Company in whole,  but not in part, on not more than 60 days' and not less than 30 days' notice,  on any  Redemption
Date at the Redemption  Price specified  pursuant to Section 301, if the Company determines  that (A) as a result of any change in or  amendment  to the laws (or any  regulations or rulings  promulgated  thereunder) of the United States or of any  political  subdivision  or taxing  authority  thereof or therein  affecting
taxation,   or  any  change  in  official  position  regarding   application  or
interpretation  of such laws,  regulations or rulings  (including a holding by a court of competent jurisdiction in the United States), which change or amendment is  announced or becomes  effective on or after a date  specified in Section 301 with  respect to any  Security  of such  series,  the Company has or will become obligated to pay additional amounts pursuant to Section 1010 with respect to any
Security of such series or (B) on or after a date  specified in Section 301 with respect to any Security of such series,  any action has been taken by any taxing authority  of,  or any  decision  has  been  rendered  by a court  of  competent jurisdiction  in,  the  United  States or any  political  subdivision  or taxing authority  thereof or therein,  including any of those actions  specified in (A)
above,  whether  or not such  action was taken or  decision  was  rendered  with respect to the Company, or any change, amendment,  application or interpretation shall be officially proposed, which, in any such case, in the Opinion of Counsel to the Company  will  result in a material  probability  that the  Company  will become obligated to pay additional  amounts with respect to any Security of such series,  and (C) in any such case specified in (A) or (B) above the Company,  in its business judgment,  determines that such obligation cannot be avoided by the use of reasonable measures available to the Company.

     (b) Unless  otherwise  specified  pursuant  to Section  301, if the Company shall  determine  that any payment made outside the United States by the Company or any of their  Paying  Agents of  principal  or interest due in respect of any
Bearer  Security  (an  "Affected   Security")  of  such  series  or  any  coupon
appertaining  thereto would,  under any present or future laws or regulations of the  United  States,  be  subject  to any  certification,  information  or other reporting  requirement  of any  kind,  the  effect of which  requirement  is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality,  residence or identity (as distinguished from, for example,  status as a United  States Alien) of a beneficial  owner of such  Affected  Security of such  series  or  coupon  that is a  United  States  Alien  (other  than  such a requirement  that (i) would not be  applicable to a payment made by the Company, or any one of their Paying Agents (A) directly to the beneficial owner or (B) to a  custodian,  nominee  or other  agent  of the  beneficial  owner,  (ii) can be satisfied by such  custodian,  nominee or other agent  certifying  to the effect that such beneficial owner is a United States Alien; provided that, in each case referred to in clauses  (i)(B) or (ii),  payment by such  custodian,  nominee or other  agent to such  beneficial  owner  is not  otherwise  subject  to any such requirement  (other than a requirement which is imposed on a custodian,  nominee or other  agent  described  in item (iv) of this  sentence),  (iii) would not be applicable  to a payment  made by at least one other Paying Agent of the Company or (iv) is applicable to a payment to a custodian, nominee or other agent of the beneficial  owner of such Security who is a United States person (as hereinafter defined),  a controlled  foreign  corporation for United States tax purposes,  a foreign  person  50  percent  or more  of the  gross  income  of  which  for the three-year  period ending with the close of its taxable year  preceding the year of payment is effectively  connected with a United States trade or business,  or is otherwise related to the United States), the Company shall elect by notice to the  Trustee  for such series of  Securities  either (x) to redeem the  Affected
Securities  of such  series,  as a whole,  at a  redemption  price  equal to the principal  amount thereof,  together with interest accrued to the date fixed for redemption,  or (y) if the  conditions  of the  next  succeeding  paragraph  are satisfied,  to pay the  additional  amounts  specified  in such  paragraph.  The
Company shall make such  determination  and election as soon as practicable  and give prompt notice thereof (the "Determination  Notice") in the manner described in Section 106 stating the effective date of such certification,  information or reporting  requirement,  whether the Company has elected to redeem the  Affected
Securities of such series or to pay the additional amounts specified in the next succeeding paragraph,  and (if applicable) the last date by which the redemption of the Affected  Securities  of such series must take place,  as provided in the next  succeeding  sentence.  If  the  Company  elects  to  redeem  the  Affected
Securities of such series,  such  redemption  shall take place on such date, not later than one year after the giving of the Determination Notice, as the Company shall  specify by notice to such Trustee given not less than 45 nor more than 75 days before the  Redemption  Date.  Notice of such  redemption  of the  Affected
Securities of such series shall be given to the Holders thereof not less than 30 days nor more than 60 days prior to the  Redemption  Date.  Notwithstanding  the foregoing,  the  Company  shall not so redeem the  Affected  Securities  of such series if the Company shall subsequently determine by notice to the Trustee, not less than 30 days prior to the Redemption Date, that subsequent  payments on the
Affected   Securities   of  such  series  would  not  be  subject  to  any  such
certification,  information or other  reporting  requirement,  in which case the
Company shall give prompt notice of such subsequent  determination in the manner specified in Section 106 and any earlier  redemption notice shall be revoked and be of no further effect. The right of the Holders of Affected  Securities called for redemption to exchange such Affected  Securities  for Registered  Securities
(which Registered  Securities will remain Outstanding following such redemption)
will terminate on the fifteenth day prior to the Redemption Date, and no further exchanges of Affected  Securities for Registered  Securities  shall be permitted unless the Company shall have made the  subsequent  determination  and given the notice  referred to in the  preceding  sentence.  As used  hereinabove,  "United
States  person"  means  any  citizen  or  resident  of the  United  States,  any corporation,  partnership  or other entity  created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     If and so  long  as  the  certification,  information  or  other  reporting requirement  referred to in the preceding  paragraph would be fully satisfied by payment of a withholding  tax, backup  withholding  tax or similar  charge,  the
Company may elect by notice to the Trustee to pay such additional amounts as may be necessary so that every net payment made outside the United States  following the  effective  date of such  requirement  by the Company or any of their Paying
Agents of principal (or premium, if any) or interest,  if any, due in respect of any  Affected  Security of such series or any coupon  appertaining  thereto to a
Holder who  certifies  that the  beneficial  owner is a United States Alien (but without any  requirement  that the  nationality,  residence  or identity of such beneficial  owner  be  disclosed  to  the  Company,  any  Paying  Agent  or  any governmental  authority),  after  deduction or withholding  for or on account of such  withholding  tax,  backup  withholding tax or similar charge (other than a withholding tax, backup withholding tax or similar charge that (i) is the result of a certification,  information or other reporting requirement described in the third  parenthetical  clause of the first sentence of the preceding paragraph or
(ii) is imposed as a result of  presentation  of any such  Affected  Security or such coupon for payment  more than 10 days after the date on which such  payment becomes  due and payable or on which  payment  thereof  was duly  provided  for, whichever  occurs  later),  will not be less than the  amount  provided  in such
Affected  Security or such coupon to be then due and  payable.  In the event the
Company  elects  to pay such  additional  amounts  (the  Company's  election  to exercise  such right to be  evidenced  by prompt  notice to the  Trustee for the
Securities of the appropriate  series),  the Company will have the right, at its sole option, at any time, to redeem the Affected  Securities of such series as a whole,  but not in part, at the Redemption  Price,  subject to the provisions of the last four sentences of the immediately  preceding paragraph.  If the Company has made the determination  described in the preceding paragraph with respect to certification,  information or other reporting  requirements  applicable only to interest and subsequently  makes a determination in the manner and of the nature referred  to in such  preceding  paragraph  with  respect  to such  requirements applicable to principal, the Company will redeem the Affected Securities of such series in the  manner  and on the terms  described  in the  preceding  paragraph unless the Company elects to have the provisions of this paragraph  apply rather than  the  provisions  of  the  immediately  preceding  paragraph.  If  in  such circumstances  the Affected  Securities  of such series are to be redeemed,  the
Company  shall have no  obligation to pay  additional  amounts  pursuant to this paragraph with respect to principal (or premium, if any) or interest accrued and unpaid  after  the date of the  notice  of such  determination  indicating  such redemption, but will be obligated to pay such additional amounts with respect to interest  accrued and unpaid to the date of such  determination.  If the Company elects to pay  additional  amounts  pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall promptly redeem the Affected Securities of such series in whole, but not in part, at the Redemption Price subject to the provisions of the last four  sentences  of the  immediately  preceding  paragraph.  If the Company elects to, or is required  to,  redeem the  Affected  Securities  of such series pursuant  to this  paragraph,  it shall  publish in the manner and to the extent provided in Section 106 prompt  notice  thereof.  If the Affected  Securities of such series are to be redeemed pursuant to this paragraph,  the redemption shall take place on such date, not later than one year after publication of the notice of  redemption,  as the Company  shall specify by notice to the Trustee for such series  of  Securities  at  least  60 days  prior to the  Redemption  Date.  Any redemption  payments  made by the Company  pursuant to this  paragraph  shall be subject to the continuing  obligation of the Company to pay  additional  amounts pursuant to this paragraph.

                                   ARTICLE 12

                                  Sinking Funds

Section 1201.     Applicability of This Article.

     Redemption of Securities  through  operation of a sinking fund as permitted or required by any form of Security  issued  pursuant to this Indenture shall be made in  accordance  with  such form of  Security  and this  Article;  provided, however,  that if any provision of any such form of Security shall conflict with any  provision of this  Article,  the  provision of such form of Security  shall govern.

     The minimum amount of any sinking fund payment provided for by the terms of
Securities  of any  particular  series is  herein  referred  to as a  "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an "optional  sinking fund payment".  If provided for by the terms of Securities of any  particular  series,  the cash amount of any sinking  fund payment may be subject to  reduction  as provided in Section  1202.  Each  sinking fund payment shall be applied to the  redemption of Securities  of any  particular  series as provided for by the terms of Securities of that series.

Section 1202.     Satisfaction of Sinking Fund Payments With Securities.

     The Company (1) may deliver Outstanding  Securities of a series (other than any  previously  called  for  redemption),  together  in the case of any  Bearer
Securities of such series with all unmatured coupons  appertaining  thereto, and
(2) may apply as a credit Securities of a series which have been redeemed either at the  election of the  Company  pursuant  to the terms of such  Securities  or through the application of permitted  optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series  required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee for such  Securities at the principal  amount thereof and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203.     Redemption of Securities for Sinking Fund.

     Not less  than 60 days  prior to each  sinking  fund  payment  date for any particular series of Securities, the Company will deliver to the Trustee for the
Securities of such series an Officers' Certificate  specifying the amount of the next ensuing  mandatory  sinking  fund  payment for that series  pursuant to the terms of that series,  the portion thereof,  if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable  (except as otherwise  specified  pursuant to Section 301 for the  Securities  of that series and except as  provided  in Sections  311(b) and
311(d)) and the portion thereof,  if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and shall state the basis for such credit and that such  Securities  have not previously been so credited  and  will  also  deliver  to  such  Trustee  any  Securities  to be so delivered.  Such Trustee  shall select the  Securities  to be redeemed upon such sinking  fund  payment  date in the manner  specified  in Section 1103 and cause notice of the  redemption  thereof to be given in the name of and at the expense of the Company in the manner  provided in Section 1104.  Such notice having been duly given,  the redemption of such Securities  shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                   ARTICLE 13

                             Subordinated Securities

Section 1301.     Creation of Subordinated Securities.

     Pursuant  to a  supplemental  indenture,  the  Company may issue under this
Indenture one or more series of Securities,  (the "Subordinated Securities") the payment of the principal of (and premium,  if any) and interest  (including  any
Defaulted  Interest) of which will be expressly made junior and  subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior  Indebtedness  (whether  outstanding on the date of such supplemental indenture or thereafter created,  incurred, assumed or guaranteed).  Such  subordination  shall be for the  benefit  of the  holders of
Senior Indebtedness.

                                   ARTICLE 14

                            Conversion of Securities

Section 1401.     Applicability of Article.

     The provisions of this Article shall be applicable to the Securities of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of such  Securities, except as otherwise  specified as contemplated by Section 301 for the Securities of such  series.  The terms  and  provisions  applicable  to the  conversion  of
Securities  of any series  into  securities  of the  Company  (other than Common
Stock)  shall,  if  applicable,  be set  forth  in an  Officers  Certificate  or established in one or more indentures supplemental hereto, prior to the issuance of Securities of such series in accordance with Section 301.

Section 1402.     Exercise of Conversion Privilege.

     In order to exercise a conversion privilege,  the Holder of a Security of a series with such a privilege shall surrender such Security to the Company at the office  or  agency  maintained  for  that  purpose  pursuant  to  Section  1002, accompanied  by written  notice to the Company that the Holder elects to convert such Security or a specified  portion thereof.  Such notice shall also state, if different  from the name and  address of such  Holder,  the name or names  (with address) in which the  certificate  or  certificates  for shares of Common Stock which  shall  be  issuable  on  such  conversion  shall  be  issued.  Securities surrendered for conversion  shall (if so required by the Company or the Trustee)
be  duly  endorsed  by or  accompanied  by  instruments  of  transfer  in  forms satisfactory  to the  Company and the Trustee  duly  executed by the  registered
Holder or its attorney duly authorized in writing; and Securities so surrendered for  conversion  during the period  from the close of  business  on any  Regular
Record Date to the opening of business on the next succeeding  Interest  Payment
Date (excluding Securities or portions thereof called for redemption during such period) shall also be accompanied by payment in funds  acceptable to the Company of an amount equal to the interest  payable on such Interest Payment Date on the principal amount of such Security then being converted,  and such interest shall be payable to such  registered  Holder  notwithstanding  the  conversion of such
Security,  subject to the  provisions  of Section 307 relating to the payment of
Defaulted Interest by the Company.  As promptly as practicable after the receipt of such notice and of any payment  required  pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner  provided,  in an
Officers  Certificate  or  established  in one or more  indentures  supplemental hereto setting forth the terms of such series of Security,  and the surrender of such Security in accordance with such reasonable  regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is  surrendered,  to such Holder or on its written  order, a certificate  or  certificates  for the  number of full  shares  of Common  Stock issuable upon the conversion of such Security (or specified portion thereof); in accordance with the provisions of such Board Resolution, Officers Certificate or supplemental  indenture,  and  cash  as  provided  therein  in  respect  of  any fractional  share of such Common Stock otherwise  issuable upon such conversion.
Such conversion shall be deemed to have been effected  immediately  prior to the close of  business  on the date on  which  such  notice  and  such  payment,  if required, shall have been received in proper order for conversion by the Company and such Security shall have been  surrendered as aforesaid  (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the  conversion on a particular  date  following  such surrender and such
Holder  shall be entitled to convert such  Security on such date,  in which case such conversion shall be deemed to be effected immediately prior to the close of business  on such  date)  and at such  time the  rights  of the  Holder  of such
Security as such Security  Holder shall cease and the person or persons in whose name or names any certificate or certificates  for shares of Common Stock of the
Company  shall be issuable upon such  conversion  shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Except as set forth above and  subject to the final  paragraph  of Section  307, no payment or adjustment  shall be made upon any conversion on account of any interest accrued on the Securities  surrendered  for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion.

     In the case of any  Security  which is  converted  in part only,  upon such conversion  the Company  shall execute and the Trustee  shall  authenticate  and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconvened portion of such Security.

Section 1403.     No Fraction Shares.

     No  fractional  share of Common  Stock of the Company  shall be issued upon conversions  of  Securities  of any series.  If more than one Security  shall be surrendered  for  conversion at one time by the same Holder,  the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate  principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 1403, any Holder of a Security or Securities would be entitled to a fractional  share of Common  Stock of the Company  upon the  conversion  of such
Security or Securities,  or specified portions thereof, the Company shall pay to such  Holder  an  amount  in cash  equal  to the  current  market  value of such fractional  share  computed,  (i) if such Common  Stock is listed or admitted to unlisted trading privileges on a national securities  exchange,  on the basis of the last  reported  sale price  regular way on such exchange on the last trading day prior to the date of  conversion  upon  which  such a sale  shall  have been effected,  or (ii) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities  exchange,  on the basis of the  average  of the  bid  and  asked  prices  of such  Common  Stock  in the over-the-counter  market,  on  the  last  trading  day  prior  to  the  date  of conversion,  as reported  by the  National  Quotation  Bureau,  Incorporated  or
similar organization if the National Quotation Bureau, Incorporated is no longer reporting  such  information,  or if not so available,  the fair market price as determined  by the Board of Directors.  For purposes of this  Section,  "trading day" shall mean each Monday, Tuesday, Wednesday,  Thursday and Friday other than any day on which the Common Stock is not traded on the New York Stock  Exchange, or if the  Common  Stock is not traded on the sew York  Stock  Exchange,  on the principal exchange or market on which the Common Stock is traded or quoted.

Section 1404.     Adjustment of Conversion Price.

     The conversion  price of Securities of any series that is convertible  into
Common  Stock of the Company  shall be adjusted for any stock  dividends,  stock splits,  reclassification,  combinations  or similar  transactions in accordance with the terms of the supplemental  indenture or Board Resolutions setting forth the terms of the Securities of such series.

     Whenever the  conversion  price is adjusted,  the Company shall compute the adjusted  conversion  price in  accordance  with terms of the  applicable  Board
Resolution or supplemental  indenture and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate  shall forthwith be filed at each office or agency  maintained  for the purpose of  conversion of
Securities  pursuant to Section 1002 and, if  different,  with the Trustee.  The
Company shall  forthwith  cause a notice  setting forth the adjusted  conversion price to be mailed, first class postage prepaid, to each Holder of Securities of such  series  at its  address  appearing  on the  Security  Resister  and to any conversion agent other than the Trustee.

Section 1405.     Notice of Certain Corporate Actions.

         In case:

               (a)  the  Company   shall   declare  a  dividend  (or  any  other
          distribution)  on its Common Stock payable  otherwise than in cash out of its retained  earnings (other than a dividend for which approval of any shareholders of the Company is required); or

               (b) the Company  shall  authorize  the granting to the holders of its Common Stock of rights,  options or warrants to  subscribe  for or purchase  any  shares  of  capital  stock of any class or of any other
          rights  (other  than  any  such  grant  for  which   approval  of  any
          shareholders of the Company is required); or

               (c) of any  reclassification  of the Common  Stock of the Company
          (other than a subdivision or combination of its outstanding  shares of
          Common Stock,  or of any  consolidation,  merger or share  exchange to
          which  the  Company  is  a  party  and  for  which   approval  of  any
          shareholders  of the  Company is  required),  or of the sale of all or substantially all of the assets of the Company; or

               (d) of the voluntary or involuntary  dissolution,  liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all  Holders  at their  last  addresses  as they  shall  appear in the
Securities  Register,  at least 20 days  (or 10 days in any  case  specified  in clause  (a) or (b)  above)  prior  to the  applicable  record  date  hereinafter specified,  a notice  stating  (i) the date on which a record is to be taken for the purpose of such dividend, distribution,  rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record  to be  entitled  to such  dividend,  distribution,  rights,  options  or warrants are to be determined,  or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange  their shares of
Common  Stock  for  securities,  cash or other  property  deliverable  upon such reclassification,  consolidation,  merger,  share exchange,  sale,  dissolution, liquidation  or  winding  up.  If at  any  time  the  Trustee  shall  not be the conversion  agent,  a copy of such notice  shall also  forthwith be filed by the
Company with the Trustee.

Section 1406.     Reservation of Shares of Common Stock.

     The  Company  shall at all  times  reserve  and keep  available,  free from preemptive  rights,  out of its authorized but unissued Common Stock or treasury shares,  for the purpose of effecting  the  conversion of  Securities,  the full number  of  shares  of  Common  Stock  of the  Company  then  issuable  upon the conversion  of all  outstanding  Securities  of any series  that has  conversion rights.

Section 1407.     Payment of Certain Taxes Upon Conversion.

     The  Company  will pay any and all taxes  that may be payable in respect of the issue or delivery of shares of its Common Stock on  conversion of Securities pursuant  hereto.  The Company  shall not,  however,  be required to pay any tax which may be  payable  in  respect  of any  transfer  involved  in the issue and delivery  of shares of its Common  Stock in a name other than that of the Holder of the Security or  Securities  to be  converted,  and no such issue or delivery shall be made unless and until the person  requesting such issue has paid to the
Company the amount of any such tax, or has  established,  to the satisfaction of the Company, that such tax has been paid.

Section 1408.     Nonassessability.

     The  Company  covenants  that all shares of its Common  Stock  which may be issued upon  conversion  of Securities  will upon issue in  accordance  with the terms hereof be duly and validly issued and fully paid and nonassessable.

Section 1409.     Effect of Consolidation or Merger on Conversion Privilege.

     In case of any  consolidation of the Company with, or merger of the Company into or with any other  Person,  or in case of any sale of all or  substantially all of the assets of the  Company,  the  Company  or the  Person  formed by such consolidation or the Person into which the Company shall have been merged or the
Person which shall have acquired such assets,  as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then  outstanding  of any series that is  convertible  into Common
Stock of the Company  shall have the right,  which right shall be the  exclusive conversion  right  thereafter  available to said Holder (until the expiration of the conversion  right of such Security),  to convert such Security into the kind and amount of shares of stock or other  securities or property  (including cash)
receivable upon such consolidation,  merger or sale by a holder of the number of shares of Common Stock of the Company into which such  Security  might have been converted  immediately prior to such  consolidation,  merger or sale, subject to compliance with the other  provisions of this Indenture,  such Security and such
supplemental   indenture.   Such   supplemental   indenture  shall  provide  for
adjustments  which shall be as nearly  equivalent as may be  practicable  to the adjustments provided for in such Security.  The above provisions of this Section shall  similarly  apply to successive  consolidations,  mergers or sales.  It is expressly  agreed and understood that anything in this Indenture to the contrary notwithstanding,  if, pursuant to such merger, consolidation or sale, holders of outstanding  shares of Common  Stock of the  Company  do not  receive  shares of common stock of the surviving corporation but receive other securities,  cash or other property or any combination thereof,  Holders of Securities shall not have the right to  thereafter  convert  their  Securities  into  common  stock of the surviving  corporation or the corporation which shall have acquired such assets, but  rather,  shall have the right  upon such  conversion  to receive  the other securities,  cash or other  property  receivable  by a holder  of the  number of shares of Common  Stock of the Company  into which the  Securities  held by such holder might have been converted immediately prior to such consolidation, merger or sale,  all as more fully provided in the first sentence of this Section 1409.
Anything in this Section 1409 to the contrary notwithstanding, the provisions of this  Section  1409  shall  not apply to a merger or  consolidation  of  another corporation  with or into the Company  pursuant  to which both of the  following conditions are applicable: (i) the Company is the surviving corporation and (ii)
the  outstanding  shares of  Common  Stock of the  Company  are not  changed  or converted into any other  securities or property  (including cash) or changed in number or  character  or  reclassified  pursuant  to the terms of such merger or consolidation.

     As evidence  of the kind and amount of shares of stock or other  securities or property  (including  cash) into which Securities may properly be convertible after  any  such  consolidation,  merger  or  sale,  or  as to  the  appropriate adjustments  of the  conversion  prices  applicable  with respect  thereto,  the
Trustee shall be furnished with and may accept the  certificate or opinion of an independent  certified  public  accountant  with  respect  thereto;  and, in the absence of bad faith on the part of the  Trustee,  the Trustee may  conclusively rely  thereon,  and shall not be  responsible  or  accountable  to any Holder of
Securities  for any  provision  in  conformity  therewith  or  approved  by such independent  certified  accountant  which may be contained in said  supplemental indenture.

Section 1410.     Duties of Trustee Regarding Conversion.

     Neither the Trustee nor any conversion agent shall at any time be under any duty or  responsibility  to any  Holder  of  Securities  of any  series  that is convertible  into  Common  Stock of the Company to  determine  whether any facts exist which may require any adjustment of the conversion  price, or with respect to the nature or extent of any such adjustment when made, or with respect to the
method  employed,   whether  herein  or  in  any  supplemental  indenture,   any
resolutions of the Board of Directors or written  instrument  executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion  agent shall be  accountable  with respect to the validity  or value (or the kind or amount) of any shares of Common  Stock of the
Company,  or of any  securities or property,  which may at any time be issued or delivered  upon the conversion of any Securities and neither the Trustee nor any conversion  agent makes any  representation  with respect  thereto.  Neither the
Trustee nor any  conversion  agent shall be  responsible  for any failure of the
Company to issue,  transfer or deliver  any shares of its Common  Stock or stock certificates or other  securities or property upon the surrender of any Security for the  purpose of  conversion  or to comply with any of the  covenants  of the
Company  contained  in  this  Article  14  or  in  the  applicable  supplemental indenture,  resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

Section 1411.     Repayment of Certain Funds Upon Conversion.

     Any funds which at any time shall have been  deposited by the Company or on its behalf with the Trustee or any other  paying agent for the purpose of paying the  principal  of, and  premium,  if any, and  interest,  if any, on any of the
Securities  (including  funds  deposited  for the  sinking  fund  referred to in
Article 3 hereof) and which shall not be required for such  purposes  because of the  conversion  of such  Securities  as provided in this Article 14 shall after such  conversion  be repaid to the  Company by the  Trustee  upon the  Company's written request.

     This  instrument  may be  executed in any number of  counterparts,  each of which so executed shall be deemed to be an original,  but all such  counterparts shall together constitute but one and the same instrument.

                                   ARTICLE 15

                        Meetings of Holders of Securities

Section 1501.     Purposes for Which Meetings May Be Called.

     If Securities of a series are issuable as Bearer  Securities,  a meeting of
Holders of  Securities of such series may be called at any time and from time to time  pursuant  to this  Article  to  make,  give or take any  request,  demand, authorization,  direction,  notice,  consent, waiver or other action provided by this  Indenture  to be made,  given or taken by  Holders of  Securities  of such series.

Section 1502.     Call, Notice and Place of Meetings.

     (a)  The  Trustee  for  any  series  of  Securities  that  includes  Bearer
Securities,  may at any time call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan,  The City of New York, or in London,  as
such Trustee shall  determine.  Notice of every meeting of Holders of Securities of such  series,  setting  forth the time and the place of such  meeting  and in general terms the action  proposed to be taken at such meeting,  shall be given, in the manner  provided in Section  106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time the Company, pursuant to a Board Resolution, or the
Holders of at least 10% in principal amount of the Outstanding Securities of any such  series  shall have  requested  the  Trustee  for any such series to call a meeting of the Holders of Securities of such series for any purpose specified in
Section 1501, by written request  setting forth in reasonable  detail the action proposed to be taken at the meeting,  and such  Trustee  shall not have made the first  publication of the notice of such meeting within 30 days after receipt of such request or shall not thereafter  proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above  specified,  as the case may be, may determine the time and the place in the Borough of Manhattan,  The City of New York, or in London, for such meeting and may call such meeting for such purposes by giving notice  thereof as provided in subsection (a) of this Section.

Section 1503.     Persons Entitled to Vote at Meetings.

     To be  entitled  to vote at any  meeting of Holders  of  Securities  of any series, a Person shall be (1) a Holder of one or more Outstanding  Securities of such series,  or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such
Holder or  Holders.  The only  Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel,  any  representatives of the
Trustee for such series and its counsel and any  representatives  of the Company and its counsel.

Section 1504.     Quorum; Action.

     The  Persons  entitled  to  vote a  majority  in  principal  amount  of the
Outstanding  Securities  of a series shall  constitute a quorum for a meeting of
Holders of  Securities  of such  series.  In the  absence of a quorum  within 30 minutes of the time  appointed  for any such  meeting,  the  meeting  shall,  if convened at the request of Holders of Securities  of such series,  be dissolved.
In any other case the meeting may be adjourned  for a period of not less than 10 days as determined by the chairman of the meeting  prior to the  adjournment  of such meeting.  In the absence of a quorum at any such  adjourned  meeting,  such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting  prior to the  adjournment  of such adjourned meeting.  Subject to Section 1505(d), notice of the reconvening of any adjourned  meeting  shall be given as provided in Section  1502(a),  except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly that Persons entitled to vote a majority in  principal  amount  of  the  Outstanding  Securities  of  such  series  shall constitute a quorum.

     Except as limited by the proviso to Section 902, any  resolution  presented to a meeting or adjourned  meeting duly  reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal  amount of the  Outstanding  Securities  of that series;  provided, however,  that except as limited by the proviso to Section 902,  any  resolution with respect to any request, demand, authorization,  direction, notice, consent, waiver or other  action  which this  Indenture  expressly  provides may be made, given or taken by the  Holders of a  specified  percentage  which is less than a majority in principal  amount of the  Outstanding  Securities of a series may be adopted at a meeting or an  adjourned  meeting  duly  reconvened  and at which a quorum is present as  aforesaid by the  affirmative  vote of the Holders of such specified  percentage in principal amount of the Outstanding  Securities of that series.

     Any  resolution  passed or  decision  taken at any  meeting  of  Holders of
Securities  of any series duly held in  accordance  with this  Section  shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Section 1505.     Determination of Voting Rights;  Conduct  and  Adjournment  of
                  Meetings.

     (a) Notwithstanding any other provision of this Indenture,  the Trustee for any  series  of  Securities  that  includes  Bearer  Securities  may  make  such reasonable  regulations  as it may deem  advisable for any meeting of Holders of
Securities  of such  series in regard to proof of the holding of  Securities  of such series and of the  appointment of proxies and in regard to the  appointment and duties of inspectors of votes,  the submission  and  examination of proxies, certificates  and other  evidence of the right to vote,  and such other  matters concerning  the conduct of the meeting as it shall deem  appropriate.  Except as otherwise  permitted  or  required  by any  such  regulations,  the  holding  of
Securities  shall be proved  in the  manner  specified  in  Section  104 and the appointment of any proxy shall be proved in the manner  specified in Section 104 or by having  the  signature  of the person  executing  the proxy  witnessed  or guaranteed  by any trust  company,  bank or banker  authorized by Section 104 to certify to the holding of Bearer  Securities.  Such regulations may provide that written instruments  appointing proxies,  regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

     (b)  The  Trustee  for  any  series  of  Securities  that  includes  Bearer
Securities shall, by an instrument in writing,  appoint a temporary  chairman of the  meeting,  unless the  meeting  shall have been  called by the Company or by
Holders of Securities as provided in Section 1502(b),  in which case the Company or the Holders of Securities of the series calling the meeting,  as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent  secretary  of the  meeting  shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

     (c) At any meeting  each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000  principal  amount of Securities of such series held or represented by him as determined in accordance  with Section 115;
provided,  however,  that no vote  shall be cast or  counted  at any  meeting in respect of any Security  challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

     (d) Any meeting of holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned  from time to time by Persons  entitled to vote a majority in principal  amount of the  Outstanding
Securities  of such series  represented  at the meeting;  and the meeting may be held as so adjourned without further notice.

Section 1506.     Counting Votes and Recording Action of Meetings.

     The vote  upon any  resolution  submitted  to any  meeting  of  Holders  of
Securities  of any  series  shall  be by  written  ballots  on  which  shall  be subscribed  the  signatures  of the Holders of  Securities  of such series or of their  representatives  by proxy and the principal amounts and serial numbers of the  Outstanding  Securities  of such series held or  represented  by them.  The permanent  chairman of the meeting  shall  appoint two  inspectors  of votes who shall count all votes cast at the meeting for or against any  resolution and who shall make and file with the  secretary of the meeting  their  verified  written reports in  triplicate of all votes cast at the meeting.  A record,  at least in duplicate,  of the  proceedings  of each meeting of Holders of Securities of any series  shall be  prepared  by the  secretary  of the meeting and there shall be attached to said record the original  reports of the  inspectors of votes on any vote by ballot  taken  thereat  and  affidavits  by one or more  persons  having knowledge  of the facts  setting  forth a copy of the notice of the  meeting and showing  that said  notice  was  given as  provided  in  Section  1502  and,  if applicable,  Section  1504.  Each  copy  shall be  signed  and  verified  by the affidavits of the  permanent  chairman and secretary of the meeting and one such copy shall be  delivered  to the  Company,  and  another to the Trustee for such series  of  Securities  to be  preserved  by such  Trustee,  the  latter to have attached  thereto the  ballots  voted at the  meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                      * * *

     This  instrument  may be  executed in any number of  counterparts,  each of which so executed shall be deemed to be an original,  but all such  counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF,  the parties hereto have caused this Indenture dated as of __________, 200_ to be duly executed, all as of __________, 200_.

                                                     NEUROGEN CORPORATION,
                                                       Issuer

                                                     By:
                                                           Name:
                                                           Title:

                                                     -----------------------,
                                                       Trustee

                                                     By:
                                                          Name:
                                                          Title:

                                                                       EXHIBIT A

[FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM BY A BENEFICIAL
OWNER OF  SECURITIES,  IN ORDER TO  RECEIVE  A  DEFINITIVE  BEARER  SECURITY  IN
EXCHANGE  FOR AN  INTEREST  IN A  TEMPORARY  GLOBAL  SECURITY  OR TO EXCHANGE AN
INTEREST IN A TEMPORARY  GLOBAL  SECURITY FOR AN INTEREST IN A PERMANENT  GLOBAL
SECURITY]

                              NEUROGEN CORPORATION

                   [Insert title or description of Securities]

     Reference is hereby made to the Indenture,  dated as of  ___________,  200_
(the "Indenture")  between Neurogen  Corporation (the "Company") and __________,
as Trustee.  Terms used herein unless otherwise  defined shall have the meanings ascribed to them in the Indenture.

     This is to certify  that as of the date  hereof  [and except as provided in the  fourth  paragraph  hereof]*,  $___________________principal  amount  of the above-captioned  Securities  represented  by a temporary  Global  Security  (the
"temporary Global Security") held by you for our account is:

     (i)  beneficially  owned by persons that are not United States  persons (as defined below);

     (ii) owned by United  States  person(s)  that are (a)  foreign  branches of
United  States  financial  institutions  (as defined in United  States  Treasury
Regulation Section 1.165-12(c)(1)(v)  ("financial institutions")) purchasing for their own account or for resale, or (b) United States person(s) who acquired the beneficial interest in the temporary Global Security through foreign branches of
United States financial institutions and who hold the beneficial interest in the temporary Global Security  through such United States financial  institutions on the  date  hereof  (and in  either  case (a) or (b),  each  such  United  States financial  institution  hereby agrees,  for the benefit of the Company,  that it will comply with the  requirements  of Section  165(j)(3)(A),  (B) or (C) of the
United States  Internal  Revenue Code of 1986, as amended,  and the  regulations thereunder); or

     (iii) owned by financial  institution(s)  for the purpose of resale  during the restricted period (as defined in United States Treasury  Regulation  Section
1.163-5(c)(2)(i)(D)(7))  and, in addition, financial institution(s) described in this clause (iii) (whether or not also described in clause (i) or (ii)), further certify  that they have not acquired the  beneficial  interest in the  temporary
Global  Security for the purpose of resale  directly or  indirectly  to a United
States person or to a person within the United States.

     "United States person" means a citizen or resident of the United States,  a corporation,  partnership  or other entity  created or organized in or under the laws of the United  States and an estate or trust the income of which is subject to United States federal income taxation  regardless of its source,  and "United
States"  means the  United  States of  America  (including  the  States  and the
District of Columbia), its territories,  its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

     [This  certificate  excepts  and does not  relate to  $_________  principal amount of the temporary  Global Security held by you for our account as to which we are not able to  provide a  certificate  in this  form.  We  understand  that exchange of such portion of the temporary Global Security for [definitive Bearer
Securities]  [interests in a permanent  Global Security] cannot be made until we are able to provide a  certificate  in this  form.]* We  undertake to advise you promptly  by tested  telex on or prior to the date on which you intend to submit your certification  relating to the  above-captioned  Securities held by you for our account if any applicable  statement herein is not correct on such date, and
in  the  absence  of  any  such   notification  it  may  be  assumed  that  this
certification applies as of such date.

     We understand that this  certificate is required in connection with certain tax laws and  regulations  in the  United  States.  If  administrative  or legal
proceedings   are  commenced  or  threatened  in  connection   with  which  this
certificate  is or would be relevant,  we  irrevocably  authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

-------------------------

                                           [Name of Person Making Certification]

                                            By:

*  Delete if inappropriate.

                                                                       EXHIBIT B

[FORM OF  CERTIFICATE  TO BE GIVEN TO THE  APPROPRIATE  TRUSTEE BY  EUROCLEAR OR
CLEARSTREAM REGARDING THE EXCHANGE OF A TEMPORARY GLOBAL SECURITY FOR DEFINITIVE
SECURITIES OR FOR A PORTION OF A PERMANENT GLOBAL SECURITY]

                              NEUROGEN CORPORATION

                   [Insert title or description of Securities]

     Reference is hereby made to the Indenture,  dated as of ____________,  200_
(the "Indenture")  between Neurogen  Corporation (the "Company") and __________,
as Trustee.  Terms used herein unless otherwise  defined shall have the meanings ascribed to them in the Indenture.

     We refer to that portion of the temporary Global Security in respect of the above-captioned  Securities  which is herewith  submitted  to be  exchanged  for
[definitive Bearer  Securities]  [interests in a permanent Global Security] (the
"Submitted Portion") as provided in the Prospectus Supplement dated [insert date of Prospectus  Supplement] in respect of such issue. This is to certify that (i)
we have received in writing or by tested telex or electronically  (in accordance
with  the   requirements   of  United   States   Treasury   Regulation   Section
1.163-5(c)(2)(i)(D)(3)(ii))  a certificate or  certificates  with respect to the entire  Submitted  Portion,  substantially  in  the  form  of  Exhibit  A to the
Indenture,  and (ii) the  Submitted  Portion  includes no part of the  temporary
Global Security excepted in such certificates.

     We further  certify  that as of the date  hereof we have not  received  any notification from any of the persons giving such certificates to the effect that the  statements  made by them with respect to any part of the Submitted  Portion are no longer true and cannot be relied on as of the date thereof.

     We understand that this  certificate is required in connection with certain tax laws and regulations in the United States of America.  If  administrative or legal  proceedings  are commenced or  threatened  in connection  with which this certificate  is or would be relevant,  we  irrevocably  authorize you to produce this certificate or a copy thereof to any interested party in such  proceedings.
Submitted Portion:

U.S. $

Date:

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] [Clearstream]*

                                                     By:

*  Delete if inappropriate.

                                                                       EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED TO EUROCLEAR OR CLEARSTREAM BY A BENEFICIAL
OWNER OF SECURITIES, IN ORDER TO RECEIVE PAYMENT ON A TEMPORARY GLOBAL SECURITY]

                              NEUROGEN CORPORATION

                   [Insert title or description of Securities]

     Reference is hereby made to the  Indenture,  dated as of  __________,  200_
(the "Indenture") between Neurogen Corporation (the "Company") and _________, as
Trustee.  Terms used herein  unless  otherwise  defined  shall have the meanings ascribed to them in the Indenture.

     This is to certify  that as of the date  hereof  [and except as provided in the  fourth  paragraph  hereof]*,  $___________________principal  amount  of the above-captioned  Securities  represented  by a temporary  Global  Security  (the
"temporary Global Security") held by you for our account is:

     (i)  beneficially  owned by persons that are not United States  persons (as defined below);

     (ii) owned by United  States  person(s)  that are (a)  foreign  branches of
United  States  financial  institutions  (as defined in United  States  Treasury
Regulation Section 1.165-12(c)(1)(v)  ("financial institutions")) purchasing for their own account or for resale, or (b) United States person(s) who acquired the beneficial interest in the temporary Global Security through foreign branches of
United States financial institutions and who hold the beneficial interest in the temporary Global Security  through such United States financial  institutions on the  date  hereof  (and in  either  case (a) or (b),  each  such  United  States financial  institution  hereby agrees,  for the benefit of the Company,  that it will comply with the  requirements  of Section  165(j)(3)(A),  (B) or (C) of the
United States  Internal  Revenue Code of 1986, as amended,  and the  regulations thereunder); or

     (iii) owned by financial  institution(s)  for the purpose of resale  during the restricted period (as defined in United States Treasury  Regulation  Section
1.163-5(c)(2)(i)(D)(7))  and, in addition, financial institution(s) described in this clause (iii) (whether or not also described in clause (i) or (ii)), further certify  that they have not acquired the  beneficial  interest in the  temporary
Global  Security for the purpose of resale  directly or  indirectly  to a United
States person or to a person within the United States.

     "United States person" means a citizen or resident of the United States,  a corporation,  partnership  or other entity  created or organized in or under the laws of the United  States and an estate or trust the income of which is subject to United States federal income taxation  regardless of its source,  and "United
States"  means the  United  States of  America  (including  the  States  and the
District of Columbia), its territories,  its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

     [This  certificate  excepts  and does not  relate to  $_________  principal amount of the temporary  Global Security held by you for our account as to which we are not able to  provide a  certificate  in this  form.  We  understand  that payments,  if any,  due with  respect to such  portion of the  temporary  Global
Security  cannot  be made  until we are able to  provide a  certificate  in this form.]*

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned
Securities held by you for our account if any applicable statement herein is not correct on such date,  and in the  absence  of any such  notification  it may be assumed that this certification applies as of such date.

     We understand that this  certificate is required in connection with certain tax laws and  regulations  in the  United  States.  If  administrative  or legal
proceedings   are  commenced  or  threatened  in  connection   with  which  this
certificate  is or would be relevant,  we  irrevocably  authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

                                           [Name of Person Making Certification]

                                                     By:

---------------------------------
*  Delete if inappropriate.

                                                                       EXHIBIT D

[FORM OF  CERTIFICATE  TO BE GIVEN TO THE  APPROPRIATE  TRUSTEE BY  EUROCLEAR OR
CLEARSTREAM REGARDING PAYMENT ON A TEMPORARY GLOBAL SECURITY]

                              NEUROGEN CORPORATION

                   [Insert title or description of Securities]

     Reference is hereby made to the Indenture,  dated as of  ___________,  200_
(the   "Indenture")   between   Neurogen   Corporation   (the   "Company")   and
_____________, as Trustee. Terms used herein unless otherwise defined shall have the meanings ascribed to them in the Indenture.

     We refer to that portion of the temporary Global Security in respect of the above-captioned  Securities for which we hereby request that you make payment to us of the amounts payable on the relevant payment date (the "Submitted Portion")
as  provided in the  Prospectus  Supplement  dated  [insert  date of  Prospectus
Supplement]  in  respect  of such  issue.  This is to  certify  that (i) we have received in writing or by tested telex or electronically (in accordance with the
requirements   of   United   States   Treasury    Regulation    Section   1.163-
5(c)(2)(i)(D)(3)(ii))  a certificate or certificates  with respect to the entire
Submitted Portion,  substantially in the form of Exhibit C to the Indenture, and
(ii) the Submitted  Portion  includes no part of the temporary  Global  Security excepted in such certificates.

     We further  certify  that as of the date  hereof we have not  received  any notification from any of the persons giving such certificates to the effect that the  statements  made by them with respect to any part of the Submitted  Portion are no longer true and cannot be relied on as of the date thereof.

     We understand that this  certificate is required in connection with certain tax laws and regulations in the United States of America.  If  administrative or legal  proceedings  are commenced or  threatened  in connection  with which this certificate  is or would be relevant,  we  irrevocably  authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Submitted Portion:

U.S. $

Dated:

                                              Euroclear Bank S.A./N.V., as
                                              operator of the Euroclear System]*
                                              [Clearstream]*

                                               By:

                                                                     EXHIBIT 4.3

                              NEUROGEN CORPORATION

                                       and

                             ---------------------,
                                  Warrant Agent

                                  ------------

                        WARRANT AGREEMENT [COMMON STOCK]

                          Dated as of ___________, 200_

     WARRANT  AGREEMENT  dated  as  of  ___________,  200_  ,  between  NEUROGEN
CORPORATION,  a Delaware  corporation (the  "Company"),  and  _____________,  as warrant agent (the "Warrant  Agent",  which term includes any successor  warrant agent hereunder).

     [WHEREAS the Company  proposes to sell [title of Securities  being offered]
(the "Offered Securities") with] [WHEREAS the Company proposes to issue] Warrant certificates  evidencing  one or more warrants (the  "Warrants";  individually a
"Warrant")  representing  the right to  purchase up to ____ shares of the Common
Stock of the Company (the "Warrant  Securities"),  such warrant certificates and other warrant  certificates  issued  pursuant to this Agreement being called the
"Warrant Certificates"; and

     WHEREAS the  Company  desires  that the Warrant  Agent act on behalf of the
Company in connection with the issuance,  exchange,  exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things,  the form and provisions of the Warrant  Certificates  and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

     NOW  THEREFORE,  in  consideration  of  the  premises  and  of  the  mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                 ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY
                             OF WARRANT CERTIFICATES

     SECTION 1.01. ISSUANCE OF WARRANTS.  [Warrants shall be initially issued in connection with the issuance of the Offered Securities] [but shall be separately transferable on and after ___________,  200_ (the "Detachable Date")] [and shall not be separately  transferable]  [and each] [Each]  Warrant  Certificate  shall evidence one or more Warrants.  Each Warrant evidenced by a Warrant  Certificate shall  represent  the right,  subject  to the  provisions  contained  herein and therein, to purchase up to _________ shares of the Warrant Securities.

     SECTION  1.02.  EXECUTION  AND  DELIVERY OF WARRANT  CERTIFICATES.  Warrant
Certificates,  whenever issued,  shall be in [bearer] [or] [registered] form [or both] substantially in the form set forth in Annex A hereto,  shall be dated and may have such letters,  numbers or other marks of  identification or designation and such legends or endorsements  printed,  lithographed or engraved  thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive  evidence of such approval) and as are not  inconsistent  with the provisions  of this  Agreement,  or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to common usage. The Warrant  Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive  Officer,  its President,  its
Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents
(whether or not  designated  by a number or word or words added  before or after the title Vice  President),  its Treasurer or an Assistant  Treasurer  under its
corporate   seal  and  attested  by  its  Secretary  or  one  of  its  Assistant
Secretaries.  Such  signatures  may be manual or  facsimile  signatures  of such authorized officers and may be imprinted or otherwise  reproduced on the Warrant
Certificates.  The seal of the Company may be in the form of a facsimile thereof and may be impressed,  affixed, imprinted or otherwise reproduced on the Warrant
Certificates.

     No  Warrant  Certificate  shall be valid for any  purpose,  and no  Warrant evidenced thereby shall be exercisable, until such Warrant evidenced thereby has been  countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate  executed by the Company shall be conclusive  evidence that the Warrant  Certificate so countersigned  has been duly issued hereunder.

     In case any officer of the Company who shall have signed any of the Warrant
Certificates  shall cease to be such officer before the Warrant  Certificates so signed shall have been  countersigned  and delivered by the Warrant Agent,  such
Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such  Warrant  Certificates  ceased to be such  officer of the
Company;  and any Warrant  Certificate may be signed on behalf of the Company by such  persons  as,  at  the  actual  date  of  the  execution  of  such  Warrant
Certificate,  shall be the proper officers of the Company,  although at the date of the execution of this Agreement any such person was not such officer.

     [IF BEARER WARRANTS--The term "holder" or "holder of a Warrant  Certificate"
as used herein shall mean [IF OFFERED  SECURITIES  WITH  WARRANTS  WHICH ARE NOT
IMMEDIATELY DETACHABLE--prior to the Detachable Date, the registered owner of the
Offered  Security to which such Warrant  Certificate was initially  attached (or the  bearer  if the  Offered  Securities  are in bearer  form)  and  after  such
Detachable Date] the bearer of such Warrant Certificate.]

     [IF  REGISTERED   WARRANTS--The  term  "holder"  or  "holder  of  a  Warrant
Certificate"  as used herein shall mean any person in whose name at the time any
Warrant  Certificate  shall be registered upon the books to be maintained by the
Warrant Agent for that purpose [IF OFFERED  SECURITIES  WITH WARRANTS  WHICH ARE
NOT IMMEDIATELY  DETACHABLE--or,  prior to the Detachable Date, upon the register of the Offered Securities]. The Company will, or will cause the registrar of the
Offered  Securities  to, make  available at all times to the Warrant  Agent such information  as to holders of the  Offered  Securities  with  Warrants as may be necessary to keep the Warrant Agent's records up-to-date.]

     SECTION  1.03.  ISSUANCE  OF  WARRANT  CERTIFICATES.  Warrant  Certificates
evidencing  the right to  purchase  up to _______  shares of Warrant  Securities
(except as  provided in Section  2.03(c),  3.02 and 4.01) may be executed by the
Company and delivered to the Warrant Agent upon the execution of this  Agreement or from time to time  thereafter.  The  Warrant  Agent  shall,  upon  receipt of
Warrant  Certificates  duly  executed on behalf of the Company and upon order of the Company,  countersign Warrant Certificates  evidencing Warrants representing the right to  purchase  up to  _______  shares of Warrant  Securities  and shall deliver  such  Warrant  Certificates  to or  upon  the  order  of  the  Company.
Subsequent to such original  issuance of the Warrant  Certificates,  the Warrant
Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in  exchange or  substitution  for one or more  previously  countersigned
Warrant  Certificates  [IF  REGISTERED  WARRANTS--or  in  connection  with  their transfer] as hereinafter provided, or as provided in Section 2.03(c).

                                   ARTICLE II.

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

     SECTION  2.01.  WARRANT  PRICE.   During  the  period  from  and  including
___________,  200_, to and including  ___________,  200_,  the exercise price of each  Warrant  will be $_____ per share of the Warrant  Securities.  [During the period from ___________,  200_, to and including ___________, 200_, the exercise price of each Warrant will be $______ per share.] Such purchase price of Warrant
Securities  is subject to Section  2.04 and is referred to in this  Agreement as the "Warrant Price".

     SECTION 2.02. DURATION OF WARRANTS.  Each Warrant may be exercised in whole at any time, as specified herein,  on or after [the date thereof]  [___________,
200_] and at or before 5:00 p.m. New York City time on ___________, 200_ or such later date as may be  selected by the  Company,  in a written  statement  to the
Warrant  Agent  and  with  notice  to the  holders  of  Warrants  (such  date of expiration being called the "Expiration Date"). Each Warrant not exercised at or before  5:00  p.m.  New York  City time on the  Expiration  Date  [(an  "Expired
Unexercised  Warrant")]  shall  become  void and all rights of the holder of the
Warrant Certificate evidencing such Warrant under this Agreement shall cease.

     SECTION  2.03.  EXERCISE OF  WARRANTS.  (a) During the period  specified in
Section  2.02,  any whole number of Warrants may be exercised by delivery to the
Warrant Agent of the Warrant Certificate  evidencing such Warrant, with the form of election to purchase Warrant  Securities set forth on the reverse side of the
Warrant Certificate properly completed and duly executed,  and by paying in full
[in lawful money of the United  States of America]  [in the foreign  currency or currency  unit in which the Warrant  Securities  are  denominated]  by bank wire transfer  in  immediately  available  funds the Warrant  Price for each  Warrant exercised to the  principal  corporate  trust office of the Warrant Agent [or at
________]. The date on which the duly completed and executed Warrant Certificate and payment in full of the Warrant  Price is received by the Warrant Agent shall be deemed to be the date on which the Warrant is  exercised.  The Warrant  Agent shall  deposit all funds  received  by it in payment of the Warrant  Price in an account  of the  Company  maintained  with it and shall  advise  the  Company by telephone  at the end of each day on which a wire  transfer  for the exercise of
Warrants is  received of the amount so  deposited  to its  account.  The Warrant
Agent shall promptly confirm such telephone advice to the Company in writing.

     (b) The Warrant Agent shall, from time to time, as promptly as practicable,
advise  the  Company  of  (i)  the  number  of  Warrants  exercised,   (ii)  the
instructions of each holder of the Warrant Certificates evidencing such Warrants with  respect to  delivery  of the  Warrant  Securities  to which such holder is entitled upon such exercise,  (iii) delivery of Warrant Certificates  evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company shall reasonably require.

     (c) As soon as practicable  after the exercise of any Warrant,  the Company shall  issue  to or upon the  order of the  holder  of the  Warrant  Certificate evidencing  such  Warrant,  the  Warrant  Securities  to which  such  holder  is entitled,  in fully registered form,  registered in such name or names as may be directed by such  holder.  If fewer than all of the  Warrants  evidenced by such
Warrant Certificate are exercised, the Company shall execute (attested and under seal as  aforesaid),  and an  authorized  officer  of the  Warrant  Agent  shall manually  countersign  and deliver,  a new Warrant  Certificate  evidencing  the number of such Warrants remaining  unexercised,  unless sufficient time does not exist before the  Expiration  Date to exercise such Warrants in accordance  with the provisions of this Agreement.

     (d) The  Company  shall  not be  required  to pay any stamp or other tax or other  governmental  charge  required to be paid in connection with any transfer involved in the issuance of the Warrant  Securities and the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it shall have been  established to the  satisfaction  of the Company that no such tax or other charge is due.

     SECTION  2.04.  WARRANT  PRICE  ADJUSTMENT.   [Here  insert  warrant  price
adjustment provisions to protect against dilution.]

                                  ARTICLE III.

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                             OF WARRANT CERTIFICATES

     SECTION  3.01.  NO RIGHTS AS A HOLDER OF WARRANT  SECURITIES  CONFERRED  BY
WARRANTS OR WARRANT  CERTIFICATES.  No Warrant  Certificate or Warrant evidenced thereby  shall  entitle  the holder  thereof to any of the rights of a holder of
Warrant  Securities,  including,  without  limitation,  the right to receive any dividend or payment on Warrant Securities.

     SECTION  3.02.  LOST,  STOLEN,  MUTILATED OR DESTROYED  CERTIFICATES.  Upon
receipt by the Warrant Agent of evidence  reasonably  satisfactory  to it of the ownership  of and the loss,  theft,  destruction  or  mutilation  of any Warrant
Certificate and of indemnity reasonably  satisfactory to it and the Company and, in the case of  mutilation,  upon  surrender  thereof to the  Warrant  Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such  Warrant  Certificate  has been  acquired by a bona fide  purchaser or holder in due course,  the Company  may (or, in the case of  mutilation,  shall)
execute,  and in such event an  authorized  officer of the  Warrant  Agent shall manually  countersign  and  deliver,  in  exchange  for or in lieu of the  lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and  evidencing a like number of  Warrants.  Upon the issuance of any new  Warrant  Certificate  under this  Section,  the Company may require the payment of a sum sufficient to cover any tax or other  governmental  charge that may be imposed in relation  thereto and any other  expenses  (including the fees and expenses of the Warrant  Agent) in connection  therewith.  Every  substitute
Warrant  Certificate  executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant  Certificate shall represent an additional contractual  obligation  of the  Company,  whether  or not the  lost,  stolen or destroyed Warrant  Certificate  shall be at any time enforceable by anyone,  and shall be entitled to the benefits of this Agreement equally and  proportionately with  any and  all  other  Warrant  Certificates  duly  executed  and  delivered hereunder.  The  provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights or remedies  notwithstanding any law or statute  existing or hereinafter  enacted to the contrary with respect to the replacement  or payment of negotiable  instruments or other  securities  without their surrender.

     SECTION  3.03.   HOLDER  OF  WARRANT   CERTIFICATE   MAY  ENFORCE   RIGHTS.
Notwithstanding any of the provisions of this Agreement, any holder of a Warrant
Certificate, without the consent of the Warrant Agent, the holder of any Warrant
Securities  or the  holder of any other  Warrant  Certificate,  may,  in his own behalf and for his own  benefit,  enforce,  and may  institute  and maintain any suit, action or proceeding  against the Company suitable to enforce or otherwise in respect  of, his right to  exercise  the  Warrants  evidenced  by his Warrant
Certificate  in the  manner  provided  in his  Warrant  Certificate  and in this
Agreement.

     SECTION 3.04. RESERVATION OF SHARES. The Company shall at all times reserve and keep available,  free from preemptive  rights,  out of its authorized Common
Stock,  for the purpose of  effecting  the  exercise of the  Warrants,  the full number  of shares  of  Common  Stock  then  issuable  upon the  exercise  of all outstanding Warrants.

                                   ARTICLE IV.

                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

     SECTION 4.01.  EXCHANGE AND TRANSFER OF WARRANT  CERTIFICATES.  [IF OFFERED
SECURITIES  WITH WARRANTS WHICH ARE  IMMEDIATELY  DETACHABLE OR WARRANTS  ISSUED
INDEPENDENT OF ANY OFFERED SECURITIES--Upon] [IF OFFERED SECURITIES WITH WARRANTS
WHICH ARE NOT  IMMEDIATELY  DETACHABLE--Prior  to the  Detachable  Date a Warrant
Certificate  may be  exchanged or  transferred  only  together  with the Offered
Securities to which the Warrant Certificate was initially attached, and only for the purpose of  effecting,  or in  conjunction  with, an exchange or transfer of such  Offered  Security.  Prior to the  Detachable  Date,  each  transfer of the
Offered  Security  [on the  register  maintained  with  respect  to the  Offered
Securities]  shall  operate also to transfer the related  Warrant  Certificates.
After the Detachable  Date,  upon]  surrender at the principal  corporate  trust office of the Warrant Agent [or  __________],  Warrant  Certificates  evidencing
Warrants  may be  exchanged  for  Warrant  Certificates  in other  denominations evidencing  such  Warrants  [IF  REGISTERED  WARRANTS--or  the  transfer  may  be registered in whole or in part];  provided that such other Warrant  Certificates evidence a like number of Warrants as the Warrant  Certificates  so surrendered.
[IF  REGISTERED AND BEARER  WARRANTS  (SUBJECT TO ANY  LIMITATIONS  IMPOSED WITH
RESPECT TO SUCH  EXCHANGES)--After the Detachable Date, upon] [Upon] surrender at the  principal  corporate  trust  office of the Warrant  Agent [or  __________],
Warrant Certificates in bearer form may be exchanged for Warrant Certificates in
registered   form   evidencing  a  like  number  of  Warrants.]  [IF  REGISTERED
WARRANTS--The  Warrant Agent shall keep, at its corporate trust office,  books in which,  subject to such  reasonable  regulations as it may  prescribe,  it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant
Certificates upon surrender of the Warrant  Certificates to the Warrant Agent at
its principal corporate trust office [or ________] for exchange [or registration of transfer],  properly  endorsed or accompanied  by appropriate  instruments of registration  of transfer and written  instructions  for  transfer,  all in form satisfactory  to the  Company  and the  Warrant  Agent.] The Company may require payment of a service  charge for any exchange [or  registration  of transfer] of
Warrant  Certificates,  and may require payment of a sum sufficient to cover any stamp  or  other  tax or  other  governmental  charge  that  may be  imposed  in connection with any such exchange [or  registration  of transfer].  Whenever any
Warrant  Certificates  are so  surrendered  for  exchange  [or  registration  of transfer] an authorized officer of the Warrant Agent shall manually  countersign and deliver to the person or persons entitled  thereto a Warrant  Certificate or
Warrant  Certificates  duly  authorized  and  executed  by  the  Company,  as so requested.  The Warrant  Agent shall not be required to effect any  exchange [or registration  of  transfer]  which  will  result  in the  issuance  of a Warrant
Certificate  evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.  All Warrant  Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the  Company,  evidencing  the same  obligations,  and  entitled  to the same benefits under this Agreement, as the Warrant Certificates  surrendered for such exchange [or registration of transfer].

     SECTION  4.02.  TREATMENT OF HOLDERS OF WARRANT  CERTIFICATES.  [IF OFFERED
SECURITIES WITH BEARER WARRANTS WHICH ARE NOT IMMEDIATELY  DETACHABLE--Subject to
Section  4.01,  each] [IF  OFFERED  SECURITIES  WITH BEARER  WARRANTS  WHICH ARE
IMMEDIATELY   DETACHABLE  OR  WARRANTS   ISSUED   INDEPENDENT   OF  ANY  OFFERED
SECURITIES--Each] Warrant Certificate shall be transferable by delivery and shall be deemed  negotiable and the bearer of each Warrant  Certificate may be treated by the Company, the Warrant Agent and all other persons dealing with such bearer as the  absolute  owner  thereof for any  purpose and as the person  entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.  [IF REGISTERED WARRANTS--Every holder of a Warrant
Certificate,  by accepting the same,  consents and agrees with the Company,  the
Warrant Agent and with every subsequent holder of such Warrant  Certificate that until the transfer of the Warrant  Certificate is registered on the books of the
Warrant Agent [or the register of the Offered Securities prior to the Detachable
Date],  the  Company  and the  Warrant  Agent [or the  registrar  of the Offered
Securities prior to the Detachable Date] may treat such registered holder as the absolute  owner  thereof for any purpose and as the person  entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to contrary notwithstanding.]

     SECTION 4.03. CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate
surrendered  for  exchange  [,  registration  of  transfer]  or  exercise of the
Warrants evidenced thereby, if surrendered to the Company, shall be delivered to the Warrant Agent and all Warrant  Certificates  surrendered  or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and,  except as expressly  permitted by this  Agreement,  no Warrant
Certificate  shall be issued  hereunder  in  exchange  or in lieu  thereof.  The
Warrant  Agent  shall  deliver  to the  Company  from time to time or  otherwise dispose  of  cancelled  Warrant  Certificates  in a manner  satisfactory  to the
Company.

                                   ARTICLE V.

                          CONCERNING THE WARRANT AGENT

     SECTION 5.01.  WARRANT AGENT. The Company hereby appoints the Warrant Agent as warrant  agent of the  Company in respect  of the  Warrants  and the  Warrant
Certificates  upon the terms and subject to the conditions  herein set forth and the Warrant Agent hereby accepts such appointment.  The Warrant Agent shall have the  powers  and  authority  granted  to and  conferred  upon it in the  Warrant
Certificates  and hereby and such further  powers and authority to act on behalf of the  Company  as the  Company  may  hereafter  grant to or confer  upon it in writing.  All of the  terms and  provisions  with  respect  to such  powers  and authority  contained in the Warrant  Certificates are subject to and governed by the terms and provisions hereof.

     SECTION 5.02. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS.  The Warrant Agent
accepts its obligations  herein set forth upon the terms and conditions  hereof, including the following,  to all of which the Company agrees and to all of which the  rights  hereunder  of  the  holders  from  time  to  time  of  the  Warrant
Certificates shall be subject:

     (a)  COMPENSATION AND  INDEMNIFICATION.  The Company agrees promptly to pay the Warrant  Agent the  compensation  to be agreed upon with the Company for all services  rendered by the Warrant  Agent and to reimburse  the Warrant Agent for reasonable  out-of-pocket  expenses  (including  counsel  fees)  incurred by the
Warrant Agent in connection with the services rendered  hereunder by the Warrant
Agent.  The Company also agrees to indemnify  the Warrant Agent for, and to hold it harmless against,  any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant  Agent,  arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

     (b) AGENT FOR THE COMPANY. In acting under this Agreement and in connection with the Warrant  Certificates,  the Warrant  Agent is acting solely as agent of the Company and does not assume any  fiduciary  obligation  or  relationship  of agency  or trust  for or with any of the  holders  of  Warrant  Certificates  or beneficial owners of Warrants.

     (c)  DOCUMENTS.  The Warrant  Agent shall be  protected  and shall incur no liability  for or in respect of any action  taken,  suffered or omitted by it in reliance upon any Warrant Certificate,  notice, direction, consent, certificate, affidavit,  statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (d) CERTAIN  TRANSACTIONS.  The Warrant Agent, and its officers,  directors and  employees,  may become the owner of, or acquire any interest  in,  Warrants and/or Warrant Securities and/or Offered  Securities,  with the same rights that it or they would have if it were not the Warrant  Agent  hereunder,  and, to the extent  permitted by  applicable  law, it or they may engage or be interested in any  financial  or other  transaction  with the  Company  and may act on,  or as depositary,  trustee or agent for,  any  committee or body of holders of Warrant
Securities,  Offered Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

     (e) NO LIABILITY FOR INVALIDITY.  The Warrant Agent shall have no liability with  respect  to any  invalidity  of  this  Agreement  or  any  of the  Warrant
Certificates.

     (f) NO LIABILITY  FOR  INTEREST.  The Warrant  Agent shall  transfer to the
Company interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

     (g) NO RESPONSIBILITY FOR  REPRESENTATIONS.  The Warrant Agent shall not be responsible for any of the recitals or representations  herein or in the Warrant
Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

     (h) NO IMPLIED OBLIGATIONS. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates  specifically set forth and no implied duties or obligations  shall be read into this Agreement or the Warrant  Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action  hereunder  which might involve it in any expense or liability,  the payment of which within a reasonable time is not, in its  reasonable  opinion,  assured  to it.  The  Warrant  Agent  shall not be accountable  or under any duty or  responsibility  for the use by the Company of any of the Warrant Certificates countersigned and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds
of  the  Warrant  Certificates.   The  Warrant  Agent  shall  have  no  duty  or
responsibility  in case of any default by the Company in the  performance of its covenants or agreements  contained  herein or in the Warrant  Certificates or in the  case of the  receipt  of any  written  demand  from a holder  of a  Warrant
Certificate  with  respect to such  default,  including,  without  limiting  the generality of the foregoing,  any duty or  responsibility to initiate or attempt to initiate  any  proceedings  at law or  otherwise,  or,  except as provided in
Section 6.02 hereof, to make any demand upon the Company.

     SECTION 5.03.  RESIGNATION  AND  APPOINTMENT OF SUCCESSOR.  (a) The Company
agrees,  for the  benefit  of the  holders  from  time  to  time of the  Warrant
Certificates,  that there shall at all times be a Warrant Agent  hereunder until all the Warrant Certificates are no longer exercisable.

     (b) The  Warrant  Agent  may at any time  resign  as such  agent by  giving written notice to the Company of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees.  The Warrant Agent hereunder may be removed at any time by the filing with it of an  instrument  in writing  signed by or on behalf of the Company and  specifying  such removal and the date upon which such removal shall become  effective.  Such  resignation or removal shall take effect upon the  appointment by the Company,  as hereinafter  provided,  of a successor
Warrant Agent (which shall be a bank or trust company  authorized under the laws of the jurisdiction of its organization to exercise  corporate trust powers) and the  acceptance  of  such  appointment  by such  successor  Warrant  Agent.  The obligations  of the Company under Section  5.02(a) shall  continue to the extent set forth  therein  notwithstanding  the  resignation  or removal of the Warrant
Agent.

     (c) In case at any  time  the  Warrant  Agent  shall  resign,  or  shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent,  or shall file a petition seeking relief under the Federal Bankruptcy
Code, as now  constituted or hereafter  amended,  or under any other  applicable
Federal or state  bankruptcy  law or similar law or make an  assignment  for the benefit  of its  creditors  or  consent  to the  appointment  of a  receiver  or custodian  of all or any  substantial  part of its  property,  or shall admit in writing its inability to pay or meet its debts as they mature,  or if a receiver or custodian of it or of all or any  substantial  part of its property  shall be appointed,  or if an order of any court shall be entered  for relief  against it under the  provisions  of the Federal  Bankruptcy  Code, as now  constituted  or hereafter amended,  or under any other applicable Federal or state bankruptcy or similar law, or if any public  officer shall have taken charge or control of the
Warrant Agent or of its property or affairs,  for the purpose of rehabilitation, conservation or liquidation,  a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an  instrument  in writing,  filed with the successor  Warrant  Agent.  Upon the  appointment  as  aforesaid  of a successor
Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

     (d)  Any  successor  Warrant  Agent  appointed   hereunder  shall  execute,
acknowledge  and  deliver  to its  predecessor  and the  Company  an  instrument accepting such  appointment  hereunder,  and thereupon  such  successor  Warrant
Agent, without any further act, deed or conveyance, shall become vested with all the authority,  rights,  powers, trusts,  immunities,  duties and obligations of such  predecessor  with like  effect as if  originally  named as  Warrant  Agent hereunder,  and such  predecessor,  upon payment of its charges and to transfer, deliver  and pay over,  and such  successor  Warrant  Agent shall be entitled to receive,  all monies,  securities  and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation  with which the Warrant Agent may be  consolidated, or any corporation  resulting from any merger,  conversion or  consolidation  to which  the  Warrant  Agent  shall be a party,  or any  corporation  to which the
Warrant  Agent shall sell or  otherwise  transfer all or  substantially  all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution  or filing of any paper or any  further  act on the part of any of the parties hereto.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     SECTION  6.01.  AMENDMENT.  This  Agreement  may be amended by the  parties hereto,  without the consent of the holder of any Warrant  Certificate,  for the purpose of curing any ambiguity,  or of curing,  correcting or supplementing any defective  provision  contained  herein,  or making  any other  provisions  with respect to matters or questions  arising under this Agreement as the Company and the Warrant  Agent may deem  necessary or  desirable;  provided that such action shall  not  adversely  affect  the  interests  of the  holders  of  the  Warrant
Certificates.

     SECTION 6.02.  NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the
Warrant Agent shall receive any notice or demand addressed to the Company by the holder  of a Warrant  Certificate  pursuant  to the  provisions  of the  Warrant
Certificates,  the Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 6.03. ADDRESSES. Any communications from the Company to the Warrant
Agent with respect to this Agreement  shall be addressed to the Warrant Agent at
its    principal    corporate    trust    office   at    ______________________,
_________________________,   Attention:   _________________________,   and   any
communication  from  the  Warrant  Agent to the  Company  with  respect  to this
Agreement shall be addressed to NEUROGEN  CORPORATION,  35 Northeast  Industrial
Road, Branford, Connecticut 06405 Attention:  ____________ or such other address as shall be specified in writing by the Warrant Agent or the Company.

     SECTION  6.04.  NOTICES TO HOLDERS  OF  WARRANTS.  Any notice to holders of
Warrants  which by any  provisions of this Agreement is required or permitted to be given shall be given [IF  REGISTERED  WARRANTS--by  first class mail,  postage prepaid,  at such holder's  address as appears on the books of the Warrant Agent
[or on the register of the Offered Securities prior to the Detachable Date]] [IF
BEARER WARRANTS--by publication at least once in a daily morning newspaper in New
York City [, in London] [and in ________].

     SECTION 6.05. APPLICABLE LAW. The validity,  interpretation and performance of this  Agreement  and each Warrant  Certificate  issued  hereunder  and of the respective  terms and provisions  thereof shall be governed by, and construed in accordance with, the substantive laws of the State of New York without regard to any conflict of laws provisions.

     SECTION  6.06.  DELIVERY OF  PROSPECTUS.  The Company  will  furnish to the
Warrant Agent sufficient copies of a prospectus with an accompanying  prospectus supplement relating to the Warrant Securities, and the Warrant Agent agrees that upon the exercise of any Warrant,  the Warrant  Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a copy of such prospectus and prospectus supplement.

     SECTION 6.07.  OBTAINING OF GOVERNMENTAL  APPROVALS.  The Company will from time to time take all action which may be necessary to obtain and keep effective any and all  permits,  consents  and  approvals  of  governmental  agencies  and authorities  and  securities  acts filings under United States Federal and state
laws  and  any  applicable  laws  of  other  jurisdictions   (including  without
limitation  a  registration  statement  in respect of the  Warrants  and Warrant
Securities  under the Securities Act of 1933) which may be or become required in connection  with the  issuance,  sale,  transfer  and  delivery  of the  Warrant
Certificates,  the exercise of the Warrants,  the issuance,  sale,  transfer and delivery of the Warrant  Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

     SECTION 6.08.  PERSONS  HAVING RIGHTS UNDER WARRANT  AGREEMENT.  Nothing in
this  Agreement  shall give to any person  other than the  Company,  the Warrant
Agent and the holders of the  Warrant  Certificates  any right,  remedy or claim under or by reason of this Agreement.

     SECTION 6.09. HEADINGS. The descriptive headings of the several Articles or
Sections of this  Agreement  are  inserted  for  convenience  only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 6.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts,  each of which as so executed  shall be deemed to be an  original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 6.11.  INSPECTION OF AGREEMENT.  A copy of this Agreement  shall be available at all reasonable times at the principal corporate trust office of the
Warrant  Agent and the  Company  for  inspection  by the  holder of any  Warrant
Certificate.  The Warrant Agent or the Company may require such holder to submit his Warrant Certificate for inspection by it.

     SECTION 6.12.  PAYMENT OF STAMP AND OTHER DUTIES.  The Company will pay all stamp and other duties, if any, to which, under the laws of the United States of
America, the original issuance of the Warrant Certificates may be subject.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by one of their  respective  authorized  officers  as of the day and year first above written.

                                         NEUROGEN CORPORATION

                                         By ____________________________________
                                            Name:
                                            Title:

                                         [NAME OF WARRANT AGENT]

                                         By ____________________________________
                                            Name:
                                            Title:

                                     ANNEX A
                              to Warrant Agreement

                          [FORM OF WARRANT CERTIFICATE]

                          [FACE OF WARRANT CERTIFICATE]

[FORM  OF  LEGEND  IF  SECURITIES   WITH  WARRANTS  WHICH  ARE  NOT  IMMEDIATELY
DETACHABLE:  PRIOR TO  ___________,  200_  THIS  WARRANT  CERTIFICATE  CANNOT BE
TRANSFERRED OR EXCHANGED UNLESS ATTACHED TO A [TITLE OF OFFERED SECURITIES].]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

                              WARRANTS TO PURCHASE
                                  COMMON STOCK

                                    Issued by

                              NEUROGEN CORPORATION

VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON ___________, 200_

[No.] ___________________________________________________ Warrants

     This certifies that [the bearer is the] [__________] or registered  assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer] [registered owner] to purchase,  at any time [after 5:00
p.m.  New York City time on  ___________,  200_ and] at or before 5:00 p.m.  New
York City time on  ___________,  200_ (or such later date as may be  selected by
Neurogen Corporation,  a Delaware corporation (the "Company") with notice to the holder hereof as provided in the Warrant  Agreement (as  hereinafter  defined)),
_______ shares of the Common Stock (the "Warrant Securities") of the Company, on
the following basis: during the period from and including ___________, 200_, the exercise  price of each  Warrant  will be  $______  per share of Common  Stock[;
during the period from ___________,  200_, to and including  ___________,  200_, the  exercise  price of each  Warrant  will be $______ per share] (the  "Warrant
Price").  The holder may exercise the Warrants  evidenced  hereby by delivery to the Warrant Agent (as hereinafter defined) of this Warrant Certificate, with the form of election to purchase on the reverse hereof  properly  completed and duly executed  and by  paying  in full,  [in  lawful  money of the  United  States of
America]  [in the  foreign  currency  or  currency  unit in  which  the  Warrant
Securities are denominated] by bank wire transfer in immediately available funds the Warrant Price for each Warrant exercised to the warrant agent, such delivery and  payment  to be made at the  principal  corporate  trust  office of [name of
Warrant  Agent] or its  successor as warrant  agent (the  "Warrant  Agent") [,or
___________], currently at the address specified on the reverse hereof, and upon compliance  with and subject to the  conditions set forth herein and the Warrant
Agreement.

     Any whole number of Warrants  evidenced by this Warrant  Certificate may be exercised to purchase Warrant Securities. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder  hereof a new  Warrant  Certificate  evidencing  the  number of  Warrants remaining  unexercised,  unless  sufficient time does not exist to exercise such
Warrants in accordance with the provisions of the Warrant  Agreement  before the
Warrants become void.

     This Warrant Certificate is issued under and in accordance with the Warrant
Agreement dated as of ___________,  200_ (the "Warrant  Agreement")  between the
Company  and the  Warrant  Agent and is  subject  to the  terms  and  provisions contained in the Warrant  Agreement,  to all of which terms and  provisions  the holder of this Warrant Certificate consents by acceptance hereof.  Copies of the
Warrant  Agreement  are on file at the principal  corporate  trust office of the
Warrant Agent specified on the reverse hereof [and at __________].

     [IF OFFERED  SECURITIES  WITH  BEARER  WARRANTS  WHICH ARE NOT  IMMEDIATELY
DETACHABLE--Prior to ___________, 200_, this Warrant Certificate may be exchanged or  transferred  only  together  with the  [Title of  Offered  Securities]  (the
"Offered  Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting,  or in  conjunction  with, an exchange or transfer  of such  Offered  Securities.  After  such  date,  this]  [IF  OFFERED
SECURITIES  WITH BEARER  WARRANTS WHICH ARE  IMMEDIATELY  DETACHABLE OR WARRANTS
ISSUED INDEPENDENT OF ANY OFFERED  SECURITIES--This]  Warrant  Certificate may be
registered  when  this  Warrant  Certificate  is  surrendered  at the  principal corporate  trust office of the Warrant Agent [or  [__________] by the registered owner or his assigns,  in person or by his attorney duly  authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

     [IF  OFFERED   SECURITIES   WITH   WARRANTS   WHICH  ARE  NOT   IMMEDIATELY
DETACHABLE--Except as provided in the immediately preceding paragraph, after] [IF
OFFERED  SECURITIES WITH WARRANTS WHICH ARE  IMMEDIATELY  DETACHABLE OR WARRANTS
ISSUED  INDEPENDENT  OF ANY OFFERED  SECURITIES--After]  countersignature  by the
Warrant  Agent and prior to the  expiration  of this Warrant  Certificate,  this
Warrant  Certificate may be exchanged at the principal corporate trust office of the Warrant Agent [or _________ for Warrant Certificates,  representing the same aggregate  number of Warrants,  [in registered form] [in bearer form] [in either registered or bearer form].

     [IF  NYSE  LISTED,  INSERT--Warrants  not  exercised  by 5 p.m.  on the date specified above ("Expired Unexercised  Warrants") shall have a residual value of one share of Common Stock of the Company per 100 Expired Unexercised Warrants.]

     This Warrant  Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant  Securities,  including without limitation the right to receive any dividend payments on the Warrant Securities.

     This Warrant  Certificate shall be governed by, and construed in accordance with the laws of the State of New York  without  regard to any  conflict of laws provisions.

     The Warrant  Certificate  shall not be valid or obligatory  for any purpose until countersigned by the Warrant Agent.

Dated as of __________, 200_.

                                                     NEUROGEN CORPORATION

                                             By ________________________________
                                                Name:
                                                Title:

                                                [SEAL]

                                                Attest:

                                                --------------------------------
                                                     [Assistant] Secretary

                                                     [NAME OF WARRANT AGENT],
                                                        As Warrant Agent

                                             By ________________________________
                                                Name:
                                                Title:

                        (REVERSE OF WARRANT CERTIFICATE)

                      INSTRUCTIONS FOR EXERCISE OF WARRANT

     To exercise the Warrants evidenced hereby, the holder must pay by bank wire transfer in immediately  available  funds the Warrant Price in full for Warrants exercised to [insert name of Warrant  Agent],  at its principal  corporate trust office at [insert  address of Warrant  Agent],  Attention:  ______________,  [or
______________________________] which wire transfer must specify the name of the holder and the number of Warrants  exercised  by such holder.  In addition,  the holder must  complete the  information  required  below and present this Warrant
Certificate in person or by mail (registered mail is recommended) to the Warrant
Agent at the addresses set forth below. This Warrant Certificate,  completed and duly  executed,  must be received by the Warrant  Agent  together with such wire transfer.

                     TO BE EXECUTED UPON EXERCISE OF WARRANT

     The undersigned  hereby  irrevocably  elects to exercise ________ Warrants, evidenced  by this  Warrant  Certificate,  to purchase  _________  shares of the
Common Stock (the "Warrant  Securities") of Neurogen  Corporation and represents that he has tendered  payment for such Warrant  Securities by bank wire transfer in immediately available funds to the order of Neurogen Corporation,  in care of
[insert  name and  address  of  Warrant  Agent],  in the  amount of  $______  in accordance with the terms hereof.  The undersigned  requests that said number of shares of Warrant  Securities be registered in such names and delivered,  all as specified in accordance with the instructions set forth below.

     If the  number  of  Warrants  exercised  is less  than all of the  Warrants evidenced  hereby,  the  undersigned  requests  that a new  Warrant  Certificate representing the remaining  Warrants evidenced hereby be issued and delivered to the undersigned  unless otherwise  specified in the instructions below or unless sufficient time does not exist before the remaining Warrants become void.

Dated:

___________________________________            Name_____________________________
                                                          (Please Print)
___________________________________         Address_____________________________
(Insert Social Security or Other
Identifying Number of Holder)                      _____________________________

                                           Signature____________________________

The Warrants evidenced hereby may be exercised at the following addresses:
By hand at        ______________________________________________________________
                  ==============================================================

By mail at        ______________________________________________________________
                  ==============================================================

                             [IF REGISTERED WARRANT]

                                   ASSIGNMENT

              (FORM OF ASSIGNMENT TO BE EXECUTED IF HOLDER DESIRES
                     TO TRANSFER WARRANTS EVIDENCED HEREBY)

      FOR VALUE RECEIVED __________ hereby sells assigns and transfers unto

                                                 Please insert social security
                                                  or other identifying number.

                                               ---------------------------------

---------------------------------              ---------------------------------
  (Please print name and address
     including zip code)

--------------------------------------------------------------------------

The  Warrants  represented  by the within  Warrant  Certificate  and does hereby irrevocably  constitute  and  appoint  _________________________,  Attorney,  to transfer  said Warrant  Certificate  on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

                                          --------------------------------------
                                                        Signature

                    (Signature  must  conform in all respects to the name of the holder as specified on the face of this Warrant  Certificate and must bear a signature guarantee by a bank, trust company or member  broker of the New York,  Chicago or Pacific Stock
                    Exchange.)

Signature Guaranteed:

---------------------------------

                                                                     EXHIBIT 4.4

                              NEUROGEN CORPORATION

                                       and

                            -----------------------,
                                  Warrant Agent

                                  ------------

                       WARRANT AGREEMENT [PREFERRED STOCK]

                          Dated as of ___________, 200_

     WARRANT  AGREEMENT  dated  as  of  ___________,  200_  ,  between  NEUROGEN
CORPORATION,  a Delaware  corporation (the  "Company"),  and  _____________,  as warrant agent (the "Warrant  Agent",  which term includes any successor  warrant agent hereunder).

     [WHEREAS the Company  proposes to sell [title of Securities  being offered]
(the "Offered Securities") with] [WHEREAS the Company proposes to issue] Warrant certificates  evidencing  one or more warrants (the  "Warrants";  individually a
"Warrant")  representing  the right to purchase up to ____ shares of the [title]
Preferred  Stock of the Company  (the  "Warrant  Securities"),  having the terms which shall be set forth in the  Certificate  of Designation  relating  thereto, such warrant certificates and other warrant certificates issued pursuant to this
Agreement being called the "Warrant Certificates"; and

     WHEREAS the  Company  desires  that the Warrant  Agent act on behalf of the
Company in connection with the issuance,  exchange,  exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things,  the form and provisions of the Warrant  Certificates  and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

     NOW  THEREFORE,  in  consideration  of  the  premises  and  of  the  mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                 ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY
                             OF WARRANT CERTIFICATES

     SECTION 1.01. ISSUANCE OF WARRANTS.  [Warrants shall be initially issued in connection with the issuance of the Offered Securities] [but shall be separately transferable on and after __________,  200_ (the "Detachable  Date")] [and shall not be separately  transferable]  [and each] [Each]  Warrant  Certificate  shall evidence one or more Warrants.  Each Warrant evidenced by a Warrant  Certificate shall  represent  the right,  subject  to the  provisions  contained  herein and therein, to purchase up to _________ shares of the Warrant Securities.

     SECTION  1.02.  EXECUTION  AND  DELIVERY OF WARRANT  CERTIFICATES.  Warrant
Certificates,  whenever issued,  shall be in [bearer] [or] [registered] form [or both] substantially in the form set forth in Annex A hereto,  shall be dated and may have such letters,  numbers or other marks of  identification or designation and such legends or endorsements  printed,  lithographed or engraved  thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive  evidence of such approval) and as are not  inconsistent  with the provisions  of this  Agreement,  or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to common usage. The Warrant  Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive  Officer,  its President,  its
Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents
(whether or not  designated  by a number or word or words added  before or after the title Vice  President),  its Treasurer or an Assistant  Treasurer  under its
corporate   seal  and  attested  by  its  Secretary  or  one  of  its  Assistant
Secretaries.  Such  signatures  may be manual or  facsimile  signatures  of such authorized officers and may be imprinted or otherwise  reproduced on the Warrant
Certificates.  The seal of the Company may be in the form of a facsimile thereof and may be impressed,  affixed, imprinted or otherwise reproduced on the Warrant
Certificates.

     No  Warrant  Certificate  shall be valid for any  purpose,  and no  Warrant evidenced thereby shall be exercisable, until such Warrant evidenced thereby has been  countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate  executed by the Company shall be conclusive  evidence that the Warrant  Certificate so countersigned  has been duly issued hereunder.

     In case any officer of the Company who shall have signed any of the Warrant
Certificates  shall cease to be such officer before the Warrant  Certificates so signed shall have been  countersigned  and delivered by the Warrant Agent,  such
Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such  Warrant  Certificates  ceased to be such  officer of the
Company;  and any Warrant  Certificate may be signed on behalf of the Company by such  persons  as,  at  the  actual  date  of  the  execution  of  such  Warrant
Certificate,  shall be the proper officers of the Company,  although at the date of the execution of this Agreement any such person was not such officer.

     [IF BEARER WARRANTS--The term "holder" or "holder of a Warrant  Certificate"
as used herein shall mean [IF OFFERED  SECURITIES  WITH  WARRANTS  WHICH ARE NOT
IMMEDIATELY DETACHABLE--prior to the Detachable Date, the registered owner of the
Offered  Security to which such Warrant  Certificate was initially  attached (or the  bearer  if the  Offered  Securities  are in bearer  form)  and  after  such
Detachable Date] the bearer of such Warrant Certificate.]

     [IF  REGISTERED   WARRANTS--The  term  "holder"  or  "holder  of  a  Warrant
Certificate"  as used herein shall mean any person in whose name at the time any
Warrant  Certificate  shall be registered upon the books to be maintained by the
Warrant Agent for that purpose [IF OFFERED  SECURITIES  WITH WARRANTS  WHICH ARE
NOT IMMEDIATELY  DETACHABLE--or,  prior to the Detachable Date, upon the register of the Offered Securities]. The Company will, or will cause the registrar of the
Offered  Securities  to, make  available at all times to the Warrant  Agent such information  as to holders of the  Offered  Securities  with  Warrants as may be necessary to keep the Warrant Agent's records up-to-date.

     SECTION  1.03.  ISSUANCE  OF  WARRANT  CERTIFICATES.  Warrant  Certificates
evidencing the right to purchase up to __________  shares of Warrant  Securities
(except as  provided in Section  2.03(c),  3.02 and 4.01) may be executed by the
Company and delivered to the Warrant Agent upon the execution of this  Agreement or from time to time  thereafter.  The  Warrant  Agent  shall,  upon  receipt of
Warrant  Certificates  duly  executed on behalf of the Company and upon order of the Company,  countersign Warrant Certificates  evidencing Warrants representing the right to purchase up to  _________  shares of Warrant  Securities  and shall deliver  such  Warrant  Certificates  to or  upon  the  order  of  the  Company.
Subsequent to such original  issuance of the Warrant  Certificates,  the Warrant
Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in  exchange or  substitution  for one or more  previously  countersigned
Warrant  Certificates  [IF  REGISTERED  WARRANTS--or  in  connection  with  their transfer] as hereinafter provided, or as provided in Section 2.03(c).

                                   ARTICLE II.

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

     SECTION  2.01.  WARRANT  PRICE.   During  the  period  from  and  including
___________,  200_, to and including  ___________,  200_,  the exercise price of each  Warrant  will be $_____ per share of the Warrant  Securities.  [During the period from ___________,  200_, to and including ___________, 200_, the exercise price of each Warrant will be $______ per share.] Such purchase price of Warrant
Securities  is subject to Section  2.04 and is referred to in this  Agreement as the "Warrant Price".

     SECTION 2.02. DURATION OF WARRANTS.  Each Warrant may be exercised in whole at any time, as specified  herein,  on or after [the date thereof]  ___________,
200_ and at or before 5:00 p.m. New York City time on ___________,  200_ or such later date as may be  selected by the  Company,  in a written  statement  to the
Warrant  Agent  and  with  notice  to the  holders  of  Warrants  (such  date of expiration being called the "Expiration Date"). Each Warrant not exercised at or before  5:00  p.m.  New York  City time on the  Expiration  Date  [(an  "Expired
Unexercised  Warrant")]  shall  become  void and all rights of the holder of the
Warrant Certificate evidencing such Warrant under this Agreement shall cease.

     SECTION  2.03.  EXERCISE OF  WARRANTS.  (a) During the period  specified in
Section  2.02,  any whole number of Warrants may be exercised by delivery to the
Warrant Agent of the Warrant Certificate  evidencing such Warrant, with the form of election to purchase Warrant  Securities set forth on the reverse side of the
Warrant Certificate properly completed and duly executed,  and by paying in full
[in lawful money of the United  States of America]  [in the foreign  currency or currency  unit in which the Warrant  Securities  are  denominated]  by bank wire transfer  in  immediately  available  funds the Warrant  Price for each  Warrant exercised to the  principal  corporate  trust office of the Warrant Agent [or at
________]. The date on which the duly completed and executed Warrant Certificate and payment in full of the Warrant  Price is received by the Warrant Agent shall be deemed to be the date on which the Warrant is  exercised.  The Warrant  Agent shall  deposit all funds  received  by it in payment of the Warrant  Price in an account  of the  Company  maintained  with it and shall  advise  the  Company by telephone  at the end of each day on which a wire  transfer  for the exercise of
Warrants is  received of the amount so  deposited  to its  account.  The Warrant
Agent shall promptly confirm such telephone advice to the Company in writing.

     (b) The Warrant Agent shall, from time to time, as promptly as practicable,
advise  the  Company  of  (i)  the  number  of  Warrants  exercised,   (ii)  the
instructions of each holder of the Warrant Certificates evidencing such Warrants with  respect to  delivery  of the  Warrant  Securities  to which such holder is entitled upon such exercise,  (iii) delivery of Warrant Certificates  evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company shall reasonably require.

     (c) As soon as practicable  after the exercise of any Warrant,  the Company shall  issue  to or upon the  order of the  holder  of the  Warrant  Certificate evidencing  such  Warrant,  the  Warrant  Securities  to which  such  holder  is entitled,  in fully registered form,  registered in such name or names as may be directed by such  holder.  If fewer than all of the  Warrants  evidenced by such
Warrant Certificate are exercised, the Company shall execute (attested and under seal as  aforesaid),  and an  authorized  officer  of the  Warrant  Agent  shall manually  countersign  and deliver,  a new Warrant  Certificate  evidencing  the number of such Warrants remaining  unexercised,  unless sufficient time does not exist before the  Expiration  Date to exercise such Warrants in accordance  with the provisions of this Agreement.

     (d) The  Company  shall  not be  required  to pay any stamp or other tax or other  governmental  charge  required to be paid in connection with any transfer involved in the issuance of the Warrant  Securities and the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it shall have been  established to the  satisfaction  of the Company that no such tax or other charge is due.

     SECTION  2.04.  WARRANT  PRICE  ADJUSTMENT.   [Here  insert  warrant  price
adjustment provisions to protect against dilution.]

                                  ARTICLE III.

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                             OF WARRANT CERTIFICATES

     SECTION  3.01.  NO RIGHTS AS A HOLDER OF WARRANT  SECURITIES  CONFERRED  BY
WARRANTS OR WARRANT  CERTIFICATES.  No Warrant  Certificate or Warrant evidenced thereby  shall  entitle  the holder  thereof to any of the rights of a holder of
Warrant  Securities,  including,  without  limitation,  the right to receive any dividend or payment on Warrant Securities.

     SECTION  3.02.  LOST,  STOLEN,  MUTILATED OR DESTROYED  CERTIFICATES.  Upon
receipt by the Warrant Agent of evidence  reasonably  satisfactory  to it of the ownership  of and the loss,  theft,  destruction  or  mutilation  of any Warrant
Certificate and of indemnity reasonably  satisfactory to it and the Company and, in the case of  mutilation,  upon  surrender  thereof to the  Warrant  Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such  Warrant  Certificate  has been  acquired by a bona fide  purchaser or holder in due course,  the Company  may (or, in the case of  mutilation,  shall)
execute,  and in such event an  authorized  officer of the  Warrant  Agent shall manually  countersign  and  deliver,  in  exchange  for or in lieu of the  lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and  evidencing a like number of  Warrants.  Upon the issuance of any new  Warrant  Certificate  under this  Section,  the Company may require the payment of a sum sufficient to cover any tax or other  governmental  charge that may be imposed in relation  thereto and any other  expenses  (including the fees and expenses of the Warrant  Agent) in connection  therewith.  Every  substitute
Warrant  Certificate  executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant  Certificate shall represent an additional contractual  obligation  of the  Company,  whether  or not the  lost,  stolen or destroyed Warrant  Certificate  shall be at any time enforceable by anyone,  and shall be entitled to the benefits of this Agreement equally and  proportionately with  any and  all  other  Warrant  Certificates  duly  executed  and  delivered hereunder.  The  provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights or remedies  notwithstanding any law or statute  existing or hereinafter  enacted to the contrary with respect to the replacement  or payment of negotiable  instruments or other  securities  without their surrender.

     SECTION  3.03.   HOLDER  OF  WARRANT   CERTIFICATE   MAY  ENFORCE   RIGHTS.
Notwithstanding any of the provisions of this Agreement, any holder of a Warrant
Certificate, without the consent of the Warrant Agent, the holder of any Warrant
Securities  or the  holder of any other  Warrant  Certificate,  may,  in his own behalf and for his own  benefit,  enforce,  and may  institute  and maintain any suit, action or proceeding  against the Company suitable to enforce or otherwise in respect  of, his right to  exercise  the  Warrants  evidenced  by his Warrant
Certificate  in the  manner  provided  in his  Warrant  Certificate  and in this
Agreement.

     SECTION 3.04. RESERVATION OF SHARES. The Company shall at all times reserve and keep available,  free from preemptive  rights, out of its authorized [title]
Preferred Stock, for the purpose of effecting the exercise of the Warrants,  the full number of shares of [title] Preferred Stock then issuable upon the exercise of all outstanding Warrants, and the Company shall at all times reserve and keep available,  free  from  preemptive  rights,  out of  its  authorized  [title  of security],  for the  purpose of  effecting  any  exchange or  conversion  of the
Warrant  Securities,  the full  number  of shares  of such  [title of  security]
issuable upon exchange or conversion of all Warrant Securities.

                                   ARTICLE IV.

                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

     SECTION 4.01.  EXCHANGE AND TRANSFER OF WARRANT  CERTIFICATES.  [IF OFFERED
SECURITIES  WITH WARRANTS WHICH ARE  IMMEDIATELY  DETACHABLE OR WARRANTS  ISSUED
INDEPENDENT OF ANY OFFERED SECURITIES--Upon] [IF OFFERED SECURITIES WITH WARRANTS
WHICH ARE NOT  IMMEDIATELY  DETACHABLE--Prior  to the  Detachable  Date a Warrant
Certificate  may be  exchanged or  transferred  only  together  with the Offered
Securities to which the Warrant Certificate was initially attached, and only for the purpose of  effecting,  or in  conjunction  with, an exchange or transfer of such  Offered  Security.  Prior to the  Detachable  Date,  each  transfer of the
Offered  Security  [on the  register  maintained  with  respect  to the  Offered
Securities]  shall  operate also to transfer the related  Warrant  Certificates.
After the Detachable  Date,  upon]  surrender at the principal  corporate  trust office of the Warrant Agent [or  __________],  Warrant  Certificates  evidencing
Warrants  may be  exchanged  for  Warrant  Certificates  in other  denominations evidencing  such  Warrants  [IF  REGISTERED  WARRANTS--or  the  transfer  may  be registered in whole or in part];  provided that such other Warrant  Certificates evidence a like number of Warrants as the Warrant  Certificates  so surrendered.
[IF  REGISTERED AND BEARER  WARRANTS  (SUBJECT TO ANY  LIMITATIONS  IMPOSED WITH
RESPECT TO SUCH  EXCHANGES)--After the Detachable Date, upon] [Upon] surrender at the  principal  corporate  trust  office of the Warrant  Agent [or  __________],
Warrant Certificates in bearer form may be exchanged for Warrant Certificates in
registered   form   evidencing  a  like  number  of  Warrants.]  [IF  REGISTERED
WARRANTS--The  Warrant Agent shall keep, at its corporate trust office,  books in which,  subject to such  reasonable  regulations as it may  prescribe,  it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant
Certificates upon surrender of the Warrant  Certificates to the Warrant Agent at
its principal corporate trust office [or ________] for exchange [or registration of transfer],  properly  endorsed or accompanied  by appropriate  instruments of registration  of transfer and written  instructions  for  transfer,  all in form satisfactory  to the  Company  and the  Warrant  Agent.] The Company may require payment of a service  charge for any exchange [or  registration  of transfer] of
Warrant  Certificates,  and may require payment of a sum sufficient to cover any stamp  or  other  tax or  other  governmental  charge  that  may be  imposed  in connection with any such exchange [or  registration  of transfer].  Whenever any
Warrant  Certificates  are so  surrendered  for  exchange  [or  registration  of transfer] an authorized officer of the Warrant Agent shall manually  countersign and deliver to the person or persons entitled  thereto a Warrant  Certificate or
Warrant  Certificates  duly  authorized  and  executed  by  the  Company,  as so requested.  The Warrant  Agent shall not be required to effect any  exchange [or registration  of  transfer]  which  will  result  in the  issuance  of a Warrant
Certificate  evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.  All Warrant  Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the  Company,  evidencing  the same  obligations,  and  entitled  to the same benefits under this Agreement, as the Warrant Certificates  surrendered for such exchange [or registration of transfer].

     SECTION  4.02.  TREATMENT OF HOLDERS OF WARRANT  CERTIFICATES.  [IF OFFERED
SECURITIES WITH BEARER WARRANTS WHICH ARE NOT IMMEDIATELY  DETACHABLE--Subject to
Section  4.01,  each] [IF  OFFERED  SECURITIES  WITH BEARER  WARRANTS  WHICH ARE
IMMEDIATELY   DETACHABLE  OR  WARRANTS   ISSUED   INDEPENDENT   OF  ANY  OFFERED
SECURITIES--Each] Warrant Certificate shall be transferable by delivery and shall be deemed  negotiable and the bearer of each Warrant  Certificate may be treated by the Company, the Warrant Agent and all other persons dealing with such bearer as the  absolute  owner  thereof for any  purpose and as the person  entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.  [IF REGISTERED WARRANTS--Every holder of a Warrant
Certificate,  by accepting the same,  consents and agrees with the Company,  the
Warrant Agent and with every subsequent holder of such Warrant  Certificate that until the transfer of the Warrant  Certificate is registered on the books of the
Warrant Agent [or the register of the Offered Securities prior to the Detachable
Date],  the  Company  and the  Warrant  Agent [or the  registrar  of the Offered
Securities prior to the Detachable Date] may treat such registered holder as the absolute  owner  thereof for any purpose and as the person  entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to contrary notwithstanding.]

     SECTION 4.03. CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate
surrendered  for  exchange  [,  registration  of  transfer]  or  exercise of the
Warrants evidenced thereby, if surrendered to the Company, shall be delivered to the Warrant Agent and all Warrant  Certificates  surrendered  or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and,  except as expressly  permitted by this  Agreement,  no Warrant
Certificate  shall be issued  hereunder  in  exchange  or in lieu  thereof.  The
Warrant  Agent  shall  deliver  to the  Company  from time to time or  otherwise dispose  of  cancelled  Warrant  Certificates  in a manner  satisfactory  to the
Company.

                                   ARTICLE V.

                          CONCERNING THE WARRANT AGENT

     SECTION 5.01.  WARRANT AGENT. The Company hereby appoints the Warrant Agent as warrant  agent of the  Company in respect  of the  Warrants  and the  Warrant
Certificates  upon the terms and subject to the conditions  herein set forth and the Warrant Agent hereby accepts such appointment.  The Warrant Agent shall have the  powers  and  authority  granted  to and  conferred  upon it in the  Warrant
Certificates  and hereby and such further  powers and authority to act on behalf of the  Company  as the  Company  may  hereafter  grant to or confer  upon it in writing.  All of the  terms and  provisions  with  respect  to such  powers  and authority  contained in the Warrant  Certificates are subject to and governed by the terms and provisions hereof.

     SECTION 5.02. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS.  The Warrant Agent
accepts its obligations  herein set forth upon the terms and conditions  hereof, including the following,  to all of which the Company agrees and to all of which the  rights  hereunder  of  the  holders  from  time  to  time  of  the  Warrant
Certificates shall be subject:

     (a)  COMPENSATION AND  INDEMNIFICATION.  The Company agrees promptly to pay the Warrant  Agent the  compensation  to be agreed upon with the Company for all services  rendered by the Warrant  Agent and to reimburse  the Warrant Agent for reasonable  out-of-pocket  expenses  (including  counsel  fees)  incurred by the
Warrant Agent in connection with the services rendered  hereunder by the Warrant
Agent.  The Company also agrees to indemnify  the Warrant Agent for, and to hold it harmless against,  any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant  Agent,  arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

     (b) AGENT FOR THE COMPANY. In acting under this Agreement and in connection with the Warrant  Certificates,  the Warrant  Agent is acting solely as agent of the Company and does not assume any  fiduciary  obligation  or  relationship  of agency  or trust  for or with any of the  holders  of  Warrant  Certificates  or beneficial owners of Warrants.

     (c)  DOCUMENTS.  The Warrant  Agent shall be  protected  and shall incur no liability  for or in respect of any action  taken,  suffered or omitted by it in reliance upon any Warrant Certificate,  notice, direction, consent, certificate, affidavit,  statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (d) CERTAIN  TRANSACTIONS.  The Warrant Agent, and its officers,  directors and  employees,  may become the owner of, or acquire any interest  in,  Warrants and/or Warrant Securities and/or Offered  Securities,  with the same rights that it or they would have if it were not the Warrant  Agent  hereunder,  and, to the extent  permitted by  applicable  law, it or they may engage or be interested in any  financial  or other  transaction  with the  Company  and may act on,  or as depositary,  trustee or agent for,  any  committee or body of holders of Warrant
Securities,  Offered Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

     (e) NO LIABILITY FOR INVALIDITY.  The Warrant Agent shall have no liability with  respect  to any  invalidity  of  this  Agreement  or  any  of the  Warrant
Certificates.

     (f) NO LIABILITY  FOR  INTEREST.  The Warrant  Agent shall  transfer to the
Company interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

     (g) NO RESPONSIBILITY FOR  REPRESENTATIONS.  The Warrant Agent shall not be responsible for any of the recitals or representations  herein or in the Warrant
Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

     (h) NO IMPLIED OBLIGATIONS. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates  specifically set forth and no implied duties or obligations  shall be read into this Agreement or the Warrant  Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action  hereunder  which might involve it in any expense or liability,  the payment of which within a reasonable time is not, in its  reasonable  opinion,  assured  to it.  The  Warrant  Agent  shall not be accountable  or under any duty or  responsibility  for the use by the Company of any of the Warrant Certificates countersigned and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds
of  the  Warrant  Certificates.   The  Warrant  Agent  shall  have  no  duty  or
responsibility  in case of any default by the Company in the  performance of its covenants or agreements  contained  herein or in the Warrant  Certificates or in the  case of the  receipt  of any  written  demand  from a holder  of a  Warrant
Certificate  with  respect to such  default,  including,  without  limiting  the generality of the foregoing,  any duty or  responsibility to initiate or attempt to initiate  any  proceedings  at law or  otherwise,  or,  except as provided in
Section 6.02 hereof, to make any demand upon the Company.

     SECTION 5.03.  RESIGNATION  AND  APPOINTMENT OF SUCCESSOR.  (a) The Company
agrees,  for the  benefit  of the  holders  from  time  to  time of the  Warrant
Certificates,  that there shall at all times be a Warrant Agent  hereunder until all the Warrant Certificates are no longer exercisable.

     (b) The  Warrant  Agent  may at any time  resign  as such  agent by  giving written notice to the Company of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees.  The Warrant Agent hereunder may be removed at any time by the filing with it of an  instrument  in writing  signed by or on behalf of the Company and  specifying  such removal and the date upon which such removal shall become  effective.  Such  resignation or removal shall take effect upon the  appointment by the Company,  as hereinafter  provided,  of a successor
Warrant Agent (which shall be a bank or trust company  authorized under the laws of the jurisdiction of its organization to exercise  corporate trust powers) and the  acceptance  of  such  appointment  by such  successor  Warrant  Agent.  The obligations  of the Company under Section  5.02(a) shall  continue to the extent set forth  therein  notwithstanding  the  resignation  or removal of the Warrant
Agent.

     (c) In case at any  time  the  Warrant  Agent  shall  resign,  or  shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent,  or shall file a petition seeking relief under the Federal Bankruptcy
Code, as now  constituted or hereafter  amended,  or under any other  applicable
Federal or state  bankruptcy  law or similar law or make an  assignment  for the benefit  of its  creditors  or  consent  to the  appointment  of a  receiver  or custodian  of all or any  substantial  part of its  property,  or shall admit in writing its inability to pay or meet its debts as they mature,  or if a receiver or custodian of it or of all or any  substantial  part of its property  shall be appointed,  or if an order of any court shall be entered  for relief  against it under the  provisions  of the Federal  Bankruptcy  Code, as now  constituted  or hereafter amended,  or under any other applicable Federal or state bankruptcy or similar law, or if any public  officer shall have taken charge or control of the
Warrant Agent or of its property or affairs,  for the purpose of rehabilitation, conservation or liquidation,  a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an  instrument  in writing,  filed with the successor  Warrant  Agent.  Upon the  appointment  as  aforesaid  of a successor
Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

     (d)  Any  successor  Warrant  Agent  appointed   hereunder  shall  execute,
acknowledge  and  deliver  to its  predecessor  and the  Company  an  instrument accepting such  appointment  hereunder,  and thereupon  such  successor  Warrant
Agent, without any further act, deed or conveyance, shall become vested with all the authority,  rights,  powers, trusts,  immunities,  duties and obligations of such  predecessor  with like  effect as if  originally  named as  Warrant  Agent hereunder,  and such  predecessor,  upon payment of its charges and to transfer, deliver  and pay over,  and such  successor  Warrant  Agent shall be entitled to receive,  all monies,  securities  and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation  with which the Warrant Agent may be  consolidated, or any corporation  resulting from any merger,  conversion or  consolidation  to which  the  Warrant  Agent  shall be a party,  or any  corporation  to which the
Warrant  Agent shall sell or  otherwise  transfer all or  substantially  all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution  or filing of any paper or any  further  act on the part of any of the parties hereto.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     SECTION  6.01.  AMENDMENT.  This  Agreement  may be amended by the  parties hereto,  without the consent of the holder of any Warrant  Certificate,  for the purpose of curing any ambiguity,  or of curing,  correcting or supplementing any defective  provision  contained  herein,  or making  any other  provisions  with respect to matters or questions  arising under this Agreement as the Company and the Warrant  Agent may deem  necessary or  desirable;  provided that such action shall  not  adversely  affect  the  interests  of the  holders  of  the  Warrant
Certificates.

     SECTION 6.02.  NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the
Warrant Agent shall receive any notice or demand addressed to the Company by the holder  of a Warrant  Certificate  pursuant  to the  provisions  of the  Warrant
Certificates,  the Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 6.03. ADDRESSES. Any communications from the Company to the Warrant
Agent with respect to this Agreement  shall be addressed to the Warrant Agent at
its    principal    corporate    trust    office   at    ______________________,
_________________________,   Attention:   _________________________,   and   any
communication  from  the  Warrant  Agent to the  Company  with  respect  to this
Agreement shall be addressed to Neurogen  Corporation,  35 Northeast  Industrial
Road, Branford, Connecticut 06405 Attention:  ____________ or such other address as shall be specified in writing by the Warrant Agent or the Company.

     SECTION  6.04.  NOTICES TO HOLDERS  OF  WARRANTS.  Any notice to holders of
Warrants  which by any  provisions of this Agreement is required or permitted to be given shall be given [IF  REGISTERED  WARRANTS--by  first class mail,  postage prepaid,  at such holder's  address as appears on the books of the Warrant Agent
[or on the register of the Offered Securities prior to the Detachable Date]] [IF
BEARER WARRANTS--by publication at least once in a daily morning newspaper in New
York City [, in London] [and in ________].

     SECTION 6.05. APPLICABLE LAW. The validity,  interpretation and performance of this  Agreement  and each Warrant  Certificate  issued  hereunder  and of the respective  terms and provisions  thereof shall be governed by, and construed in accordance with, the substantive laws of the State of New York without regard to any conflict of laws provisions.

     SECTION  6.06.  DELIVERY OF  PROSPECTUS.  The Company  will  furnish to the
Warrant Agent sufficient copies of a prospectus with an accompanying  prospectus supplement relating to the Warrant Securities, and the Warrant Agent agrees that upon the exercise of any Warrant,  the Warrant  Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a copy of such prospectus and prospectus supplement.

     SECTION 6.07.  OBTAINING OF GOVERNMENTAL  APPROVALS.  The Company will from time to time take all action which may be necessary to obtain and keep effective any and all  permits,  consents  and  approvals  of  governmental  agencies  and authorities  and  securities  acts filings under United States Federal and state
laws  and  any  applicable  laws  of  other  jurisdictions   (including  without
limitation  a  registration  statement  in respect of the  Warrants  and Warrant
Securities  under the Securities Act of 1933) which may be or become required in connection  with the  issuance,  sale,  transfer  and  delivery  of the  Warrant
Certificates,  the exercise of the Warrants,  the issuance,  sale,  transfer and delivery of the Warrant  Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

     SECTION 6.08.  PERSONS  HAVING RIGHTS UNDER WARRANT  AGREEMENT.  Nothing in
this  Agreement  shall give to any person  other than the  Company,  the Warrant
Agent and the holders of the  Warrant  Certificates  any right,  remedy or claim under or by reason of this Agreement.

     SECTION 6.09. HEADINGS. The descriptive headings of the several Articles or
Sections of this  Agreement  are  inserted  for  convenience  only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 6.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts,  each of which as so executed  shall be deemed to be an  original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 6.11.  INSPECTION OF AGREEMENT.  A copy of this Agreement  shall be available at all reasonable times at the principal corporate trust office of the
Warrant  Agent and the  Company  for  inspection  by the  holder of any  Warrant
Certificate.  The Warrant Agent or the Company may require such holder to submit his Warrant Certificate for inspection by it.

     SECTION 6.12.  PAYMENT OF STAMP AND OTHER DUTIES.  The Company will pay all stamp and other duties, if any, to which, under the laws of the United States of
America, the original issuance of the Warrant Certificates may be subject.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by one of their  respective  authorized  officers  as of the day and year first above written.

                                         NEUROGEN CORPORATION

                                         By ____________________________________
                                            Name:
                                            Title:

                                            [NAME OF WARRANT AGENT]

                                         By ____________________________________
                                            Name:
                                            Title:

                                     ANNEX A
                              to Warrant Agreement

                          [FORM OF WARRANT CERTIFICATE]

                          [FACE OF WARRANT CERTIFICATE]

[FORM  OF  LEGEND  IF  SECURITIES   WITH  WARRANTS  WHICH  ARE  NOT  IMMEDIATELY
DETACHABLE:  PRIOR TO  ___________,  200_  THIS  WARRANT  CERTIFICATE  CANNOT BE
TRANSFERRED OR EXCHANGED UNLESS ATTACHED TO A [TITLE OF OFFERED SECURITIES].]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

                              WARRANTS TO PURCHASE
                             [TITLE] PREFERRED STOCK

                                    Issued by

                              NEUROGEN CORPORATION

VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON ___________, 200_

[No.] ___________________________________________________ Warrants

     This certifies that [the bearer is the]  [__________ or registered  assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer] [registered owner] to purchase,  at any time [after 5:00
p.m.  New York City time on  ___________,  200_ and] at or before 5:00 p.m.  New
York City time on  ___________,  200_ (or such later date as may be  selected by
Neurogen Corporation,  a Delaware corporation (the "Company") with notice to the holder hereof as provided in the Warrant  Agreement (as  hereinafter  defined)),
_______ shares of the [title] Preferred Stock (the "Warrant  Securities") of the
Company,   on  the  following  basis:  during  the  period  from  and  including
___________,  200_, the exercise price of each Warrant will be $______ per share of [title]  Preferred Stock[;  during the period from ___________,  200_, to and including ___________,  200_, the exercise price of each Warrant will be $______
per share] (the "Warrant Price"). The holder may exercise the Warrants evidenced hereby by delivery to the Warrant Agent (as hereinafter defined) of this Warrant
Certificate,  with  the form of  election  to  purchase  on the  reverse  hereof properly  completed  and duly executed and by paying in full [in lawful money of the United States of America] [in the foreign currency or currency unit in which the Warrant  Securities  are  denominated]  by bank wire transfer in immediately available  funds the Warrant  Price for each  Warrant  exercised  to the warrant agent,  such  delivery and payment to be made at the principal  corporate  trust office of [name of  Warrant  Agent]  or its  successor  as  warrant  agent  (the
"Warrant Agent") [,or  ___________],  currently at the address  specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and the Warrant Agreement.

     Any whole number of Warrants  evidenced by this Warrant  Certificate may be exercised to purchase Warrant Securities. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder  hereof a new  Warrant  Certificate  evidencing  the  number of  Warrants remaining  unexercised,  unless  sufficient time does not exist to exercise such
Warrants in accordance with the provisions of the Warrant  Agreement  before the
Warrants become void.

     This Warrant Certificate is issued under and in accordance with the Warrant
Agreement dated as of ___________,  200_ (the "Warrant  Agreement")  between the
Company  and the  Warrant  Agent and is  subject  to the  terms  and  provisions contained in the Warrant  Agreement,  to all of which terms and  provisions  the holder of this Warrant Certificate consents by acceptance hereof.  Copies of the
Warrant  Agreement  are on file at the principal  corporate  trust office of the
Warrant Agent specified on the reverse hereof [and at __________].

     [IF OFFERED  SECURITIES  WITH  BEARER  WARRANTS  WHICH ARE NOT  IMMEDIATELY
DETACHABLE--Prior to ___________, 200_, this Warrant Certificate may be exchanged or  transferred  only  together  with the  [Title of  Offered  Securities]  (the
"Offered  Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting,  or in  conjunction  with, an exchange or transfer  of such  Offered  Securities.  After  such  date,  this]  [IF  OFFERED
SECURITIES  WITH BEARER  WARRANTS WHICH ARE  IMMEDIATELY  DETACHABLE OR WARRANTS
ISSUED INDEPENDENT OF ANY OFFERED  SECURITIES--This]  Warrant  Certificate may be
registered  when  this  Warrant  Certificate  is  surrendered  at the  principal corporate  trust office of the Warrant Agent [or  __________]  by the registered owner or his assigns,  in person or by his attorney duly  authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

     [IF  OFFERED   SECURITIES   WITH   WARRANTS   WHICH  ARE  NOT   IMMEDIATELY
DETACHABLE--Except as provided in the immediately preceding paragraph, after] [IF
OFFERED  SECURITIES WITH WARRANTS WHICH ARE  IMMEDIATELY  DETACHABLE OR WARRANTS
ISSUED  INDEPENDENT  OF ANY OFFERED  SECURITIES--After]  countersignature  by the
Warrant  Agent and prior to the  expiration  of this Warrant  Certificate,  this
Warrant  Certificate may be exchanged at the principal corporate trust office of the Warrant Agent [or _________] for Warrant Certificates, representing the same aggregate  number of Warrants,  [in registered form] [in bearer form] [in either registered or bearer form].

     [IF  NYSE  LISTED,  INSERT--Warrants  not  exercised  by 5 p.m.  on the date specified above ("Expired Unexercised  Warrants") shall have a residual value of one  share  of  Preferred  Stock  of the  Company  per 100  Expired  Unexercised
Warrants.]

     This Warrant  Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant  Securities,  including without limitation the right to receive any dividend payments on the Warrant Securities.

     This Warrant  Certificate shall be governed by, and construed in accordance with the laws of the State of New York  without  regard to any  conflict of laws provisions.

     The Warrant  Certificate  shall not be valid or obligatory  for any purpose until countersigned by the Warrant Agent.

Dated as of ___________, 200_.

                                                     NEUROGEN CORPORATION

                                             By ________________________________
                                                Name:
                                                Title:

                                                [SEAL]

                                                Attest:

                                                --------------------------------
                                                     [Assistant] Secretary

                                                [NAME OF WARRANT AGENT],
                                                    As Warrant Agent

                                             By ________________________________
                                                Name:
                                                Title:

                        (REVERSE OF WARRANT CERTIFICATE)

                      INSTRUCTIONS FOR EXERCISE OF WARRANT

     To exercise the Warrants evidenced hereby, the holder must pay by bank wire transfer in immediately  available  funds the Warrant Price in full for Warrants exercised to [insert name of Warrant  Agent],  at its principal  corporate trust office at [insert  address of Warrant  Agent],  Attention:  ______________,  [or
______________________________] which wire transfer must specify the name of the holder and the number of Warrants  exercised  by such holder.  In addition,  the holder must  complete the  information  required  below and present this Warrant
Certificate in person or by mail (registered mail is recommended) to the Warrant
Agent at the addresses set forth below. This Warrant Certificate,  completed and duly  executed,  must be received by the Warrant  Agent  together with such wire transfer.

                     TO BE EXECUTED UPON EXERCISE OF WARRANT

     The undersigned  hereby  irrevocably  elects to exercise ________ Warrants, evidenced  by this  Warrant  Certificate,  to purchase  _________  shares of the
[title] Preferred Stock (the "Warrant  Securities") of Neurogen  Corporation and
represents that he has tendered payment for such Warrant Securities by bank wire transfer in immediately available funds to the order of Neurogen Corporation, in care of [insert name and address of Warrant Agent],  in the amount of $______ in accordance with the terms hereof.  The undersigned  requests that said number of shares of Warrant  Securities be registered in such names and delivered,  all as specified in accordance with the instructions set forth below.

     If the  number  of  Warrants  exercised  is less  than all of the  Warrants evidenced  hereby,  the  undersigned  requests  that a new  Warrant  Certificate representing the remaining  Warrants evidenced hereby be issued and delivered to the undersigned  unless otherwise  specified in the instructions below or unless sufficient time does not exist before the remaining Warrants become void.

Dated:

___________________________________          Name_______________________________
                                                         (Please Print)
___________________________________       Address_______________________________
(Insert Social Security or Other
Identifying Number of Holder)                    _______________________________

                                        Signature_______________________________

The Warrants evidenced hereby may be exercised at the following addresses:

By hand at        ______________________________________________________________
                  ==============================================================
By mail at        ______________________________________________________________
                  ==============================================================

                             [IF REGISTERED WARRANT]

                                   ASSIGNMENT

              (FORM OF ASSIGNMENT TO BE EXECUTED IF HOLDER DESIRES
                     TO TRANSFER WARRANTS EVIDENCED HEREBY)

      FOR VALUE RECEIVED __________ hereby sells assigns and transfers unto

                                               Please insert social security
                                               or other identifying number.

                                               ---------------------------------

---------------------------------              ---------------------------------
  (Please print name and address
     including zip code)

--------------------------------------------------------------------------

The  Warrants  represented  by the within  Warrant  Certificate  and does hereby irrevocably  constitute  and  appoint  _________________________,  Attorney,  to transfer  said Warrant  Certificate  on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

                                          --------------------------------------
                                                        Signature

                    (Signature  must  conform in all respects to the name of the holder as specified on the face of this Warrant  Certificate and must bear a signature guarantee by a bank, trust company or member  broker of the New York,  Chicago or Pacific Stock
                    Exchange.)

Signature Guaranteed:

---------------------------------

                                                                     EXHIBIT 4.5

                              NEUROGEN CORPORATION

                                       and

                            ------------------------,
                                  Warrant Agent

                                  ------------

                       WARRANT AGREEMENT [DEBT SECURITIES]

                          Dated as of ___________, 20_

     WARRANT   AGREEMENT  dated  as  of  _________,   200_,   between   NEUROGEN
CORPORATION,  a Delaware  corporation  (the  "Company",  which term includes any
successor   corporation  under  the  Indenture  hereinafter  referred  to),  and
_____________,  as warrant agent (the "Warrant  Agent",  which term includes any successor warrant agent hereunder).

     WHEREAS  the  Company  has   entered   into  an   Indenture   dated  as  of
_______________,  200_ (the  "Indenture"),  with  ________________,  a  ________
corporation,  as Trustee  (the  "Trustee",  which term  includes  any  successor trustee under the Indenture),  providing for the issuance [from time to time] of the Company's [[title of debt Securities]] [debt securities, to be issued in one or more series as provided in the Indenture] (the "Debt Securities");

     [WHEREAS the Company  proposes to sell [title of Securities  being offered]
(the "Offered Securities") with] [WHEREAS the Company proposes to issue] Warrant certificates  evidencing  one or more warrants (the  "Warrants";  individually a
"Warrant")  representing  the right to  purchase  up to an  aggregate  principal amount of  $_____________  of Debt Securities,  which are to be issued under the
Indenture  (the  "Warrant  Securities"),  such  warrant  certificates  and other warrant certificates issued pursuant to this Agreement being called the "Warrant
Certificates"; and

     WHEREAS the  Company  desires  that the Warrant  Agent act on behalf of the
Company in connection with the issuance,  exchange,  exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things,  the form and provisions of the Warrant  Certificates  and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

     NOW  THEREFORE,  in  consideration  of  the  premises  and  of  the  mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                 ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY
                             OF WARRANT CERTIFICATES

     SECTION 1.01. ISSUANCE OF WARRANTS.  [Warrants shall be initially issued in connection with the issuance of the Offered Securities] [but shall be separately transferable on and after ___________,  200_ (the "Detachable Date")] [and shall not be separately  transferable]  [and each] [Each]  Warrant  Certificate  shall evidence one or more Warrants.  Each Warrant evidenced by a Warrant  Certificate shall  represent  the right,  subject  to the  provisions  contained  herein and therein,  to purchase up to $____________  aggregate principal amount of Warrant
Securities.

     SECTION  1.02.  EXECUTION  AND  DELIVERY OF WARRANT  CERTIFICATES.  Warrant
Certificates,  whenever issued,  shall be in [bearer] [or] [registered] form [or both] substantially in the form set forth in Annex A hereto,  shall be dated and may have such letters,  numbers or other marks of  identification or designation and such legends or endorsements  printed,  lithographed or engraved  thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive  evidence of such approval) and as are not  inconsistent  with the provisions  of this  Agreement,  or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to common usage. The Warrant  Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive  Officer,  its President,  its
Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents
(whether or not  designated  by a number or word or words added  before or after the title Vice  President),  its Treasurer or an Assistant  Treasurer  under its
corporate   seal  and  attested  by  its  Secretary  or  one  of  its  Assistant
Secretaries.  Such  signatures  may be manual or  facsimile  signatures  of such authorized officers and may be imprinted or otherwise  reproduced on the Warrant
Certificates.  The seal of the Company may be in the form of a facsimile thereof and may be impressed,  affixed, imprinted or otherwise reproduced on the Warrant
Certificates.

     No  Warrant  Certificate  shall be valid for any  purpose,  and no  Warrant evidenced thereby shall be exercisable, until such Warrant evidenced thereby has been  countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate  executed by the Company shall be conclusive  evidence that the Warrant  Certificate so countersigned  has been duly issued hereunder.

     In case any officer of the Company who shall have signed any of the Warrant
Certificates  shall cease to be such officer before the Warrant  Certificates so signed shall have been  countersigned  and delivered by the Warrant Agent,  such
Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such  Warrant  Certificates  ceased to be such  officer of the
Company;  and any Warrant  Certificate may be signed on behalf of the Company by such  persons  as,  at  the  actual  date  of  the  execution  of  such  Warrant
Certificate,  shall be the proper officers of the Company,  although at the date of the execution of this Agreement any such person was not such officer.

     [IF BEARER WARRANTS--The term "holder" or "holder of a Warrant  Certificate"
as used herein shall mean [IF OFFERED  SECURITIES  WITH  WARRANTS  WHICH ARE NOT
IMMEDIATELY DETACHABLE--prior to the Detachable Date, the registered owner of the
Offered  Security to which such Warrant  Certificate was initially  attached (or the  bearer  if the  Offered  Securities  are in bearer  form)  and  after  such
Detachable Date] the bearer of such Warrant Certificate.]

     [IF  REGISTERED   WARRANTS--The  term  "holder"  or  "holder  of  a  Warrant
Certificate"  as used herein shall mean any person in whose name at the time any
Warrant  Certificate  shall be registered upon the books to be maintained by the
Warrant Agent for that purpose [IF OFFERED  SECURITIES  WITH WARRANTS  WHICH ARE
NOT IMMEDIATELY  DETACHABLE--or,  prior to the Detachable Date, upon the register of the Offered Securities]. The Company will, or will cause the registrar of the
Offered  Securities  to, make  available at all times to the Warrant  Agent such information  as to holders of the  Offered  Securities  with  Warrants as may be necessary to keep the Warrant Agent's records up-to-date.]

     SECTION  1.03.  ISSUANCE  OF  WARRANT  CERTIFICATES.  Warrant  Certificates
evidencing the right to purchase up to $____________ principal amount of Warrant
Securities  (except  as  provided  in  Section  2.03(c),  3.02 and  4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time  thereafter.  The Warrant Agent shall,  upon receipt of Warrant  Certificates duly executed on behalf of the Company and upon order of the  Company,  countersign  Warrant  Certificates  evidencing  Warrants representing the right to purchase up to $_______ aggregate  principal amount of
Warrant  Securities and shall deliver such Warrant  Certificates  to or upon the order of the  Company.  Subsequent  to such  original  issuance  of the  Warrant
Certificates,  the Warrant Agent shall countersign a Warrant Certificate only if the Warrant  Certificate is issued in exchange or  substitution  for one or more previously  countersigned  Warrant  Certificates  [IF REGISTERED  WARRANTS--or in
connection  with their  transfer]  as  hereinafter  provided,  or as provided in
Section 2.03(c).

                                   ARTICLE II.

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

     SECTION  2.01.  WARRANT  PRICE.   During  the  period  from  and  including
___________, 200_, to and including __________, 200_, the exercise price of each
Warrant  will be [ ___%  of the  principal  amount  of the  Warrant  Securities]
[$_____ plus [accrued  amortization  of the original  issue  discount]  [accrued interest] from the most recently  preceding  ________].  [During the period from
___________,  200_, to and including  ___________,  200_,  the exercise price of each Warrant will be [ ___% of the principal  amount of the Warrant  Securities]
[$_____ plus [accrued  amortization  of the original  issue  discount]  [accrued interest]  from the most recently  preceding  ___________].]  [In each case, the original issue discount will be amortized at a ___% annual rate,  computed on an annual basis using a 360-day year  consisting  of twelve  30-day  months.]  Such purchase  price of Warrant  Securities  is referred to in this  Agreement as the
"Warrant Price". [The original issue discount for each $____ principal amount of
Warrant Securities is $_________.]

     SECTION 2.02. DURATION OF WARRANTS.  Each Warrant may be exercised in whole at any time, as specified  herein,  on or after [the date thereof]  ___________,
200_ and at or before 5:00 p.m. New York City time on ___________,  200_ or such later date as may be  selected by the  Company,  in a written  statement  to the
Warrant  Agent  and  with  notice  to the  holders  of  Warrants  (such  date of expiration being called the "Expiration Date"). Each Warrant not exercised at or before 5:00 p.m. New York City time on the Expiration Date shall become void and all rights of the holder of the  Warrant  Certificate  evidencing  such  Warrant under this Agreement shall cease.

     SECTION  2.03.  EXERCISE OF  WARRANTS.  (a) During the period  specified in
Section  2.02,  any whole  number of Warrants  may be  exercised  [,  subject to
Section  2.03(c),] by delivery to the Warrant  Agent of the Warrant  Certificate evidencing  such  Warrant,  with  the  form  of  election  to  purchase  Warrant
Securities  set forth on the reverse  side of the Warrant  Certificate  properly completed  and duly  executed,  and by  paying in full [in  lawful  money of the
United States of America] [in the foreign currency or currency unit in which the
Warrant  Securities  are  denominated]  by bank  wire  transfer  in  immediately available  funds the Warrant  Price for each Warrant  exercised to the principal corporate trust office of the Warrant Agent [or at ________].  The date on which the duly completed and executed  Warrant  Certificate and payment in full of the
Warrant Price is received by the Warrant Agent shall be deemed to be the date on which the  Warrant is  exercised.  The  Warrant  Agent  shall  deposit all funds received  by it in payment  of the  Warrant  Price in an account of the  Company maintained  with it and shall advise the Company by telephone at the end of each day on which a wire  transfer  for the  exercise  of Warrants is received of the amount so deposited to its account.  The Warrant  Agent shall  promptly  confirm such telephone advice to the Company in writing.

     (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of (i) the number of Warrants exercised, (ii)
the  instructions  of each holder of the Warrant  Certificates  evidencing  such
Warrants with respect to delivery of the Warrant Securities to which such holder
is  entitled  upon  such  exercise,   (iii)  delivery  of  Warrant  Certificates
evidencing the balance,  if any, of the Warrants  remaining  after such exercise and (iv) such other  information as the Company or the Trustee shall  reasonably require.

     (c) As soon as practicable  after the exercise of any Warrant,  the Company shall issue,  pursuant to the Indenture,  in authorized  denomination to or upon the order of the holder of the Warrant Certificate  evidencing such Warrant, the
Warrant Securities to which such holder is entitled,  [in fully registered form, registered  in such name or names] [in bearer  form,] as may be directed by such holder [; provided,  however,  that the Company shall deliver Warrant Securities in bearer form only outside the United States of America  (including  the states and District of Columbia) and its possessions  (including  Puerto Rico, the U.S.
Virgin Islands, Guam, American Samoa, Wake Island, and Northern Mariana Islands)
and only upon  delivery  from the person  entitled to physical  delivery of such
Warrant  Securities of an executed  certification  substantially  in the form of
Annex B hereto].  If fewer than all of the  Warrants  evidenced  by such Warrant
Certificate are exercised, the Company shall execute (attested and under seal as aforesaid),  and an  authorized  officer of the  Warrant  Agent  shall  manually countersign and deliver, a new Warrant Certificate evidencing the number of such
Warrants remaining unexercised, unless sufficient time does not exist before the
Expiration  Date to exercise such Warrants in accordance  with the provisions of this Agreement.

     (d) The  Company  shall  not be  required  to pay any stamp or other tax or other  governmental  charge  required to be paid in connection with any transfer involved in the issuance of the Warrant  Securities and the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it shall have been  established to the  satisfaction  of the Company that no such tax or other charge is due.

                                  ARTICLE III.

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                             OF WARRANT CERTIFICATES

     SECTION  3.01.  NO RIGHTS AS A HOLDER OF WARRANT  SECURITIES  CONFERRED  BY
WARRANTS OR WARRANT  CERTIFICATES.  No Warrant  Certificate or Warrant evidenced thereby  shall  entitle  the holder  thereof to any of the rights of a holder of
Warrant  Securities,  including  without  limitation  the right to  receive  the payment of  principal  of or premium,  if any, or  interest,  if any, on Warrant
Securities  or to enforce any of the  covenants in the  Indenture  except to the extent that in connection with any modification of the Indenture pursuant to the provisions  of Section ___ thereof a holder of any  unexpired  Warrant  shall be deemed to be the holder of the principal amount of Warrant  Securities  issuable upon exercise of such Warrant.

     SECTION  3.02.  LOST,  STOLEN,  MUTILATED OR DESTROYED  CERTIFICATES.  Upon
receipt by the Warrant Agent of evidence  reasonably  satisfactory  to it of the ownership  of and the loss,  theft,  destruction  or  mutilation  of any Warrant
Certificate and of indemnity reasonably  satisfactory to it and the Company and, in the case of  mutilation,  upon  surrender  thereof to the  Warrant  Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such  Warrant  Certificate  has been  acquired by a bona fide  purchaser or holder in due course,  the Company  may (or, in the case of  mutilation,  shall)
execute,  and in such event an  authorized  officer of the  Warrant  Agent shall manually  countersign  and  deliver,  in  exchange  for or in lieu of the  lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and  evidencing a like number of  Warrants.  Upon the issuance of any new  Warrant  Certificate  under this  Section,  the Company may require the payment of a sum sufficient to cover any tax or other  governmental  charge that may be imposed in relation  thereto and any other  expenses  (including the fees and expenses of the Warrant  Agent) in connection  therewith.  Every  substitute
Warrant  Certificate  executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant  Certificate shall represent an additional contractual  obligation  of the  Company,  whether  or not the  lost,  stolen or destroyed Warrant  Certificate  shall be at any time enforceable by anyone,  and shall be entitled to the benefits of this Agreement equally and  proportionately with  any and  all  other  Warrant  Certificates  duly  executed  and  delivered hereunder.  The  provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights or remedies  notwithstanding any law or statute  existing or hereinafter  enacted to the contrary with respect to the replacement  or payment of negotiable  instruments or other  securities  without their surrender.

     SECTION  3.03.   HOLDER  OF  WARRANT   CERTIFICATE   MAY  ENFORCE   RIGHTS.
Notwithstanding any of the provisions of this Agreement, any holder of a Warrant
Certificate,  without the consent of the Warrant Agent, the Trustee,  the holder of any Warrant Securities or the holder of any other Warrant  Certificate,  may, in his own  behalf  and for his own  benefit,  enforce,  and may  institute  and maintain any suit, action or proceeding  against the Company suitable to enforce or otherwise in respect of, his right to exercise the Warrants  evidenced by his
Warrant  Certificate in the manner  provided in his Warrant  Certificate  and in this Agreement.

     [IF WARRANT SECURITIES ARE EXCHANGEABLE OR CONVERTIBLE--

     SECTION  3.04.  CONVERSION  OR  EXCHANGE.  The  Company  shall at all times reserve and keep available,  free from preemptive  rights, out of its authorized
[title of security],  the full number of shares of such [title of security] then issuable upon exchange or conversion of all Warrant Securities.]

                                   ARTICLE IV.

                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

     SECTION 4.01.  EXCHANGE AND TRANSFER OF WARRANT  CERTIFICATES.  [IF OFFERED
SECURITIES  WITH WARRANTS WHICH ARE  IMMEDIATELY  DETACHABLE OR WARRANTS  ISSUED
INDEPENDENT OF ANY OFFERED SECURITIES--Upon] [IF OFFERED SECURITIES WITH WARRANTS
WHICH ARE NOT  IMMEDIATELY  DETACHABLE--Prior  to the  Detachable  Date a Warrant
Certificate  may be  exchanged or  transferred  only  together  with the Offered
Securities to which the Warrant Certificate was initially attached, and only for the purpose of  effecting,  or in  conjunction  with, an exchange or transfer of such  Offered  Security.  Prior to the  Detachable  Date,  each  transfer of the
Offered  Security  [on the  register  maintained  with  respect  to the  Offered
Securities]  shall  operate also to transfer the related  Warrant  Certificates.
After the Detachable  Date,  upon]  surrender at the principal  corporate  trust office of the Warrant Agent [or  __________],  Warrant  Certificates  evidencing
Warrants  may be  exchanged  for  Warrant  Certificates  in other  denominations evidencing  such  Warrants  [IF  REGISTERED  WARRANTS--or  the  transfer  may  be registered in whole or in part];  provided that such other Warrant  Certificates evidence a like number of Warrants as the Warrant  Certificates  so surrendered.
[IF  REGISTERED AND BEARER  WARRANTS  (SUBJECT TO ANY  LIMITATIONS  IMPOSED WITH
RESPECT TO SUCH  EXCHANGES)--After the Detachable Date, upon] [Upon] surrender at the  principal  corporate  trust  office of the Warrant  Agent [or  __________],
Warrant Certificates in bearer form may be exchanged for Warrant Certificates in
registered   form   evidencing  a  like  number  of  Warrants.]  [IF  REGISTERED
WARRANTS--The  Warrant Agent shall keep, at its corporate trust office,  books in which,  subject to such  reasonable  regulations as it may  prescribe,  it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant
Certificates upon surrender of the Warrant  Certificates to the Warrant Agent at
its  principal   corporate  trust  office  [or  ___________]  for  exchange  [or registration  of transfer],  properly  endorsed or  accompanied  by  appropriate instruments of registration of transfer and written  instructions  for transfer, all in form  satisfactory to the Company and the Warrant Agent.] The Company may
require  payment  of a service  charge  for any  exchange  [or  registration  of transfer] of Warrant  Certificates,  and may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange [or registration of transfer]. Whenever any
Warrant  Certificates  are so  surrendered  for  exchange  [or  registration  of transfer] an authorized officer of the Warrant Agent shall manually  countersign and deliver to the person or persons entitled  thereto a Warrant  Certificate or
Warrant  Certificates  duly  authorized  and  executed  by  the  Company,  as so requested.  The Warrant  Agent shall not be required to effect any  exchange [or registration  of  transfer]  which  will  result  in the  issuance  of a Warrant
Certificate  evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.  All Warrant  Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the  Company,  evidencing  the same  obligations,  and  entitled  to the same benefits under this Agreement, as the Warrant Certificates  surrendered for such exchange [or registration of transfer].

     SECTION  4.02.  TREATMENT OF HOLDERS OF WARRANT  CERTIFICATES.  [IF OFFERED
SECURITIES WITH BEARER WARRANTS WHICH ARE NOT IMMEDIATELY  DETACHABLE--Subject to
Section  4.01,  each] [IF  OFFERED  SECURITIES  WITH BEARER  WARRANTS  WHICH ARE
IMMEDIATELY   DETACHABLE  OR  WARRANTS   ISSUED   INDEPENDENT   OF  ANY  OFFERED
SECURITIES--Each] Warrant Certificate shall be transferable by delivery and shall be deemed  negotiable and the bearer of each Warrant  Certificate may be treated by the Company, the Warrant Agent and all other persons dealing with such bearer as the  absolute  owner  thereof for any  purpose and as the person  entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.  [IF REGISTERED WARRANTS--Every holder of a Warrant
Certificate,  by accepting the same,  consents and agrees with the Company,  the
Warrant Agent and with every subsequent holder of such Warrant  Certificate that until the transfer of the Warrant  Certificate is registered on the books of the
Warrant Agent [or the register of the Offered Securities prior to the Detachable
Date],  the  Company  and the  Warrant  Agent [or the  registrar  of the Offered
Securities prior to the Detachable Date] may treat such registered holder as the absolute  owner  thereof for any purpose and as the person  entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to contrary notwithstanding.]

     SECTION 4.03. CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate
surrendered  for  exchange  [,  registration  of  transfer]  or  exercise of the
Warrants evidenced thereby, if surrendered to the Company, shall be delivered to the Warrant Agent and all Warrant  Certificates  surrendered  or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and,  except as expressly  permitted by this  Agreement,  no Warrant
Certificate  shall be issued  hereunder  in  exchange  or in lieu  thereof.  The
Warrant  Agent  shall  deliver  to the  Company  from time to time or  otherwise dispose  of  cancelled  Warrant  Certificates  in a manner  satisfactory  to the
Company.

                                   ARTICLE V.

                          CONCERNING THE WARRANT AGENT

     SECTION 5.01.  WARRANT AGENT. The Company hereby appoints the Warrant Agent as warrant  agent of the  Company in respect  of the  Warrants  and the  Warrant
Certificates  upon the terms and subject to the conditions  herein set forth and the Warrant Agent hereby accepts such appointment.  The Warrant Agent shall have the  powers  and  authority  granted  to and  conferred  upon it in the  Warrant
Certificates  and hereby and such further  powers and authority to act on behalf of the  Company  as the  Company  may  hereafter  grant to or confer  upon it in writing.  All of the  terms and  provisions  with  respect  to such  powers  and authority  contained in the Warrant  Certificates are subject to and governed by the terms and provisions hereof.

     SECTION 5.02. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS.  The Warrant Agent
accepts its obligations  herein set forth upon the terms and conditions  hereof, including the following,  to all of which the Company agrees and to all of which the  rights  hereunder  of  the  holders  from  time  to  time  of  the  Warrant
Certificates shall be subject:

     (a)  COMPENSATION AND  INDEMNIFICATION.  The Company agrees promptly to pay the Warrant Agent the  compensation to be agreed upon with the Company for all services  rendered by the Warrant  Agent and to reimburse  the
          Warrant Agent for reasonable out-of-pocket expenses (including counsel fees)  incurred by the Warrant Agent in  connection  with the services rendered  hereunder by the Warrant  Agent.  The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against,  any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant  Agent,  arising out of or in connection  with its  acting  as  Warrant  Agent  hereunder,  as well as the  costs and expenses of defending against any claim of such liability.

     (b)  AGENT  FOR  THE  COMPANY.  In  acting  under  this  Agreement  and  in connection with the Warrant Certificates,  the Warrant Agent is acting solely  as agent of the  Company  and does not  assume  any  fiduciary obligation or  relationship  of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

     (c)  DOCUMENTS.  The Warrant  Agent shall be  protected  and shall incur no liability for or in respect of any action  taken,  suffered or omitted by it in reliance  upon any Warrant  Certificate,  notice,  direction, consent, certificate,  affidavit, statement or other paper or document reasonably  believed by it to be genuine and to have been presented or signed by the proper parties.

     (d)  CERTAIN TRANSACTIONS.  The Warrant Agent, and its officers,  directors and  employees,  may become the owner of, or acquire any  interest in,
          Warrants and/or Warrant Securities and/or Offered Securities, with the same  rights  that it or they  would  have if it were not the  Warrant
          Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the  Company and may act on, or as  depositary,  trustee or agent for, any committee or body of holders of Warrant  Securities,  Offered
          Securities or other obligations of the Company as freely as if it were not the Warrant Agent  hereunder.  Nothing in this Agreement  shall be deemed to prevent the Warrant  Agent from acting as Trustee  under the
          Indenture or as trustee under any other indenture with the Company.

     (e)  NO LIABILITY FOR INVALIDITY. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant
          Certificates.

     (f)  NO LIABILITY  FOR INTEREST.  The Warrant  Agent shall  transfer to the
          Company  interest on any monies at any time received by it pursuant to
          any  of  the   provisions   of  this   Agreement  or  of  the  Warrant
          Certificates.

     (g)  NO RESPONSIBILITY FOR REPRESENTATIONS.  The Warrant Agent shall not be responsible  for any of the recitals or  representations  herein or in
          the  Warrant   Certificates   (except  as  to  the   Warrant   Agent's
          countersignature  thereon),  all  of  which  are  made  solely  by the
          Company.

     (h)  NO IMPLIED  OBLIGATIONS.  The  Warrant  Agent  shall be  obligated  to perform only such duties as are herein and in the Warrant Certificates specifically  set forth and no implied duties or obligations  shall be read into this  Agreement  or the  Warrant  Certificates  against  the
          Warrant Agent.  The Warrant Agent shall not be under any obligation to take any action  hereunder  which  might  involve it in any expense or liability,  the payment of which within a  reasonable  time is not, in its reasonable opinion,  assured to it. The Warrant Agent shall not be accountable  or under  any duty or  responsibility  for the use by the
          Company of any of the Warrant Certificates countersigned and delivered by it to the Company pursuant to this Agreement or for the application by the  Company  of the  proceeds  of the  Warrant  Certificates.  The
          Warrant  Agent  shall  have no duty or  responsibility  in case of any default  by  the  Company  in the  performance  of  its  covenants  or agreements  contained herein or in the Warrant  Certificates or in the case of the receipt of any  written  demand from a holder of a Warrant
          Certificate with respect to such default, including,  without limiting the  generality  of the  foregoing,  any  duty  or  responsibility  to initiate or attempt to initiate any  proceedings  at law or otherwise, or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

     SECTION 5.03.  RESIGNATION  AND  APPOINTMENT OF SUCCESSOR.  (a) The Company
agrees,  for the  benefit  of the  holders  from  time  to  time of the  Warrant
Certificates,  that there shall at all times be a Warrant Agent  hereunder until all the Warrant Certificates are no longer exercisable.

     (b)  The  Warrant  Agent  may at any time  resign  as such  agent by giving written  notice  to  the  Company  of  such  intention  on  its  part, specifying  the date on which it  desires  its  resignation  to become effective; provided that such date shall not be less than three months after  the date on which  such  notice  is given  unless  the  Company otherwise  agrees.  The Warrant Agent  hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and  specifying  such  removal and the date upon which such removal shall become effective. Such resignation or removal shall take effect upon the appointment by the Company,  as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust
          company   authorized  under  the  laws  of  the  jurisdiction  of  its organization to exercise corporate trust powers) and the acceptance of such  appointment by such successor  Warrant Agent. The obligations of the Company  under Section  5.02(a)  shall  continue to the extent set forth  therein  notwithstanding  the  resignation  or  removal  of the
          Warrant Agent.

     (c)  In case at any  time  the  Warrant  Agent  shall  resign,  or shall be removed,  or shall become incapable of acting,  or shall be adjudged a bankrupt or insolvent,  or shall file a petition  seeking relief under the Federal  Bankruptcy Code, as now constituted or hereafter amended, or under any  other  applicable  Federal  or state  bankruptcy  law or similar law or make an assignment  for the benefit of its creditors or consent to the  appointment  of a receiver or  custodian of all or any substantial  part of its  property,  or  shall  admit in  writing  its inability to pay or meet its debts as they mature, or if a receiver or custodian  of it or of all or any  substantial  part  of its  property shall be  appointed,  or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable
          Federal or state  bankruptcy or similar law, or if any public  officer shall have taken  charge or  control  of the  Warrant  Agent or of its property or affairs,  for the purpose of rehabilitation,  conservation or  liquidation,  a successor  Warrant Agent,  qualified as aforesaid, shall be appointed by the Company by an instrument  in writing,  filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor  Warrant Agent and  acceptance  by the  successor  Warrant
          Agent of such appointment, the Warrant Agent shall cease to be Warrant
          Agent hereunder.

     (d)  Any  successor  Warrant  Agent  appointed   hereunder  shall  execute,
          acknowledge  and  deliver  to  its  predecessor  and  the  Company  an instrument  accepting such appointment  hereunder,  and thereupon such successor Warrant Agent,  without any further act, deed or conveyance, shall become vested with all the authority,  rights,  powers,  trusts, immunities,  duties  and  obligations  of such  predecessor  with like effect as if  originally  named as Warrant Agent  hereunder,  and such predecessor,  upon payment of its charges and to transfer, deliver and pay over,  and such  successor  Warrant  Agent  shall be  entitled  to receive, all monies,  securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e)  Any  corporation  into which the Warrant Agent hereunder may be merged or converted or any  corporation  with which the Warrant  Agent may be consolidated, or any corporation resulting from any merger, conversion or  consolidation  to which the Warrant Agent shall be a party, or any corporation  to  which  the  Warrant  Agent  shall  sell or  otherwise transfer  all or  substantially  all the  assets and  business  of the
          Warrant Agent, provided that it shall be qualified as aforesaid, shall be the  successor  Warrant  Agent  under this  Agreement  without  the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     SECTION  6.01.  AMENDMENT.  This  Agreement  may be amended by the  parties hereto,  without the consent of the holder of any Warrant  Certificate,  for the purpose of curing any ambiguity,  or of curing,  correcting or supplementing any defective  provision  contained  herein,  or making  any other  provisions  with respect to matters or questions  arising under this Agreement as the Company and the Warrant  Agent may deem  necessary or  desirable;  provided that such action shall  not  adversely  affect  the  interests  of the  holders  of  the  Warrant
Certificates.

     SECTION 6.02.  NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the
Warrant Agent shall receive any notice or demand addressed to the Company by the holder  of a Warrant  Certificate  pursuant  to the  provisions  of the  Warrant
Certificates,  the Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 6.03. ADDRESSES. Any communications from the Company to the Warrant
Agent with respect to this Agreement  shall be addressed to the Warrant Agent at
its    principal    corporate    trust    office   at    ______________________,
_________________________,    Attention:   _______________________,    and   any
communication  from  the  Warrant  Agent to the  Company  with  respect  to this
Agreement shall be addressed to Neurogen  Corporation,  35 Northeast  Industrial
Road, Branford, Connecticut 06405 Attention:  ____________ or such other address as shall be specified in writing by the Warrant Agent or the Company.

     SECTION  6.04.  NOTICES TO HOLDERS  OF  WARRANTS.  Any notice to holders of
Warrants  which by any  provisions of this Agreement is required or permitted to be given shall be given [IF  REGISTERED  WARRANTS--by  first class mail,  postage prepaid,  at such holder's  address as appears on the books of the Warrant Agent
[or on the register of the Offered Securities prior to the Detachable Date]] [IF
BEARER WARRANTS--by publication at least once in a daily morning newspaper in New
York City [, in London] [and in ________].

     SECTION 6.05. APPLICABLE LAW. The validity,  interpretation and performance of this  Agreement  and each Warrant  Certificate  issued  hereunder  and of the respective  terms and provisions  thereof shall be governed by, and construed in accordance with, the substantive laws of the State of New York without regard to any conflict of laws provisions.

     SECTION  6.06.  DELIVERY OF  PROSPECTUS.  The Company  will  furnish to the
Warrant Agent sufficient copies of a prospectus with an accompanying  prospectus supplement relating to the Warrant Securities, and the Warrant Agent agrees that upon the exercise of any Warrant,  the Warrant  Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a copy of such prospectus and prospectus supplement.

     SECTION 6.07.  OBTAINING OF GOVERNMENTAL  APPROVALS.  The Company will from time to time take all action which may be necessary to obtain and keep effective any and all  permits,  consents  and  approvals  of  governmental  agencies  and authorities  and  securities  acts filings under United States Federal and state
laws  and  any  applicable  laws  of  other  jurisdictions   (including  without
limitation  a  registration  statement  in respect of the  Warrants  and Warrant
Securities  under the Securities Act of 1933) which may be or become required in connection  with the  issuance,  sale,  transfer  and  delivery  of the  Warrant
Certificates,  the exercise of the Warrants,  the issuance,  sale,  transfer and delivery of the Warrant  Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

     SECTION 6.08.  PERSONS  HAVING RIGHTS UNDER WARRANT  AGREEMENT.  Nothing in
this  Agreement  shall give to any person  other than the  Company,  the Warrant
Agent and the holders of the  Warrant  Certificates  any right,  remedy or claim under or by reason of this Agreement.

     SECTION 6.09. HEADINGS. The descriptive headings of the several Articles or
Sections of this  Agreement  are  inserted  for  convenience  only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 6.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts,  each of which as so executed  shall be deemed to be an  original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 6.11.  INSPECTION OF AGREEMENT.  A copy of this Agreement  shall be available at all reasonable times at the principal corporate trust office of the
Warrant  Agent and the  Company  for  inspection  by the  holder of any  Warrant
Certificate.  The Warrant Agent or the Company may require such holder to submit his Warrant Certificate for inspection by it.

     SECTION 6.12.  PAYMENT OF STAMP AND OTHER DUTIES.  The Company will pay all stamp and other duties, if any, to which, under the laws of the United States of
America, the original issuance of the Warrant Certificates may be subject.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by one of their  respective  authorized  officers  as of the day and year first above written.

                                             NEUROGEN CORPORATION

                                             By ________________________________
                                                Name:
                                                Title:

                                             [NAME OF WARRANT AGENT]

                                             By ________________________________
                                                Name:
                                                Title:

                                     ANNEX A
                              to Warrant Agreement

                          [FORM OF WARRANT CERTIFICATE]

                          [FACE OF WARRANT CERTIFICATE]

[FORM  OF  LEGEND  IF  SECURITIES   WITH  WARRANTS  WHICH  ARE  NOT  IMMEDIATELY
DETACHABLE:  PRIOR TO  ___________,  200_  THIS  WARRANT  CERTIFICATE  CANNOT BE
TRANSFERRED OR EXCHANGED UNLESS ATTACHED TO A [TITLE OF OFFERED SECURITIES].]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

                              WARRANTS TO PURCHASE
                                [DEBT SECURITIES]

                                    Issued by

                              NEUROGEN CORPORATION

VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON ___________, 200_

[No.]___________________________________________________________ Warrants

     This certifies that [the bearer is the]  [__________ or registered  assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer] [registered owner] to purchase,  at any time [after 5:00
p.m.  New York City time on  ___________,  200_ and] at or before 5:00 p.m.  New
York City time on  ___________,  200_ (or such later date as may be  selected by
Neurogen Corporation,  a Delaware corporation (the "Company") with notice to the holder hereof as provided in the Warrant  Agreement (as  hereinafter  defined)),
$____  principal   amount  of  [Title  of  Warrant   Securities]  (the  "Warrant
Securities")  of the Company,  to be issued under the Indenture (as  hereinafter defined),  on  the  following  basis:  during  the  period  from  and  including
___________,  200_,  the  exercise  price of each  Warrant will be [ ___% of the principal amount of the Warrant Securities] [$______ plus [accrued  amortization of the  original  issue  discount]  [accrued  interest]  from the most  recently preceding  __________] [; and during the period from  ___________,  200_, to and including ___________,  200_, the exercise price of each Warrant will be [__% of
the  principal  amount  of  the  Warrant   Securities]   [$_____  plus  [accrued
amortization  of the original issue discount]  [accrued  interest] from the most recently preceding __________] [; provided that in each case, the original issue discount  will be amortized at a ___% annual rate,  computed on an annual basis, using a 360-day year consisting of twelve 30-day months)] (the "Warrant Price").
[The  original  issue  discount for each  $[1,000]  principal  amount of Warrant
Securities  is  $__________.]  The holder may exercise  the  Warrants  evidenced hereby by delivery to the Warrant Agent (as hereinafter defined) of this Warrant
Certificate,  with  the form of  election  to  purchase  on the  reverse  hereof properly  completed  and duly executed and by paying in full [in lawful money of the United States of America] [in the foreign currency or currency unit in which the Warrant  Securities  are  denominated]  by bank wire transfer in immediately available  funds the Warrant  Price for each  Warrant  exercised  to the warrant agent,  such  delivery and payment to be made at the principal  corporate  trust office of [name of  Warrant  Agent]  or its  successor  as  warrant  agent  (the
"Warrant  Agent")  [,or  ________],  currently  at the address  specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and the Warrant Agreement.

     Any whole number of Warrants  evidenced by this Warrant  Certificate may be exercised to purchase Warrant Securities [in registered form in denominations of
$_____ and any integral  multiples  thereof] [in bearer form in the denomination of  $_____]  [or both].  Upon any  exercise  of fewer  than all of the  Warrants evidenced  by this  Warrant  Certificate,  there  shall be issued to the  holder hereof a new Warrant  Certificate  evidencing  the number of Warrants  remaining unexercised,  unless sufficient time does not exist to exercise such Warrants in accordance  with the  provisions  of the Warrant  Agreement  before the Warrants become void.

     This Warrant Certificate is issued under and in accordance with the Warrant
Agreement dated as of ___________,  200_ (the "Warrant  Agreement")  between the
Company  and the  Warrant  Agent and is  subject  to the  terms  and  provisions contained in the Warrant  Agreement,  to all of which terms and  provisions  the holder of this Warrant Certificate consents by acceptance hereof.  Copies of the
Warrant  Agreement  are on file at the principal  corporate  trust office of the
Warrant Agent specified on the reverse hereof [and at ____________].

     The Warrant  Securities to be issued and delivered upon the exercise of the
Warrants  evidenced  by this  Warrant  Certificate  will be issued  under and in accordance with an Indenture dated as of  ___________,  200_ (the  "Indenture"), between the Company and ___________,  as Trustee (such Trustee and any successor to such Trustee being  hereinafter  referred to as the  "Trustee"),  and will be subject to the terms and provisions  contained in the  Indenture.  Copies of the
Indenture  and the form of the Warrant  Securities  are on file at the principal
corporate   trust   office   of  the   Trustee   in  New  York   City   [and  at
------------------].

     [IF OFFERED  SECURITIES  WITH  BEARER  WARRANTS  WHICH ARE NOT  IMMEDIATELY
DETACHABLE--Prior to ___________, 200_, this Warrant Certificate may be exchanged or  transferred  only  together  with the  [Title of  Offered  Securities]  (the
"Offered  Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting,  or in  conjunction  with, an exchange or transfer  of such  Offered  Securities.  After  such  date,  this]  [IF  OFFERED
SECURITIES  WITH BEARER  WARRANTS WHICH ARE  IMMEDIATELY  DETACHABLE OR WARRANTS
ISSUED INDEPENDENT OF ANY OFFERED  SECURITIES--This]  Warrant  Certificate may be
registered  when  this  Warrant  Certificate  is  surrendered  at the  principal corporate  trust office of the Warrant Agent [or  __________]  by the registered owner or his assigns,  in person or by his attorney duly  authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

     [IF  OFFERED   SECURITIES   WITH   WARRANTS   WHICH  ARE  NOT   IMMEDIATELY
DETACHABLE--Except as provided in the immediately preceding paragraph, after] [IF
OFFERED  SECURITIES WITH WARRANTS WHICH ARE  IMMEDIATELY  DETACHABLE OR WARRANTS
ISSUED  INDEPENDENT  OF ANY OFFERED  SECURITIES--After]  countersignature  by the
Warrant  Agent and prior to the  expiration  of this Warrant  Certificate,  this
Warrant  Certificate may be exchanged at the principal corporate trust office of the Warrant Agent [or _________] for Warrant Certificates, representing the same aggregate  number of Warrants,  [in registered form] [in bearer form] [in either registered or bearer form].

     This Warrant  Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant  Securities,  including without limitation the right to receive payments of principal, of premium, if any, or interest, if any, on the Warrant  Securities or to enforce any of the covenants of the  Indenture, except to the extent that in connection  with any  modification of the Indenture pursuant  to the  provisions  of Section  __  thereof a holder of any  unexpired
Warrant  shall be deemed to be the  holder of the  principal  amount of  Warrant
Securities issuable upon exercise of such Warrant.

     This Warrant  Certificate shall be governed by, and construed in accordance with the laws of the State of New York  without  regard to any  conflict of laws provisions.

     The Warrant  Certificate  shall not be valid or obligatory  for any purpose until countersigned by the Warrant Agent.

     Dated as of ___________, 200_.

                                             NEUROGEN CORPORATION

                                             By ________________________________
                                             Name:
                                             Title:

                                             [SEAL]

                                             Attest:

                                             -----------------------------------
                                             [Assistant] Secretary

                                             [NAME OF WARRANT AGENT],
                                               As Warrant Agent

                                              By _______________________________
                                              Name:
                                              Title:

                        (REVERSE OF WARRANT CERTIFICATE)

                      INSTRUCTIONS FOR EXERCISE OF WARRANT

     To exercise the Warrants evidenced hereby, the holder must pay by bank wire transfer in immediately  available  funds the Warrant Price in full for Warrants exercised to [insert name of Warrant  Agent],  at its principal  corporate trust office at [insert  address of Warrant  Agent],  Attention:  ______________,  [or
______________________________] which wire transfer must specify the name of the holder and the number of Warrants  exercised  by such holder.  In addition,  the holder must  complete the  information  required  below and present this Warrant
Certificate in person or by mail (registered mail is recommended) to the Warrant
Agent at the addresses set forth below. This Warrant Certificate,  completed and duly  executed,  must be received by the Warrant  Agent  together with such wire transfer.  [If the undersigned is requesting  delivery of Warrant  Securities in bearer form, the person entitled to physical delivery of such Warrant Securities will be required to deliver a certificate  (copies of which may be obtained from the Warrant Agent [or  _____________])  certifying that such Warrant  Securities are not being acquired by or on behalf of a U.S.  person or for resale to a U.S.
person  unless such U.S.  person is qualified  under United  States tax laws and regulations.]

                     TO BE EXECUTED UPON EXERCISE OF WARRANT

     The undersigned  hereby  irrevocably  elects to exercise ________ Warrants, evidenced by this Warrant  Certificate,  to purchase $______ principal amount of the  [Title of  Warrant  Securities]  (the  "Warrant  Securities")  of  Neurogen
Corporation  and  represents  that he has  tendered  payment  for  such  Warrant
Securities by bank wire transfer in immediately  available funds to the order of
Neurogen Corporation,  in care of [insert name and address of Warrant Agent], in the amount of $______  in  accordance  with the terms  hereof.  The  undersigned requests that said principal amount of Warrant  Securities be in [bearer form in
the  authorized   denominations]   [fully  registered  form  in  the  authorized
denominations,  registered  in such names and  delivered],  all as  specified in accordance  with the  instructions  set forth  below.  If the number of Warrants exercised is less than all of the Warrants  evidenced  hereby,  the  undersigned requests that a new Warrant  Certificate  representing  the  remaining  Warrants evidenced  hereby be issued and delivered to the  undersigned  unless  otherwise specified in the  instructions  below or unless  sufficient  time does not exist before the remaining Warrants become void.

Dated:

___________________________________          Name ______________________________
                                                         (Please Print)
___________________________________          Address____________________________
(Insert Social Security or Other
Identifying Number of Holder)                ___________________________________

                                             Signature__________________________

The Warrants evidenced hereby may be exercised at the following addresses:

By hand at        ______________________________________________________________
                  ==============================================================

By mail at        ______________________________________________________________
                  ==============================================================

                             [IF REGISTERED WARRANT]

                                   ASSIGNMENT

              (FORM OF ASSIGNMENT TO BE EXECUTED IF HOLDER DESIRES
                     TO TRANSFER WARRANTS EVIDENCED HEREBY)

      FOR VALUE RECEIVED __________ hereby sells assigns and transfers unto

                                               Please insert social security
                                               or other identifying number.

                                               ---------------------------------

----------------------------------             ---------------------------------
  (Please print name and address
     including zip code)

--------------------------------------------------------------------------------

The  Warrants  represented  by the within  Warrant  Certificate  and does hereby irrevocably  constitute  and  appoint  _________________________,  Attorney,  to transfer  said Warrant  Certificate  on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

                                          --------------------------------------
                                                         Signature

                                         (Signature must conform in all respects
                                         to the name of the holder as  specified
                                         on the face of this Warrant Certificate
                                         and must bear a signature guarantee by
                                         a bank, trust company or member  broker
                                         of the  New York,  Chicago  or  Pacific
                                         Stock Exchange.)

Signature Guaranteed:

----------------------------------

                                     ANNEX B
                              to Warrant Agreement

          FORM OF CERTIFICATE FOR DELIVERY OF BEARER WARRANT SECURITIES

                                [DEBT SECURITIES]

                                    Issued by

                              NEUROGEN CORPORATION

To:  NEUROGEN CORPORATION

     This  certificate  is  submitted  in  connection  with the  request  of the undersigned  that you  deliver  $_____  principal  amount of  [Title of  Warrant
Securities] (the "Warrant Securities") in bearer form upon exercise of Warrants.

     The  undersigned  hereby  certifies that as of the date hereof (the date of delivery to the undersigned of the Warrant  Securities),  the Warrant Securities
which  are to be  delivered  to the  undersigned  in  bearer  form are not being acquired  by or for the  account or benefit of a United  States  person,  or for offer to resell or for  resale to a United  States  person or any  person who is within  the  United  States  or,  if any  beneficial  interest  in  the  Warrant
Securities  is being  acquired by a United  States  person,  such United  States person (i) is a foreign  branch of a United  States  financial  institution  (as defined in U.S. Treas. Reg. section 1.165-12(c)(1)(v)) which has provided to the person from which it  purchased  the  obligation a  certificate  stating that it agrees to comply with the  requirements of Section  165(j)(3)(A),  (B) or (C) of the Internal Revenue Code of 1986 and the regulations  thereunder (a "qualifying foreign  branch"),  (ii) acquired such securities  through a qualifying  foreign branch and is holding the obligation through such financial institution or (iii)
is a financial  institution holding for purposes of resale during the restricted period (as defined in U.S. Treas.  Reg. section  1.163-5(c)(2)(i)(D)(7)),  which financial institution has not acquired the obligation for the purposes of resale directly  or  indirectly  to a United  States  person or to a person  within the
United States.  In addition,  the undersigned  hereby  certifies that the above-
referenced  Warrant  Securities  are not being acquired by or for the account or benefit of a "U.S.  person",  as the term is defined in  Regulation  S under the
United  States  Securities  Act of 1933,  as amended.  If the  undersigned  is a clearing organization, the undersigned represents that this certificate is based on statements provided to it by its member organizations.  If the undersigned is a dealer,  the  undersigned  agrees to  obtain a similar  certificate  from each person  entitled to delivery  of any of the  Warrant  Securities  in bearer form purchased from it. Notwithstanding the foregoing,  if the undersigned has actual knowledge  that the  information  contained in such  certificate  is false,  the undersigned will not deliver a Warrant Security in bearer form to the person who signed such certificate  notwithstanding the delivery of such certificate to the undersigned.  The undersigned  will be deemed to have actual  knowledge that the beneficial  owner is a United States person for this purpose if the  undersigned has a United States  address for the beneficial  owner of the Security.  As used herein, "United States" means the United States of America (including the states and the District of Columbia) and its  possessions,  including  Puerto Rico, the
U.S. Virgin Islands,  Guam,  American Samoa, Wake Islands,  and Northern Mariana
Islands; "United States person" means an individual who is a citizen or resident of the United  States,  a  corporation,  partnership  or other entity created or organized in or under the laws of the United States or any political subdivision thereof,  or an estate or trust the income of which is subject to United  States
Federal income taxation regardless of its source; and a "clearing  organization"
means an entity  which is in the  business  of  holding  obligations  for member organizations and transferring obligations among such members by credit or debit to the account of a member  without the  necessity  of physical  delivery of the obligation. The undersigned understands that this certificate may be required in connection  with  United  States  tax  laws  and  regulations.  The  undersigned irrevocably  authorizes you to produce this  certificate or a copy hereof to any interested party in any  administrative or legal proceedings with respect to the matters covered by this certificate.

                                         ---------------------------------------
                                                       (Signature)

Dated:

                                         ---------------------------------------
                                                    (Please print name)
Address:

                                                                     EXHIBIT 5.1

                                                                 August 15, 2002

Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut  06405

Re: Neurogen Corporation - Form S-3 Registration Statement

Dear Sirs:

     We have acted as counsel to Neurogen  Corporation,  a Delaware  corporation
(the  "Company),  in connection  with its filing of a Registration  Statement on
Form  S-3  (the  "Registration  Statement")  with the  Securities  and  Exchange
Commission  under the  Securities  Act of 1933,  as amended,  for the purpose of registering  the  following  securities  to be offered  from time to time by the
Company on the terms to be determined  at the time of the  offering:  (i) Common
Stock,  par value $0.025 per share,  of the Company (the "Common  Stock");  (ii)
preferred  stock,  par value  $0.025 per share of the  Company  (the  "Preferred
Stock");   (iii)  senior  and  subordinated   debt  securities  of  the  Company
(collectively;  the "Debt  Securities");  and (iv)  warrants to purchase  Common
Stock,  Preferred  Stock and Debt Securities of the Company  (collectively,  the
"Warrants").

     We have examined  originals,  or copies certified to our  satisfaction,  of such  corporate  records  of the  Company,  agreements  and  other  instruments, certificates of public officials,  certificates of officers and  representatives of the Company and other  documents as we have deemed it necessary to require as a basis for the opinions  hereinafter  expressed.  In such  examination  we have assumed the  genuineness of all  signatures,  the  authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the  authenticity  of the originals of such latter documents.  As to various  questions of fact  material to such opinions we have,
when   relevant   facts  were  not   independently   established,   relied  upon
certifications  by officers of the  Company  and other  appropriate  persons and statements contained in the Registration Statement.

     Based upon the foregoing,  and having regard to legal  considerations which we deem relevant, we are of the opinion that:

          (i) the Debt Securities will be valid and legally binding  obligations of the Company,  subject to bankruptcy,  insolvency,  fraudulent  transfer, reorganization,  moratorium  and  similar  laws  of  general  applicability relating to or affecting creditors' rights and to general equity principles at such time as: (a) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate  action of the Company;  (b) the
     Debt  Securities  have been duly executed,  authenticated  and delivered in accordance with the applicable indenture or supplemental indenture; and (c)
     the Debt  Securities  have been duly issued and sold as contemplated by the
     Registration  Statement and any prospectus  supplement relating thereto and the applicable indenture or supplemental indenture;

          (ii)  the  Common  Stock  will be  validly  issued,  fully  paid,  and nonassessable  at such time as: (a) the terms of the  issuance  and sale of the Common Stock have been duly  authorized  by  appropriate  action of the
     Company  and  (b) the  Common  Stock  has  been  duly  issued  and  sold as contemplated by the  Registration  Statement and any prospectus  supplement relating thereto;

          (iii) the  Preferred  Stock will be validly  issued,  fully paid,  and nonassessable  at such time as: (a) the terms of the  issuance  and sale of the Preferred Stock have been duly authorized by appropriate  action of the
     Company  and (b) the  Preferred  Stock  has been  duly  issued  and sold as contemplated by the  Registration  Statement and any prospectus  supplement relating thereto; and

          (iv) the Warrants will be valid and legally binding obligations of the
     Company,   subject  to   bankruptcy,   insolvency,   fraudulent   transfer,
     reorganization,  moratorium  and  similar  laws  of  general  applicability relating to or affecting creditors' rights and to general equity principles at such time as: (a) the terms of the  Warrants  and of their  issuance and sale have been  approved  by  appropriate  action  of the  Company  and the applicable  warrant  agent;  and (b) the Warrants have been duly  executed, authenticated  and  delivered in  accordance  with the  applicable  warrant agreement.

     We hereby consent to the reference to us under the heading "Legal  Matters"
in the Prospectus  constituting a part of the Registration  Statement and to the filing of this opinion as Exhibit 5.1 to the Registration  Statement.  By giving this  consent,  we do not admit that we are within the category of persons whose consent is required  under Section 7 of the  Securities  Act of 1933, as amended and the rules and regulations promulgated thereunder.

                                             Very truly yours,

                                         /s/ Milbank, Tweed, Hadley & McCloy LLP

                                                                    EXHIBIT 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

     Our earnings were  insufficient to cover fixed charges in each of the years in the five-year  period ended  December 31, 2001 and for the  six-month  period ended June 30, 2002.  Additional earnings of $0.3 million,  $9.5 million,  $14.6 million,  $15.1 million and $26.7 million were necessary to provide a one-to-one coverage ratio for the years ended December 31, 1997, 1998, 1999, 2000 and 2001, respectively.  Additional  earnings of $11.3 million were necessary to provide a one-to-one  coverage ratio for the six-month period ended June 30, 2002. For the purpose of these  calculations,  "earnings" consist of loss before income taxes, excluding the cumulative effect of a change in accounting principle,  plus fixed charges and capitalized  interest  amortization less capitalized  interest,  and
"fixed charges"  consist of interest and the amortization of debt issuance costs incurred and the portion of rental expense deemed by us to be  representative of the interest factor of rental payments under leases.

                                                                          Year Ended December 31,
                                                                                                                                     Six Months Ended
                                                  -------------------------------------------------------------------------
                                                     1997         1998           1999          2000            2001                    June 30, 2002
                                                                                           (in thousands)
Net loss before taxes, excluding cumulative
  effect of a change in accounting principle           $(257)        $(9,458)    $(14,618)      $(14,971)         $(26,573)               $(11,348)
Fixed charges                                            105              88           83            238               224                     570
Capitalized interest (less amortization)                   -               -          (14)          (156)             (110)                      3
                                                  -------------------------------------------------------------------------------------------------
                                                  -------------------------------------------------------------------------------------------------
Earnings (as defined)                                  $(152)        $(9,370)    $(14,549)      $(14,889)         $(26,459)               $(10,775)
                                                  =================================================================================================

Fixed charges:
Interest costs                                           $36             $17          $16           $155              $225                    $554
Debt issuance costs                                        -               -            -              -                 1                       8
Estimated interest factor within rent expense
                                                          69              71           67             83               (2)                       8
                                                  -------------------------------------------------------------------------------------------------
                                                  -------------------------------------------------------------------------------------------------
Total fixed charges                                     $105             $88          $83           $238              $224                    $570
                                                  =================================================================================================

Deficiency of earnings available to cover
  fixed charges                                         $257          $9,458      $14,632        $15,127           $26,683                 $11,345
                                                  =================================================================================================

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the  incorporation  by reference in this  Registration
Statement  on Form S-3 of our report  dated  February  15, 2002  relating to the financial statements,  which appears in Neurogen  Corporation's Annual Report on
Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Hartford, Connecticut
August 15, 2002

                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                    /s/ FELIX BAKER
                                                    ----------------------------
                                                        Felix Baker
                                                        Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                    /s/ JULIAN C. BAKER
                                                    ----------------------------
                                                        Julian C. Baker
                                                        Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                    /s/ BARRY M. BLOOM
                                                    ----------------------------
                                                        Barry M. Bloom
                                                        Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                    /s/ ROBERT N. BUTLER
                                                    ----------------------------
                                                        Robert N. Butler
                                                        Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ FRANK C. CARLUCCI
                                                    ----------------------------
                                                       Frank C. Carlucci
                                                       Director

                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                  /s/ STEPHEN R. DAVIS
                                                  ------------------------------
                                                      Stephen R. Davis
                                                      Executive Vice President &
                                                      Chief Business Officer,
                                                      Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ WILLIAM H. KOSTER
                                                    ----------------------------
                                                       William H. Koster
                                                       President and CEO,
                                                       Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ MARK NOVITCH
                                                    ----------------------------
                                                       Mark Novitch
                                                       Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ CRAIG SAXTON
                                                    ----------------------------
                                                       Craig Saxton
                                                       Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ JOHN SIMON
                                                    ----------------------------
                                                       John Simon
                                                       Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ SUZANNE H. WOOLSEY
                                                    ----------------------------
                                                       Suzanne H. Woolsey
                                                       Director